As filed with the Securities and Exchange Commission on December 8, 1997
                                                      Registration No. 333-40399


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------


                                  PRE-EFFECTIVE
                                    AMENDMENT
                                    NO. 1 TO
                                    FORM S-4


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

            TELEBANC FINANCIAL CORPORATION                                     TELEBANC CAPITAL TRUST I
(Exact name of registrant as specified in its charter)          (Exact name of registrant as specified in its charter)
                       Delaware                                                        Delaware
               (State of incorporation)                                        (State of incorporation)
                         6712                                                            6719
 (Primary Standard Industrial Classification Code No.)           (Primary Standard Industrial Classification Code No.)
                      13-3759196                                                      applied for
         (I.R.S. Employer Identification No.)                            (I.R.S. Employer Identification No.)

                           1111 North Highland Street
                               Arlington, VA 22201
                                 (703) 247-3700
    (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)


       Aileen Lopez Pugh                                 Aileen Lopez Pugh
TeleBanc Financial Corporation                          TeleBanc Capital Trust I
  1111 North Highland Street                         1111 North Highland Street
    Arlington, VA  22201                                 Arlington, VA  22201
        (703) 247-3700                                    (703) 247-3700

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   Copies to:
                              Stuart G. Stein, Esq.
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                             Washington, D.C. 20004
                                 (202) 637-8575

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

                              --------------------

         The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.
================================================================================

PROSPECTUS

                            TELEBANC CAPITAL TRUST I
                              OFFER TO EXCHANGE ITS

                       11.00% CAPITAL SECURITIES, SERIES B

            (LIQUIDATION AMOUNT $1,000 PER EXCHANGE CAPITAL SECURITY)
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING

                       11.00% CAPITAL SECURITIES, SERIES A

            (LIQUIDATION AMOUNT $1,000 PER ORIGINAL CAPITAL SECURITY) FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY


                         TELEBANC FINANCIAL CORPORATION

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
             NEW YORK CITY TIME ON JANUARY 20, 1997, UNLESS EXTENDED.

         TeleBank Capital Trust I, a trust formed under the laws of the state of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to and including $10,000,000 aggregate Liquidation Amount of its 11.00% Capital Securities, Series B (the "Exchange Capital Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 11.00% Capital Securities, Series A (the "Original Capital Securities"), of which $10,000,000 aggregate Liquidation Amount are issued and outstanding. Pursuant to the Exchange Offer, TeleBanc Financial Corporation, a Delaware corporation (the "Corporation" or "TeleBanc"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Exchange Capital Securities (the "Exchange Guarantee") for a like guarantee in respect of the Original Capital Securities (the "Original Guarantee") and (ii) $10,000,000 aggregate principal amount of its 11.00% Junior Subordinated Deferrable Interest Debentures, Series B due June 1, 2027 (the "Exchange Junior Subordinated Debentures") for a


                                                        (Continued on next page)

         This Prospectus and the Letter of Transmittal are first being mailed to all holders of Original Capital Securities on or about December 12, 1997.

         SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER ORIGINAL CAPITAL SECURITIES IN THE EXCHANGE OFFER.

  THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK
        AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
                        OR ANY OTHER GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                     THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                    The date of this Prospectus is December ___, 1997

(Continued from the previous page)

like aggregate principal amount of its 11.00% Junior Subordinated Deferrable Interest Debentures, Series A due June 1, 2027 (the "Original Junior Subordinated Debentures"), which Exchange Guarantee and Exchange Junior Subordinated Debentures also have been registered under the Securities Act. The Original Capital Securities, the Original Guarantee and the Original Junior Subordinated Debentures are collectively referred to herein as the "Original Securities" and the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures are collectively referred to herein as the "Exchange Securities."

         The terms of the Exchange Securities are identical in all material respects to the respective terms of the Original Securities, except that (i) the Exchange Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Original Securities, (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon, and (iii) the Exchange Junior Subordinated Debentures will not provide for any liquidated damages thereon. See "Description of Exchange Securities" and "Description of Original Securities." The Exchange Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Trust under the Registration Rights Agreement dated June 5, 1997 (the "Registration Rights Agreement") among the Corporation, the Trust and Sandler O'Neill & Partners, L.P. (the "Initial Purchaser"). In the event that the Exchange Offer is consummated, any Original Capital Securities that remain outstanding after consummation of the Exchange Offer and the Exchange Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement (as defined herein).

         The Exchange Capital Securities and the Original Capital Securities (together, the "Capital Securities") represent beneficial interests in the assets of the Trust. The Corporation is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). Wilmington Trust Company is the Property Trustee (the "Property Trustee") of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures. The Exchange Junior Subordinated Debentures will mature on June 1, 2027 (the "Stated Maturity Date"). The Exchange Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Exchange Securities--Description of Exchange Capital Securities--Subordination of Common Securities."

         As used herein, (i) the "Indenture" means the Indenture, dated as of June 9, 1997, as amended and supplemented from time to time, between the Corporation and Wilmington Trust Company, as trustee (the "Debenture Trustee"), relating to the Junior Subordinated Debentures, (ii) the "Trust Agreement" means the Amended and Restated Declaration of Trust relating to the Trust among the Corporation, as Sponsor, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"), (iii) the "Guarantee" means the Capital Securities Guarantee Agreement relating to the Original Capital Securities between the Corporation and Wilmington Trust Company, as Guarantee Trustee (the "Guarantee Trustee") and (iv) the "Common Guarantee" means the Common Securities Guarantee Agreement relating to the Common Securities by the Corporation. In addition, as the context may require, (i) "Junior Subordinated Debentures" includes the Original Junior Subordinated Debentures and the Exchange Junior Subordinated Debentures and (ii) "Guarantee" includes the Original Guarantee and the Exchange Guarantee.

         Holders of the Trust Securities will be entitled to receive cumulative cash distributions arising from the payment of interest on the Exchange Junior Subordinated Debentures, accumulating from June 9, 1997, and payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 1997, at the annual rate of 11.00% of the Liquidation Amount of $1,000 per Trust Security

("Distributions"). So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right to defer payments of interest on the Exchange Junior Subordinated Debentures for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that an Extension Period must end on an Interest Payment Date and may not extend beyond the Stated Maturity Date. Distributions to which holders of the Trust Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 11.00% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Exchange Junior Subordinated Debentures. The term "Distributions," as used herein, shall include any such additional Distributions.

         Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments on the Exchange Junior Subordinated Debentures are so deferred, Distributions on the Trust Securities also will be deferred, and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or to make any payment with respect to debt securities of the Corporation that rank pari passu with or junior to the Exchange Junior Subordinated Debentures. During an Extension Period, interest on the Exchange Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will continue to accumulate) at the rate of 11.00% per annum, compounded semi-annually, and holders of Trust Securities will be required to include deferred interest income in their gross income for U.S. federal income tax purposes prior to the receipt of the cash attributable to such income. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

         The Corporation has, through the Guarantee, the Common Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture guaranteed all of the Trust's obligations under the Trust Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee--Full and Unconditional Guarantee." The Exchange Guarantee and the Common Guarantee will guarantee payments of Distributions and payments upon liquidation of the Trust or redemption of the Trust Securities, but in each case only to the extent that the Trust has funds legally available therefor and has failed to make such payments, as described herein. See "Description of Exchange Securities--Description of Exchange Guarantee." If the Corporation fails to make a required payment on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Exchange Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds legally available therefor. In such event, a holder of Exchange Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights in respect of such payment. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Exchange Capital Securities." The obligations of the Corporation under the Exchange Guarantee, the Common Guarantee, and the Exchange Junior Subordinated Debentures will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Exchange
Securities--Description        of       Exchange       Junior       Subordinated
Debentures--Subordination"). See "Risk Factors--Ranking of Subordinated Obligations under the Exchange Guarantee and the Exchange Junior Subordinated Debentures; Limitation on Source of Funds."

         The Trust Securities will be subject to mandatory redemption in a Like Amount, (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Exchange Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Exchange Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, at any time prior to June 1, 2007 (the "Initial Optional Redemption Date"), contemporaneously with the optional prepayment of the Exchange Junior Subordinated Debentures by the Corporation, upon the occurrence and continuation of a Special Event at a redemption price equal to the Special Event Prepayment Price (the "Special Event Redemption Price"), and (iii) in whole or in part, on or after the Initial Optional Redemption Date, contemporaneously with the optional prepayment by the Corporation of all or part of the Exchange Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption."

         Subject to the Corporation having received any required regulatory approvals, the Exchange Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Corporation (i) on or after the Initial Optional Redemption Date, in whole or in part, at a price (the "Optional Prepayment Price") equal to 105.500% of the principal amount thereof on the Initial Optional Redemption Date, declining ratably on each June 1, thereafter to 100% on or after June 1, 2017, plus accrued and unpaid interest thereon, including Compounded Interest and Additional Sums, if any, to the date of prepayment or (ii) at any time prior to the Initial Optional Redemption Date, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the Make-Whole Amount. The "Make-Whole Amount" shall be equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent, of the present values of the remaining scheduled payments of principal and interest on the Exchange Junior Subordinated Debentures, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus, in the case of each of clauses (a) and (b), accrued and unpaid interest thereon, including Compounded Interest and Additional Sums, if any, to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

         The Corporation has the right at any time to terminate the Trust and, after satisfaction of liabilities of creditors of the Trust as required by applicable law, to cause a Like Amount of the Exchange Junior Subordinated
Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to (i) the Administrative Trustees having received an opinion of counsel to the effect that such distribution will not cause the holders of Exchange Capital Securities to recognize gain or loss for federal income tax purposes and (ii) the receipt by the Corporation of any required regulatory approvals. Unless the Exchange Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures."

         THE CAPITAL SECURITIES, INCLUDING THE EXCHANGE CAPITAL SECURITIES, MAY BE TRANSFERRED ONLY IN A BLOCK HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES). ANY TRANSFER OF EXCHANGE CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH EXCHANGE CAPITAL SECURITIES FOR ANY PURPOSE,
INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH EXCHANGE CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH EXCHANGE CAPITAL SECURITIES.

                          ----------------------------

         The Trust is making the Exchange Offer of the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance (the "Staff") of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described herein, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such
Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

         Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the
Securities Act) of such Exchange Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), on behalf of whom such holder holds the Original Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that broker-dealers who acquired Original Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that, ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to Wilmington Trust Company (the "Exchange Agent") at the address set forth herein under "The Exchange Offer--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

         In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact that makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or that causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when
Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

         Prior to the Exchange Offer, there has been only a limited, if any, secondary market, and no public market for the Original Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Corporation and the Trust currently do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for quotation through the Nasdaq Stock Market, Inc.

         Any Original Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Original Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Original Capital Securities held by them. To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities."

         THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

         Original Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on January 20, 1998 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Rights Agreement. Original Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. The Corporation has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of the Original Capital Securities whose Original Capital
Securities are accepted for exchange will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and after June 9, 1997. See "The Exchange Offer--Distributions on the Exchange Capital Securities."

         Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

       NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                          ----------------------------

                              AVAILABLE INFORMATION

         The Corporation is subject to certain informational requirements pursuant to Section 13 of the Exchange Act and in accordance therewith, files reports and other information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp
Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. If available, such information also may be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's home page on the Internet (http://www.sec.gov). The Corporation's common stock is traded over-the-counter.

         No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Exchange Capital Securities because the Trust is a newly-formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures, issuing the Trust Securities and engaging in incidental activities. See "TeleBanc Capital Trust I," "Description of Exchange Securities--Description of Exchange Capital Securities," "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures" and "Description of Exchange Securities--Description of Exchange Guarantee." In addition, the Corporation does not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

         This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Corporation and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation and the Capital Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

              INFORMATION DELIVERED AND INCORPORATED BY REFERENCE

         A copy of the Corporation's Annual Report on Form 10-K, as amended, for the year ended December 31, 1996 and a copy of the Quarterly Report on Form 10-Q of the Corporation for the quarter ended September 30, 1997 are included in this Prospectus at Appendix I and Appendix II, respectively.

         The following documents filed by the Corporation with the SEC under the Exchange Act are hereby incorporated in this Prospectus by reference: (i) the Annual Report on Form 10-K of TeleBanc for the year ended December 31, 1996;
(ii) TeleBanc's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and (iii) TeleBanc's Current Reports on Form 8-K as filed with the SEC on January 22, 1997 and March 13, 1997.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                     SUMMARY

         The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information and financial statements, including the notes thereto, contained elsewhere in this Prospectus and in documents incorporated by reference hereto.

                         TELEBANC FINANCIAL CORPORATION

         TeleBanc Financial Corporation is the holding company parent of TeleBank (sometimes referred to as "Bank"), a federally chartered, FDIC insured savings bank headquartered in Arlington, Virginia, and TeleBanc Capital Markets, Inc. ("TCM"), an investment adviser, fund manager and broker-dealer. The Corporation was organized by its majority owner, MET Holdings Corporation ("MET Holdings"), to become in March 1994 the direct holding company of the Bank, which had been acquired by MET Holdings in 1989. At September 30, 1997, the Corporation had total assets of $838.5 million, total deposits of $445.2 million and stockholders' equity of $45.3 million.

         The primary business of the Corporation is the business of the Bank. The Bank's operating strategy seeks to minimize operating expenses through efficient deposit gathering, borrowing and asset generation. The Bank offers FDIC insured products to retail customers on a nationwide basis through the Bank's branchless, direct marketing strategy. The Bank does not rely on a traditional branch network but instead services customers almost exclusively by telephone and mail, using cost savings to offer premium yields on deposit products. The Bank's marketing strategy is based on a consumer products model, and focuses on pursuing customers through brand building, target marketing, national affinity programs and customer service. While the Bank utilizes various target marketing techniques, including print and other media advertisements, the Bank does not solicit deposits by telephone from persons who have not previously contacted the Bank about its products. By utilizing a sophisticated client tracking software program, the Bank can maintain a detailed data base of incoming inquiries and process deposits with a small staff of well trained telebankers.

         The Bank does not directly originate loans. Rather, the Bank's asset acquisition strategy focuses on the purchase of pools of mortgages secured by one- to four-family residences and mortgage-related securities. Among the mortgage assets actively sought by the Bank are pools of whole loans which typically are purchased at a discount as a result of non-standard characteristics such as credit enhancements, mid-month payment dates and documentation deficiencies. In purchasing such loans, the Bank views a portion of the discount as being available to cover potential credit risks, thereby reducing the level of reserves the Bank believes is required to provide for loan losses. By purchasing rather than originating mortgage assets, the Bank is able to eliminate the general and administrative expenses associated with the typical loan origination function. The Bank also believes it is able to minimize credit quality risks by purchasing a seasoned and geographically diverse portfolio.

         Through TCM, the Corporation is involved in trading mortgage-backed securities principally with other broker-dealers and government sponsored enterprises, and in fund management. Other Corporation operations include recent joint venture investments through the Bank in AGT Mortgage Services, LLC ("AGT Mortgage") and AGT PRA, LLC ("AGT PRA"). AGT Mortgage is engaged in loan servicing and loan workouts for troubled or defaulted loans. AGT PRA owns a majority interest in Portfolio Recovery Associates, LLC, which acquires and collects delinquent consumer debt obligations for its own portfolio.

         The Corporation's executive offices and the Bank's home office are located at 1111 North Highland Street, Arlington, Virginia 22201, telephone
(703) 247-3700.

                            TELEBANC CAPITAL TRUST I

         The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement and (ii) the filing of a certificate of trust with the Delaware Secretary of State. The Trust's business and affairs are conducted pursuant to the Trust Agreement by the Issuer Trustees: the Property Trustee, the Delaware Trustee, and the three individual Administrative Trustees, who are officers or other employees of the Corporation. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary, advisable or incidental thereto, including the Exchange Offer. Accordingly, the Junior Subordinated Debentures are the sole assets of the Trust and payments under the Junior Subordinated Debentures are the sole revenue of the Trust. All of the Common Securities are owned by the Corporation.

                                     THE EXCHANGE OFFER

The Exchange Offer................Up  to  and  including  $10,000,000  aggregate
                                  Liquidation Amount of Exchange Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Original Capital Securities. Original Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Capital Securities) or any integral multiple of $1,000 (one Capital Security) in excess thereof. The Corporation and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Original Capital Securities. For a description of the procedures for tendering Original Capital Securities, see "The Exchange Offer--Procedures for Tendering Original Capital Securities."

Expiration Date.................  5:00 p.m.,  New York City time,  on _________,
                                  1997 unless the Exchange Offer is extended by the Corporation and the Trust (in which case the Expiration Date will be the latest date and time to which the Exchange Offer is extended). See "The Exchange Offer--Terms of the Exchange Offer."

Conditions to the Exchange
Offer.............................The  Exchange  Offer  is  subject  to  certain
                                  conditions,   which   may  be  waived  by  the
                                  Corporation   and  the  Trust  in  their  sole
                                  discretion.   The   Exchange   Offer   is  not
                                  conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered. See "The Exchange Offer--Conditions to the Exchange Offer."

Terms of the Exchange Offer.......The  Corporation  and the  Trust  reserve  the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Capital Securities, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied,
                                  (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange
                                  Offer in any respect. See "The Exchange Offer--Terms of the Exchange Offer."

Withdrawal........................Rights Tenders of Original Capital  Securities
                                  may be withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures as set forth herein under "The Exchange Offer--Withdrawal Rights."

Procedures for Tendering
Original Capital Securities.......Certain brokers,  dealers,  commercial  banks, trust companies and other nominees who hold Original Capital Securities through The Depository Trust Company ("DTC") must effect tenders by book-entry transfer through DTC's Automated Tender Offer Program ("ATOP"). Beneficial owners of Original Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Original Capital Securities pursuant to the Exchange Offer. Tendering holders of Original Capital Securities that do not use ATOP must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile transmission or hand delivery, together with any other required documents, to the Exchange Agent, either with the certificates of the Original Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Original Capital Securities. Tendering holders of Original Capital Securities that use ATOP will, by so doing, acknowledge that they are bound by the terms of the Letter of Transmittal. See "The Exchange Offer--Procedures for Tendering Original Capital Securities."

                                  Letters of Transmittal and certificates representing Original Capital Securities should not be sent to the Corporation or Trust. Such documents should only be sent to the Exchange Agent.

Resales of Exchange
Capital Securities................The  Corporation  and the Trust are making the
                                  Exchange Offer in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Capital Securities, or any broker-dealer who purchased the Original Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act,
                                  (i) will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described herein, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

                                  Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for

                                  Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Exchange Act in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution." The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital
                                  Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities that represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described herein under "The Exchange Offer--Resales of Exchange Capital Securities," the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

Exchange Agent....................The   Exchange   Agent  with  respect  to  the
                                  Exchange Offer is Wilmington Trust Company. The address, and telephone and facsimile number of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds...................Neither  the  Corporation  nor the Trust  will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. See "Use of Proceeds."

Federal Income Tax
Considerations....................The  exchange of Original  Capital  Securities for Exchange Capital Securities will not be a taxable exchange for federal income tax purposes, and holders should not recognize any taxable gain or loss or any interest income as a result of such exchange. See "Certain Federal Income Tax Consequences--Exchange of Capital Securities."

ERISA Considerations..............Holders of Original Capital  Securities should review the information set forth under "ERISA Considerations" prior to tendering Original Capital Securities in the Exchange Offer.

                         THE EXCHANGE CAPITAL SECURITIES

Securities Offered................Up to $10,000,000 aggregate Liquidation Amount of Exchange Capital Securities (Liquidation Amount $1,000 per Exchange Capital Security) will have been registered under the Securities Act. The Exchange Capital Securities will be issued and the Original Capital Securities were issued under the Trust Agreement. The Exchange Capital Securities and any Original Capital Securities that remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement." The terms of the Exchange Capital Securities are identical in all material respects to the terms of the Original Capital Securities, except that the Exchange Capital Securities have been registered under the Securities Act, will not be subject to certain restrictions on transfer applicable to the Original Capital Securities and will not provide for any increase in the Distribution rate thereon. See "The Exchange Offer--Purpose and Effect of the Exchange Offer," "Description of Exchange Securities" and "Description of Original Securities."

Distribution Dates................June 1 and December 1 of each year, commencing
                                  June 1, 1998.

Extension Periods.................So long as no  Debenture  Event of Default has occurred and is continuing, Distributions on Exchange Capital Securities will be deferred for the duration of any Extension Period elected by the Corporation with respect to the payment of interest on the Exchange Junior Subordinated Debentures. No Extension Period will exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

Ranking...........................The Exchange Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Original Capital Securities and the Common Securities except as described
                                  under       "Description      of      Exchange
                                  Securities--Description of Exchange

                                  Capital Securities--Subordination of Common Securities." The Exchange Junior Subordinated Debentures will rank pari passu with the Original Junior Subordinated Debentures and all other junior  subordinated  debentures (if
                                  any) issued by the Corporation (the "Other Debentures"), which are issued and sold (if at all) to other trusts to be established by the Corporation (if any), in each case similar to the Trust ("Other Trusts"), and will constitute unsecured obligations of the
                                  Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures." The Exchange Guarantee will rank pari passu with the Original Guarantee and all other guarantees (if any) issued by the Corporation with respect to capital securities (if any) issued by Other Trusts ("Other Guarantees") and will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Guarantee Agreement. See
                                  "Description of Exchange Securities -- Description of Exchange Guarantee." In addition, because the Corporation is a holding company, the Exchange Junior Subordinated Debentures and the Exchange Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, including the Bank's deposit liabilities. See "Description of Exchange Securities-- Description of Exchange Junior Subordinated Debentures--Subordination."

Redemption........................The Trust  Securities are subject to mandatory redemption in a Like Amount, (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Exchange Junior Subordinated Debentures, (ii) in whole but not in part, at any time prior to June 1, 2007 (the "Initial Optional Redemption Date"), contemporaneously with the optional prepayment of the Exchange Junior Subordinated Debentures by the Corporation upon the occurrence and continuation of a Special Event and (iii) in whole or in part, on or after the Initial Optional Redemption Date, contemporaneously with the optional prepayment by the
                                  Corporation of all or part of the Exchange Junior Subordinated Debentures, in each case at the applicable Redemption Price. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Redemption" and "--Description of Exchange Junior Subordinated Debentures -- Special Event Prepayment."

Transfer Restrictions.............The  Exchange   Capital   Securities  will  be
                                  issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Exchange Capital Securities). See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Restrictions on Transfer." Any such transfer of Exchange Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

ERISA Considerations..............Prospective purchasers must carefully consider the restrictions on purchase set forth under "ERISA Considerations."

Absence of Market for the
Exchange Capital Securities.......The Exchange Capital  Securities will be a new issue of securities for which there currently is no market. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Trust and the Corporation do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for quotation through the Nasdaq Stock Market, Inc. See "Plan of Distribution."

Risk Factors......................For  a   discussion   of  the   considerations
                                  relevant to an investment in the Capital Securities or the exchange of Original Capital Securities for Exchange Capital Securities, see "Risk Factors."

                      SELECTED CONSOLIDATED FINANCIAL DATA


         The selected financial data set forth below for the five-year ended period ended December 31, 1996 have been derived from the consolidated financial statements of the Corporation, and should be read in conjunction with the Corporation's financial statements, including the related notes thereto and discussion thereof, included in the Corporation`s 1996 Annual Report on Form 10-K, as amended, for the year ended December 31, 1996 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997. See "Appendices." The selected financial data set forth below for the nine month periods ended September 30, 1997 and 1996 have been derived from the unaudited consolidated financial statements of the Corporation and include all adjustments, consisting only of normal recurring accruals, which management considers necessary for a fair presentation of such financial information for those periods. The results for these nine-month periods are not necessarily indicative of the results which may be expected for any other interim or annual period. See "Available Information." Financial and other data as of and for all periods prior to March 1994 represent the consolidated data of the Bank only.



SELECTED CONSOLIDATED FINANCIAL DATA--THE CORPORATION

                                                      AT SEPT. 30,           AT DECEMBER 31,
                                                          1997         1996       1995       1994      1993       1992
                                                          ----         ----       ----       ----      ----       ----
                                                                            (IN THOUSANDS)
FINANCIAL CONDITION DATA:
Total assets                                             $838,533  $ 647,965  $ 553,943  $ 427,292 $ 220,301  $229,374
Loans receivable, net.............................        495,311    351,821    248,492    154,742   100,859    93,605
Allowance for loan losses.........................          3,181      2,957      2,311        925       835       659
Investment securities (1).........................         65,750     78,826     40,058     12,444    18,110    13,570
Mortgage-backed securities (1)....................        240,091    184,743    234,385    236,464    80,782    87,164
Deposits                                                  445,241    390,486    306,500    212,411   113,132   130,100
FHLB advances.....................................        170,000    144,800    105,500     96,000    61,000    53,750
Securities sold under agreements to repurchase....        122,408     57,581     93,905     79,613    29,642    29,642
Subordinated debt, net of original issue discount.         29,556     16,586     16,496     16,390        --        --
Stockholders' equity..............................         45,260     24,658     21,565     17,028    12,378    10,715


                                                  AT OR FOR THE
                                                   NINE MONTHS
                                                      ENDED
                                                   SEPTEMBER 30,             YEAR ENDED DECEMBER 31,
                                               ---------------------------------------------------------------------
                                                  1997       1996      1996       1995      1994       1993      1992
                                               --------   --------  --------   --------  --------   --------  ------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Interest income..............................  $ 42,933   $ 34,367  $ 45,800   $ 40,511  $ 22,208    $16,667  $ 19,425
Interest expense.............................    33,291     25,840    34,815     31,946    17,513     11,828    13,896
                                               --------   --------  --------   --------  --------   --------  --------
Net interest income..........................     9,642      8,527    10,985      8,565     4,695      4,839     5,529
Provision for loan losses....................       671        744       919      1,722       492        211       972
                                               --------   --------  --------   --------  --------   --------  --------
Net interest income after provision for loan
  losses.....................................     8,971      7,783    10,066      6,843     4,203      4,628     4,557
Non-interest income..........................     2,935      1,436     2,756      3,777       175      1,157     1,014
Non-interest expense.........................     6,896      7,344     9,075(2)   6,240     3,656      3,736     3,627
                                               --------   --------  --------   --------  ---------  --------  --------
Income before income taxes, minority interest
and cumulative change........................     5,010      1,875     3,747      4,380       722      2,049     1,944
Income taxes.................................     1,682        528     1,195      1,660       182        842       857
Minority interest in subsidiary..............      (353)        --        --         --        --         --        --
                                               --------   --------  --------   --------  --------   --------  --------
Income before cumulative change..............     2,975      1,347     2,552      2,720       540      1,207     1,087
Cumulative change............................        --         --        --         --        --        170       --
                                               --------   --------  --------   --------  --------   --------  --------
Net income...................................     2,975      1,347     2,552      2,720       540      1,377     1,087
Preferred stock dividends....................       384         --        --         --        --         --        --
                                               --------   --------  --------   --------  --------   --------  --------
Net income after preferred stock dividends...  $  2,591   $  1,347  $  2,552   $  2,720  $    540   $  1,377  $  1,087
                                               ========   ========  ========   ========  ========   ========  ========
Net income per common share:
   Primary...................................  $   0.94   $   0.63  $   1.12   $   1.33  $   0.31   $   1.06  $   0.84
   Fully Diluted.............................      0.93       0.63      1.09       1.33      0.31       1.06      0.84

---------

(1) Includes securities available for sale, held to maturity, and held for sale.

(2) Includes a one time pre-tax charge of $1.7 million ($1.1 million after tax) in connection with the recapitalization of the Savings Association Insurance Fund ("SAIF").

                                                   AT OR FOR THE
                                                    NINE MONTHS
                                                       ENDED
                                                    SEPTEMBER 30,         AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                   1997       1996      1996       1995      1994       1993      1992
FINANCIAL RATIOS:
Return on average assets.....................      0.43%     0.53%(1)   0.61%(1)   0.53%     0.17%      0.61%     0.45%
Return on average stockholders' equity.......      8.89      14.65(1)  16.50 (1)  14.10      3.17      11.79     10.51
Interest rate spread.........................      1.53       1.92      1.84       1.72      1.51       2.21      2.32
Net interest margin..........................      1.61       2.01      1.94       1.88      1.62       2.37      2.42
General and administrative expenses to
   total assets..............................      0.99       1.08(1)   1.03(1)    1.00      0.82       1.36      1.04
Stockholders' equity to total assets.........      5.40       3.84      3.81       3.89      3.99       5.62      4.67
ASSET QUALITY DATA:
Non-performing loans.........................   $11,071(2) $ 8,949(2)$10,250(2) $ 5,153   $ 2,066    $ 2,554   $ 4,060
Allowance for loan losses to non-performing       28.73%     29.31%    28.85%     44.85%    44.77%     32.69%    16.23%
loans
Non-performing assets........................   $11,578(2) $10,074(2)$11,550(2)$  6,156  $  2,951   $  3,995  $  5,588
Non-performing assets to total assets........      1.38%      1.62%     1.78%      1.11%     0.70%      1.70%     2.40%
TELEBANK CAPITAL RATIOS:
Tangible capital.............................      6.15%      5.07%     5.07%      5.36%     6.35%      5.38%     4.32%
Core capital.................................      6.15       5.07      5.08       5.31      6.27       5.39      4.42
Tier 1 risk-based............................     12.62       9.82      9.69      11.08     15.48      14.09     11.57
Total risk-based.............................     13.37      10.50     10.40      11.74     15.96      14.75     11.99
OTHER DATA:
Deposit accounts.............................    19,402     16,728    16,506     12,919     8,564      2,932     3,568
Full-time equivalent employees...............        60         35        39         30        29         18        17
Assets per employee..........................  $ 13,976   $ 17,758   $16,614   $ 18,465  $ 14,734   $ 12,239  $ 13,493
Tangible book value per share................     14.27      11.33     11.85      10.32      8.08       9.09      7.61

---------

(1) Excludes the one time pre-tax charge of $1.7 million ($1.1 million after tax) to recapitalize the SAIF. Giving effect to the charge, return on average assets, return on average stockholders' equity, and general and administrative expenses to total assets for the year ended 1996 was 0.42%, 11.46%, and 1.29%, respectively, and for the nine months ended September 30, 1996 was 0.29%, 8.06%, and 1.44%, respectively.

(2) Year-end 1996 non-performing assets increased by $5.5 million or 93.3% over non-performing assets at year end 1995. Approximately 51% of this increase is attributed to the acquisition of one- to four-family mortgage loans that were either non-performing or in bankruptcy at the time of purchase. As of December 31, 1996 and September 30, 1997, assets that were either non-performing or in bankruptcy at the time of purchase accounted for $2.8 million or 24.7% and $3.0 million or 26.0%, respectively, of total non-performing assets.


                                  RISK FACTORS

         Prospective investors should consider carefully, in addition to the other information contained in this Prospectus, the following factors in connection with the Exchange Offer and the Exchange Capital Securities offered hereby. This Prospectus contains certain forward-looking statements and information relating to the Corporation that are based on the beliefs of management as well as assumptions made by and information currently available to management. The words "believes," "expects," "may," "will," "should," "projected," "contemplates" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, as they relate to the Corporation or the Corporation's management, are intended to identify forward-looking statements. See, e.g., "Summary--TeleBanc Financial Corporation" and "TeleBanc Financial Corporation" Such statements reflect the current views of the Corporation with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risk factors described in this Prospectus. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors, such as the general state of the economy, could also cause actual results to vary materially from the future results covered in such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected, or by other comparable terminology. The Corporation does not intend to update these forward-looking statements.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE EXCHANGE GUARANTEE AND THE EXCHANGE JUNIOR SUBORDINATED DEBENTURES; LIMITATIONS ON SOURCE OF FUNDS

         The obligations of the Corporation under the Exchange Guarantee issued by the Corporation for the benefit of the holders of Exchange Capital Securities, as well as under the Exchange Junior Subordinated Debentures, are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Exchange Guarantee and the Indenture, respectively. No payment may be made of the principal of, or premium, if any, or interest on the Exchange Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Exchange Junior Subordinated Debentures, at any time when (i) there shall have occurred and be continuing a default in any payment in respect of any Senior Indebtedness, or there has been an acceleration of the maturity thereof because of a default, or (ii) in the event of the acceleration of the maturity of the Exchange Junior Subordinated Debentures, until payment has been made on all Senior Indebtedness. At September 30, 1997, the Corporation had $29.6 million face amount of Senior Indebtedness outstanding. In addition to outstanding Senior Indebtedness, the Corporation also had outstanding at September 30, 1997 $16.2 million face amount of 4.0% cumulative preferred stock. The terms of the Senior Indebtedness and the cumulative preferred stock include various covenants and other restrictions, including significant financial penalties, upon default of payment of interest or dividends, as applicable. Under such a default circumstance, these restrictions may have a material impact on the ability of the Corporation to satisfy its obligations with respect to the Capital Securities. At September 30, 1997, the annual interest expense to service the Senior Indebtedness was $3.3 million and the annual dividend requirement on the cumulative preferred stock was $648,000.

        As a holding company, the Corporation's operations are conducted primarily by its subsidiaries, TeleBank and TCM. Presently, dividends from the Bank are the primary source of funds for the Corporation. There are regulatory limitations on the payment of dividends to the Corporation from the Bank, and federally chartered, FDIC insured savings banks generally are required to provide their Regional Director of the Office of Thrift Supervision (the "OTS") with no less than 30 days notice of any proposed dividend. At September 30, 1997, the Bank had approximately $14.1 million available under OTS regulations for payment of dividends to the Corporation. However, the OTS can prohibit payment of any or all such dividends under certain circumstances, including if such payment would constitute an unsafe or unsound banking practice. In addition to restrictions on the payment of dividends, the Bank is subject to restrictions imposed by federal law on extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities. Such restrictions prevent the Bank from lending to the Corporation and such other affiliates unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Corporation and each of such other affiliates to 10% of the Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus.

        Under terms of the indentures pursuant to which the Senior Indebtedness was issued, the Corporation presently is required to maintain, on an unconsolidated basis, liquid assets in an amount equal to or greater than $3.3 million, which represents 100% of the aggregate annual interest expense on the Senior Indebtedness.

         Further, as a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Exchange Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Bank), except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. At September 30, 1997, the subsidiaries of the Corporation had total liabilities (excluding liabilities owed to the Corporation) of $737.9 million. Accordingly, the Exchange Junior Subordinated Debentures effectively will be subordinated to all existing and future liabilities of the Corporation's subsidiaries (including the Bank's deposit liabilities, which aggregated $457.2 million at September 30,
1997) and holders of Exchange Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Exchange Junior Subordinated Debentures. The Exchange Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Exchange Junior Subordinated Debentures.

       None of the Indenture, the Exchange Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any of its subsidiaries. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--General," "--Subordination" and "Description of Exchange Securities--Description of Exchange Guarantee--Status of the Exchange Guarantee."

         The ability of the Trust to pay amounts due on the Exchange Capital Securities is solely dependent upon the Corporation making payments on the Exchange Junior Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

         So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer payments of interest on the Exchange Junior Subordinated Debentures for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that an Extension Period must end on an Interest Payment Date and may not extend beyond the Stated Maturity Date. As a consequence of any such deferral, semi-annual Distributions on the Trust Securities will be deferred from the relevant payment date for such Distributions during any such Extension Period (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate additional Distributions thereon at the rate of 11.00% per annum, compounded semi-annually, but not exceeding the interest rate then accruing on the Exchange Junior Subordinated Debentures). During an Extension Period, the Corporation generally will be prohibited from (i) declaring or paying dividends on the Corporation's capital stock, (ii) making any payments of principal, premium, if any, or interest on, or repaying, repurchasing or redeeming any debt securities ranking pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) making any guarantee payments with respect to debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures, subject to certain exceptions. See "Description of Exchange Securities--Description of Exchange Capital Securities--Distributions."

         Before the end of an Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Exchange Junior Subordinated Debentures (together with interest thereon at the annual rate of 11.00%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may begin an Extension Period. See "Description of Exchange Securities--Description of Exchange Capital Securities--Distributions" and "--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date."

         The Corporation has no plan to exercise its right to defer payments of interest on the Exchange Junior Subordinated Debentures. However, should the Corporation exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Trust Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Trust Securities for U.S. federal income tax purposes, which will be allocated but not distributed to holders of Trust Securities. As a result, each holder of Capital Securities will recognize income for U.S. federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

         If the Corporation exercises its right to defer payments of interest on the Exchange Junior Subordinated Debentures, the market price of the Exchange Capital Securities is likely to be affected. A holder that disposes of its Exchange Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Exchange Capital Securities. In addition, the mere existence of the Corporation's right to defer payments of interest on the Exchange Junior Subordinated Debentures may cause the market price of the Exchange Capital Securities to be more volatile than the market prices of other securities on which OID accrues and that are not subject to such deferrals.

SPECIAL EVENT REDEMPTION

         If a Special Event, including a Tax Event or a Regulatory Capital Event (in each case as defined under "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Special Event Prepayment"), occurs before June 1, 2007, the Corporation will have the right to prepay the Exchange Junior Subordinated Debentures in whole, but not in part, at the Special Event Prepayment Price within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Trust Securities at the Special Event Redemption Price. The exercise of such right is subject to the Corporation having received any required regulatory approvals. See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption."


PROPOSED TAX LEGISLATION

         The Taxpayer Relief Act of 1997, enacted on August 5, 1997, did not contain certain provisions of President Clinton's Fiscal 1998 Budget Proposal that would, among other things, have denied an issuer a deduction for U.S. federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Junior Subordinated Debentures, resulting in a Tax Event, which would permit the Corporation, upon the receipt of any required regulatory approval, to cause a redemption of the Trust Securities at the Special Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the Special Event Prepayment Price. See "Description of Capital Securities -- Redemption" and "Description of Junior Subordinated Debentures -- Special Event Prepayment." See also "Certain Federal Income Tax Consequences -- Proposed Tax Legislation."


PROPOSED LEGISLATIVE ELIMINATION OF THE THRIFT CHARTER

         Legislation which would generally require federally chartered savings banks, such as TeleBank, to convert to a national or state bank charter has been proposed in Congress. In addition, such legislation would require that all savings and loan holdings companies, such as the Corporation, convert to bank holding companies. It is uncertain if and to what extent existing powers of savings banks, such as TeleBank, and savings and loan holding companies, such as the Corporation, would be "grandfathered." No assurance can be given whether such legislation will be passed, and, if passed, the form in which it would be passed and the effect such legislation might have on the Corporation and/or TeleBank. In addition, if, as a result of enactment of such legislation, TeleBank is required to convert to a national or state bank charter and the Corporation is subjected to a regulatory framework similar to that for bank holding companies, it is possible that the Corporation could become subject to the holding company level capital adequacy guidelines of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or similar guidelines (collectively, the "Holding Company Capital Rules"). If bank regulatory counsel experienced in such matters delivers to the Corporation and the Trust its opinion that the Corporation is subject to the Holding Company Capital Rules and that the Corporation is not entitled to treat the Capital Securities as Tier 1 capital (or its then equivalent) under the Holding Company Capital Rules, then the Corporation would be permitted to cause a redemption of the Capital Securities at the Special Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the Special Event Prepayment Price. See "Description of Exchange Capital Securities -- Redemption" and "Description of Exchange Junior Subordinated Debentures -- Special Event Prepayment."

LIQUIDATION DISTRIBUTION OF EXCHANGE JUNIOR SUBORDINATED DEBENTURES

         The Corporation will have the right to terminate the Trust and, after satisfaction of liabilities of creditors of the Trust as required by applicable law, to cause the Exchange Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Under current U.S. federal income tax law, a distribution of Exchange Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Exchange Capital Securities. Upon the occurrence of a Special
Event, however, a dissolution of the Trust in which holders of the Exchange Capital Securities receive cash would be a taxable event to such holders. See "Certain Federal Income Tax Considerations--Receipt of Exchange Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

         There can be no assurance as to the market prices for Exchange Capital Securities or the Exchange Junior Subordinated Debentures that may be distributed in exchange for Exchange Capital Securities if a termination of the Trust were to occur. Accordingly, the Exchange Capital Securities or the Exchange Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Exchange Capital Securities offered hereby. Because holders of Exchange Capital Securities may receive Exchange Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Exchange Junior Subordinated Debentures, prospective purchasers of Exchange Capital Securities are also making an investment decision with regard to the Exchange Junior Subordinated Debentures and should carefully review all the information regarding the Exchange Junior Subordinated Debentures contained herein. See
"Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures" and "--Description of Exchange Junior Subordinated Debentures."

RIGHTS UNDER THE EXCHANGE GUARANTEE

         The Exchange Guarantee guarantees to the holders of the Exchange Capital Securities the following payments, to the extent not paid by or on behalf of the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Exchange Capital Securities, to the extent that the Trust has funds legally available therefor at such time, (ii) the applicable Redemption Price with respect to the Exchange Capital Securities called for redemption, to the extent that the Trust has funds legally available therefor at such time and
(iii) upon a voluntary or involuntary termination, winding up or liquidation of the Trust (unless the Exchange Junior Subordinated Debentures are distributed to holders of the Exchange Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds legally available therefor at such time and (b) the amount of assets of the Trust remaining available for distribution to holders of the Exchange Capital Securities at such time, after the satisfaction of liabilities to creditors of the Trust as provided by applicable law.

         The holders of a majority in aggregate Liquidation Amount of the Exchange Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Exchange Guarantee. Any holder of the Exchange Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation defaults on its obligation to pay amounts payable under the Exchange Junior Subordinated Debentures, the Trust would not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Exchange Capital Securities or otherwise, and, in such event, holders of the Exchange Capital Securities would not be able to rely upon the Exchange Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay the principal of (or premium, if any) or interest (including Additional Sums and Compounded Interest, if any) or Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures when such payment is due and payable, then a holder of Exchange Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of (or premium, if any) or interest (including Additional Sums and Compounded Interest, if any) or Liquidated Damages, if any, on such Exchange Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Exchange Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Exchange Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (and premium, if any) and interest (including Additional Sums and Compounded Interest, if any) and Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures, and the rights of the Corporation shall be subrogated to the rights of the holder of such Exchange Capital Securities with respect to payments on the Exchange Capital Securities to the extent of any payments made by the

Corporation to such holder in any Direct Action. Except as described herein, holders of Exchange Capital Securities will not be able to exercise directly any other remedy available to the holders of the Exchange Junior Subordinated Debentures or to assert directly any other rights in respect of the Exchange Junior Subordinated Debentures. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Exchange Capital Securities," "--Debenture Events of Default" and "Description of Exchange Securities--Description of Exchange Guarantee." The Trust Agreement provides that each holder of Exchange Capital Securities by acceptance thereof agrees to the provisions of the Indenture and the Exchange Guarantee. Wilmington Trust Company will act as
Guarantee Trustee under the Exchange Guarantee and will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities. Wilmington Trust Company also acts as Property Trustee under the Trust Agreement and as Debenture Trustee under the Indenture.

LIMITED VOTING RIGHTS

         Holders of Exchange Capital Securities generally will have voting rights relating only to the modification of the Exchange Capital Securities and the exercise of the Trust's rights as holder of Exchange Junior Subordinated Debentures. Holders of Exchange Capital Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust Agreement without the consent of holders of Exchange Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust. Holders of Exchange Capital Securities will have no voting rights with respect to any matters submitted to a vote of the Corporation's stockholders. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of Issuer Trustees."

TRADING CHARACTERISTICS OF THE EXCHANGE CAPITAL SECURITIES

         The Exchange Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Exchange Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Exchange Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of its Exchange Capital Securities between record dates for payments of Distributions thereon will be required to include accrued but unpaid interest on the Exchange Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to its adjusted tax basis in its share of the underlying Exchange Junior Subordinated Debentures deemed disposed of. If the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes. See "Certain Federal Income Tax Considerations -- Interest Income and Original Issue Discount" and " --Sales of Exchange Capital Securities."

CONSEQUENCES OF A FAILURE TO EXCHANGE ORIGINAL CAPITAL SECURITIES

         The Original Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Original Capital Securities that remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Original Capital Securities that remain outstanding will not be entitled to any rights to have such Original Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Corporation and the Trust do not intend to register under the Securities Act any Original Capital Securities that remain outstanding after consummation of the

Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected.

         The Exchange Capital Securities and any Original Capital Securities that remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement."

ABSENCE OF PUBLIC MARKET AND RESTRICTIONS ON RESALE

         The Original Capital Securities were issued to, and the Corporation believes such securities are currently owned by, a relatively small number of beneficial owners. The Original Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Corporation or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). In addition, any market-making activity, if it should develop, will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Capital Securities, or as to the liquidity of or the trading market for the Capital Securities. If an active public market does not develop, the market price and liquidity of the Exchange Capital Securities may be adversely affected.

         If a public trading market develops for the Exchange Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the financial condition of the Corporation and the market for similar securities. Depending on these and other factors, the Exchange Capital Securities may trade at a discount.

         Notwithstanding the registration of the Exchange Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Corporation or the Trust may publicly offer for sale or resell the Exchange Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

         Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

         Subject to conditions set forth under "The Exchange Offer--Conditions to the Exchange Offer," issuance of the Exchange Capital Securities in exchange for Original Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of (i) a book-entry confirmation evidencing the tender of such Original Capital Securities through ATOP or (ii) certificates representing such Original Capital Securities, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents. See "The Exchange Offer--Acceptance for Exchange and Issuance of Exchange Capital Securities" and "--Procedures for Tendering
Original Capital Securities." Therefore, holders of the Original Capital Securities desiring to tender such Original Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither the Corporation nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Original Capital Securities for exchange.

LEGISLATIVE AND GENERAL REGULATORY DEVELOPMENTS

         The Corporation is subject to federal regulatory oversight as a savings and loan holding company by the OTS. The Bank is subject to extensive regulation by the OTS as its primary federal regulator and also to regulation as to certain matters by the FDIC. The OTS and the FDIC have adopted numerous regulations and undertaken other regulatory initiatives, and further regulations and initiatives may be adopted. Future legislation or regulatory developments could have an adverse effect on the Bank.

         As discussed above under "Proposed Legislative Elimination of the Thrift Charter," if legislation with respect to the development of a common charter is enacted, the Bank may be required to convert its federal savings bank charter to either a new federal type of bank charter or to a state depository institution charter. Future legislation also may result in the Corporation becoming regulated at the holding company level by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") rather than by the OTS. Regulation by the Federal Reserve Board could subject the Corporation to capital requirements that are not currently applicable to the Corporation as a holding company under OTS regulation and may result in statutory limitations on the type of business activities in which the Corporation may engaged at the holding company level, which business activities currently are not restricted. The Corporation is unable to predict whether such legislation will be enacted.

SOURCES OF FUNDS FOR CASH DIVIDENDS

         The Corporation has traditionally invested substantially all of its liquid assets in the Bank. The Corporation's liquidity and ability to pay dividends to its shareholders is primarily derived from and dependent on the ability of the Bank to pay dividends to the Corporation. Under current OTS regulations, because the Bank meets the OTS capital requirements it may pay out the higher of 100% of net income to date over the calendar year and 50% of surplus capital existing at the beginning of the calendar year, or 75% of its net income over the most recent four-quarter period, without regulatory supervisory approval. In general, the Bank pays dividends to the Corporation only to the extent that funds are needed to cover operating expenses and dividends paid to shareholders. At September 30, 1997, the Bank had approximately $20.6 million in excess capital over the OTS risk-based requirement, one half of which would be available for declaration of dividends to the Corporation. The OTS regulations permit the OTS to prohibit capital distributions under certain circumstances.

                         TELEBANC FINANCIAL CORPORATION

        TeleBanc Financial Corporation is the holding company parent of TeleBank, a federally chartered, FDIC insured savings bank headquartered in Arlington, Virginia, and TCM, an investment adviser, fund manager and broker-dealer. The Corporation was organized by its majority owner, MET Holdings, to become in March 1994 the direct holding company of the Bank, which had been acquired by MET Holdings in 1989. At September 30, 1997, the Corporation had total assets of $838.5 million, total deposits of $445.2 million and stockholders' equity of $45.3 million.

        The primary business of the Corporation is the business of the Bank. Through TCM, the Corporation also is involved in trading mortgage-backed securities principally with other broker-dealers and government sponsored enterprises, and fund management. Other Corporation operations included recent joint venture investments through the Bank in AGT Mortgage and AGT PRA. AGT Mortgage is engaged in loan servicing and loan workouts for troubled or defaulted loans. AGT PRA owns a majority interest in Portfolio Recovery Associates, LLC, which acquires and collects delinquent consumer debt obligations for its own portfolio.


         For more information regarding the Corporation's business, property, legal proceedings, and management's discussion and analysis of financial condition and results of operations, see the Corporation's Annual Report on Form 10-K, as amended, for the year ended December 31, 1996, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, both of which are set forth in "Appendices."


         The Corporation's executive offices and the Bank's home office are located at 1111 North Highland Street, Arlington, Virginia 22201, telephone
(703) 247-3700.

                            TELEBANC CAPITAL TRUST I

         The Trust is a statutory business trust formed under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto, such as registering the transfer of the Trust Securities and the Exchange Offer. Accordingly, the Junior Subordinated Debentures are the sole assets of the Trust, and payments under the Junior Subordinated Debentures are the sole revenues of the Trust. All of the Common Securities are owned by the Corporation. The Common Securities rank pari passu, and payments are and will be made thereon pro rata, with the Exchange Capital Securities, except that if there is an Event of Default under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Corporation as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Exchange Capital Securities. See "Description of Exchange Capital Securities--Subordination of Common Securities." The Corporation acquired Common Securities in a Liquidation Amount equal to at least 3% of the total capital of the Trust. The Trust has a term of approximately 31 years, but may terminate earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by the Issuer Trustees, each appointed by the Corporation as holder of the Common Securities. The Issuer Trustees for the Trust are Wilmington Trust Company, as the Property Trustee, Wilmington Trust Company, as the Delaware Trustee and three individual Administrative Trustees who are officers or other employees of the Corporation. Wilmington Trust Company also acts as guarantee trustee under the Guarantee and as debenture trustee under the Indenture. See "Description of Exchange Securities--Description of Exchange Guarantee" and "--Description of Exchange Junior Subordinated Debentures."

         The holder of the Common Securities or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of not less than a majority in Liquidation Amount of the Capital Securities, are entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Exchange Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The Corporation, as issuer of the Exchange Junior Subordinated Debentures, has and will continue pay all fees, expenses, debts and obligations (other than the payment of principal, interest and premium, if any, on the Trust Securities) related to the Trust and the offering of the Exchange Capital Securities and has and will continue pay, directly or indirectly, all ongoing costs, expenses and liabilities (other than the payment of principal, interest and premium, if any, on the Trust Securities) of the Trust.

         The principal executive office of the Trust is c/o TeleBanc Financial Corporation, 1111 North Highland Street, Arlington, Virginia 22201, telephone
(703) 247-3700.

                                 USE OF PROCEEDS

         Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities and the Exchange Guarantee offered hereby. In consideration for issuing the Exchange Capital Securities in exchange for Original Capital Securities as described in this Prospectus, the Trust will receive Original Capital Securities in like Liquidation Amount. The Original Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and canceled.

         The proceeds to the Trust (without giving effect to expenses of the offering payable by the Corporation) from the offering of the Original Capital Securities was $10,000,000. All of the proceeds from the sale of the Original Capital Securities were invested by the Trust in the Original Junior Subordinated Debentures. The Corporation's net proceeds of approximately $9.6 million from the sale of the Original Junior Subordinated Debentures were added to the general funds of the Corporation and were and may be used for general corporate purposes, including, without limitation, contributions to the Bank to fund its operations, the creation and expansion of financial service and product offerings, such as insurance, financing the acquisition of other banking and financial service companies, and the redemption of a portion of the Corporation's outstanding debt. Initially, the net proceeds were used to make investments in short-term securities. From time to time, the Corporation investigates and holds discussions and negotiations in connection with possible transactions with other financial institutions and holding companies thereof. As of the date of this Prospectus, the Corporation has not entered into any agreements or definitive understandings with respect to any such acquisitions or any other material transactions of the type referred to above.

                  RATIOS OF EARNINGS TO COMBINED FIXED CHARGES

         The following table sets forth the ratios of earnings to combined fixed charges of the Corporation on a consolidated basis for the respective periods indicated.

                                                            NINE
                                                           MONTHS
                                                            ENDED
                                                          SEPTEMBER 30,         YEAR ENDED DECEMBER 31,
                                                          -------------------------------------------------------------
                                                           1997      1996     1996    1995     1994      1993     1992
                                                          ------    ------   ------  ------   ------    ------   ------
Ratio of Earnings to
  Combined Fixed Charges:
     Excluding interest on deposits...................    1.32x     1.18x    1.28x   1.29x    1.09x     1.50x    1.33x
     Including interest on deposits...................    1.14x     1.07x    1.11x   1.14x    1.04x     1.17x    1.14x

         For purposes of computing the ratios of earnings to combined fixed charges, earnings represent net income (loss) before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include gross interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including gross interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.

                              ACCOUNTING TREATMENT

         For financial reporting purposes, the Trust is treated as a subsidiary of the Corporation and, accordingly, the accounts of the Trust are included in the consolidated financial statements of the Corporation. The Exchange Capital Securities are shown in the consolidated balance sheets of the Corporation, as "Corporation-Obligated Mandatorily Redeemable Capital Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures of the Corporation," and appropriate disclosures about the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures are included in the notes to the consolidated financial statements of the Corporation. For financial reporting purposes, the Corporation records Distributions payable on the Exchange Capital Securities as a minority interest expense in its consolidated statements of income.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Corporation as of September 30, 1997. Consummation of the Exchange Offer will have no effect on such capitalization. This data should be read in conjunction with the consolidated financial statements of the Corporation, including the related notes thereto and discussion thereof.

                                                                                    AS OF SEPTEMBER 30, 1997
                                                                                    ------------------------
                                                                                          (IN THOUSANDS)
Long-term debt:
     9.5% Senior Subordinated Debt.....................................                       $12,902
     11.5% Subordinated Debt...........................................                        16,654
                                                                                              -------
         Total long-term debt..........................................                        29,556
                                                                                              -------
Corporation-Obligated  Mandatory  Redeemable Capital Securities of
     Subsidiary Trust Holding Solely Junior  Subordinated  Debentures
     of the Corporation (1)............................................                         9,602
Stockholders' equity:
     4%  Cumulative   Preferred  Stock,  $0.01  par  value,   500,000  shares
     authorized--
         Series A, 18,850 issued and outstanding.......................                            --
         Series B, 4,050 issued and outstanding........................                            --
         Series C, 7,000 issued and outstanding........................                            --
     Common Stock, $0.01 par value; 3,500,000 shares authorized (2)
         2,211,961 shares issued and outstanding.......................                            22
     Additional paid-in capital........................................                        31,392
     Retained earnings.................................................                        10,496
     Net unrealized gain on available for sale securities..............                         3,350
                                                                                              -------
         Total stockholders' equity....................................                        45,260
                                                                                              -------
              Total capitalization.....................................                       $84,418
                                                                                              =======

---------

(1) As described herein, the sole assets of the Trust, which is a subsidiary of the Corporation, will be $10,310,000 aggregate principal amount of the 11.00% Junior Subordinated Debentures, which will mature on June 1, 2027. The Corporation will own all of the Common Securities issued by the Trust.

(2) In May 1997, the Corporation amended its articles of incorporation to increase the number of authorized shares of Common Stock to 8,500,000.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

         In connection with the sale of the Original Capital Securities, the Corporation and the Trust entered into the Registration Rights Agreement with the Initial Purchaser, pursuant to which the Corporation and the Trust agreed to file and use commercially reasonable efforts to cause to become effective with the Commission a registration statement relating to the exchange of the Original Capital Securities for capital securities with terms identical in all material respects to the terms of the Original Capital Securities. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

         The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Rights Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Original Capital Securities except that the Exchange Capital Securities have been registered under the Securities Act and will not be subject to certain restrictions on transfer applicable to the Original Capital Securities, and will not provide for any increase in the Distribution rate thereon. In that regard, the Original Capital Securities provide that, if the Trust has not exchanged Exchange Capital Securities for all Original Capital Securities validly tendered by the 40th day after the date on which the registration statement is declared effective, the Distribution rate borne by the Original Capital Securities will increase by .25% per annum for the period from the occurrence of such event until the Exchange Offer has been consummated. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the
Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

         The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Original Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

         Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Original Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Original Capital Securities are held of record by DTC who desires to deliver such Original Capital Security by book-entry transfer at DTC.

         Pursuant to the Exchange Offer, the Corporation will exchange as soon as practicable after the date hereof, the Original Guarantee for the Exchange Guarantee and the Original Junior Subordinated Debentures, in an amount corresponding to the Original Capital Securities accepted for exchange, for a like aggregate principal amount of the Exchange Junior Subordinated Debentures. The Exchange Guarantee and the Exchange Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

         The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to and including $10,000,000 aggregate Liquidation Amount of Exchange Capital Securities for a like aggregate Liquidation Amount of Original Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described herein. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $10,000,000 of Exchange Capital Securities in exchange for a like principal amount of outstanding Original Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Original Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Original Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof.

         The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered. As of the date of this Prospectus, $10,000,000 aggregate Liquidation Amount of the Original Capital Securities is outstanding.

         Holders of Original Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Original Capital Securities that are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

         If any tendered Original Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

         Holders who tender Original Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described herein, in connection with the Exchange Offer. See "--Fees and Expenses."

         NEITHER THE CORPORATION, THE BOARD OF DIRECTORS OF THE CORPORATION NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF ORIGINAL CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. EACH HOLDER OF ORIGINAL CAPITAL SECURITIES MUST DECIDE WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF ORIGINAL CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDER'S OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE, EXTENSIONS, AMENDMENTS

         The term "Expiration Date" means 5:00 p.m., New York City time, on January 20, 1998 unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).


         The Corporation and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Original Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

         Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next Business Day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation and the Trust may choose to make any public announcement and subject to applicable laws, the Corporation and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE CAPITAL SECURITIES

         Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, Exchange Capital Securities for Original Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

         In all cases, delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of
(i) the book-entry confirmation described below under "--Procedures for Tendering Original Capital Securities--Book-Entry Transfer" or (ii) certificates representing such Original Capital Securities, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal.

         Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Original Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent (any such oral notice to be promptly confirmed in writing) of the Trust's acceptance of such Original Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of book-entry confirmations or certificates representing Original Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving book-entry confirmations or certificates representing Original Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendered holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Original Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Original Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Original Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Original Capital Securities and such Original Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

         Pursuant to the Letter of Transmittal, a holder of Original Capital Securities will warrant and agree that it has full power and authority to tender, exchange, sell, assign and transfer Original Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Original Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Original Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Original Capital Securities tendered pursuant to the Exchange Offer. Tendering holders of Original Capital Securities that use ATOP will, by doing so, acknowledge that they are bound by the terms of the Letter of Transmittal.

PROCEDURES FOR TENDERING ORIGINAL CAPITAL SECURITIES

Valid Tender

          Except as set forth herein, in order for Original Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at its address set forth under "--Exchange Agent," and either (i) tendered Original Capital Securities must be received by the Exchange Agent, or
(ii) such Original Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth herein and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth herein must be complied with.

         If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal or so indicate in an Agent's Message in lieu of the Letter of Transmittal. The entire amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

         THE METHOD OF DELIVERY OF THE BOOK-ENTRY CONFIRMATIONS OR CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Book-Entry Transfer

         For purposes of the Exchange Offer, the Exchange Agent will establish an account with respect to the Original Capital Securities at DTC within two Business Days after the date of this Prospectus. Any tendering financial institution that is a participant in DTC's book-entry transfer facility system must make a book-entry delivery of the Original Capital Securities by causing DTC to transfer such Original Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfers. Such holder of Original Capital Securities using ATOP should transmit its acceptance to DTC on or prior to the Expiration Date (or comply with the guaranteed delivery procedures set forth below). DTC will verify such acceptance, execute a book-entry transfer of the tendered Original Capital Securities into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of such book-entry transfer, including an agent's message confirming that DTC has received an express acknowledgment from such holder that such holder has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Corporation may enforce the Letter of Transmittal against such holder (a "book-entry confirmation").

         A beneficial owner of Original Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial owner wishes to participate in the Exchange Offer.

Certificates

         If the tender is not made through ATOP, certificates representing Original Capital Securities, as well as the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other required documents required by the Letter of Transmittal, must be received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date in order for such tender to be effective (or the guaranteed delivery procedure set forth herein must be complied with).

         If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

Signature Guarantees

         Certificates for the Original Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Original Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or (ii) above, such certificates for Original Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (a) a bank; (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (c) a credit union; (d) a national securities exchange, registered securities association or clearing agency; or (e) a savings association that is a participant in a Securities Transfer Association (an
"Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

Delivery

         The method of delivery of the book-entry confirmation or certificates representing tendered Original Capital Securities, the Letter of Transmittal, and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail, return receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

         Notwithstanding  any other provision  hereof,  the delivery of Exchange
Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) a book-entry confirmation with respect to such Original Capital Securities or (ii) certificates representing Original Capital Securities and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when book-entry confirmations with respect to Original Capital Securities or certificates representing Original Capital Securities and other required documents are received by the Exchange Agent.

         DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

Guaranteed Delivery

         If a holder desires to tender Original Capital Securities pursuant to the Exchange Offer and the certificates for such Original Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Original Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

         (i) such tenders are made by or through an Eligible Institution;

         (ii) a properly completed and duly executed notice to the Exchange Agent guaranteeing delivery to the Exchange Agent of either certificates representing Original Capital Securities or a book-entry confirmation in compliance with the requirements set forth herein (the "Notice of Guaranteed Delivery"), substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided herein, on or prior to Expiration Date; and

         (iii) a book-entry confirmation or the certificates representing all tendered Original Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are, in any case, received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

         The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

         The Trust's acceptance for exchange of Original Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

Determination of Validity

         All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Corporation and the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Original Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

         The interpretation by the Corporation and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Original Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

         If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Corporation and the Trust, proper evidence satisfactory to the Corporation and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

RESALES OF EXCHANGE CAPITAL SECURITIES

         The Trust is making the Exchange Offer for the Exchange Capital Securities in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described herein, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

         Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the
Securities Act) of such Exchange Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Original Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at its address set forth herein under "--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of (i) any fact that makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or (ii) any fact that causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading, or (iii) of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior
Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

         Except as otherwise provided herein, tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

         In order for a withdrawal to be effective a written, telegraphic or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Original Capital Securities to be withdrawn, the aggregate principal amount of Original Capital Securities to be withdrawn, and (if certificates for such Original Capital Securities have been tendered) the name of the registered holder of the Original Capital Securities as set forth on the such certificates if different from that of the person who tendered such Original Capital Securities. If certificates representing Original Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such certificates, the tendering holder must submit the serial numbers shown on the particular certificates to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Original Capital Securities tendered for the account of an Eligible Institution. If Original Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Original Capital Securities--Book-Entry Transfer," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Original Capital Securities. Withdrawals of tenders of Original Capital Securities may not be rescinded. Original Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Original Capital Securities."

         All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. None of the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

Any Original Capital Securities that have been tendered but are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON THE EXCHANGE CAPITAL SECURITIES

         Holders of Original Capital Securities whose Original Capital Securities are accepted for exchange will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and including June 9, 1997. Accordingly, upon issuance, holders of Exchange Capital Securities (as of the record date) for the payment of Distributions on June 1, 1998 will be entitled to receive Distributions accumulated from and after June 9, 1997.

CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Trust will not be required to accept for exchange, or to exchange, any Original Capital Securities for any Exchange Capital Securities, and, as described herein, may terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

         (i) there shall occur a change in the current interpretation by the Staff of the Commission that permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Original Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder that is an "affiliate" of the Corporation or the Trust within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

         (ii) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of Corporation or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

         (iii) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of the Corporation or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval the Corporation or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

         (iv) the Corporation determines in good faith (i) that there is a reasonable likelihood that, or a material uncertainty exists as to whether, consummation of the Exchange Offer would result in an adverse tax consequence to the Trust or the Corporation and (ii) that such condition exists on the 240th day following the Closing Date.

         If the Corporation or the Trust determine in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Original Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

         Wilmington Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

           BY HAND, OVERNIGHT DELIVERY, REGISTERED OR CERTIFIED MAIL:

                            Wilmington Trust Company
                               Rodney Square North
                            1100 North Market Street
                         Wilmington, Delaware 19890-0001

                      Attention: Corporate Trust Department

                      Confirm by Telephone: (302) 651-1000

                     Facsimile Transmissions: (302) 651-8882
                          (ELIGIBLE INSTITUTIONS ONLY)

         Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

         The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Original Capital Securities, and in handling or tendering for their customers.

         Holders who tender their Original Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

         Neither the Corporation nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

         The Registration Rights Agreement is governed by, and construed in accordance with, the laws of the State of New York. The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a form of which is available upon request to the Corporation. See "Incorporation of Certain Documents by Reference." In addition, the information set forth above concerning certain interpretations of and positions taken by the Staff of the Commission is not intended to constitute legal advice, and prospective investors should consult their own legal advisors with respect to such matters.

                       DESCRIPTION OF EXCHANGE SECURITIES

                   DESCRIPTION OF EXCHANGE CAPITAL SECURITIES

         Pursuant to the terms of the Trust Agreement, the Issuer Trustees on behalf of the Trust will issue the Exchange Capital Securities. The Exchange Capital Securities will represent beneficial interests in the Trust and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "--Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Exchange Capital Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

GENERAL

         The Exchange Capital Securities will be limited to $10,000,000 aggregate Liquidation Amount at any one time outstanding. The Exchange Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Exchange Junior Subordinated Debentures will be held by the Property Trustee on behalf of the Trust in trust for the benefit of the holders of the Trust Securities. The Exchange Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Exchange Capital Securities or liquidation of the Trust when the Trust does not have funds legally available for such payments. See "--Description of Exchange Guarantee."

DISTRIBUTIONS

         Distributions on the Exchange Capital Securities will be cumulative, will accumulate from June 9, 1997, the date of original issuances and will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing June 1, 1998, at the annual rate of 11.00% of the Liquidation Amount to the holders of the Exchange Capital Securities on the relevant record dates. The record dates will be the 15th day of the month preceding the month in which the relevant Distribution Date falls. The first Distribution Date for the Exchange Capital Securities will be June 1, 1998. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which Distributions are payable on the Exchange Capital Securities is not a Business Day, payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York, Wilmington, Delaware, or Arlington, Virginia are authorized or required by law or executive order to remain closed.

         So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to elect to defer the payment of interest on the Exchange Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon any such election, semi-annual Distributions on the Trust Securities will be deferred by the Trust during such Extension Period. Distributions to which holders of the Trust Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 11.00% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Exchange Junior Subordinated Debentures. The term "Distributions," as previously defined, includes any such additional Distributions.

         Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, to end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Exchange Capital Securities would have been payable except for the election to begin such Extension Period and (ii) the date the Trust is required to give notice to any automated quotation system or to holders of such Exchange Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

         During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal of, premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Exchange Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Corporation's capital stock,(e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit or compensation plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

         The Corporation has no current intention to exercise its option to defer payments of interest on the Exchange Junior Subordinated Debentures.

         The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust has invested the proceeds from the issuance and sale of the Trust Securities. See "--Description of Exchange Junior Subordinated Debentures--General." After the Exchange Offer, if the Corporation does not make interest payments on the Exchange Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Exchange Capital Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions) will be guaranteed by the Corporation on a limited basis as set forth herein under "--Description of Exchange Guarantee."

REDEMPTION

         Upon the repayment on the Stated Maturity Date or prepayment in whole or in part prior to the Stated Maturity Date of the Exchange Junior Subordinated Debentures (other than following the distribution of the Exchange Junior Subordinated Debentures to the holders of the Trust Securities), the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Exchange Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of, and accrued and unpaid interest on, the Exchange Junior Subordinated Debentures), (ii) in the case of the optional prepayment of the Exchange Junior

Subordinated Debentures before the Initial Optional Redemption Date upon the occurrence and continuation of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the Exchange Junior Subordinated Debentures) and (iii) in the case of the optional prepayment of the Exchange Junior Subordinated Debentures on or after the Initial Optional Redemption Date, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the Exchange Junior Subordinated Debentures). See "--Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment." If less than all of the Exchange Junior Subordinated Debentures are to be prepaid on a Redemption Date, then the proceeds of such prepayment shall be allocated pro rata to the Trust Securities.

         "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Exchange Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Exchange Junior
Subordinated  Debentures  upon the  liquidation  of the Trust,  Exchange  Junior
Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Exchange Junior Subordinated Debentures are distributed.

         The  Corporation  will have the  option to prepay the  Exchange  Junior
Subordinated Debentures, (i) in whole or in part, on or after the Initial Optional Redemption Date, at the applicable Optional Prepayment Price and (ii) in whole but not in part, at any time prior to the Initial Optional Redemption Date, upon the occurrence of a Special Event, at the Special Event Prepayment Price, in each case subject to the receipt of any required regulatory approval. See "--Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF EXCHANGE JUNIOR SUBORDINATED DEBENTURES

         The Corporation will have the right at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to cause the Exchange Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to (i) the Administrative Trustees having received an opinion of counsel to the effect that such distribution will not cause the holders of Exchange Capital Securities to recognize gain or loss for federal income tax purposes and (ii) the Corporation having received any required regulatory approval.

         The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Exchange Junior Subordinated Debentures to the holders of the Trust Securities, if the Corporation, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Sponsor); (iii) redemption of all of the Trust Securities as described under "--Redemption;" (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

         If a termination occurs as described in clause (i), (ii), (iv), or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Exchange Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Exchange Capital Securities shall have a priority over the Common Securities. See "--Subordination of

Common Securities." If an early termination occurs, the Exchange Junior Subordinated Debentures will be subject to optional prepayment, in whole or in part, on or after the Initial Optional Redemption Date, unless such termination relates to the circumstances described in clause (v) above, in which case the Junior Subordinated Debentures will be subject to optional prepayment, in whole but not in part, on or after the Initial Optional Redemption Date.

         After the liquidation date is fixed for any distribution of Exchange Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, will receive, in respect of each Global Capital Security held by it, a registered global certificate representing the Exchange Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Exchange Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Exchange Junior Subordinated Debentures.

         There can be no assurance as to the market prices for the Exchange Capital Securities or the Exchange Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Exchange Capital Securities that an investor may purchase, or the Exchange Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Exchange Capital Securities offered hereby.

REDEMPTION PROCEDURES

         If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Exchange Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See "--Subordination of Common Securities."

         If the Trust gives a notice of redemption for the Exchange Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Exchange Capital Securities held in global form by DTC or its nominees, the Property Trustee will deposit or cause the Paying Agent to deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Exchange Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the Paying Agent for the Exchange Capital Securities funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Exchange Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Exchange Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Exchange Capital Securities called for redemption will cease, except the right of the holders of such Exchange Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such Exchange Capital Securities will cease to be outstanding. In the event that any Redemption Date of Exchange Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such next succeeding Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day . In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the

Corporation pursuant to the Exchange Guarantee as described under "--Description of Exchange Guarantee," (i) Distributions on Exchange Capital Securities will continue to accumulate at the then-applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid and (ii) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

         Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Exchange Capital Securities by tender, in the open market or by private agreement.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Redemption Price on, or in the repayment of, the Exchange Junior Subordinated Debentures, on and after the Redemption Date, Distributions will cease to accrue on the Trust Securities called for redemption.

SUBORDINATION OF COMMON SECURITIES

         Payment of Distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Exchange Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Exchange Capital Securities then due and payable.

         In the case of any Event of Default under the Trust Agreement, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

         The occurrence of a Debenture Event of Default (see  "--Description  of
Exchange   Junior   Subordinated   Debentures--Debenture   Events  of  Default")
constitutes an "Event of Default" under the Trust Agreement.

         Within 10 Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Exchange Capital Securities, the Administrative Trustees and the Corporation, as Sponsor, unless such Event of Default shall have been cured or waived. The Corporation, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

         If a Debenture Event of Default has occurred and is continuing, the Exchange Capital Securities shall have a preference over the Common Securities as described under "--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures" and "--Subordination of Common Securities."

REMOVAL OF ISSUER TRUSTEES

         Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Exchange Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

         Unless a Debenture Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust's property may at any time be located, the Property Trustee shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust's property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

         Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

         The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described herein or as otherwise described under "--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures." The Trust may, at the request of the Corporation, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Exchange Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Exchange Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization  on which the Trust  Securities are then listed or quoted,  if any,
(iv) if the Exchange Capital Securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Exchange Capital Securities (including any Successor Securities) or, if the Exchange Junior Subordinated Debentures are so rated, the Exchange Junior Subordinated Debentures, to be downgraded by any such nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect,

(vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity) and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Exchange Guarantee and the Common Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

         Except as provided herein and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "--Description of Exchange Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Exchange Capital Securities will have no voting rights.

         The Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provision in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act or (iii) to modify, eliminate or add any provisions of the Trust Agreement to such extent as shall be necessary to enable the Trust or the Corporation to conduct an Exchange Offer in the manner contemplated by the Registration Rights Agreement, provided, however, that in each case, such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities. Any amendments of the Trust Agreement pursuant to the foregoing shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Corporation
(i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities and (ii) upon receipt by the Issuer Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for U.S. federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or
(ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date. The Exchange Capital Securities and any Original Capital Securities that remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

         So long as any Exchange Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Debenture

Trustee with respect to the Exchange Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Exchange Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Exchange Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Exchange Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Exchange Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Exchange Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Exchange Capital Securities of any notice of default it receives with respect to the Exchange Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Exchange Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will continue to be classified as a grantor trust, and not as an association taxable as a corporation, for U.S. federal income tax purposes on account of such action.

         Any required approval of holders of Exchange Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Exchange Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Exchange Capital Securities in the manner set forth in the Trust Agreement.

         No vote or consent of the holders of Exchange Capital Securities will be required for the Trust to redeem and cancel the Exchange Capital Securities in accordance with the Trust Agreement.

         Notwithstanding that holders of the Exchange Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Exchange Capital Securities that are owned by the Corporation or any affiliate of the Corporation shall, for purposes of such vote or consent, be treated as if they were not outstanding.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

         The Exchange Capital Securities initially will be represented by one or more Exchange Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described herein.

         In the event that Exchange Capital Securities are issued in certificated form, the Exchange Capital Securities will be in blocks having a Liquidation Amount of not less than $100,000 (100 Exchange Capital Securities) and may be transferred or exchanged on in such blocks in the manner described herein.

         Except as set forth herein, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 Exchange Capital Securities. Beneficial interests in the Global Capital Securities may not be exchanged for Exchange Capital Securities in certificated form except in the limited circumstances described herein. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

DEPOSITORY PROCEDURES

         DTC has advised the Trust and the Corporation that DTC is a limited-purpose trust company organized under the laws of the state of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

         Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants, or indirectly through organizations that are Participants. All interests in a Global Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Exchange Capital Securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

         EXCEPT AS DESCRIBED HEREIN, OWNERS OF INTERESTS IN THE GLOBAL CAPITAL SECURITIES WILL NOT HAVE EXCHANGE CAPITAL SECURITIES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF EXCHANGE CAPITAL SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE TRUST AGREEMENT FOR ANY PURPOSE.

         Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Exchange Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Exchange Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Capital

Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Corporation. None of the Trust, the Corporation or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Exchange Capital Securities, and the Trust, the Corporation and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Secondary market trading activity in interests in the Global Capital Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

         DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Exchange Capital Securities (including, without limitation, the presentation of Exchange Capital Securities for exchange as described herein) only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the aggregate Liquidation Amount of the Exchange Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for legended Exchange Capital Securities in certificated form and to distribute such Exchange Capital Securities to its Participants.

         So long as DTC or its nominee is the registered owner of the Global Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Capital Securities represented by the Global Capital Security for all purposes under the Trust Agreement.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Trust, the Corporation or the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing its operations.

         The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

EXCHANGE OF BOOK-ENTRY CAPITAL SECURITIES FOR CERTIFICATED CAPITAL SECURITIES

         A Global Capital Security is exchangeable for Exchange Capital Securities in registered certificated form if (i) DTC (a) notifies the Trust that it is unwilling or unable to continue as Depository for the Global Capital Security or (b) has ceased to be a clearing agency registered under the Exchange Act, and the Trust thereupon fails to appoint a successor Depository within 90 days, (ii) the Trust in its sole discretion elects to cause the issuance of the Exchange Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged by or on behalf of DTC for certificated Exchange Capital Securities upon request by DTC, but only upon at least 20 days' prior written notice given to the Property Trustee in accordance with DTC's customary procedures. In all cases, certificated Exchange Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

PAYMENT AND PAYING AGENCY

         Payments in respect of the Exchange Capital Securities held in global form shall be made to the Depository, which shall credit the relevant accounts at the Depository on the applicable Distribution Dates or in respect of the Exchange Capital Securities that are not held by the Depository, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and shall include any co-paying agent chosen by the Property Trustee that is acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

RESTRICTIONS ON TRANSFER

         The Exchange Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Exchange Capital Securities) and multiples of $1,000 in excess thereof. Any attempted sale, transfer or other disposition of Exchange Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

REGISTRAR AND TRANSFER AGENT

         The Property Trustee will act as registrar and transfer agent for the Exchange Capital Securities.

         Registration of transfers of the Exchange Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Exchange Capital Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Exchange Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

         The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that (i) the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, (ii) the Trust will be classified as a grantor trust for United States federal income tax purposes and (iii) the Exchange Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law or the Trust Agreement, that the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

         The Trust Agreement provides that (i) holders of the Trust Securities have no preemptive or similar rights to subscribe for any additional Trust Securities, and (ii) the issuance of Exchange Capital Securities and the issuance of Common Securities are not subject to preemptive or similar rights.

         The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

             DESCRIPTION OF EXCHANGE JUNIOR SUBORDINATED DEBENTURES

         The Original Junior Subordinated Debentures were issued and the Exchange Junior Subordinated Debentures will be issued under the Indenture. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Exchange Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

GENERAL

         Concurrently with the issuance of the Original Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in Original Junior Subordinated
Debentures issued by the Corporation. The Exchange Junior Subordinated Debentures, similarly to the Original Junior Subordinated Debentures, will bear interest at the annual rate of 11.00% of the principal amount thereof, payable semi-annually in arrears on June 1 and December 1 of each year (each, an "Interest Payment Date"), commencing June 1, 1998, to the person in whose name each Exchange Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the 15th day of the month preceding the month in which the relevant payment date falls. It is anticipated that, until the liquidation, if any, of the Trust, each Exchange Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Exchange Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 11.00% thereof, compounded semi-annually. The term "interest," as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums, as applicable.

         The Exchange Junior Subordinated Debentures will be issued pursuant to the Indenture. The Exchange Junior Subordinated Debentures will mature on June 1, 2027 (the "Stated Maturity Date").

         The Exchange Junior Subordinated Debentures will be unsecured and will rank pari passu with the Original Junior Subordinated Debentures and all Other Debentures and subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "--Subordination." At September 30, 1997 the Corporation had $29.6 million face amount of Senior Indebtedness outstanding. In addition to outstanding Senior Indebtedness, the Corporation also had outstanding at September 30, 1997 $16.2 million face amount of 4.0% cumulative preferred stock. The terms of the Senior Indebtedness and the cumulative preferred stock include various covenants and other restrictions, including significant financial penalties, upon default of payment of interest or dividends, as applicable. Under such a default circumstance, these restrictions may have a material impact on the ability of the Corporation to satisfy its obligations with respect to the Capital Securities. At September 30, 1997, the annual interest expense to service the Senior Indebtedness was $3.3 million and the annual dividend requirement on the cumulative preferred stock was $648,000.

         As a holding company, the Corporation's operations are conducted primarily by its subsidiaries, TeleBank and TCM. Presently, dividends from the Bank are the primary source of funds for the Corporation. There are regulatory limitations on the payment of dividends to the Corporation from the Bank, and federally chartered, FDIC insured savings banks generally are required to provide their Regional Director of the OTS with no less than 30 days notice of any proposed dividend. At September 30, 1997 the Bank had approximately $14.1 million available under OTS regulations for payment of dividends to the Corporation. However, the OTS can prohibit payment of any or all such dividends under certain circumstances, including if such payment would constitute an unsafe or unsound banking practice. In addition to restrictions on the payment of dividends, the Bank is subject to restrictions imposed by federal law on extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities. Such restrictions prevent the Bank from lending to the Corporation and such other affiliates unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Corporation and each of such other affiliates to 10% of the Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus.

         Under terms of the indentures pursuant to which the Senior Indebtedness was issued, the Corporation presently is required to maintain, on an unconsolidated basis, liquid assets in an amount equal to or greater than $3.3 million, which represents 100% of the aggregate annual interest expense on the Senior Indebtedness.

         Further, as a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of such subsidiary (including depositors in the Bank), except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Therefore, the Exchange Junior Subordinated Debentures effectively will be subordinated to all existing and future liabilities of the Corporation's subsidiaries (including deposit liabilities of the Bank). As a result, holders of Exchange Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Exchange Junior Subordinated Debentures. At September 30, 1997, the Corporation's subsidiaries had total liabilities (excluding liabilities owed to the Corporation) of $457.2 million.

         The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation or any subsidiary, including Senior Indebtedness. See "--Subordination." The Corporation expects from time to time that it will incur additional indebtedness constituting Senior Indebtedness and that its subsidiaries will incur additional liabilities.

FORM, REGISTRATION AND TRANSFER

         If the Exchange Junior Subordinated Debentures are distributed to the holders of the Trust Securities, the Exchange Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co., as the nominee of DTC. The depository arrangements for such Exchange Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Exchange Capital Securities. For a description of DTC and the terms of the depository arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "--Description of Exchange Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

PAYMENT AND PAYING AGENTS

         Payment of principal of (and premium, if any) and interest on Exchange Junior Subordinated Debentures will be made at the office of the Debenture Trustee in Wilmington, Delaware or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made, except in the case of Exchange Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Exchange Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Exchange Junior Subordinated Debenture will be made to the Person in whose name such Exchange Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; provided, however, the Corporation will at all times be required to maintain a Paying Agent in each place of payment for the Exchange Junior Subordinated Debentures.

         Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Exchange Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Exchange Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

         So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Exchange Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 11.00%, compounded semi-annually, to the extent permitted by applicable law ("Compounded Interest")). During an Extension Period, interest will continue to accrue and holders of Exchange Junior Subordinated Debentures (or holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue such deferred interest income for U.S. federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

         During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal of, premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Exchange Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock of the Corporation related to the issuance of such common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

         Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Trust is required to give notice to any automated quotation system or to holders of Exchange Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Exchange Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

OPTIONAL PREPAYMENT

         The Exchange Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Corporation on or after the Initial Optional Redemption Date, subject to the Corporation having received any required regulatory approvals, at a prepayment price (as previously defined, the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Exchange Junior Subordinated Debentures specified below, plus, in each case, accrued and unpaid interest thereon, including Compounded Interest and Additional Sums, if any, to the date of prepayment if prepaid during the 12-month period beginning June 1 of the years indicated below:

         YEAR                                                   PERCENTAGE
         ----                                                   ----------

         2007                                                    105.500%
         2008                                                    104.950%
         2009                                                    104.440%
         2010                                                    103.850%
         2011                                                    103.300%
         2012                                                    102.750%
         2013                                                    102.200%
         2014                                                    101.650%
         2015                                                    101.100%
         2016                                                    100.550%
         2017 and thereafter..................................   100.0%


SPECIAL EVENT PREPAYMENT

         Prior to the Initial Optional Repayment Date, if a Special Event shall occur and be continuing, the Corporation may, at its option and subject to receipt of any required regulatory approvals, prepay the Exchange Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the Make-Whole Amount. The "Make-Whole Amount" shall be equal to the greater of (x) 100% of the principal amount thereof or (y) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the remaining scheduled payments of principal and interest on the Exchange Junior Subordinated Debentures, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in the case of each of clauses (x) and (y), accrued and unpaid interest thereon, including Compounded Interest and Additional Sums, if any, to the date of prepayment.

         A "Special Event" means a Tax Event or a Regulatory Capital Event, as the case may be.

         A "Tax Event" means the receipt by the Trust and the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after June 9, 1997, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Exchange Junior Subordinated Debentures, (ii) interest payable by the Corporation on the Exchange Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for U.S. federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         A "Regulatory Capital Event" means the receipt by the Corporation and the Trust of an opinion of independent bank regulatory counsel experienced in such matters to the effect that the Corporation is subject to the Holding Company Capital Rules and is not entitled to treat the Capital Securities as Tier 1 capital (or its then equivalent) thereunder; provided, however, that the distribution of the Exchange Junior Subordinated Debentures in connection with the liquidation of the Trust by the Corporation shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

         "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve Board and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the maturity corresponding to the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined, and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Price for such prepayment date, in each case calculated on the third Business Day preceding the prepayment date, plus in each case (a) 4.100% if such prepayment date occurs on or prior to June 1, 1998 and (b) 3.550% in all other cases.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life of the Exchange Junior Subordinated Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of the Exchange Junior Subordinated Debentures, provided that if no United States Treasury security has a maturity which is within a period from three months before to three months after the Remaining Life, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.

         "Quotation Agent" means the Reference Treasury Dealer appointed by the Corporation. "Reference Treasury Dealer" means a nationally-recognized U.S. government securities dealer in New York, New York selected by the Corporation.

         "Comparable Treasury Price" means, with respect to any prepayment date,
(i) the average of three Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Debenture Trustee obtains fewer than five Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

         "Remaining Life" means the term of the Exchange Junior Subordinated Debentures from the prepayment date to the Stated Maturity Date.

         Notice of any prepayment will be mailed not less than 30 days but not more than 60 days before the prepayment date to each holder of Exchange Junior Subordinated Debentures to be prepaid at its registered address. Unless the Corporation defaults in payment of the Prepayment Price, on and after the prepayment date interest ceases to accrue on such Exchange Junior Subordinated Debentures called for prepayment.

         If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Exchange Junior Subordinated Debentures such amounts as shall be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event ("Additional Sums").

CERTAIN COVENANTS OF THE CORPORATION

         The Corporation will also covenant that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal of, premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including under other Guarantee) if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Exchange Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock of the Corporation related to the issuance of such common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans), if at such time (1) there shall have occurred any event of which the Corporation has actual knowledge that
(A) is, or, with the giving of notice or the lapse of time, or both, would constitute, a Debenture Event of Default and (B) in respect of which the Corporation shall not have taken reasonable steps to cure, (2) if such Exchange Junior Subordinated Debentures are held by the Trust, the Corporation shall be in default with respect to its payment obligations under the Exchange Guarantee or (3) the Corporation shall have given notice of its election of its right to commence an Extension Period as provided in the Indenture and such Extension Period, or any extension thereof, shall have commenced and be continuing.

         So long as the Trust Securities remain outstanding, the Corporation also will covenant (i) to maintain 100% direct or indirect ownership of the
Common Securities, provided, however, that any permitted successor of the Corporation under the Indenture may succeed to the Corporation's ownership of such Common Securities, (ii) to use commercially reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Exchange Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the prepayment of all the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for U.S. federal income tax purposes, and (iii) not to cause, as sponsor of the Trust, or to permit, as Holder of the Common Securities, the dissolution, winding-up or termination of the Trust, except in connection with a distribution of the Exchange Junior Subordinated Debentures as provided in the Trust Agreement and in connection with certain mergers, consolidations or amalgamations.

MODIFICATION OF INDENTURE

         From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Exchange Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, or enabling the Corporation and the Trust to conduct an Exchange Offer as contemplated by the Registration Rights Agreement, provided that any such action does not materially adversely affect the interest of the holders of Exchange Junior Subordinated Debentures, and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Exchange Junior Subordinated
Debentures, to modify the Indenture in a manner affecting the rights of the holders of Exchange Junior Subordinated Debentures; provided that no such modification may, without the consent of the holders of each outstanding Exchange Junior Subordinated Debenture so affected, (i) change the Stated
Maturity Date, or reduce the principal amount of the Exchange Junior Subordinated Debentures or reduce the amount payable on redemption thereof or reduce the rate or extend the time of payment of interest thereon except pursuant to the Corporation's right under the Indenture to defer the payment of interest as provided therein (see "--Option to Extend Interest Payment Date"), or change any of the prepayment provisions or make the principal of, or interest or premium on, the Exchange Junior Subordinated Debentures payable in any coin or currency other than that provided in the Exchange Junior Subordinated Debentures, or impair or affect the right of any holder of Exchange Junior Subordinated Debentures to institute suit for the payment thereof, or (ii) reduce the percentage of principal amount of Exchange Junior Subordinated
Debentures, the holders of which are required to consent to any such modification of the Indenture.

DEBENTURE EVENTS OF DEFAULT

         The Indenture provides that any one or more of the following described events with respect to the Exchange Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (i) failure for 30 days to pay any interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period in respect of the Junior Subordinated Debentures or Other Debentures, as the case may be); or

         (ii) failure to pay any principal or premium, if any, on the Exchange Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon prepayment, by declaration of acceleration of maturity or otherwise; or

         (iii) failure to observe or perform any other agreement or covenant contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Exchange Junior Subordinated Debentures; or

         (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

         The holders of a majority in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Exchange Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

         The holders of a majority in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Exchange Junior Subordinated Debentures, waive any past default, except a default in the payment of principal thereof (or premium, if any) or interest thereon (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee), or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Exchange Junior Subordinated Debenture.

         The Indenture requires the annual filing by the Corporation with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

         The Indenture provides that the Debenture Trustee may withhold notice of a Debenture Event of Default from the holders of the Exchange Junior Subordinated Debentures if the Debenture Trustee considers it in the interest of such holders to do so.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF EXCHANGE CAPITAL SECURITIES

         If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Corporation to pay the principal of (or premium, if any), or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures on the due date, a holder of Exchange Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Exchange Capital Securities. Notwithstanding any payments made to a holder of Exchange Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (and premium, if any) and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Exchange Capital Securities with respect to payments on the Exchange Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

         The holders of the Exchange Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Exchange Junior Subordinated
Debentures  unless  there  shall have been an Event of  Default  under the Trust
Agreement. See "--Description of Exchange Capital Securities --Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

         The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties as an entirety or substantially as an entirety to any

Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties as an entirety or substantially as an entirety to the Corporation, unless: (i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Exchange Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

         The general provisions of the Indenture do not afford holders of the Exchange Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Exchange Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

         The Indenture provides that when, among other things, all Exchange Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity or called for prepayment within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Exchange Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

         In the Indenture, the Corporation has covenanted and agreed that the payment by the Corporation of the principal of, premium, if any, and interest (including Compounded Interest and Additional Sums, if any) on all Exchange Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness must be paid in full before the holders of Exchange Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

         In the event of the acceleration of the maturity of the Exchange Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such Senior Indebtedness before the holders of the Exchange Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Exchange Junior Subordinated Debentures.

         No payments on account of principal (or premium, if any) or interest, if any, in respect of the Exchange Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

         "Indebtedness" shall mean (i) every obligation of the Corporation for money borrowed; (ii) every obligation of the Corporation evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Corporation with respect to letters of credit, banker's acceptances or similar facilities issued for the account of the Corporation; (iv) every obligation of the

Corporation issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Corporation; (vi) all indebtedness of the Corporation whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and
(vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Corporation has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

         "Indebtedness Ranking on a Parity with the Exchange Junior Subordinated Debentures" shall mean (i) Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such indebtedness specifically by its terms ranks pari passu with and not prior to the Exchange Junior Subordinated Debentures in the right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation and (ii) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Corporation pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Exchange Junior Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Exchange Junior Subordinated Debentures.

         "Indebtedness Ranking Junior to the Exchange Junior Subordinated Debentures" shall mean any Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such indebtedness by its terms ranks junior to and not pari passu with or prior to the Exchange Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Exchange Junior Subordinated Debentures) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Exchange Junior Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Exchange Junior Subordinated Debentures.

         "Senior Indebtedness" shall mean all Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Exchange Junior Subordinated Debentures or Indebtedness Ranking Junior to the Exchange Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

         At September 30, 1997, the Corporation had $29.6 million face amount of Senior Indebtedness outstanding. In addition to outstanding Senior Indebtedness, the Corporation also had outstanding at September 30, 1997 $16.2 million face amount of 4.0% cumulative preferred stock. The terms of the Senior Indebtedness and the cumulative preferred stock include various covenants and other restrictions, including significant financial penalties upon default of payment of interest or dividends, as applicable. Under such a default circumstance, these restrictions may have a material impact on the ability of the Corporation to satisfy its obligations with respect to the Capital Securities. At September 30, 1997, the annual interest expense to service the Senior Indebtedness was $3.3 million and the annual dividend requirement on the cumulative preferred stock was $648,000.

         As a holding company, the Corporation's operations are conducted primarily by its subsidiaries, TeleBank and TCM. Presently, dividends from the Bank are the primary source of funds for the Corporation. There are regulatory limitations on the payment of dividends to the Corporation from the Bank, and federally chartered, FDIC insured savings banks generally are required to provide their Regional Director of the OTS with no less than 30 days notice of any proposed dividend. At September 30, 1997, the Bank had approximately $14.1 million available under OTS regulations for payment of dividends to the Corporation. However, the OTS can prohibit payment of any or all such dividends under certain circumstances, including if such payment would constitute an unsafe or unsound banking practice.

In addition to restrictions on the payment of dividends, the Bank is subject to restrictions imposed by federal law on extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities. Such restrictions prevent the Bank from lending to the Corporation and such other affiliates unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Corporation and each of such other affiliates to 10% of the Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus.

         Under terms of the indentures pursuant to which the Senior Indebtedness was issued, the Corporation presently is required to maintain, on an unconsolidated basis, liquid assets in an amount equal to or greater than $3.3 million, which represents 100% of the aggregate annual interest expense on the Senior Indebtedness.

         Further, as a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of such subsidiary (including depositors in the Bank), except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Therefore, the Exchange Junior Subordinated Debentures effectively will be subordinated to all existing and future liabilities of the Corporation's subsidiaries (including deposit liabilities of the Bank). As a result, holders of Exchange Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Exchange Junior Subordinated Debentures. At September 30, 1997, the Corporation's subsidiaries had total liabilities (excluding liabilities owed to the Corporation) of $457.2 million.

         The Indenture does not limit the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any of its subsidiaries. See "--Subordination." The Corporation expects from time to time that it will incur additional indebtedness constituting Senior Indebtedness and that its subsidiaries will incur additional liabilities.

RESTRICTIONS ON TRANSFER

         The Exchange Junior Subordinated Debentures will be issued, and may be transferred, only in blocks having an aggregate principal amount of not less than $100,000 (100 Exchange Junior Subordinated Debentures) and multiples of $1,000 in excess thereof. Any such transfer of Exchange Junior Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Exchange Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Exchange Junior Subordinated Debentures.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

         Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Exchange Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

GOVERNING LAW

         The Indenture and the Exchange Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the state of New York.

                        DESCRIPTION OF EXCHANGE GUARANTEE

         The Exchange Guarantee will be executed and delivered by the Corporation concurrently with the issuance by the Trust of the Exchange Capital Securities for the benefit of the holders from time to time of the Exchange Capital Securities. The terms of the Exchange Guarantee are identical in all material respects to the terms of the Original Guarantee. Wilmington Trust Company will act as Guarantee Trustee under the Exchange Guarantee. The Exchange Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the Exchange Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Exchange Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities.

STATUS OF ORIGINAL GUARANTEE

         If not all the Original Capital Securities are exchanged for Exchange Capital Securities in the Exchange Offer, the Original Guarantee will not terminate, but will continue to guarantee the obligations of the Corporation for the benefit of the holders of Original Securities. The Original Guarantee will terminate upon full payment of the applicable Redemption Price of the Original Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Original Junior Subordinated Debentures to the holders of the Original Capital Securities. The Original Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Original Capital Securities must restore payment of any sums paid under the Original Capital Securities or the Original Guarantee.

GENERAL

         The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments to the holders of the Exchange Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Exchange Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Exchange Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Exchange Capital Securities, to the extent that the Trust has funds legally available therefor at such time, (ii) the applicable Redemption Price with respect to the Exchange Capital Securities called for redemption, to the extent that the Trust has funds legally available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the Exchange Junior Subordinated Debentures to holders of the Exchange Capital Securities or the redemption of all Exchange Capital Securities), the lesser of (a) the Liquidation Distribution, to the extent the Trust has funds legally available therefor at the time, and (b) the amount of assets of the Trust remaining available for distribution to holders of Exchange Capital Securities after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Exchange Capital Securities or by causing the Trust to pay such amounts to such holders.

         The Corporation will, through the Exchange Guarantee, the Trust Agreement, the Exchange Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee."


STATUS OF THE EXCHANGE GUARANTEE

         The Exchange Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Exchange Junior Subordinated Debentures. See "Description of Exchange Junior Subordinated Debentures - Subordination." In addition, because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of such subsidiary (including depositors in the Bank), except to the extent the Corporation may itself be recognized as a creditor of such subsidiary. Accordingly, the Corporation's obligations under the Exchange Guarantee effectively will be subordinated to all existing and future liabilities of the Corporation's present and future subsidiaries (including deposit liabilities of the Bank). As a result, claimants should look only to the assets of the Corporation for payment under the Exchange Guarantee. See "Description of Exchange Junior Subordinated Debentures -- General." The Exchange Guarantee will rank pari passu with all Other Guarantees issued by the Corporation (if any) issued by Other Trusts.

         The Exchange Guarantee does not limit the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any of it's subsidiaries. The Corporation expects from time to time that it will incur additional indebtedness constituting Senior Indebtedness and that it's subsidiaries will incur additional liabilities.

         The Exchange Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against any other person or entity). The Exchange Guarantee will be held for the benefit of the holders of the Exchange Capital Securities. The Exchange Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Exchange Capital Securities of the Exchange Junior Subordinated Debentures.


EVENTS OF DEFAULT

         An event of default under the Exchange Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder, provided, however, that except with respect to a default in payment of any Guarantee Payment, the Corporation shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice.

         The holders of not less than a majority in Liquidation Amount of the Exchange Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Exchange Guarantee. Any holder of the Exchange Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

         The Corporation, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Exchange Guarantee.

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes that do not materially adversely affect the rights of holders of the Exchange Capital Securities (in which case no consent will be required), the Exchange Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Exchange Capital Securities. The manner of obtaining any such approval will be as set forth under "--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Exchange Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Exchange Capital Securities then outstanding.

TERMINATION OF THE EXCHANGE GUARANTEE

         The Exchange Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Exchange Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Exchange Junior Subordinated Debentures to the holders of the Exchange Capital Securities. The Exchange Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Exchange Capital Securities must restore payment of any sums paid under the Exchange Capital Securities or the Exchange Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Exchange Guarantee, will undertake to perform only such duties as are specifically set forth in the Exchange Guarantee and, in case a default with respect to the Exchange Guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Exchange Guarantee at the request of any holder of the Exchange Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

         The Exchange Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                       DESCRIPTION OF ORIGINAL SECURITIES

         The terms of the Original Securities are identical in all materials respects to the Exchange Securities, except that (i) the Original Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the Exchange Junior Subordinated Debentures will not provide for any liquidated damages thereon. The Original Securities provide that, if a registration statement relating to the Exchange Offer has not been declared effective by December 6, 1997, then liquidated damages will accrue at the rate of 0.25% per annum on the principal amount of the Original Junior Subordinated Debentures and Distributions will accrue at the rate of 0.25% per annum on the Liquidation Amount of the Original Capital Securities, for the period from the occurrence of such event until such time as such registration statement has been filed or declared effective, as the case may be. In addition, the Original Capital Securities provide that, if the Trust has not exchanged Exchange Capital Securities for all Original Capital Securities validly tendered by the 45th day after the date on which the registration statement is declared effective, the Distribution rate borne by the Original Capital Securities will increase by 0.25% per annum for the period from the occurrence of such event until such time as the Exchange Offer has been consummated. The Exchange Securities are not, and upon consummation of the Exchange Offer, the Original Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Original Capital Securities should review the information set forth under "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Securities."

        RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES, THE EXCHANGE
            JUNIOR SUBORDINATED DEBENTURES AND THE EXCHANGE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

         Payments of Distributions and other amounts due on the Exchange Capital Securities (to the extent the Trust has funds legally available for the payment of such Distributions) will be irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Exchange Securities--Description of Exchange Guarantee." Taken together, the Corporation's obligations under the Exchange Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Exchange Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. If and to the extent that the Corporation does not make the required payments on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Exchange Capital Securities. The Exchange Guarantee will not cover any such payment when the Trust does not have sufficient funds legally available therefor. In such event, the remedy of a holder of Exchange Capital Securities is to institute a Direct Action. The obligations of the Corporation under the Exchange Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

         As long as payments of interest and other payments are made when due on the Exchange Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Exchange Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the Exchange Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount or Redemption Price, as applicable, of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Exchange Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Corporation, as Sponsor, shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under the Trust Agreement; and (iv) the Trust Agreement further provides that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF EXCHANGE CAPITAL SECURITIES

         A holder of any Exchange Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

         A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the Exchange Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Exchange Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

LIMITED PURPOSE OF THE TRUST

         The Exchange Capital Securities will represent beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Original Junior Subordinated Debentures, exchanging the Original


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Capital  Securities  and the  Original  Junior  Subordinated  Debentures  in the
Exchange Offer, and engaging in only those other activities necessary, advisable or incidental thereto.

RIGHTS UPON TERMINATION

         Unless the Exchange Junior Subordinated Debentures are distributed to holders of the Exchange Capital Securities, upon any voluntary or involuntary termination, winding-up or liquidation of the Trust, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Exchange Capital Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Exchange Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Corporation receive payments or distributions.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a summary of certain of the material United States federal income tax consequences associated with the exchange of Original Capital Securities for Exchange Capital Securities and with the ownership and disposition of Capital Securities held as capital assets by a holder who purchased Original Capital Securities upon initial issuance. It does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under the U.S. federal income tax laws, such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, United States Alien Holders engaged in a U.S. trade or business or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Hogan & Hartson L.L.P. ("Tax Counsel") has reviewed this summary and is of the opinion that, to the extent that it constitutes matters of law or purports to describe certain provisions of the U.S. federal income tax laws, it is a correct summary in all material respects of the matters discussed herein.

EXCHANGE OF CAPITAL SECURITIES

         The exchange of Original Capital Securities for Exchange Capital Securities should not be a taxable event to holders for U.S. federal income tax purposes. The exchange of Original Capital Securities for Exchange Capital Securities pursuant to the Exchange Offer should not be treated as an "exchange" for U.S. federal income tax purposes because the Exchange Capital Securities should not be considered to differ materially in kind or extent from the Original Capital Securities and because the exchange will occur by operation of the terms of the Original Capital Securities. Accordingly, the Exchange Capital Securities should have the same issue price as the Original Capital Securities, and a holder should have the same adjusted tax basis and holding period in the Exchange Capital Securities immediately after the exchange as the holder had in the Original Capital Securities immediately before the exchange.

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

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

         The Corporation intends to take the position that the Junior Subordinated Debentures will be classified for U.S. federal income tax purposes as indebtedness of the Corporation. The Corporation, the Trust and the holders of the Capital Securities (by acceptance of a beneficial interest in a Capital Security) will agree to treat the Junior Subordinated Debentures as indebtedness of the Corporation and the Capital Securities as evidence of a beneficial ownership interest in the Junior Subordinated Debentures for all U.S. federal income tax purposes. No assurance can be given, however, that such position will not be challenged by the Internal Revenue Service (the "IRS") or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified as indebtedness of the Corporation for U.S. federal income tax purposes.

CLASSIFICATION OF THE TRUST

         In connection with the issuance of the Original Capital Securities, Tax Counsel rendered its opinion generally to the effect that, under then-current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.

         An opinion of Tax Counsel is not binding on the IRS or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the transactions described herein and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that the opinion expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

         Under recently issued Treasury regulations (the "Treasury Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would, among other things, prevent the Corporation from declaring dividends on any class of its equity securities. Accordingly, the Corporation intends to take the position that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of tax accounting.

         Under the Treasury Regulations, if the Corporation were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Corporation would not make actual cash payments during an Extension Period. Moreover, under the Treasury Regulations, if the option to defer the payment of interest was determined not to be "remote," the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.


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

         The Treasury Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation described herein.

         Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

         The Corporation will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for U.S. federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust were characterized for U.S. federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities and a holder's holding period in Junior Subordinated Debentures would begin on the date such Junior Subordinated Debentures were received.

         Under certain circumstances described herein (see "Description of Exchange Securities--Description of Exchange Capital Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for U.S. federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

         A holder that sells Capital Securities (including a redemption of the Capital Securities either on the Stated Maturity Date or upon an optional redemption of the Junior Subordinated Debentures by the Corporation) will recognize gain or loss equal to the difference between its adjusted tax basis in Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includible in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year. On August 5, 1997, legislation was enacted which, among other things, reduces to 20% the maximum rate of tax on long-term capital gains on most capital assets held by an individual for more than 18 months. Gain on most capital assets held by an individual more than one year and up to 18 months is subject to tax at a maximum rate of 28%.

         The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, if applicable, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes.


PROPOSED TAX LEGISLATION

         The Taxpayer Relief Act of 1997, enacted on August 5, 1997, did not contain certain provisions of President Clinton's Fiscal 1998 Budget Proposal that would, among other things, have denied an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Junior Subordinated Debentures, resulting in a Tax Event. The occurrence of a Tax Event may result in the redemption of the Junior Subordinated Debentures for cash, in which event the holders of the Capital Securities would receive cash in redemption of their Capital Securities. See "Description of Capital Securities -- Redemption" and "Description of Junior Subordinated Debentures -- Special Event Prepayment."



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

UNITED STATES ALIEN HOLDERS

         For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for U.S. federal income tax purposes.

         A "U.S. Holder" is a holder of Capital Securities who or which is (i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, or (iii) a trust or estate the income of which is includible in its gross income for federal income tax purposes without regard to its source. For taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee so elects), a trust is a U.S. Holder if, and only if, (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States trustees have the authority to control all substantial decisions of the trust.

         Under present U.S. federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to U.S. federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (1) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a U.S. holder and provides its name and address or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to U.S. federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

         Regulations recently issued by the IRS, which will be effective for payments made after December 31, 1998 (subject to certain transition rules), make modifications to the certification procedures applicable to United States Alien Holders. In general, these regulations unify certification procedures and forms and clarify and modify reliance standards. A United States Alien Holder should consult with its own advisor regarding the effect of the new Treasury Regulations.

         As discussed above, changes in legislation affecting the U.S. federal income tax treatment of the Junior Subordinated Debentures are possible, and could adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Debentures. Moreover, any such legislation could adversely affect United States Alien Holders by characterizing income derived from the Junior Subordinated Debentures as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a United States Alien Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a United States Alien Holder.

INFORMATION REPORTING TO HOLDERS

         Generally, income on the Capital Securities will be reported to holders on Form 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

         Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's U.S. federal income tax, provided the required information is provided to the IRS.

         THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE EXCHANGE OF ORIGINAL CAPITAL SECURITIES FOR EXCHANGE CAPITAL SECURITIES AND OF THE OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

         Each of the Corporation (the obligor with respect to the Exchange Junior Subordinated Debentures held by the Trust), and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the
Code) with respect to many Plans. The purchase and/or holding of Exchange Capital Securities by a Plan with respect to which the Corporation, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Exchange Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). In addition, a Plan fiduciary considering the purchase of Exchange Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. In such event, the Property Trustee, as well as any other persons exercising discretion with respect to the Exchange Junior Subordinated Debentures, may become fiduciaries, parties in interest or disqualified persons with respect to investing Plans. In order to avoid certain prohibited transactions under ERISA and the Code that could thereby result, each investing Plan, by purchasing the Exchange Capital Securities, will be deemed to have directed the Trust to invest in the Exchange Junior Subordinated Debentures and to have consented to the appointment of the Property Trustee. In this regard, it should be noted that, in an Event of Default, the Corporation may not remove the Property Trustee without the approval of a majority of the holders of the Exchange Capital Securities.

         A Plan fiduciary should consider whether the purchase of Exchange Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan.

         THE SALE OF INVESTMENTS TO PLANS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, THE CORPORATION, THE PROPERTY TRUSTEE, THE INITIAL PURCHASER OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE EXCHANGE CAPITAL SECURITIES THAT SUCH SECURITIES MEET RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH SECURITIES ARE OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN. ANY PURCHASER PROPOSING TO ACQUIRE EXCHANGE CAPITAL SECURITIES WITH ASSETS OF ANY PLAN SHOULD CONSULT WITH ITS COUNSEL.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that, starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, for a period of 180 days after the Expiration Date, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

         The Trust and the Corporation will not receive any proceeds from any sale of Exchange Capital Securities by broker-dealers. Exchange Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Capital Securities. Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 180 days after the Expiration Date, the Trust and the Corporation will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Trust and the Corporation have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Capital Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Exchange Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                         VALIDITY OF EXCHANGE SECURITIES

         The validity of the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures will be passed upon for the Corporation by Hogan & Hartson L.L.P., Washington, D.C. Certain matters of Delaware law relating to the validity of the Exchange Capital Securities will be passed upon on behalf of the Trust by Morris, James, Hitchens & Williams, special Delaware counsel to the Trust. Certain matters relating to U.S. federal income tax considerations will be passed upon for the Corporation by Hogan & Hartson L.L.P., Washington, D.C.

                                   APPENDICES

APPENDIX I

Annual Report of the Corporation on Form 10-K, as amended, for the Year Ended December 31, 1996


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 10-K

|X| ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                   For the fiscal year ended December 31, 1996

                                       OR

|_| TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

           For the transition period from ____________ to ____________

                         Commission file number 33-76930

                         TELEBANC FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                            13-3759196
 (State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)

   1111 NORTH HIGHLAND STREET, ARLINGTON, VIRGINIA              22201
      (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (703) 247-3700.

           Securities registered pursuant to Section 12(b) of the Act:

                                (Not applicable)

           Securities registered pursuant to Section 12(g) of the Act:

                                (Not applicable)

         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days. Yes X   No
                                             ---     ---

         Indicate by check mark if disclosure of delinquent  filers  pursuant to
Item 405 of Regulation S-K (Section 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ X ]

         Based upon the closing price of the registrant's common stock as of March 20, 1997, the aggregate market value of the voting stock held by non-affiliates of the registrant is $10.4 million.*

         The number of shares outstanding of each of the registrant's classes of common stock, as of the latest practicable date is:

                 Class: Common Stock, par value $.01 per share.
                Outstanding at March 20, 1997: 2,211,961 shares.

                      DOCUMENTS INCORPORATED BY REFERENCE:

PART I AND II:
         Annual report to shareholders for the fiscal year ended December 31, 1996.
PART III:
         Portions of the definitive proxy statement for the 1996 Annual Meeting of Shareholders.

* Solely for purposes of this calculation, all executive officers and directors of the registrant, Employee Stock Ownership Plan and all shareholders reporting beneficial ownership of more than 5% of the registrant's common stock are considered to be affiliates. This reference to affiliate status is not necessarily a conclusive determination for other purposes.

                                     PART I


ITEM 1.       BUSINESS


GENERAL


         TeleBanc Financial Corporation (the "Company" or "TeleBanc"), with headquarters in Arlington, Virginia, had total assets of $647.9 million at the end of 1996. The primary business of TeleBanc is that of TeleBank (the "Bank") formerly known as Metropolitan Bank for Savings, F.S.B., whose deposit accounts are insured by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). The Company was organized by its then majority stockholder, MET Holdings Corporation ("MET Holdings"), to become, in March 1994, the parent savings and loan holding company for the Bank. All references to the Company include the business of the Bank. Financial and other data as of and for all periods prior to March 1994 represent the consolidated data of the Bank only.

         The Company's revenues are derived principally from interest income on loans, mortgage-backed and related securities, and interest and dividends on investment securities and interest-bearing deposits. The Company's principal expenses are interest expense on deposits and borrowings and operating expenses, such as compensation and employee benefits. The Company's revenues also may be offset by losses on hedging transactions and other trading account losses as part of the Company's asset/liability management strategies. Funds for these activities are provided by deposits, borrowings, principal repayments on outstanding loans and mortgage-backed and related securities, and sales of investment securities held for trading. At December 31, 1996, 81.44% of the Company's total assets were comprised of one- to four-family mortgage loans and mortgage-backed and related securities.

         During the second quarter of 1996, the Bank through its wholly owned subsidiary TeleBanc Servicing Corporation ("TSC") funded 50% of the capital commitment for a new entity, AGT Mortgage Services, LLC ("AGT"). AGT services performing loans and workouts for troubled or defaulted loans for a fee. The Bank also provided in the second quarter of 1996, 50% of the capital commitment for an additional new entity, AGT PRA, LLC ("AGT PRA"). The primary business of AGT PRA is its investment in Portfolio Recovery Associates, LLC ("PRA"). PRA acquires and collects delinquent consumer debt obligations for its own portfolio.

         On February 28, 1997, the Company consummated the sale of $29.9 million of units in the form of convertible preferred stock, senior subordinated notes and warrants and the purchase of the assets of Arbor Capital Partners, Inc.("Arbor"), a registered investment advisor, funds manager and broker-dealer. MET Holdings, TeleBanc's majority shareholder, owns a majority of Arbor.

         The $29.9 million in units were sold to investment partnerships managed by Conning & Company, General American Life Insurance Company, CIBC WG Argosy Merchant Fund 2, LLC, The Progressive Corporation, and The Northwestern Mutual Life Insurance Company. Representatives from the Conning partnerships and the CIBC Merchant Fund will serve on the Board. The units consist of $13.7 million in 9.5% senior subordinated notes with 198,088 detachable warrants, $16.2 million in 4.0% convertible preferred stock, and rights to 205,563 contingent warrants.

         Also as part of the sale of units, the Arbor asset acquisition was structured as a tax free issuance of 162,461 shares of TeleBanc common stock and a $500,000 cash payment for the Arbor assets. An independent appraisal valued the assets to be acquired from Arbor at $3.1 million. Consistent with TeleBanc's charter, the number of shares issued to Arbor as consideration was limited to 5% of total market value of outstanding TeleBanc stock at the time of acquisition.

MARKET AREA AND COMPETITION

         From its office in Arlington, Virginia, the Company has a customer base in all 50 states and the District of Columbia. As a result of the Company's direct marketing strategy for deposits and reliance upon the secondary market to purchase mortgage loans and mortgage-backed and related securities, the Company competes on a nationwide basis for deposits and investments in residential mortgage products. Generally, the Company faces substantial competition for deposits from thrifts, commercial banks, credit unions, and other institutions providing retail investment opportunities. The ability of the Company to attract and retain deposits depends on its ability to provide an investment opportunity meeting the requirements of investors as to rate of return, liquidity, risk and other factors, as well as on the perception of depositors as to the convenience and quality of its services. Competition in residential mortgage investing comes primarily from commercial banks, thrift institutions, and purchasers of mortgage products in the secondary market. The Company competes for residential mortgage investments principally on the basis of bid price and for loans on the basis of interest rate, fees it charges, and loan types offered.


LENDING ACTIVITIES

         GENERAL. The Company's lending activities consist primarily of the purchases of whole loans and mortgage-backed and related securities rather than the production and origination of loans, which entails greater overhead expenses, commonly found in a traditional thrift or community bank.

         LOAN PORTFOLIO COMPOSITION. The Company's net loans receivable totaled $351.8 million at December 31, 1996, or 54.3% of total assets at that date. At December 31, 1996, $359.6 million, or 97.6% of the total loan portfolio, consisted of one- to four-family residential mortgage loans. Prior to 1990, the Company originated a limited number of loans for the purchase or construction of multifamily and commercial real estate. However, in the three years ended December 31, 1996, as part of the Company's general operating strategy, and to risks associated with multifamily and commercial real estate lending and prevailing economic conditions, the Company has substantially reduced its originations and purchases of such loans. At December 31, 1996, multifamily and commercial and mixed use real estate loans amounted to $6.7 million, or 1.8%, of the Company's total loan portfolio. The Company's loan portfolio also includes lease financing at December 31, 1993 and 1992. These loans represent lease financing assumed by the Company in 1991 upon the default of a commercial loan to an automobile leasing company which was 33% owned by the Bank's subsidiary, ARLO Service Corporation ("ARLO"). Currently, the Company originates consumer loans to a very limited extent, and only as an accommodation to deposit and loan customers. Such loans, which consist primarily of home equity lines of credit and loans secured by savings deposits, amounted to $1.5 million, or 0.4% of the Company's total loan portfolio at December 31, 1996.

         The following table sets forth information concerning the Company's loan portfolio in dollar amounts and in percentages, by type of loan.


                                                                                   AT DECEMBER 31,
                                                                1996       %        1995       %        1994       %
                                                              --------- -------   --------  ------   --------- -------
                                                                                (DOLLARS IN THOUSANDS)
Real estate loans:
   One- to four-family fixed-rate............................ $ 142,211  38.59%   $105,750   39.91%  $  67,449   42.54%
   One- to four-family adjustable-rate.......................   217,352  58.97     148,928   56.20      79,701   50.27
   Multifamily...............................................     1,516   0.41       1,286    0.49       1,114    0.70
   Commercial real estate....................................     4,017   1.09       4,553    1.72       4,385    2.77
   Mixed use real estate.....................................     1,180   0.32       1,792    0.68       1,953    1.23
   Land......................................................       781   0.21         384    0.14         387    0.24
   Construction..............................................        --     --          --      --          --      --
                                                              --------- -------   --------  ------   --------- -------
   Total real estate loans...................................   367,057  99.59     262,693   99.14     154,989   97.75
                                                              --------- -------   --------  ------   --------- -------
Consumer and other loans:
   Lease financing...........................................       --      --          --      --          --      --
   Home equity lines of credit and second mortgage loans.....     1,208   0.33       2,202    0.83       3,395    2.14
   Other (1).................................................       305   0.08          79    0.03         168    0.11
                                                              --------- -------   --------  ------   --------- -------

   Total consumer and other loans............................     1,513   0.41       2,281    0.86       3,563    2.25
                                                              --------- -------   --------  ------   --------- -------
   Total loans............................................... $ 368,570 100.00%   $264,974  100.00%  $ 158,552  100.00%
                                                              ========= =======   ========  ======   ========= =======
Deduct:
   Non accrual/cost recovery ................................      (182)                --                  --
   --
   Deferred loan fees........................................       (42)               (42)                (50)
   Deferred discounts on loans...............................   (13,750)           (14,129)             (2,835)
   Allowance for loan losses.................................    (2,957)            (2,311)               (925)
                                                              -------------       ---------           --------
Total........................................................   (16,749)           (16,482)             (3,810)
                                                              -------------       ---------           --------
Loans receivable, net........................................ $ 351,821           $248,492            $154,742
                                                              =============       =========           ========

                                                                          AT DECEMBER 31,
                                                                 1993      %        1992       %
                                                              --------- ------    --------- ------
                                                                      (DOLLARS IN THOUSANDS)
Real estate loans:
   One- to four-family fixed-rate............................ $  44,450  43.06%   $  40,659  41.88%
   One- to four-family adjustable-rate.......................    50,708  49.14       47,529  48.97
   Multifamily...............................................       932   0.90          945   0.97
   Commercial real estate....................................     5,912   5.73        5,937   6.12
   Mixed use real estate.....................................        --     --           --     --
   Land......................................................        16   0.02           46   0.05
   Construction..............................................        --     --          190   0.20
                                                              --------- ------    --------- ------
   Total real estate loans...................................   102,018  98.85       95,306  98.19
                                                              --------- ------    --------- ------
Consumer and other loans:
   Lease financing...........................................        17   0.02          121   0.12
   Home equity lines of credit and second mortgage loans.....     1,007   0.98        1,396   1.44
   Other (1).................................................       151   0.15          242   0.25
                                                              --------- ------    --------- ------

   Total consumer and other loans............................     1,175   1.15        1,759   1.81
                                                              --------- ------    --------- ------
   Total loans............................................... $ 103,193 100.00%   $  97,065 100.00%
                                                              ========= ======    ========= ======
Deduct:
   Non accrual/cost recovery ................................        --                  --
   --
   Deferred loan fees........................................       (68)                (96)
   Deferred discounts on loans...............................    (1,431)             (2,705)
   Allowance for loan losses.................................      (835)               (659)
                                                              ---------            --------
Total........................................................    (2,334)             (3,460)
                                                              ---------            --------
Loans receivable, net........................................ $ 100,859            $93,605
                                                              =========            =======

(1) Includes primarily loans secured by deposit accounts in the Bank, and to a lesser extent, unsecured consumer credit.

         MATURITY OF LOAN PORTFOLIO. The following table sets forth certain information at December 31, 1996 regarding the dollar amount of loans maturing in the Company's portfolio, including scheduled repayments of principal, based on contractual terms to maturity. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due within one year. The table below does not include any estimate of prepayments, which may significantly shorten the average life of a loan and may cause the Company's actual repayment experience to differ from that shown below.


                                                DUE IN ONE        DUE IN ONE        DUE AFTER
                                               YEAR OR LESS      TO FIVE YEARS     FIVE YEARS           TOTAL
                                               ------------      -------------     ----------           -----
                                                                         (IN THOUSANDS)
Real estate loans:
   One- to four-family fixed-rate...........     $   1,746        $   2,285        $  138,180       $   142,211
   One- to four-family adjustable-rate......           615            1,769           214,968           217,352
   Multifamily..............................            --            1,152               364             1,516
   Mixed use................................            --              349               831             1,180
   Commercial real estate...................           359            1,022             2,636             4,017
   Land.....................................            --              400               381               781
Consumer and other loans:
   Home equity lines of credit and
     second mortgage loans..................            --              251               957             1,208
   Other ...................................            --              305                --               305


     Total..................................     $   2,720        $   7,533        $  358,317       $   368,570
                                                 =========        =========        ==========       ===========


         The following table sets forth as of December 31, 1996 the dollar amount of the loans maturing subsequent to December 31, 1997 allocated between those with fixed interest rates and those with adjustable interest rates.

                                                               FIXED RATES     ADJUSTABLE RATES        TOTAL
                                                               -----------     ----------------        -----
                                                                               (IN THOUSANDS)
Real estate loans:
   One- to four-family........................................    $140,465         $  216,737       $   357,202
   Multifamily................................................       1,180                336             1,516
   Mixed use..................................................       1,180                 --             1,180
   Commercial real estate.....................................         280              3,378             3,658
   Land.......................................................         400                381               781
Consumer and other loans:
   Home equity lines of credit and second
     mortgage loans...........................................         592                616             1,208
   Other......................................................         305                 --               305
                                                                ----------         ----------       -----------
     Total.................................................... $   144,402        $   221,448       $   365,850
                                                               ===========        ===========       ===========

         Scheduled contractual principal repayments of loans may not reflect the actual life of such assets. The average life of loans may be substantially less than their contractual terms because of prepayments. In addition, due-on-sale clauses on loans generally give the Company the right to declare a conventional loan immediately due and payable in the event, among other things, that the borrower sells the property. The average life of mortgage loans tends to increase, however, when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, decreases when rates on existing mortgage loans are substantially higher than current mortgage loan market rates.

        ORIGINATION, PURCHASE AND SALE OF LOANS. Consistent with the Company's strategy of minimizing operating expenses, the Company emphasizes the purchase of loans rather than direct originations. The Company purchased $183.1 million, $145.9 million, $85.4 million, $33.4 million, and $21.1 million of loans during the years ended December 31, 1996, 1995, 1994, 1993, and 1992, respectively. The Company's mortgage loan originations totaled $462,000, $2.7 million, $4.3 million, $1.8 million and $4.3 million in the years ended December 31, 1996, 1995, 1994, 1993, and 1992 respectively.

         Approximately 55.3% of the loans in the Company's portfolio are serviced by other lenders other than AGT for which the Company pays a fee ranging from a minimum of 25 basis points of the principal balance of the loan per annum to a maximum of $12 per month per loan. The institutions servicing loans for the Company, among other things, collect and remit loan payments, maintain escrow accounts, inspect properties and administer foreclosures when necessary.

         The Company sells whole loans to institutional investors and, accordingly, is a Federal National Mortgage Association ("FNMA") seller/servicer and a Federal Home Loan Mortgage Corporation ("FHLMC") servicer. The bulk of loans sold has consisted of long-term, fixed-rate mortgage loans sold to FNMA. The Company generally sells such loans with servicing retained.

         The  following  table  shows  loan  origination,   purchase,  sale  and
repayment activity of the Company during the periods indicated.


                                                                                     YEAR ENDED DECEMBER 31,
                                                                                 1996          1995         1994
                                                                             -----------  -----------   -----------
                                                                                          (IN THOUSANDS)
Total loans receivable at beginning of period..............................  $   248,492  $   154,742   $   100,859
Loans purchased:
 Real estate loans:
   One- to four-family variable rate.......................................      128,171       98,065        41,684
   One- to four-family fixed rate..........................................       53,915       47,845        40,155
   Multi-Family ...........................................................        1,000           --            --
   Mixed-used..............................................................           --           --         1,953
   Commercial real estate..................................................           --           --           109
   Consumer and other loans................................................           --           --         1,797
                                                                             -----------  -----------   -----------
     Total loans purchased.................................................      183,086      145,910        85,698
Loans originated:
 Real estate loans:
   One- to four-family variable rate.......................................           --           --         1,764
   One- to four-family fixed rate..........................................           25           80         1,267
   Commercial real estate..................................................           --           --         1,148
   Land ...................................................................          400           --            --
Home equity lines of credit and second mortgage loans......................           37        2,644            75
                                                                             -----------  -----------   -----------
     Total loans originated................................................          462        2,724         4,254
                                                                             -----------  -----------   -----------
     Total loans purchased and originated..................................      183,548      148,634        89,952

Loans sold.................................................................       18,829        6,192            --
Loans securitized..........................................................        8,275        2,794            --
Loan repayments............................................................       50,221       32,755        34,343
                                                                             -----------  -----------   -----------
   Total loans sold, securitized, and repaid...............................       77,325       41,741        34,343

Net change - TBFC ESOP Note Receivable ....................................           65           --            --
Net change in deferred discounts and loan fees.............................          379       11,286         1,386
Net transfers to REO ......................................................        1,513          471           250
Net provision for loan losses..............................................          646        1,386            90
Cost Recovery/Contra Assets ...............................................           41           --            --
Other loan debits/HELOC advances ..........................................          250           --            --
                                                                             -----------  -----------   -----------
Increase (decrease) in total loans receivable..............................      103,329       93,750      53,883
                                                                             -----------  -----------   -----------
Net loans receivable at end of period......................................  $   351,821  $   248,492   $   154,742
                                                                             ===========  ===========   ===========


         The Company's loan purchases during 1996 increased $37.2 million from fiscal year 1995 as the Company continued to expand the Bank's operations. During fiscal 1996 and 1995 the Company's loan purchases involved purchases of whole loans in the secondary market, principally from private investors. The Company's loan purchases during fiscal year 1996 included purchases of 35 pools with approximately 1,253 loans and minimal loan originations consistent with the Company's operating strategy. The Company's loan purchases during fiscal year 1995 included purchases of 26 pools with approximately 1,200 loans and minimal loan originations consistent with the Company's operating strategy. The Company's loan purchases during 1994 increased $52.0 million from fiscal year 1993 as the Company invested the proceeds from the initial public offering and expanded the Bank's operations.

         ONE-TO-FOUR FAMILY RESIDENTIAL LENDING. The Company originates both fixed- and adjustable-rate one- to four-family mortgage loans in accordance with FNMA and FHLMC underwriting guidelines for terms up to 30 years. In 1996, the Company originated $25,000 of loans secured by one- to four-family residential properties, excluding home equity lines of credit. The Company will make one- to four-family mortgage loans with up to a 95% loan-to-value ratio if private mortgage insurance is obtained on the portion of the principal amount in excess of 80% of the appraised value.

         MULTIFAMILY AND COMMERCIAL REAL ESTATE LENDING. Since 1990, the Company has not actively pursued multifamily and commercial real estate lending or loans secured by undeveloped land, and has substantially reduced originations of such loans. As of December 31, 1996, multifamily, mixed use, commercial real estate and land loans amounted to $7.5 million, or 2.03% of the Company's total loan portfolio.

         CONSUMER AND OTHER LENDING. The Company does not emphasize consumer or other loans, but from time to time, originates such loans as an accommodation to its customers or purchases such loans as part of larger loan packages. Such lending primarily includes home equity lines of credit and loans secured by savings deposits. During 1996, the Company originated $37,000 in consumer loans and $305,000 in other loans. At December 31, 1996, consumer and other loans totaled $305,000, or 0.08% of the Company's total loan portfolio. At December 31, 1996, total outstanding home equity lines of credit and second mortgage loans amounted to $1.2 million, or 0.33% of the Company's total loan portfolio.

         CRA LENDING ACTIVITIES. The Bank participates in various community development programs in an effort to meet its responsibilities under the CRA. In connection with the organization of TeleBanc in 1994, the Bank agreed with the Office of Thrift Supervision ("OTS") to make a minimum investment of $250,000 in a local community development corporation for the purpose of financing low and moderate income housing. In 1995, the OTS lifted the aforementioned requirement and the Bank has now committed to invest up to $500,000 in an investment tax credit fund that qualifies for CRA purposes.

         In 1995, the federal financial regulatory agencies promulgated a final rule revising the regulations that implement the CRA. The revised regulations outline special evaluations for wholesale institutions. The Bank believes that it meets the definition of a wholesale institution and that it serves the credit needs of the entire nation. The Bank will submit a request to the OTS to be designated as a wholesale institution in 1997.

MORTGAGE-BACKED AND RELATED SECURITIES, AND SECONDARY MARKET ACTIVITIES


         The Company maintains a significant portion of mortgage-backed securities, primarily in the form of privately insured mortgage pass-through securities, as well as Government National Mortgage Association ("GNMA"), FNMA, and FHLMC participation certificates, and securities issued by other nonagency organizations. GNMA certificates are guaranteed as to principal and interest by the full faith and credit of the United States, while FNMA and FHLMC certificates are each guaranteed by their respective agencies. Mortgage-backed securities generally entitle the Company to receive a pro rata portion of the cash flows from an identified pool of mortgages. The Company has also invested in collateralized mortgage obligations ("CMOs") which are securities issued by special purpose entities generally collateralized by pools of mortgage-backed securities. The cash flows from such pools are segmented and paid in accordance with a predetermined priority to various classes of securities issued by the entity. The Company's CMOs are senior tranches collateralized by federal agency securities or whole loans. The primary issuers of the Company's CMOs at December 31, 1996 include Residential Mortgage Acceptance Corp. and Federal Deposit
Insurance   Corporation.......In   the  fourth  quarter  of  1995,  the  Company
reclassified the entire held-to-maturity mortgage-backed security portfolio to available-for-sale. The following table sets forth the activity in the Company's mortgage-backed securities held-to-maturity portfolio during the periods indicated.


                                                                                YEAR ENDED DECEMBER 31,
                                                                                1995             1994
                                                                                ----             ----
                                                                                (DOLLARS IN THOUSANDS)
Mortgage-backed and related securities at beginning
   of period (not including available for sale)...............             $  221,005          $    77,387
   Purchases:
       Pass-through securities.............................                    55,110              129,462
     CMOs.....................................................                  5,235                   --
     FNMA.....................................................                     --                5,767
     GNMA.....................................................                     --               19,243
     FHLMC....................................................                     --               18,823
   Acquired in exchange for loans.............................                (10,465)                  --
   Sales (1)..................................................                (18,813)                (896)
   Repayments.................................................                (39,155)             (28,781)
   Transfer to held for sale..................................               (212,917)                  --
                                                                             ---------         ----------
Mortgage-backed and related securities at
 end of period (not including available for sale).............             $       --          $   221,005
                                                                           ==========          ===========


       The   following   table  sets  forth  the   activity  in  the   Company's
mortgage-back   securities  available  for  sale  portfolio  during  the  period indicated.

                                                                               YEAR ENDED DECEMBER 31,
                                                                              1996                1995
                                                                          ------------         -----------
                                                                                (DOLLARS IN THOUSANDS)
Mortgage-backed and related securities at beginning
   of period .................................................             $  234,835          $    15,459
   Purchases:
     Pass-through securities...............................                   109,600               13,183
     CMOs.....................................................                 30,053                   --
     FNMA.....................................................                 12,102                2,634
     GNMA.....................................................                 30,687                   --
     FHLMC....................................................                 14,194               12,810
   Transfer from held to maturity.............................                     --              212,917
   Sales (1)..................................................               (185,703)             (15,755)
   Repayments.................................................                (61,805)              (6,024)
   Transfer to trading........................................                     --               (1,650)
Provision for losses on securities............................                    (22)                  --
Mark to market ...............................................                    826                  811
FASB 122 servicing ...........................................                    (24)                  --
                                                                          ------------         -----------
Mortgage-backed and related securities at
 end of period ...............................................             $  184,743          $   234,835
                                                                          ============         ===========

------------------------

(1) Includes mortgage-backed securities on which call options have been exercised.

         The following table sets forth the scheduled maturities, carrying values, and current yields for the Company's portfolio of mortgage-backed securities at December 31, 1996:


                                              AFTER ONE BUT        AFTER FIVE BUT
                                            WITHIN FIVE YEARS     WITHIN TEN YEARS      AFTER TEN YEARS           TOTALS
                                           BALANCE   WEIGHTED    BALANCE   WEIGHTED    BALANCE   WEIGHTED    BALANCE   WEIGHTED
                                             DUE       YIELD       DUE       YIELD       DUE       YIELD       DUE       YIELD
                                          ---------    ------   --------     -----    ---------    ------   --------     ------
                                                               (DOLLARS IN THOUSANDS)
Private issuer                            $   4,116     7.01%   $  8,337      9.10%   $134,157      8.81%   $146,610      8.78%
Collateralized mortgage obligations              --       --         368      6.26      25,358      7.55      25,726      7.56
Agencies                                         --       --          --        --      12,407      8.11      12,407      8.11
                                          ---------    ------   --------     -----    ---------    ------   --------     ------
                                          $   4,116     7.01%   $  8,705      8.98%   $171,922      8.57%   $184,743      8.56%
                                          =========    =====    ========     =====    ========     ======   ========     =====

         In May 1996, the Company formed AGT, a 50% owned subsidiary which services loans for both the Bank and third parties. The Company entered into a loan servicing agreement with AGT on May 1, 1996 whereby AGT is paid a fee of $8 to $100 per loan per month depending upon the type of loan and whether it is performing or non-performing. AGT also receives a fee in its capacity as Master Servicer for the Company's subserviced portfolio and is reimbursed for any direct collection expenses including attorney fees, repair costs, etc. During the eight months ended December 31, 1996, the Company paid AGT a total of $297,029 in servicing fees and reimbursed the subsidiary for $215,326 in direct collection expenses.

         Most of the loans sold by the Company are sold on a servicing retained basis. Servicing includes collecting and remitting loan payments, holding escrow funds for the payment of real estate taxes, contacting delinquent mortgagors, in some cases advancing to the investor interest when the mortgage is delinquent, supervising foreclosures in the event of unremedied defaults and generally administering the loans. Under loan servicing contracts, the Company receives servicing fees that are withheld from the monthly payments made to investors. The Company's aggregate loan servicing fees amounted to $790,000, $126,000, and $61,000 in 1996, 1995, and 1994, respectively.

         The following table sets forth information regarding the Company's loan servicing portfolio at the dates shown.

                                                                      AT DECEMBER 31,
                                       -----------------------------------------------------------------------------
                                                 1996                      1995                       1994
                                       ------------------------- ------------------------- -------------------------
                                                       PERCENT                   PERCENT                   PERCENT
                                                         OF                        OF                        OF
                                         AMOUNT         TOTAL       AMOUNT        TOTAL       AMOUNT        TOTAL
                                       -----------   ----------  -----------   ----------   -----------   ----------
                                                                  (DOLLARS IN THOUSANDS)
Loans owned and serviced by
   the Company.......................  $   164,745      44.7%    $   161,625      61.0%     $    57,491     36.3%
Loans owned by the Company
   and serviced by others............      203,853      55.3         103,349      39.0          101,061     63.7
                                       -----------   --------    -----------    ------          -------   ------
   Total loans owned by the
     Company.........................  $   368,598     100.0%    $   264,974     100.0%     $   158,552    100.0%
                                       ===========   =======     ===========    ======      ===========   ======
Loans serviced for others............  $    45,856               $    18,196                $     9,513


NON-PERFORMING, DELINQUENT AND OTHER PROBLEM ASSETS

         GENERAL. It is management's policy to monitor continually its loan portfolio to anticipate and address potential and actual delinquencies. Valuations are periodically performed by management and an allowance for losses on REO is established by a charge to operations if the fair value of the property has changed.

         NONPERFORMING/UNDERPERFORMING ASSETS. Nonperforming and underperforming assets consist of loans on which interest is no longer accrued, loans which have been restructured in order to allow the borrower the ability to maintain control of the collateral, real estate acquired by foreclosure, real estate upon which deeds in lieu of foreclosure have been accepted and real estate owned which has been classified as in-substance foreclosure. Restructured loans and real estate owned have been written down to estimated fair value, based upon estimates of cash flow expected from the underlying collateral and appropriately discounted.

         The following table sets forth information with respect the Company's non-accrual loans, REO and In Substance Foreclosures ("ISF"), and troubled debt restructuring ("TDRs") at the dates indicated. As of December 31, 1993, the Company no longer classifies ISF loans as REO, which resulted in a decrease in REO of $2.2 million at that date as compared to prior periods.


                                                                       AT DECEMBER 31,
                                              1996           1995           1994            1993           1992
                                          -----------     -----------    -----------    -----------     -----------
                                                                   (DOLLARS IN THOUSANDS)
Loans accounted for on a non-accrual basis:
   Real estate loans:
     One- to four-family................  $     8,979     $     4,526    $     1,296    $     1,570     $     3,074
     Commercial real estate.............        1,217             261            702            902             866
     Land...............................           --              --             --             --              --
     Construction.......................           --              --             --             --              --
   Home equity lines of credit and
     second mortgage loans..............           54             136             41             47              --
   Other................................           --              --             27             35             120
                                          -----------     -----------    -----------    -----------     -----------
Total...................................  $    10,250     $     4,923    $     2,066    $     2,554     $     4,060
                                          ===========     ===========    ===========    ===========     ===========
Accruing loans which are contractu-
 ally past due 90 days or more:
   Real estate loans:
     One- to four-family................  $        --     $       230    $        --    $        --     $        --
                                          -----------     -----------    -----------    -----------     -----------
Total...................................  $        --     $       230    $        --    $        --     $        --
                                          ===========     ===========    ===========    ===========     ===========
Total of non-accrual and 90 days
 past due loans.........................  $    10,250     $     5,153    $     2,066    $     2,554     $     4,060
                                          ===========     ===========    ===========    ===========     ===========
REO:
   One- to four-family..................  $     1,300     $       421    $        98    $       194     $       417
   Commercial real estate...............           --              --            206            665             529
   Land.................................           --             582            581            582             582
                                          -----------     -----------    -----------    -----------     -----------
                                                1,300           1,003            885          1,441           1,528
   Loss allowance for REO...............          (65)           (213)           (92)          (221)           (162)
                                          ------------    ------------   -----------    -----------     -----------
     Total REO, net.....................        1,235             790            793          1,220           1,366
                                          -----------     -----------    -----------    -----------     -----------
Total non-performing assets, net........  $    11,485     $     5,943    $     2,859          3,774     $     5,426
                                          ===========     ===========    ===========    ===========     ===========
Total non-performing assets, net,
   as a percentage of total assets......         1.83%           1.07%           0.7%           1.7%            2.4%
                                          ============    ===========    ============   ===========     ===========
Total loss allowance as a percentage
   of total non-performing assets,
   gross................................         26.3%          39.53%         34.45%         26.43%          14.69%
                                          ============    ===========    ===========    ===========     ===========
TDRs ..................................   $       435     $       365    $       688    $       413     $       454
                                          ============    ===========    ===========    ===========     ===========



         During 1996, non-performing assets increased by $5.5 million or 93.3%. This increase is attributed to the acquisition of $8.2 million of one-to-four family mortgage loans that were either non-performing or in bankruptcy at the time of purchase. The Company acquired these loans at a discount of $1.53 million or 18.6% in order to offset the potential risk. As of December 31, 1996, assets that were either non-performing or in bankruptcy at the time of purchase accounted for $2.8 million or 24.7% of total non-performing loans. The remainder of the growth in non-performing assets is attributed to the overall growth in the Company's loan portfolio during the year. The Company also uses a stringent policy for non-accrual loans whereby these loans remain in non-accrual status until all arrears have been paid and the borrower has demonstrated the ability to make timely payments. In addition, non-performing loans that were originated prior to the Bank's acquisition by MET Holdings totaled $1.5 million or 12.9% of total non-performing assets as of December 31, 1996.

         During  the years  ended  December  31,  1996,  1995,  1994,  and 1993, interest income of  approximately  $789,000,  $365,000,  $113,000,  and $46,000, respectively, would have been recorded on non-accruing loans had they been performing in accordance with their terms. No interest on non-accruing loans was included in income during the years ended December 31, 1996, 1995, 1994, and 1993. TDRs are loans to which the Company has granted certain concessions in light of the borrower's financial difficulty. The objective of the Company in granting these concessions, through a modification of terms, is to maximize the recovery of its investment. This modification of terms may include reduction in stated rate, extension of maturity at a more favorable rate, and/or reduction of accrued interest. TDRs with concessions totaled approximately $ 435,000, $365,000, $688,000 and $413,000 at December 31, 1996, 1995, 1994 and 1993,
respectively. TDRs continue to be closely monitored by the Company due to their inherent risk characteristics. Interest income recorded on TDRs in 1996, 1995, 1994 and 1993 was approximately $28,000, $45,000, $9,000 and $50,000, respectively.

         Loans which are not classified as non-accrual, past due 90 days or more or TDRs, but where known information about possible credit problems of borrowers caused management to have serious doubts as to the ability of the borrowers to comply with present loan repayment terms and may result in disclosure as non-accrual, past due 90 days or more or TDRs are considered potential problem loans. At December 31, 1996, loans still accruing interest, but identified by management as potential problem loans aggregated $2.4 million. The majority of these loans, identified as "special mention" loans, includes a $2.1 million pool of single family, non-performing, performing in accordance with a bankruptcy plan.

         ALLOWANCE FOR LOAN LOSSES. In originating and purchasing loans, the Company recognizes that credit losses will be experienced and that the risk of loss will vary with, among other things, the type of loan, the creditworthiness of the borrower over the term of the loan, general economic conditions, and in the case of a secured loan, the quality of the security for the loan. It is management's policy to maintain an adequate allowance for loan losses based on, among other things, the Company's and the industry's historical loan loss experience, evaluation of economic conditions, and regular reviews of delinquencies and loan portfolio quality. The Company increases its allowance for loan losses by charging provisions for possible loan losses against the Company's income.

         The Company's methodology for establishing the allowance for loan losses takes into consideration probable losses that have been identified in connection with specific loans as well as losses in the loan portfolio that have not been identified but can be expected to occur. General allowances are established by management and approved by the Board of Directors. These allowances are reviewed monthly based on an assessment of risk in the Company's loan portfolio as a whole taking into consideration the composition and quality of the portfolio, delinquency trends, current charge-off and loss experience, the state of the real estate market and general economic conditions. Additional provisions for losses on loans may be made in order to bring the allowance to a level deemed adequate. Additionally, the Company's internal audit consultants have established an independent internal loan review program which is followed by bank personnel.

         In general, the Company adds provisions to its allowance for loan losses in amounts equal to 0.20% of on-to-four family mortgages, 0.50% for home equity lines of credit and second trusts, 1.0% of multifamily and mixed use real estate loans and 2.0% of commercial and land loans. During 1996, the Company recorded a $624,000 net increase in the allowance for loan losses in relation to the $103.4 million increase in the loan portfolio. Of this increase in the allowance for loan losses, 84.4% of the amount related to the general valuation allowance ("GVA").

         During 1996, the Company purchased $53.2 million of one-to-four family mortgage loans which had additional credit enhancement available to offset any potential losses. Two pools of loans totaling $33.5 million had a credit reserve equal to 2.3% of the unpaid principal balance at the time of purchase available to offset any losses. One pool totaling $11.7 million has an indemnification whereby the seller must repurchase any loan that becomes more than four payments past due at any time during the life of the loan. The final pool of loans totaling $8.0 million had a credit reserve equal to approximately 10% of the unpaid principal balance at the time of acquisition. Since the available credit enhancement associated with these loans exceeds the expected potential losses, no additional reserves were recorded for them during the year.

         Information regarding movements in the provision for loan losses during the five year period ending December 31, 1996 is incorporated herein by reference to the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Earnings Performance -- Provision for Loan and Security Losses" included in this Form 10-K.

        The following table sets forth at December 31, 1996 the aggregate carrying value of the Company's assets classified as substandard, doubtful, loss, and special mention according to type.

                                                                                            TOTAL         SPECIAL
                                           SUBSTANDARD     DOUBTFUL         LOSS         CLASSIFIED       MENTION
                                                                       (IN THOUSANDS)
Loans:
   One- to four-family..................  $     8,979      $    --        $      439    $     9,418      $    2,138
   Commercial real estate...............        1,217           --               135          1,352             251
   Land.................................          --            --               --             --             --
   Home equity lines of credit and
     second mortgage....................           54           --                 5             59             --
                                          -----------      --------       ----------    -----------      ---------

Total loans.............................  $    10,250      $    --        $      579    $    10,829      $    2,389
                                          ===========      ========       ==========    ===========      ==========
REO:
   One- to four-family..................  $     1,235      $    --        $       65    $     1,300      $      --
                                          -----------      --------       ----------    -----------      ---------

Total REO...............................        1,235           --                65          1,300             --
                                          -----------      --------       ----------    -----------      ---------
Total...................................  $    11,485      $    --        $      644    $    12,129      $    2,389
                                          ===========      ========       ==========    ===========      ==========


         As a result of the declines in regional real estate market values and the significant losses experienced by many financial institutions, there has been a greater level of scrutiny by regulatory authorities of the loan portfolios of financial institutions undertaken as part of the examination of the institution by the FDIC, OTS, and other state and federal regulators. Although the Company believes it has established its existing allowances for losses in accordance with generally accepted accounting principles, there can be no assurance that regulators, in reviewing the Company's loan portfolio, will not request the Company to increase its allowance for losses, thereby negatively affecting the Company's financial condition and earnings.

         The following table allocates the allowance for loan losses by loan category at the dates indicated. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.


                                                                                   AT DECEMBER 31,
                           ---------------------------------------------------------------------------------------------------------
                                    1996                      1995                      1994                       1993
                           ------------------------  ------------------------- -------------------------- -------------------------
                                       PERCENT OF                 PERCENT OF                PERCENT OF                PERCENT OF
                                      LOANS IN EACH              LOANS IN EACH             LOANS IN EACH             LOANS IN EACH
                                       CATEGORY TO                CATEGORY TO               CATEGORY TO               CATEGORY TO
                            AMOUNT     TOTAL LOANS     AMOUNT     TOTAL LOANS    AMOUNT     TOTAL LOANS    AMOUNT     TOTAL LOANS
                           ---------  -------------  ---------  -------------- ---------   -------------  ---------- --------------
                                                                               (DOLLARS IN THOUSANDS)
Real estate loans:
  One- to four-family..... $   2,529       97.55%    $   1,939       96.11%     $    603       92.81%     $     468      92.20%
  Multifamily.............        15        0.41            13        0.49            11        0.70              9       0.90
  Commercial real estate..       373        1.09           281        1.72           273        2.77            329       5.73
  Mixed use...............        12        0.32            18        0.68            --        1.23             --         --
  Land....................         8        0.21             8        0.14             8        0.24              1       0.02
  Construction............        --          --            --          --            --          --             --         --
Lease financing...........        --          --            --          --            --          --              3       0.02
Home equity lines of
  credit and second
  mortgage loans..........        20        0.42            28        0.83            16        2.14              5       0.98
Other consumer............        --          --            24        0.03            14        0.11             20       0.15
                           ---------     -------     ---------    --------      --------     -------      ---------    -------
Total allowance for
  loan losses............. $   2,957      100.00%    $   2,311      100.00%     $    925      100.00%     $     835     100.00%
                           =========     ========    =========    ========      ========     =======      =========    =======

                                  AT DECEMBER 31,
                           -----------------------------
                                      1992
                           ----------------------------
                                          PERCENT OF
                                         LOANS IN EACH
                                          CATEGORY TO
                               AMOUNT     TOTAL LOANS
                            ---------  ----------------

Real estate loans:
  One- to four-family.....   $     404       90.85%
  Multifamily.............           8        0.97
  Commercial real estate..         214        6.12
  Mixed use...............          --          --
  Land....................           2        0.05
  Construction............          --        0.20
Lease financing...........          18        0.12
Home equity lines of
  credit and second
  mortgage loans..........          12        1.44
Other consumer............           1        0.25
                             ---------    --------
Total allowance for
  loan losses.............   $     659      100.00%
                             =========    ========

        Included in the above amounts are specific reserves totaling $579,000, $392,000, $201,000, $240,000, and $260,000, at December 31, 1996, 1995, 1994,
1993, and 1992, respectively, related to loans classified as loss.

         REO. REO is initially recorded at estimated fair value less selling costs. Fair value is defined as the estimated amount in cash or cash-equivalent value of other consideration that a real estate parcel would yield in a current sale between a willing buyer and a willing seller. Subsequent to foreclosure, REO is periodically evaluated by management and an allowance for loss is established if the estimated fair value of the property, less estimated costs to sell, declines.

         As of December 31, 1996, all of the Company's REO consisted of one-to-four family real estate.


INVESTMENT SECURITIES

         The following table sets forth the cost basis and fair value of the Company's investment portfolio at the dates indicated.



                                                                      AT DECEMBER 31,
                                                 1996                     1995                        1994
                                       -------------------------  -----------------------  -------------------------
                                          COST           FAIR        COST         FAIR         COST         FAIR
                                          BASIS          VALUE       BASIS        VALUE        BASIS        VALUE
                                          -------      -------      -------      -------      -------     ---------
                                                                    (DOLLARS IN THOUSANDS)
Investment Securities:
   Held to maturity:
     Corporate debt.................    $      --    $      --    $      --     $     --     $  1,896     $   1,901
     Margin Account .................          18           18           --           --           --            --
     Other investments..............            1            1           --           --           --            --
   Available for sale:
     Municipal bonds................        7,325        7,507       12,360       12,712       10,460         9,722
     Corporate debt.................       22,525       23,569       22,850       23,987          823           826
     Obligations of U.S.
       government agencies..........       31,139       31,272        3,359        3,359           --            --
     Certificate of Deposits .......          499          499           --           --           --            --
                                          -------      -------      -------      -------      -------     ---------
Subtotal............................       61,505       62,866       38,569       40,058       13,179        12,449
   Securities purchased under
     agreements to resell...........        1,730        1,730           --           --        1,181         1,181
   Equity securities:
     Stock in FHLB Atlanta..........        7,300        7,300        5,275        5,275        4,900         4,900
     Stock in FHLMC ................        5,000        4,988           --           --           --            --
     Stock in FNMA .................        8,000        8,232           --           --           --            --
     Other Corporate Stock .........        1,011        1,011           --           --           --            --
                                        ---------    ---------    ---------     --------     --------     ---------
     Total..........................    $  84,546    $  86,127    $  43,844     $ 45,333     $ 19,260     $  18,530
                                        =========    =========    =========     ========     ========     =========

         The following table sets forth the scheduled maturities, carrying values, and current yields for the Company's investment portfolio of debt securities at December 31, 1995 (dollars in thousands):

                                                                        AFTER ONE BUT        AFTER FIVE BUT
                                                    WITHIN ONE YEAR   WITHIN FIVE YEARS     WITHIN TEN YEARS     AFTER TEN YEARS
                                                 ------------------- -------------------  --------------------- -----------------
                                                  BALANCE WEIGHTED    BALANCE   WEIGHTED    BALANCE   WEIGHTED    BALANCE   WEIGHTED
                                                    DUE     YIELD       DUE       YIELD       DUE       YIELD       DUE       YIELD
                                                 ------------------   -------- ---------   ---------  -------    --------  --------
                                                                                          (DOLLARS IN THOUSANDS)
Municipal bonds (a)                              $      --       --    $   568     7.42%   $  3,587      7.60%    $ 3,351     11.30%
Corporate debt                                          --       --      1,990     7.17       7,497      6.95      14,083      7.34
Certificates of Deposit                                 --       --        499     6.92          --        --          --        --
Obligations of U.S. Government Agencies                 --       --        989     7.17          --        --      30,283      6.09
Securities purchased under agreements to resell      1,748     6.19         --       --          --        --          --        --
Equities                                                --       --         --       --          --        --      14,231      7.31
                                                 ---------  ---------   ------ ---------   ---------  -------    --------  --------
                                                 $   1,748      6.19%  $ 4,046     7.17%   $ 11,084      7.16%    $61,948      6.94%
                                                 =========  ========   ======= =========   =========  =======     =======  ========

                                                        TOTALS
                                                ----------------------
                                                  BALANCE   WEIGHTED
                                                    DUE       YIELD
                                                 --------  --------
                                                (DOLLARS IN THOUSANDS)
Municipal bonds (a)                              $  7,506      6.01%
Corporate debt                                     23,570      7.20
Certificates of Deposit                               499      6.92
Obligations of U.S. Government Agencies            31,272      6.12
Securities purchased under agreements to resell     1,748      6.25
Equities                                           14,231      7.55
                                                 --------  --------
                                                 $ 78,826      6.70%
                                                 ========  ========


(a)  Yields on tax exempt obligations are computed on a tax equivalent basis.

Deposits and Other Sources of Funds

In 1996, the Bank introduced an Automatic Teller Machine Card ("ATM") associated with its money market accounts.

         Deposits in the Bank as of December 31, 1996 were represented by the various programs described below:


                                                                                                PERCENT
                                                                                               OF TOTAL
             TERM                       CATEGORY                          BALANCE              DEPOSITS
             ----                       --------                          -------              --------
                                                                      (In thousands)
         None                  Checking Accounts                        $       309              0.08%
         None                  Money Market Accounts                        109,835             28.13%
         None                  Passbook Accounts                              1,758              0.45%

                               Certificates of Deposit
         3-month               Fixed-Term, Fixed-Rate                         1,210              0.31%
         6-month               Fixed-Term, Fixed-Rate                         6,408              1.64%
         12-month              Fixed-Term, Fixed-Rate                        39,402             10.09%
         18-month              Fixed-Term, Fixed-Rate                         7,181              1.84%
         2-year                Fixed-Term, Fixed-Rate                        41,443             10.61%
         30-month              Fixed-Term, Fixed-Rate                        46,294             11.86%
         3-year                Fixed-Term, Fixed-Rate                        20,985              5.37%
         4-year                Fixed-Term, Fixed-Rate                           717              0.18%
         5-year                Fixed-Term, Fixed-Rate                       107,289             27.48%
         7-year                Fixed-Term, Fixed-Rate                         4,658              1.19%
         10-year               Fixed-Term, Fixed-Rate                         2,997              0.77%
                                                                        -----------              -----
         Total                                                          $   390,486            100.00%
                                                                        ===========            =======

         The following table sets forth the change in dollar amount of deposits in the various types of accounts offered by the Company between the dates indicated:


                                        BALANCE                                       BALANCE
                                           AT          PERCENTAGE                        AT          PERCENTAGE
                                       DECEMBER 31,        OF          INCREASE     DECEMBER 31,         OF          INCREASE
              ACCOUNTS                     1996         DEPOSIT       (DECREASE)       1995           DEPOSITS      (DECREASE)
              --------                     ----         -------       ----------       ----           --------      ----------
                                                                                       (Dollars in thousands)
Passbook.............................. $    1,758           .45%       $    (262)     $   2,020          0.66%       $    (680)
Money market..........................    109,835         28.13           34,103         75,732         24.71           65,342
Checking..............................        309           .08           (1,439)         1,748          0.57            1,449
Certificates of deposit...............    278,584         71.34           51,584        227,000         74.06           27,978
                                          -------         -----           ------      ---------      --------        ---------
     Total............................ $  390,486        100.00%       $  83,986      $306,500         100.00%       $  94,089
                                          =======        ======           ======      ========         ======        =========



                                           BALANCE
                                              AT         PERCENTAGE
                                         DECEMBER 31,        OF
              ACCOUNTS                       1994         DEPOSITS
              --------                       ----         --------
                                            (Dollars in thousands)
Passbook..............................    $   2,700          1.27%
Money market..........................       10,390          4.89
Checking..............................          299          0.14
Certificates of deposit...............      199,022         93.70
                                          ---------       -------
     Total............................    $ 212,411        100.00%
                                          =========        ======

         The following table sets forth certificates of deposit and money market accounts in the Company classified by rates at the dates indicated.


                                               AT DECEMBER 31,
                                   1996             1995              1994
                               -----------       -----------      -----------
                                               (IN THOUSANDS)
0 - 1.99%..................... $     5,235       $      --        $        --
2 - 3.99%.....................         148              --              1,844
4 - 5.99%.....................     210,481           141,750           65,533
6 - 7.99%.....................     170,056           158,375          106,915
8 - 9.99%.....................       1,709             1,817           22,549
10 - 11.99%...................         790               790            2,181
                               -----------       -----------      -----------
                                   388,419       $   302,732      $   199,022
                               ===========       ===========      ===========


        The following table indicates the amount of the Company's certificates of deposit of $100,000 or more by time remaining until maturity as of December 31, 1996.


                                                              CERTIFICATES
                                                               OF DEPOSIT
                                                             (IN THOUSANDS)
 Three months or less........................................   $    2,144
 Three through six months....................................        6,901
 Six through twelve months...................................        4,791
 Over twelve months..........................................       12,366
                                                                ----------
 Total.......................................................   $   26,202
                                                                ==========


BORROWINGS

        Although deposits are the Company's primary source of funds, the Company also utilizes borrowings from the FHLB of Atlanta and securities sold under agreements to repurchase as alternative funding sources As a member of the FHLB System, which, among other things, functions in a reserve credit capacity for savings institutions, the Company is required to own capital stock in the FHLB of Atlanta and is authorized to apply for advances on the security of such stock and certain of its home mortgages and other assets (principally securities which are obligations of, or guaranteed by, the United States of America) provided certain creditworthiness standards have been met. See "Regulation."

        As of December 31, 1996 the Company had outstanding advances of $144.8 million from the FHLB of Atlanta at interest rates ranging from 5.33% to 6.95% and at a weighted average rate of 5.94%.

         The Company also borrows funds by entering into sales of securities under agreements to repurchase the same securities with nationally recognized investment banking firms. The securities are held in custody by the investment banking firms with which the Company enters into the repurchase agreement. Reverse repurchase agreements are treated as borrowings by the Company and are secured by designated fixed and variable rate securities. The proceeds of these transactions are used to meet cash flow or asset/liability matching needs of the Company. The following table sets forth certain information regarding reverse repurchase agreements for the dates indicated:

                                                                     1996             1995              1994
                                                                     ----             ----              ----
                                                                             (DOLLARS IN THOUSANDS)
Weighted average balance during the year......................  $    68,920       $    97,692      $    45,759
Weighted average interest rate during the year................        5.77%             6.29%             4.92%
Maximum month-end balance during the year.....................  $    97,416       $   119,507      $    79,613
Mortgage-backed securities underlying
   the agreements as of the end of the year:
   Carrying value, including accrued interest.................       22,856           103,590           93,608
Estimated market value........................................       22,804           103,891           89,224

Agencies
   Carrying value, including accrued interest.................       38,562            10,499           30,794
   Estimated market value.....................................       38,621            10,594           29,441

         The following table sets forth information regarding the weighted average interest rates and the highest and average month end balances of the Company's borrowings.



                                          AT OR                                                       AT OR
                                   FOR THE YEAR ENDED                                           FOR THE YEAR ENDED
                                    DECEMBER 31, 1996                                            DECEMBER 31, 1995
                       ----------------------------------------------------- -------------------------------------------------------
                                WEIGHTED   MAXIMUM    WEIGHTED    AVERAGE               WEIGHTED   MAXIMUM    WEIGHTED    AVERAGE
                        ENDING  AVERAGE   AMOUNT AT   AVERAGE     WEIGHTED     ENDING   AVERAGE   AMOUNT AT   AVERAGE     WEIGHTED
CATEGORY               BALANCE    RATE    MONTH-END   BALANCE   AVERAGE RATE   BALANCE   RATE     MONTH-END   BALANCE  AVERAGE RATE
--------              --------  --------  ---------  ---------  ------------  --------  --------  ---------   -------  ------------
                                                                              (Dollars in thousands)
Advances from the FHLB
 of Atlanta...........$144,800    5.94%   $154,500    $120,633     5.91%     $ 105,500    5.87%   $ 106,800   $104,110     6.06%
Securities sold under
 agreement to
repurchase            $ 57,581    5.69%   $ 97,416      68,920     5.77%     $  93,905    6.06%   $ 119,507   $ 97,692     6.29%


                                                        AT OR
                                                 FOR THE YEAR ENDED
                                                  DECEMBER 31, 1994
                        -------------------------------------------------------
                                  WEIGHTED     MAXIMUM     WEIGHTED   AVERAGE
                         ENDING   AVERAGE     AMOUNT AT    AVERAGE    WEIGHTED
CATEGORY                 BALANCE   RATE       MONTH-END    BALANCE  AVERAGE RATE
--------                 -------  --------   ----------   --------- ------------

Advances from the FHLB
 of Atlanta...........  $96,000    5.36%     $ 112,000     $82,358      4.64%
Securities sold under
 agreement to
repurchase              $79,613    5.81%     $  79,613     $45,759      4.92%

PROPERTIES

         During 1996, the Bank operated from the Company's headquarters located at 1111 North Highland Street, Arlington, Virginia 22201 and from an office that it subleases from Arbor Capital Partners, Inc., a subsidiary of MET Holdings ("Arbor Capital"), in New York for approximately $58,000 per year.


SUBSIDIARIES

         During the second quarter of 1996, the Bank through its wholly owned subsidiary TeleBanc Servicing Corporation ("TSC") funded 50% of the capital commitment for a new entity, AGT Mortgage Services, LLC ("AGT"). AGT services performing loans and workouts for troubled or defaulted loans for a fee. The Bank also provided in the second quarter of 1996, 50% of the capital commitment for an additional new entity, AGT PRA, LLC ("AGT PRA"). The primary business of AGT PRA is its investment in Portfolio Recovery Associates, LLC ("PRA"). PRA acquires and collects delinquent consumer debt obligations for its own portfolio.


EMPLOYEES

         At  December  31,  1996,  the Company had  approximately  40  full-time employees. Management considers its relations with its employees to be excellent. The Bank's employees are not represented by any collective bargaining group.


                                   REGULATION


GENERAL

         The Company, as a savings and loan holding company, and the Bank, as a federally chartered savings bank, are subject to extensive regulation, supervision and examination by the OTS as their primary federal regulator. The Bank also is subject to regulation, supervision and examination by the Federal Deposit Insurance Corporation (the "FDIC") and as to certain matters by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). See "Management's Discussion and Analysis" and "Notes to Consolidated Financial Statements" as to the impact of certain laws, rules and regulations on the operations of the Company and the Bank. Set forth below is a description of certain recent regulatory developments.

         In September 1996, legislation (the "1996 legislation") was enacted to address the undercapitalization of the SAIF, of which the Bank is a member. As a result of the 1996 legislation, the FDIC imposed a one-time special assessment of 0.657% on deposits insured by the SAIF as of March 31, 1995. The Bank incurred a one-time charge of $1.7 million (before taxes) to pay for the special assessment based upon its level of SAIF deposits as of March 31, 1995. After the SAIF was deemed to be recapitalized, the Bank's deposit insurance premiums to the SAIF were reduced as of September 30, 1996. The Bank expects that its future deposit insurance premiums will continue to be lower than the premiums it paid prior to the recapitalization.

         The 1996 legislation also contemplates the merger of the SAIF with the Bank Insurance Fund (the "BIF"), which generally insures deposits in national and state-chartered banks. The combined deposit insurance fund, which will be formed no earlier than January 1, 1999, will insure deposits at all FDIC insured depository institutions. As a condition to the combined insurance fund, however, no insured depository institution can be chartered as a savings association. The Secretary of the Treasury is required to report to the Congress no later than March 31, 1997 with respect to the development of a common charter for all insured depository institutions. If legislation with respect to the development of a common charter is enacted, the Bank may be required to convert its federal charter to either a new federal type of bank charter or state depository institution charter. Future legislation also may result in the Company becoming g regulated as a bank holding company by the Federal Reserve Board rather than a savings and loan holding company regulated by the OTS. Regulation by the Federal Reserve Board could subject the Company to capital requirements that are not currently applicable to the Company as a holding company under OTS regulation and may result in statutory limitations on the type of business activities in which the Company may engage at the holding company level, which business activities currently are not restricted. The Company and the Bank are unable to predict whether such legislation will be enacted.

         The 1996 legislation also contained several provision that could impact operations of the Bank, including augmenting the Bank's commercial lending authority by 10% of assets, provided that any loans in excess of 10% are used for small business loans. Furthermore, the qualified thrift lender test that the Bank must comply with was liberalized to provide that small business, credit card and student loans can be included without any limit, and that the Bank can qualify as a qualified thrift lender by meeting either the test set forth in the Home Owners' Loan Act or under the definition of a domestic building and loan association as defined under the Internal Revenue Code of 1086, as amended (the "IRC").

         Separate legislation was enacted in 1996, and is effective for tax years beginning after December 31, 1995, repealing the thrift bad debt provisions of Section 593 of the IRC under which qualified savings institutions calculated their bad debt deduction for federal income tax purposes. As a result, the Bank will no longer be able to use the "reserve method" for computing its bad debt deduction and will be allowed to deduct only those bad debts actually incurred during the taxable year. The bad debt provisions of this legislation also require thrifts to recapture and pay tax on bad debt reserves accumulated since 1987 over a six year period, beginning with a thrift's first taxable year beginning after December 31, 1995. This recapture is suspended for up to two years, however, if the thrift meets a residential loan origination test. The legislation exempted from recapture $(264,000) in pre-1988 bad debt deductions taken by the Bank and will defer up to two years the recapture of an additional $549,000, subject to the Bank's compliance with the new home mortgage residential loan origination test.

         During  1996,  the  OTS  continued  its  comprehensive  review  of  its regulations to eliminate duplicative, unduly burdensome and unnecessary regulations concerning lending and investments, corporate governance, subsidiaries and equity investments, conflicts of interest and usurpation of corporate opportunity. The OTS's revised lending and investments regulation generally imposes general safety and soundness standards, and also provides that commercial loans made by a service corporation of a savings association will be exempted from an institution's overall 10% limit on commercial loans. Such regulations now allow an institution to use its own cost-of-funds index in structuring adjustable rate mortgages, and eliminate percentage of assets limitations on credit card lending.

         The OTS's revised subsidiaries and equity investment regulation consolidated all OTS regulations that apply to various types of subsidiaries of federal associations and updates the list of pre-approved service corporation activities with additional activities that the OTS has deemed to be reasonable related to the activities of federal savings institutions. The revised corporate governance regulation is intended to prove greater flexibility with respect to corporate governance of federal savings institutions, such as the Bank.

         The OTS also converted its policy statement on conflicts of interest to a regulation that is intended to be based upon common law principles of "duty of loyalty" and "duty of care." The new conflicts regulation provides that directors, officers, employees, person having the power to control the management or policies of savings associations, and other persons who owe fiduciary duties to savings associations, and other persons who owe fiduciary duties to savings institutions will be prohibited from advance their own personal or business interests, or those of others, at the expense of the institutions they serve, The "appearance of a conflict of interest" standard was removed from the scope of the revised rule. The OTS also clarified that "persons having the power to control management or policies of savings associations" includes holding companies such as the Company. The OTS corporate opportunity regulations and policy statements also were eliminated and replaced with a standard similar to common law standards governing usurpation of corporate opportunity. Significantly under the revised regulation, transfers of a line of business within a holding company structure will not be deemed to be a usurpation of corporate opportunity if an institution receives fair market consideration for a line of business transferred to its holding company or its affiliates. In such transactions, the OTS will generally defer to decisions made by a holding company, subject to compliance with Sections 23A or 23B of the Federal Reserve Act and general safety and soundness principles.


ITEM 2.       PROPERTIES

         Reference is made to the information set forth under the caption "Properties" under Item 1. Business of this Annual Report on Form 10-K.


ITEM 3.     LEGAL PROCEEDINGS

         There are no material pending legal proceedings, other than ordinary routine litigation incidental to its business, to which the Company or any of its subsidiaries is a party or of which any of their property is the subject.


ITEM 4.     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

         No matters were submitted to a vote of TeleBanc stockholders during the fourth quarter of the fiscal year ended December 31, 1996.


                                     PART II


ITEM 5.     MARKET FOR REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

         Information as to the principal market on which the Company's common stock is traded, the Company's dividend policy and the high and low bid quotations or sales prices, as applicable, for each calendar quarter since the Company's initial public offering is incorporated herein by reference to the section titled "Company Information" in the 1996 Annual Report to Stockholders. The approximate number of holders of record of the Company's common stock at December 31, 1996 was less than 200.


ITEM 6.     SELECTED FINANCIAL DATA

         Selected consolidated financial data for the five years ended December 31, 1996 included in the section titled "Selected Financial Data" in the 1996 Annual Report to Stockholders is incorporated herein by reference.


ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        Management's Discussion and Analysis of Financial Condition and Results of Operations included in the section so titled in the 1996 Annual Report to Stockholders is incorporated herein by reference.


ITEM 8.     FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

         Certain of the information required by this Item is incorporated by reference to the sections titled "Consolidated Statements of Financial Condition," "Consolidated Statements of Operations," "Consolidated Statements of Stockholders' Equity," "Consolidated Statements of Cash Flows" and

"Notes to Consolidated Financial Statements" in the 1996 Annual Report to Stockholders. The independent auditors' report of Arthur Andersen LLP with respect to the Company's consolidated statements of financial condition at December 31, 1996 and 1995 and the consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1996 and 1995 is filed as Exhibit 99 and is incorporated herein by reference. The independent auditors' report of KPMG Peat Marwick LLP with respect to the Company's consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 1994 is filed as Exhibit 99 and is incorporated herein by reference.


ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         Item 9 is not applicable.


                                    PART III


ITEM 10.      DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

         Pursuant to General Instruction G of the Form 10-K, such information shall be filed as an amendment no later than 120 days from December 31, 1996.


ITEM 11.      EXECUTIVE COMPENSATION

                  Pursuant to General Instruction G of the Form 10-K, such information shall be filed as an amendment no later than 120 days from December 31, 1996.


ITEM 12.      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  Pursuant to General Instruction G of the Form 10-K, such information shall be filed as an amendment no later than 120 days from December 31, 1996.


ITEM 13.      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  Pursuant to General Instruction G of the Form 10-K, such information shall be filed as an amendment no later than 120 days from December 31, 1996.


                                     PART IV

ITEM 14.      EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

         (a)(1) The following consolidated financial statements of registrant and its subsidiary and report of independent auditors are included in Item 8 hereof.

         Report of Independent Auditors.

         Consolidated Statements of Financial Condition - December 31, 1996 and 1995.

         Consolidated Statements of Operations - Years Ended December 31, 1996, 1995 and 1994.

         Consolidated Statements of Changes in Stockholders' Equity - Years Ended December 31, 1996, 1995 and 1994.

         Consolidated Statements of Cash Flows - Years Ended December 31, 1996, 1995 and 1994.

         Notes to Consolidated Financial Statements.

         (a)(2) All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

         (a)(3) The following exhibits are either filed with this Report or are incorporated herein by reference:

         3.1(a)   Amended  and  Restated  Certificate  of  Incorporation  of the
                  Company.*
         3.1(b)   Certificate of Designation.***
         3.2      Bylaws of the Company.****
         4.1      Specimen certificate of shares of Common Stock.**
         10.1     1994 Stock Option Plan.**
         10.2     Tax  Allocation  Agreement,  dated April 7, 1994,  between the
                  Bank and the Company.*
         10.3     Unit Purchase Agreement,  dated as of February 19, 1997, among the Company and the Purchasers identified therein. ***
         10.4     Amended  and  Restated  Acquisition  Agreement,  dated  as  of
                  February 19, 1997, among the Company,  Arbor Capital Partners,
                  Inc., MET Holdings Corporation, and William M. Daugherty. ***
         11       Statement regarding computation of per share earnings.****
         13       1996 Annual Report to Stockholders.****

         21       Subsidiaries of the Registrant.****
         23.1     Consent of Arthur Andersen LLP and KPMG Peat Marwick LLP.****
         27       Financial Data Schedule.
         99.1     Independent auditor's report of Arthur Andersen LLP.****
         99.2     Independent auditor's report of KPMG Peat Marwick.****
         99.3     Definitive  proxy  statement  for the 1997  Annual  Meeting of
                  Stockholders.*****

         (b) The Registrant did not file any Current Reports on Form 8-K during the fourth quarter of its fiscal year ended December 31, 1996.

         (c)      Exhibits to this Form 10-K/A are attached.

         (d)      Not applicable.

------------------

* Incorporated by reference to pre-effective Amendment No. 1 to the Company's registration statement on Form S-1 (File No. 33-76930) filed with the SEC on May 3, 1994.

** Incorporated by reference to the Company's registration statement on Form S-1 (File No. 33-76930) filed with the SEC on March 25, 1994.

*** Incorporated by reference from the Company's Current Report on Form 8-K, as filed with the SEC on March 17, 1997.

**** Exhibit was filed as part of the Company's Report on Form 10-K, as filed with the SEC on March 31, 1997.

***** Exhibit was filed as part of the Company's Report on Form 10-K/A, as filed with the SEC on April 24, 1997.

                                   SIGNATURES


         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized as of the 30th day of March, 1996.


                                               TELEBANC FINANCIAL CORPORATION
                                                         Registrant


                                               By:    /s/ Mitchell H. Caplan
                                                   --------------------------
                                                          Mitchell H. Caplan
                                                              President


         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated as of March 30, 1996.


         Signature                                                                    Title


/s/ David A. Smilow                                                       Chairman of the Board & CEO
-----------------------------                                            (principal executive officer)
David A. Smilow

/s/ Mitchell H. Caplan                                                     President, Vice Chairman
-----------------------------                                                     and Director
Mitchell H. Caplan

/s/ Aileen Lopez Pugh                                                     Executive Vice President and
-----------------------------                                           Chief Financial Officer/Treasurer
Aileen Lopez Pugh                                                 (principal financial and accounting officer)

/s/ David DeCamp                                                                    Director
-----------------------------
David DeCamp

/s/ Arlen W. Gelbard                                                                Director
-----------------------------
Arlen W. Gelbard


/s/ Dean C. Kehler                                                                  Director
-----------------------------
Dean C. Kehler


/s/ Steven F. Piaker                                                                Director
-----------------------------
Steven F. Piaker


/s/ Mark Rollinson                                                                  Director
-----------------------------
Mark Rollinson

                               INDEX TO FINANCIALS


         Report of Independent Auditors.


         Consolidated Statements of Financial Condition - December 31, 1996 and 1995.


         Consolidated Statements of Operations - Years Ended December 31, 1996, 1995 and 1994.


         Consolidated Statements of Changes in Stockholders' Equity - Years Ended December 31, 1996, 1995 and 1994.


         Consolidated Statements of Cash Flows - Years Ended December 31, 1996, 1995 and 1994.


         Notes to Consolidated Financial Statements.

                                  EXHIBIT INDEX

                                                                                                   SEQUENTIALLY
                                                                                                     NUMBERED
  EXHIBIT NO.                                       EXHIBIT                                            PAGE
  -----------                                       -------                                        -------------
     3.1(a) Amended and Restated Certificate of Incorporation of the Company.*

     3.1(b) Certificate of Designation***

     3.2  Bylaws of the Company.

     4.1  Specimen certificate of shares of Common Stock.**

     10.1 1994 Stock Option Plan.**

     10.2 Tax Allocation Agreement, dated April 7, 1994, between the Bank and the Company.*

     10.3 Unit  Purchase  Agreement,  dated as of February 19,  1997,  among the
          Company and the Purchasers identified therein. ***

     10.4 Amended and Restated Acquisition  Agreement,  dated as of February 19,
          1997, among the Company,  Arbor Capital Partners,  Inc., MET Holdings,
          Inc., and William M. Daugherty. ***

     11   Statement regarding computation of per share earnings.

     13 1996 Annual Report to Stockholders, portions of which have been incorporated by reference into this Form 10-K.

     21   Subsidiaries of the Registrant.

     23.1 Consent of Arthur Andersen LLP and KPMG Peat Marwick LLP.


     27   Financial Data Schedule.

     99.1 Independent auditor's report of Arthur Andersen LLP.****

     99.2 Independent auditor's report of KPMG Peat Marwick.****

     99.3 Definitive proxy statement for the 1997 Annual Meeting of Stockholders.*****

         (b) The Registrant did not file any Current Reports on Form 8-K during the fourth quarter of its fiscal year ended December 31, 1996.

         (c)      Exhibits to this Form 10-K/A are attached.

         (d)      Not applicable.

------------------

* Incorporated by reference to pre-effective Amendment No. 1 to the Company's registration statement on Form S-1 (File No. 33-76930) filed with the SEC on May 3, 1994.

** Incorporated by reference to the Company's registration statement on Form S-1 (File No. 33-76930) filed with the SEC on March 25, 1994.

***      Incorporated  by reference  from the Company's  Current  Report on Form
         8-K, as filed with the SEC on March 17, 1997.

**** Exhibit was filed as part of the Company's Report on Form 10-K, as filed with the SEC on March 31, 1997.

***** Exhibit was filed as part of the Company's Report on Form 10-K/A, as filed with the SEC on April 24, 1997.



                                     BYLAWS
                                       OF
                         TELEBANC FINANCIAL CORPORATION

1.           OFFICES.

             1.1.  REGISTERED OFFICE.

             The initial registered office of the Corporation shall be in Wilmington, Delaware, and the initial registered agent in charge thereof shall be Corporation Service Company.

             1.2.  OTHER OFFICES.

             The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.

2.           MEETINGS OF STOCKHOLDERS.

             2.1.  PLACE OF MEETINGS.

             All meetings of the stockholders shall be held at such place as may be fixed from time to time by the Board of Directors, the Chairman of the Board, or the President and stated in the notice of meeting or in a duly executed waiver of notice thereof.

             2.2.  ANNUAL MEETINGS.

             The Corporation shall hold annual meetings of stockholders on the first Wednesday in May at 11 a.m. or at such other date and time as shall be designated from time to time by the Board of Directors, the Chairman of the Board or the President at which stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

             2.3.  SPECIAL MEETINGS.

             Special meetings of the stockholders for any purpose, unless otherwise prescribed by statute, may be called only as provided in the Corporation's Certificate of Incorporation, as amended from time to time (the "Certificate of Incorporation"). Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

             2.4.  NOTICE OF MEETINGS.

             Notice of any meeting of stockholders, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than 10 days nor more than 60 days before the date of the meeting (except to the extent that such notice is waived or is not required as provided in the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law")). Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Section 222 (or any successor section) of the Delaware General Corporation Law.

             2.5.  WAIVERS OF NOTICE.

             Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these Bylaws, a waiver thereof, in writing and delivered to the Corporation, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice (a) of such meeting, except when the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter at the beginning of the meeting.

             2.6.  BUSINESS AT ANNUAL MEETING.

             At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder.

             For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be received at the principal executive offices of the Corporation no later than the date designated for receipt of stockholders' proposals in a prior public disclosure made by the Corporation. If there has been no such prior public disclosure, then to be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days' notice of the date of the annual meeting is given to stockholders or prior public disclosure of the date of the meeting is made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business and (e) the same information required by clauses (b), (c) and (d) above with respect to any other stockholder that, to the knowledge of the stockholder proposing such business, supports such proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.6. The Chairman of the Board shall, if the facts warrant, determine and declare to the annual meeting that a matter of business was not properly brought before the meeting in accordance with the provisions of this Section 2.6, and if the Chairman of the Board should so determine, the Chairman of the Board shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

             2.7.  LIST OF STOCKHOLDERS.

             After the record date for a meeting of stockholders has been fixed, at least 10 days before such meeting, the officer who has charge of the stock ledger of the Corporation shall make a list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place in the city where the meeting is to be held, which place is to be specified in the notice of the meeting, or at the place where the meeting is to be held. Such list also shall, for the duration of the meeting, be produced and kept open to the examination of any stockholder who is present at the time and place of the meeting.

             2.8.  STOCK LEDGER.

             The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list required by Section 2.7 above or to vote in person or by proxy at any meeting of stockholders.

             2.9.  QUORUM AT MEETINGS.

             Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Once a share is represented for any purpose at a meeting (other than solely to object (a) to holding the meeting or transacting business at the meeting or (b) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

             2.10.  VOTING AND PROXIES.

             Unless otherwise provided in the Delaware General Corporation Law or in the Certificate of Incorporation, and subject to the other provisions of these Bylaws, each stockholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the Corporation's capital stock that has voting power and that is held by such stockholder and such number of votes, including multiple or fractional votes, as may be provided by resolution of the Board of Directors for each share of serial preferred stock entitled to vote thereat held by such stockholder. Proxies solicited on behalf of the Board of Directors shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

           2.11.    REQUIRED VOTE.

           If a quorum exists, any matter brought before any meeting of stockholders (other than the election of directors) shall be decided by the affirmative vote of the majority of the votes cast on the matter, unless the Certificate of Incorporation or the Delaware General Corporation Law or these Bylaws requires a greater number of affirmative votes (in which case such different requirement shall apply). Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election (provided a quorum exists), and the election of directors need not be by written ballot. The Board of Directors, in its discretion, may require that any votes cast at such meeting shall be cast by written ballot.

           2.12.    ACTION WITHOUT A MEETING.

           Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders, and may not be effected by any consent in writing by such stockholders, unless such written consent is unanimous, and the writing or writings are delivered to the Corporation for inclusion in the Minute Book of the Corporation.

           2.13.  VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS.

           If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one votes, his or her act binds all; (b) if more than one vote, the act of the majority so voting binds all; (c) if more than one vote, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery of the State of Delaware or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purposes of this Section 2.13 shall be a majority or even-split in interest.

           2.14.  VOTING OF SHARES BY CERTAIN HOLDERS.

           Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him or her, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority so to do is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

           A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the Corporation such stockholder has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his or her proxy, may represent such stock and vote thereon.

           Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

           2.15.    INSPECTORS OF ELECTION.

           In advance of any meeting of stockholders, the Chairman of the Board or the President shall appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies and ballots, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. The inspectors may appoint and retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

3.           DIRECTORS.

             3.1.   POWERS.

             The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things, subject to any limitation set forth in the Certificate of Incorporation, these Bylaws or agreements among stockholders which are otherwise lawful.

             3.2.   NUMBER AND ELECTION.

             The number of directors which shall constitute the whole board shall not be fewer than six nor more than nine. Within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors. Directors shall be elected only by stockholders at annual meetings of stockholders, other than the initial board of directors and except as provided in Section 3.3 hereof in the case of vacancies and newly created directorships. Each director elected shall hold office for the term for which such director is elected and until such director's successor is elected and qualified or until such director's earlier resignation or removal.

             3.3.   VACANCIES.

             Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled, for the unexpired term, by the concurring vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's earlier death, resignation or removal.

             3.4.   CLASSES; TERMS OF OFFICE.

             Unless otherwise provided in the Certificate of Incorporation, the Board of Directors shall divide the directors into three classes; and, when the number of directors is changed, shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall affect the term of any director then in office. At each annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office expiring at the annual meeting of stockholders held in the third year following their election and until their respective successors are elected and qualified, or until such director's earlier death, resignation or removal.

             3.5.   NOMINATION OF DIRECTORS.

             Nominations of persons for election to the Board of Directors may be made by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors at the annual meeting who complies with the notice procedures set forth in this Section 3.5. Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder's notice shall be received at the principal executive offices of the Corporation no later than the date designated for receipt of stockholders' proposals in a prior public disclosure made by the Corporation. If there has been no such prior public disclosure, then to be timely, a stockholder's nomination must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days' notice of the date of the meeting is given to stockholders or prior public disclosure of the date of the meeting is made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving notice (i) the name and address, as they appear on the Corporation's books, of the stockholder proposing such nomination, and (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.5. The Chairman of the Board shall, if the facts warrant, determine and declare to the annual meeting that a nomination was not made in accordance with the provisions of this Section 3.5, and if the Chairman of the Board should so determine, the Chairman of the Board shall so declare to the meeting and the defective nomination shall be disregarded.

             3.6.   MEETINGS.

                      (a)  REGULAR MEETINGS.

             Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

                      (b)   SPECIAL MEETINGS.

             Special meetings of the Board of Directors may be called by the Chairman of the Board, President or any two directors on one day's notice to each director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), telegram or facsimile transmission, and on five days' notice by mail (effective upon deposit of such notice in the mail). The notice need not describe the purpose of a special meeting.

                      (c)  TELEPHONE MEETINGS.

             Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all participating directors can simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

                      (d)  ACTION WITHOUT MEETING.

             Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and the writing or writings are delivered to the Corporation for inclusion in the Minute Book of the Corporation.

                      (e)    WAIVER OF NOTICE OF MEETING; PRESUMPTION OF
                             ASSENT.

             A  director  may  waive  any  notice   required  by  statute,   the
Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice. Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the Minute Book of the Corporation. Notwithstanding the foregoing, a director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. A director who is present at a meeting is presumed to have assented to any action taken unless such director enters a dissent or abstention in the minutes of the meeting or files a written dissent to such action no later than five days after such director receives a copy of the minutes of the meeting, provided that the right to dissent shall not apply to a director who votes in favor of such action.

                      (f)   QUORUM AND VOTE AT MEETINGS.

             At all meetings of the Board of Directors, a quorum of the Board of Directors consists of a majority of the total number of directors prescribed pursuant to Section 3.2 hereof (or, if no number is prescribed, the number in office immediately before the meeting begins). The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws. In the absence of a quorum for any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

             3.7.  COMPENSATION OF DIRECTORS.

             The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a reasonable fixed sum for actual attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

             3.8.  INTERESTED DIRECTORS.

             No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose if: (a) the material facts as to his or her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or her or their relationship or interest and as to the contract or transaction are disclosed to or are known by the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

             3.9.  RESIGNATION.

             Any director may resign at any time by sending a written notice of such resignation to the Chairman of the Board or the President of the Corporation. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the Chairman of the Board or the President. More than three consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

4.           COMMITTEES.

             4.1.   CREATION OF COMMITTEES.

             The Board of Directors may by resolution create one or more committees and appoint members of the Board of Directors to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board of Directors. The Board of Directors shall establish an Audit Committee and a Stock Option Committee, composed in each case only of directors who are not employees of the Corporation or any subsidiary thereof. The creation of a committee and appointment of members to it shall be approved by a majority of all the directors in office when the action is taken, whether or not a quorum. The designation of any committee pursuant to this Article 4 and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law or regulation. The same rules that govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well.

             4.3.  EXECUTIVE COMMITTEE.

             The Board of Directors may by resolution designate the chief executive officer and two or more other directors to constitute an Executive Committee. The chairman of the Executive Committee shall be designated by the Board of Directors. The Executive Committee may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the full Board of Directors for its information at the meeting thereof held next after the proceedings shall have taken place. Subject to Section 4.4 below, each member of the Executive Committee shall hold office until the next annual regular meeting of the Board of Directors following his or her designation and until his or her successor is designated as a member of the Executive Committee.

             4.2.  EXECUTIVE COMMITTEE AUTHORITY.

             The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except to the extent, if any, that such powers and authority shall be limited by the resolution appointing the Executive Committee; and except also that the Executive Committee shall not have the power or authority of the Board of Directors with reference to amending the Certificate of Incorporation; adopting an agreement of merger or consolidation; recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; amending the Bylaws of the Corporation; filling a vacancy or creating a new directorship; or approving a transaction in which any member of the such committee, directly or indirectly, has any material beneficial interest; and unless the resolution or Bylaws expressly so provide, the Executive Committee shall not have the power or authority to declare a dividend or to authorize the issuance of stock or securities convertible into or exercisable for stock.

             4.4.   RESIGNATION AND REMOVAL.

                  Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the Chairman of the Board or the President of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective.

5.           OFFICERS.

             5.1.   POSITIONS.

             The officers of the Corporation shall be a Chairman of the Board, a President, and a Secretary, and such other officers as the Board of Directors (or an officer authorized by the Board of Directors) from time to time may appoint, including one or more Vice Chairmen, Executive Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers. Each such officer shall exercise such powers and perform such duties as shall be set forth below and such other powers and duties as from time to time may be specified by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the duties of such other officers. Any number of offices may be held by the same person.

             5.2.   POWERS.

             (a) Each officer shall have, in addition to the duties and powers set forth herein, such duties and powers as are commonly incident to such officer's office and such additional duties and powers as the Board of Directors may from time to time authorize.

             (b) Powers of attorney, proxies, waivers of notice of meetings, consents and other instruments relating to securities or partnership interests owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, the President or any Vice President, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or at any meeting of any partnership in which the Corporation owns an interest at any such meeting, shall possess and may exercise any and all rights and powers incident to the ownership of such securities or partnership interest and which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

             5.3.   CHAIRMAN OF THE BOARD.

             The Chairman of the Board shall (when present) preside at all meetings of the Board of Directors and stockholders, and shall ensure that all orders and resolutions of the Board of Directors and stockholders are carried into effect. The Chairman of the Board may execute bonds, mortgages and other contracts, under the seal of the Corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

             5.4.   PRESIDENT.

                  The President of the Corporation shall be the chief executive officer, unless the Board of Directors designates the Chairman of the Board as the chief executive officer. The President shall have overall responsibility and authority for management of the operations of the Corporation, subject to the authority of the Board of Directors and the Chairman of the Board. The President may execute bonds, mortgages and other contracts, under the seal of the Corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

             5.5.   VICE PRESIDENT.

             Any Vice President shall have such duties and powers as shall be set forth in these Bylaws or as shall be designated from time to time by the Board of Directors or by the Chairman of the Board or President. In the absence of the President or in the event of the President's inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. Any Vice President may execute bonds, mortgages and other documents under the seal of the Corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

             5.5.   SECRETARY.

             The Secretary shall have responsibility for preparation of minutes of meetings of the Board of Directors and of the stockholders and for authenticating records of the Corporation. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary or an Assistant Secretary also may attest all instruments signed by any other officer of the Corporation.

             5.6.   ASSISTANT SECRETARY.

             The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary.

             5.7.   TREASURER.

             The Treasurer shall have responsibility for the custody of the corporate funds and securities and shall see to it that full and accurate accounts of receipts and disbursements are kept in books belonging to the Corporation. The Treasurer shall render to the Chairman of the Board, the President, the Vice President, and the Board of Directors, upon request, an account of all financial transactions and of the financial condition of the Corporation.

             5.8.   ASSISTANT TREASURER.

             The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer.

             5.9.  TERM OF OFFICE.

             The officers of the Corporation shall hold office until their successors are chosen and qualified or until their death, earlier resignation or removal. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

6.           CAPITAL STOCK.

             6.1.  CERTIFICATES OF STOCK; UNCERTIFICATED SHARES.

             The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed in the name of the Corporation by the Chairman of the Board, the President, or any Vice President, and by the Treasurer, Secretary or any Assistant Treasurer or Assistant Secretary. Any or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

             6.2.   LOST CERTIFICATES.

             The Chairman of the Board, the President, or any Vice President may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as such officer shall require and/or to give the Corporation a bond, in such sum as such officer may direct as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate or uncertificated shares.

             6.3.   RECORD DATE.

                  (a)  ACTIONS BY STOCKHOLDERS.

             In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders (or to take any other action), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be less than 10 nor more than 60 days before the meeting or action requiring a determination of stockholders.

             In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

             A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date.

             If no record date is fixed by the Board of Directors, the record date shall be at the close of business on the day next preceding the day on which notice is given, or if notice is not required or is waived, at the close of business on the day next preceding the day on which the meeting is held or such other action is taken, except that (if no record date is established by the Board of Directors) the record date for determining stockholders entitled to consent to corporate action without a meeting is the first date on which a stockholder delivers a signed written consent to the Corporation for inclusion in the Minute Book of the Corporation.

                  (b)  PAYMENTS.

             In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  (c)   STOCKHOLDERS OF RECORD.

             The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by law.

7.           INSURANCE.

             The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) against liability asserted against or incurred by such person in such capacity or arising from such person's status as such (whether or not the Corporation would have the power to indemnify such person against the same liability).

8.           INDEMNIFICATION.

             8.1. INDEMNIFICATION IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN RIGHT OF THE
                      CORPORATION.

             (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, whether civil, criminal, administrative, arbitrative, or investigative (other than an action by or in right of the Corporation)
by reason of the fact that such person is or was a director, officer, trustee, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee, or agent of another corporation, association, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, and any appeal therein, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful. The termination of any action, suit or proceeding, and any appeal therein, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.


             8.2. INDEMNIFICATION IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION.

             (a) The  Corporation  shall  indemnify  any  person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation. No such indemnification shall be made against expenses in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation or against amounts paid in settlement unless and only to the extent that there is a determination (as set forth in Section 8.3 hereof) that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses or amounts paid in settlement.

             8.3.   AUTHORIZATION OF INDEMNIFICATION.

             Any indemnification under this Article 8 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person or persons have met the applicable standard of conduct set forth in Sections 8.1 and 8.2 hereof and, if applicable, is fairly and reasonably entitled to indemnity as set forth in Section 8.2, as the case may be. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by a majority of the stockholders entitled to vote generally in the election of directors. To the extent, however, that a director, officer, trustee, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case. No director, officer, trustee, employee or agent of the Corporation shall be entitled to indemnification in connection with any action, suit or proceeding voluntarily initiated by such person unless the action, suit or proceeding was authorized by a majority of the entire Board of Directors.

             8.4.   GOOD FAITH DEFINED.

             For purposes of any determination under Section 8.3 hereof, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 8.4 shall mean any other corporation or any association, partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent. The provisions of this Section 8.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Sections 8.1 or 8.2 hereof, as the case may be.

             8.5.   INDEMNIFICATION BY A COURT.

             Notwithstanding any contrary determination in the specific case under Section 8.3, and notwithstanding the absence of any determination thereunder, any director,  officer,  trustee,  employee  or  agent  may  apply  to any  court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 8.1 and 8.2 above. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, trustee, employee or agent is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections 8.1 and 8.2 above, as the case may be. Notice of any application for indemnification pursuant to this Section 8.5 shall be given to the Corporation promptly upon the filing of such application. Notwithstanding any of the foregoing, unless otherwise required by law, no director, officer, trustee, employee or agent of the Corporation shall be entitled to indemnification in connection with any action, suit or proceeding voluntarily initiated by such person unless the action, suit or proceeding was authorized by a majority of the entire Board of Directors.

             8.6.   ADVANCEMENT OF EXPENSES.

             The Corporation may advance expenses (including attorneys' fees) incurred by a director, officer, employee or agent in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification from the Corporation as authorized in this Article 8.

             8.7.   CONTRACT, NON-EXCLUSIVITY AND SURVIVAL OF INDEMNIFICATION.

             The indemnification provided by this Article 8 shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in such capacity at any time while this Article 8 is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. Further, the indemnification and advancement of expenses provided by this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any certificate of incorporation, bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that, subject to the limitation in Section
8.3 hereof concerning voluntary initiation of actions, suits or proceedings, indemnification of the persons specified in Sections 8.1 and 8.2 hereof shall be made to the fullest extent permitted by law. The provisions of this Article 8 shall not be deemed to preclude the indemnification of any person who is not specified in Sections 8.1 or 8.2 of this Article 8 but whom the Corporation has the power or obligation to indemnify under the provisions of the law of the State of Delaware. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 8 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

             8.8.   MEANING OF "CORPORATION" FOR PURPOSES OF ARTICLE 8.

             For purposes of this Article 8, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article 8 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

9.           NOTICES.

             9.1.   NOTICES.

             Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or telecopy.

             9.2.   WAIVERS OF NOTICE.

             Whenever any notice is required by law, the Certificate of Incorporation or these bylaws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

             Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting with the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any other waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

10.          GENERAL PROVISIONS.

             10.1.  INSPECTION OF BOOKS AND RECORDS.

             Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.

             10.2.  DIVIDENDS.

             The Board of Directors may declare dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and the laws of the State of Delaware, and such dividends may be paid in cash, in property, or in shares of capital stock of the Corporation. Subject to the Delaware General Corporation Law, such dividends may be paid either out of surplus, out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

             10.3.  RESERVES.

             The Board of Directors may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

             10.4.  EXECUTION OF INSTRUMENTS.

             All checks, drafts or other orders for the payment of money, and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

             10.5.  FISCAL YEAR.

             The fiscal year of the Corporation shall begin on January 1 and end on December 31.

             10.6.  SEAL.

             The corporate seal shall be in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

11.          AMENDMENTS TO BYLAWS.

             The Board of Directors may from time to time adopt, amend and repeal these Bylaws. Such action by the Board of Directors shall require the affirmative vote of at least a majority of the directors then in office. If stockholders are entitled to vote with respect thereto to amend or repeal Bylaws adopted by the Board of Directors as may be provided in the Certificate of Incorporation or by law, then the affirmative vote of 66-2/3% of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the amendment or repeal of Bylaws by the stockholders of the Corporation. Any amendments to Sections 3.2,
3.4 and 3.5 of the Corporation's Bylaws shall require the affirmative vote of the stockholders set forth in the preceding sentence.

                                   * * * * *

             The foregoing Bylaws were adopted by the Board of Directors on March 23, 1994.


                                                     /s/ David Smilow
                                                     ---------------------------
                                                     Chairman of the Board


  Attested:


/s/ Elizabeth Felix
-------------------
  Secretary



These Bylaws reflect amendments adopted in February 1997

                         TELEBANC FINANCIAL CORPORATION

                                   EXHIBIT 11

                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           YEARS ENDED DECEMBER 31,
                                                                      1996                          1995
                                                                      ----                          ----
                        PRIMARY
Net income for primary income per common share                    $    2,600                    $    2,720

Weighted average number of common shares outstanding
     during the year                                               2,049,500                     2,049,500
Add common equivalent shares                                         264,864                           219
                                                                 -----------                   -----------
Weighted average number of shares used in calculating
     primary income per share                                      2,316,616                     2,049,719

Primary income per common share                                   $     1.12                    $     1.33

                     FULLY DILUTED

Net income for fully diluted net income per share                 $    2,552                    $    2,720

Weighted average number of shares used in calculating
     of primary income per share                                   2,314,364                     2,049,719
Add (deduct) incremental shares representing:
Shares issuable upon exercise of stock options included
     in primary calculation above                                  (264,864)                         (219)
Shares issuable upon exercise of stock options based on
     year-end market price                                           290,954                        19,097
                                                                 -----------                   -----------
Weighted average number of shares used in calculating
     fully diluted income per share                                2,340,454                     2,068,597

Fully diluted income per common share                             $     1.09                    $     1.31

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

     TeleBanc Financial Corporation ("TeleBanc" or the "Company") was organized by its majority stockholder, MET Holdings Corporation, to become, in March 1994, the parent savings and loan holding company for TeleBank ("the Bank"), a federally chartered savings bank. All references to the Company include the business of the Bank. Financial and other data as of and for all periods prior to March 1994 represent the consolidated data of the Bank only. Prior to March 1996, the Bank was formerly known as Metropolitan Bank for Savings, F.S.B.

     During the second quarter of 1994, TeleBanc completed its initial public offering, raising $4.6 million through the sale of common stock and an additional $17.3 million through the issuance of subordinated notes with warrants. Since completion of the offering, the Company has emphasized growth of the Bank through careful leveraging of the proceeds. At December 31, 1996, TeleBanc reported total assets of $648.0 million, total deposits of $390.5 million, and stockholders' equity of $24.7 million, compared to $553.9 million, $306.5 million, and $21.6 million, respectively, at December 31, 1995.

     Since 1989, the Bank has been developing an operating strategy that seeks to minimize general and administrative expenses through more efficient deposit gathering, borrowing, and asset generation. From its headquarters in Arlington, Virginia, the Company attracts primarily low transaction deposit accounts such as certificates of deposit and money market accounts by advertising and conducting public relation campaigns in select markets. Unlike traditional financial institutions, the Company pursues a "branchless" marketing strategy and thus interacts with its customers primarily through the Company's toll free telephone number and mail. Company representatives utilize a sophisticated computer software system to market and process deposits, build a customer database for future products and provide quality service. Other funding sources for the Company include borrowings from the Federal Home Loan Bank of Atlanta ("FHLB"), securities sold under agreements to repurchase, and subordinated debt.

     The Company's asset acquisition strategy is focused on investing in one-to-four unit, single-family mortgages and mortgage backed securities purchased in the secondary market rather than to originate loans. The Company seeks to manage interest rate risk through matching the maturities of its deposit solicitations and borrowings as compared with its asset purchases and the use of certain hedging techniques in order to operate profitably in various interest rate environments.

     On February 28, 1997, the Company consummated the sale of $29.9 million of units in the form of convertible preferred stock, senior subordinated notes and warrants and the purchase of the assets of Arbor Capital Partners, Inc. ("Arbor"), a registered investment advisor, funds manager and broker-dealer. MET Holdings, TeleBanc's majority shareholder, owns a majority of Arbor.

     The $29.9 million in units were sold to investment partnerships managed by Conning & Company, CIBC WG Argosy Merchant Fund 2, LLC, the Progressive Corporation, and The Northwestern Mutual Life Insurance Company. Representatives from the Conning partnerships and the CIBC Merchant Fund will serve on the Board. The units consist of $13.7 million in 9.5% senior subordinated notes with 198,088 detachable warrants, $16.2 million in 4.0% convertible preferred stock, and rights to 205,563 contingent warrants.

     Also in connection with the sale of units, the Arbor asset acquisition was structured as a tax free issuance of 162,461 shares of TeleBanc common stock and a $500,000 cash payment for the Arbor assets. An independent appraisal valued the assets to be acquired from Arbor at $3.1 million. Consistent with TeleBanc's charter, the number of shares issued to Arbor as consideration is limited to 5% of total market value of outstanding TeleBanc stock at the time of acquisition.

     The following financial review presents management's analysis of the consolidated financial condition and results of operations of TeleBanc, and should be read together with the consolidated financial statements and accompanying notes.

INTEREST RATE SENSITIVITY MANAGEMENT

     The Company actively monitors the sensitivity of its assets and liabilities to various interest rate environments due to repricing in future time periods. Effective interest rate sensitivity management seeks to ensure that net interest income is protected from the impact of changes in interest rates.

     The Company's strategies are intended to stabilize the Company's net interest rate spread under a variety of changes in interest rates. In an effort to manage growth effectively, the Company undertook a slow, yet steady path to leverage the initial public offering proceeds and invest in interest-earning assets. It is management's intent to leverage the $29.9 million private placement proceeds and invest in interest-earning assets in a path similar to that of the initial public offering. This growth was funded by raising deposits and incurring debt, including FHLB advances and securities sold under agreements to repurchase
("reverse repos"). The Company's deposit gathering strategy tends to rely on higher yielding money market accounts and certificates of deposit accumulated through the Bank's branchless banking telephone and mail operations, rather than relying on higher overhead products such as extensive branch networks and transaction accounts (i.e., checking accounts). Similarly, the Company tends to invest its funds in assets purchased in the secondary market rather than incurring overhead for extensive loan origination operations. As a result, the Company's interest rate spread may be lower than that of traditional financial institutions. By seeking to match closely the maturities of its interest-sensitive assets and liabilities, the Company believes it can maintain relatively consistent interest rate spreads and mitigate much of the interest rate risk associated with such assets and liabilities.

     The Company utilizes hedging techniques to reduce its overall interest rate risk exposure over a one-to-seven year period. Management's hedging practices are directed towards the following risks: interest rate sensitivity gap between the amount of interest-earning assets and the amount of interest-bearing liabilities, loan prepayments and premature withdrawal of deposits. A policy adopted by the Company's Board of Directors prohibits management from speculative purchases or sales of futures, options, stripped mortgage-backed securities and other mortgage derivative products.

     Interest rate swaps, caps, floors, collars and financial options are used to manage interest rate exposure by hedging certain assets and liabilities, and are not used for speculative purposes. The Company's interest rate spread was 1.84%, 1.72%, and 1.51% for 1996, 1995 and 1994, respectively. The Company's yield on interest-earning assets for such periods was 1.94%, 1.88% and 1.62%, respectively. Since the initial public offering in May 1994, the Company has steadily grown both assets and liabilities, with average interest earning assets growing from $206.9 million for the quarter ended March 31, 1994 to $575.5 million for the year ended December 31, 1996, and average interest bearing liabilities growing from $206.1 million to $564.3 million over the same period. The Company's ongoing strategy is to maintain a relatively stable interest rate margin and interest rate spread.

     The Company matches its assets and liabilities by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific period if it will mature or reprice within that period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within the same time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities, and is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. Generally, during a period of rising interest rates, a negative gap would adversely affect net interest income while a positive gap would result in an increase in net interest income; conversely, during a period of falling interest rates, a negative gap would result in an increase in net interest income and a positive gap would adversely affect net interest income. The Company's current asset-liability management strategy is to maintain an evenly matched one-to-five year gap giving effect to hedging, but depending on market conditions and related circumstances, a positive or negative one-to-five year gap of up to 20% may be acceptable. Giving effect to the Company's hedging activities, the Company's one-year gap at December 31, 1996 is (0.16)%. The Company's hedge-effected one-to-five year gap at such date is (11.59)%.

     The following assumptions were used by management in order to prepare the Company's gap table set forth on the next page. Non-amortizing investment securities are shown in the period in which they contractually mature.
Investment securities which contain embedded options such as puts or calls are shown in the period in which that security is currently expected to be put or called or to mature. The table assumes that fully-indexed, adjustable-rate, residential mortgage loans and mortgage-backed securities prepay at an annual rate between 10% and 15%, based on estimated future prepayment rates for comparable market benchmark securities and the Company's prepayment history. The table also assumes that fixed rate, current-coupon residential loans prepay at an annual rate of between 10% and 15%. The above assumptions were adjusted up or down on a pool by pool basis to model the effects of product type, coupon rate, rate adjustment frequency, lifetime cap, net coupon reset margin, and periodic rate caps upon prevailing annual prepayment rates. Time deposits are shown in the period in which they contractually mature, and savings deposits are shown to reprice immediately. The interest rate sensitivity of the Company's assets and liabilities could vary substantially if different assumptions were used or if actual experience differs from the assumptions used.

     Certain shortcomings are inherent in the method of analysis presented in the gap table. Although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. The interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types of assets and liabilities may lag behind changes in market interest rates. Certain assets, such as adjustable-rate mortgages, have features which restrict changes in interest rates on a short-term basis and over the life of the assets. In the event of a change in interest rates, prepayment rates would likely deviate significantly from those assumed in calculating the table. The ability of many borrowers to service their debt may decrease in the event of an interest rate increase.

     Management measures the efficiency of its asset/liability management strategies by analyzing, on a quarterly basis, the Bank's theoretical Net Portfolio Value (NPV) and the effect that changes in interest rates are expected to have on NPV. The Board of Directors has established limits within which such changes in NPV are expected to be maintained in the event of a change in interest rates. Under proposed Office of Thrift Supervision ("OTS") regulations, an institution's interest rate risk exposure is measured based upon a 200 basis point parallel shift in market interest rates. A savings institution whose measured interest rate risk exposure is greater than specified levels must deduct an interest rate risk component from total capital for purpose of determining regulatory risk-based capital levels. As of December 31, 1996, the Bank would not have been required to deduct any interest rate risk component from capital under the proposed OTS interest rate risk capital regulations.

-----------------------------------------------------------------------------------------------------------------
                                                              REPRICING       REPRICING      REPRICING
                                                                WITHIN          WITHIN         WITHIN   REPRICING
                                        BALANCE       PERCENT     0-3            4-12           1-5       OVER
(Dollars in Thousands)           DECEMBER 31, 1996    OF TOTAL   MONTHS          MONTHS        YEARS    5 YEARS
-----------------------------------------------------------------------------------------------------------------
Interest-earning assets:
Loans receivable, net                   $351,821       56.21%  $  17,339       $140,267       $133,274  $  60,941
Investment securities
  available for sale, interest
  bearing accounts & FHLB stock           88,636        14.16     27,654            487          9,908     50,587
Mortgage-backed
   securities available for sale         184,743        29.51     49,942         69,131         47,702     17,968
Federal funds sold                           750         0.12        750             --             --         --
                                        ---------    -------------------------------------------------------------
Total interest-earning assets           $625,950      100.00%  $  95,685       $209,885       $190,884  $ 129,496
Non-interest earning assets:              22,015     -------------------------------------------------------------
                                        --------
Total assets                            $647,965
                                        --------
Interest-bearing liabilities:
Savings deposits                        $111,843       18.35%   $111,843     $       --     $       -- $       --
Time deposits                            278,643        45.72     31,739         92,011        151,462      3,431
FHLB advances                            144,800        23.76    134,800         10,000             --         --
Other borrowings                          57,581         9.45     57,581             --             --         --
Subordinated debt                         16,586         2.72         --             --             --     16,586
                                        ---------    -------------------------------------------------------------
Total interest-bearing liabilities      $609,453      100.00%   $335,963       $102,011       $151,462  $  20,017
Non-interest bearing liabilities          13,854     -------------------------------------------------------------
                                        --------
Total liabilities                       $623,307
Stockholders' equity                      24,658
Total liabilities and                   --------
  stockholders equity                   $647,965
Periodic repricing difference
  (periodic gap)                                             $ (240,278)     $  107,874     $   39,422  $ 109,479
Cumulative repricing difference
  (cumulative gap)                                           $ (240,278)    $ (132,404)    $  (92,982) $   16,497
Cumulative gap to total assets                                  (37.08)%       (20.43)%       (14.35)%      2.55%
Cumulative gap to total assets
   hedge effected (a)                                           (11.40)%        (0.16)%       (11.59)%      2.55%
                                        --------------------------------------------------------------------------

(a) The hedge effected cumulative gap to total assets reflects the effect of hedging instruments on the Company's gap at December 31, 1996. For purposes of determining the effect of such hedging instruments, interest rate swap agreements are treated as part of the hedged liability, hence, the cash flows from the swap and the hedged asset or liability are netted and the resulting cash flows are used in the gap calculation. Interest rate cap agreements also are treated as part of the hedged asset or liability and weighted by market's estimate of the likelihood the cap strike will be met or exceeded. The net cash flows are used in the gap calculations.

FINANCIAL CONDITION

     The Company's total assets increased by $94.1 million or 17.0% from $553.9 million at December 31, 1995 to $648.0 million at December 31, 1996. The increase in assets during 1996 primarily reflects continued leveraging of the Bank's capital. At December 31, 1993, the Bank had stockholders' equity of $12.4 million. Following the Company's initial public offering in May 1994, the Company increased the Bank's equity by $15.0 million, thereby supporting a 31-month period of growing the Bank from $220.3 million in assets to $648.0 million in assets as of December 31, 1996. Growth in assets is attributable to increases in mortgage-backed securities and loans receivable. The primary sources of funds for this growth in assets were deposits and borrowings.

     Loans receivable, net and loans receivable held for sale increased $103.3 million or 41.6%, from $248.5 million at December 31, 1995 to $351.8 million at December 31, 1996. The increase reflects whole loan purchases of $182.0 million offset by $51.2 million of principal repayments and $27.0 million of loans sold in 1996. In the second quarter of 1996, the Company reevaluated its loan investment strategy. The Company determined that the probable sale of loans, subsequent to a restructuring or credit enhancement, would add value to the portfolio. Pursuant to this strategy, the Company created a loans held for sale category with a one-time transfer of loans from the investment portfolio that have characteristics that make them susceptible to sale after restructuring, credit enhancement, or other improvements. Loans held for sale are recorded at the lower of cost or market. Going forward, the Company will maintain loans held for sale and loans held for investment categories.

     Mortgage-backed securities, available-for-sale, decreased $49.6 million, or 21.2%, from $234.4 million at December 31, 1995 to $184.7 million at December 31, 1996. Investment securities, available for sale, increased $38.7 million, or 96.5%, from $40.1 million at December 31, 1995 to $78.8 million at December 31, 1996. These securities are held for liquidity purposes and increased along with the growth of assets of the Bank in 1996.

     Deposits increased $84.0 million, or 27.4%, from $306.5 million at December 31, 1995 to $390.5 million at December 31, 1996, largely as a result of the Company's marketing efforts to attract money market and certificate of deposit accounts, as well as the purchase of deposits from a failed institution. During fiscal year 1996, approximately $21.4 million of interest was credited to the accounts while deposits exceeded withdrawals by $62.6 million, resulting in a net change of $84.0 million. During 1996, significant emphasis was also placed upon raising deposits as a source of funds for asset growth.

     FHLB advances increased $39.3 million, or 37.3%, from $105.5 million at December 31, 1995 to $144.8 million at December 31, 1996. Other borrowings, composed of securities sold under agreements to repurchase, decreased $36.3 million, or 38.7%, from $93.9 million at December 31, 1995 to $57.6 million at December 31, 1996. This slight increase in net borrowings reflects the Company's effort to focus funding efforts on deposits yet maintain additional funds at low interest rates in order to support asset growth.

     Stockholders' equity increased $3.1 million to $24.7 million at December 31, 1996 from $21.6 million at December 31, 1995. The increase reflects $2.6 million in net income and an unrealized gain for the year on securities available for sale of $541,000, net of taxes, which increases the Company's stockholders' equity, but does not impact the statement of operations.

     The consolidated average balance sheets, along with income and expense and related interest yields and rates at December 31, 1996 and for each of the preceding three fiscal years are shown on the following page. The table also presents information for the periods indicated with respect to the difference between the weighted average yield earned on interest-earning assets and weighted average rate paid on interest-bearing liabilities, or "interest rate spread," which savings institutions have traditionally used as an indicator of profitability. Another indicator of an institution's profitability is its "net yield on interest-earning assets," which is its net interest income divided by the average balance of interest-earning assets. Net interest income is affected by the interest rate spread and by the relative amounts of interest earning assets and interest-bearing liabilities. When interest-earning assets equal or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. As discussed above, the Company's operating strategy tends to result in lower spreads and margins than other comparable financial institutions, but the Company believes lower net interest income is mitigated by savings in general and administrative expenses.

--------------------------------------------------------------------------------------------------------------
                                                             1996                        1995
                                  Balance     Average  Interest     Average    Average  Interest   Average
(Dollars in thousands)    December 31, 1996   Balance  Inc./Exp.  Yield/Cost   Balance  Inc./Exp. Yield/Cost
--------------------------------------------------------------------------------------------------------------
Interest-earning assets:
Loans receivable, net(a)           $351,821   $279,038  $23,089      8.28%    $201,737  $17,726      8.80%
Mortgage-backed &
  related securities                     --         --       --        --      233,728   18,614      7.96
Investment securities (b)(c)          9,810     12,841      871      6.79       13,627      990      7.27
Mortgage-backed &
  related securities, AFS           184,743    221,656   17,955      8.10       19,138    1,597      8.35
Investment securities, AFS           78,826     61,169    3,959      6.47       25,516    2,071      8.12
Federal funds sold                      750        842       44      5.22          810       49      6.05
Trading account                          --         --       --        --        1,932      166      8.59
                                   --------   ----------------------------    ----------------------------
Total-interest earning assets      $625,950   $575,546  $45,918      7.98%    $496,488  $41,213      8.31%
Non-interest earning assets          22,015     26,929                          15,388
                                   --------   ----------------------------    ----------------------------
Total assets                       $647,965   $602,475                        $511,876
                                   --------   ----------------------------    ----------------------------
Interest-bearing liabilities:
Savings deposits                   $111,843   $ 99,346 $  4,815      4.85%    $ 41,387  $ 2,111      5.10%
Time deposits                       278,643    258,870   16,542      6.39      223,745   14,930      6.67
FHLB advances                       144,800    120,678    6,689      5.54      104,142    6,571      6.31
Other borrowings                     57,581     68,154    4,569      6.70       97,906    6,230      6.36
Subordinated debt, net               16,586     17,250    2,200     12.75       17,250    2,089     12.11
                                   --------   ----------------------------    ----------------------------
Total interest-bearing liabilities $609,453   $564,298  $34,815      6.14%    $484,430  $31,931      6.59%
Non-interest-bearing liabilities     13,854     15,900                           8,150
                                   --------   ----------------------------    ----------------------------
Total liabilities                  $623,307   $580,198                        $492,580
Stockholders' equity                 24,658     22,277                          19,296
                                   --------   ----------------------------    ----------------------------
Total liabilities and stockholders'
  equity                           $647,965   $602,475                        $511,876
                                   --------   ----------------------------    ----------------------------
Excess of interest-earning assets
  over interest-bearing liabilities/
  net interest income/interest rate
   spread                          $ 16,497   $ 11,248  $11,136      1.84%    $ 12,058  $ 9,313     1.72%
Net yield on interest earning assets                                 1.94%                          1.88%
Ratio of interest-earning assets
  to interest-bearing liabilities                                  101.99%                        102.49%
--------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------
                                                 1994
                                        Average   Interest    Average
(Dollars in thousands)                  Balance   Inc./Exp.  Yield/Cost
------------------------------------------------------------------------
Interest-earning assets:
Loans receivable, net(a)               $127,805    $10,813       8.46%
Mortgage-backed &
  related securities                    136,304      9,328       6.84
Investment securities (b)(c)             14,627        801       5.48
Mortgage-backed &
  related securities, AFS                 8,934        645       7.22
Investment securities, AFS               13,705        771       5.63
Federal funds sold                        2,092         83       3.97
Trading account                              --         --         --
                                       -------------------------------
Total-interest earning assets          $303,467    $22,441       7.39%
Non-interest earning assets              18,794
                                       -------------------------------
Total assets                           $322,261
                                       -------------------------------
Interest-bearing liabilities:
Savings deposits                       $ 17,587    $   518       2.95%
Time deposits                           140,485      9,209       6.56
FHLB advances                            82,533      4,278       5.18
Other borrowings                         47,715      2,281       4.78
Subordinated debt, net                    9,555      1,227      12.84
                                       -------------------------------
Total interest-bearing liabilities     $297,875    $17,513       5.88%
Non-interest-bearing liabilities          7,401
                                       -------------------------------
Total liabilities                      $305,276
Stockholders' equity                     16,985
                                       -------------------------------
Total liabilities and stockholders'
  equity                               $322,261
                                       -------------------------------
Excess of interest-earning assets
  over interest-bearing liabilities/
  net interest income/interest rate
   spread                              $  5,592    $ 4,928       1.51%
Net yield on interest earning assets                             1.62%
Ratio of interest-earning assets
  to interest-bearing liabilities                              101.88%
----------------------------------------------------------------------
---------
(a)  Includes mortgages held for sale and investments.
(b)  Includes  interest-bearing  deposits,  repurchase  agreements,   investment
     securities held to maturity, and FHLB stock.
(c) Interest income and average yields on municipal bonds are presented on a tax equivalent basis.

LIQUIDITY MANAGEMENT AND FUNDING

     Liquidity is a company's ability to maintain sufficient cash flows to fund operations and meet existing and future obligations, including maturing liabilities, loan commitments, and depositors' withdrawals. The asset portion of the balance sheet provides liquidity through short-term investments and maturities and repayments of loans and investment securities. Other sources of asset liquidity include sales of loans or securities.

     Liquidity is provided through the Company's ability to attract and maintain sufficient deposits and to access available funding markets. Federal regulations require that the Bank maintain an average of 5.00% liquidity ratio in relation to certain borrowings and the deposit base. The Bank exceeded the requirement throughout 1996 and 1995.

     The Company continues to enhance the core deposit base through its branchless marketing strategy that targets individual savers who deposit an average of $23,000. Management is developing new deposit products responsive to our customers needs and cross marketing these services, which should provide stable funding sources in future periods. In 1995, the Company introduced callable CDs, money market accounts, and the Refer a Saver(TM) Program. The callable CDs are redeemable at the option of the Company any time after the second anniversary of the date of deposit, which allows management to hedge against prepayment risk. The Refer a Saver(TM) Program rewards current CD account holders with cash for each new customer referred to the Company.

     The following table shows the changes in deposits for each of the prior periods:

                                                    YEARS ENDED DECEMBER 31,
                                              ----------------------------------
(Dollars in thousands)                          1996         1995         1994
----------------------                          ----         ----         ----
Balance at beginning of period                $306,500     $212,411     $113,132
Deposits in excess of (less than)
   withdrawals                                  62,629       76,866       91,806
Interest credited on deposits                   21,357       17,223        7,473
                                              ----------------------------------
Balance at end of period                      $390,486     $306,500     $212,411
                                              ==================================

     Management believes that liquidity of bank deposits coupled with FDIC insurance will continue to encourage depositors to maintain significant portions of their funds in insured depository accounts. Management also believes that a high level of service and convenience coupled with a growing acceptance of electronic and branchless banking will allow the Company to compete efficiently and effectively against other FDIC insured banks and other non-bank financial institutuions. Largely as a result of management's marketing efforts in 1996, the Company experienced an increase in money market account balances, which cost less than the cost of FHLB advances, other borrowings, and certificates of deposit accounts. Total deposits increased $84.0 million, or 27.4%, during 1996. Savings deposits increased $32.4 million, or 40.8%, and certificate of deposit accounts increased $51.6 million, or 22.7% during 1996.

     The Company also relies upon borrowed funds to provide a source of liquidity at attractive interest rates. Total borrowings increased $3.0 million, or 1.5%, during 1996. Advances from the FHLB increased $39.3 million, or 37.3%, during the period largely as a result of attractive interest rates and due to the various products offered by the FHLB to member institutions. Advances are collateralized by specific liens on mortgage loans in accordance with an "Advances, Specific Collateral Pledge and Security Agreement", which requires the Company to maintain qualified collateral equal to 120 to 160 percent of the Company's advances. Accordingly, the Company increased single-family residential mortgage loan collateral to the FHLB to $186.1 million during the year. Additional borrowings from the FHLB are contingent upon the Company providing the appropriate collateral. Repurchase agreements decreased $36.3 million, or 38.7%, during 1996. Principally, mortgage-backed securities are pledged as collateral for the repurchase agreements. As of December 31, 1996, the Bank had approximately $100.0 million in additional borrowing capacity.

     In the second quarter of 1994, TeleBanc completed its initial public offering, raising an aggregate of $21.9 million through the issuance of common stock and subordinated notes with warrants. The subordinated debt represents a very stable, although relatively expensive, source of funds. Upon completion of the offering, the Company invested $15.0 million of the proceeds as capital of the Bank. At December 31, 1996, subordinated debt, net was $16.6 million. The annual expense to service the debt is $2.2 million. Subject to regulatory approval, the Bank will dividend this balance to the Company to service the debt. There are various regulatory limitations on the extent to which federally chartered savings institutions may pay dividends. Also, savings institution subsidiaries of holding companies generally are required to provide their OTS Regional Director with no less than 30 days' advance notice of any proposed declaration on the institution's stock. Under terms of the indenture pursuant to which the subordinated notes were issued, the Company presently is required to maintain, on an unconsolidated basis, liquid assets in an amount equal to or greater than $2.0 million, which represents 100% of the aggregate interest expense for one year on the subordinated debt. The Company had $2.9 million in liquid assets at December 31, 1996.

CAPITAL ADEQUACY

     The Company's stockholders' equity at December 31, 1996, was $24.7 million. This represents a $3.1 million, or 14.4%, increase from the prior year. The increase reflects $2.6 million in net income and an unrealized gain for the year on securities available-for-sale of $541,000, net of taxes, which pursuant to SFAS 115 increases the Company's stockholders' equity, but does not impact the statement of operation. See Note 2 of the Consolidated Financial Statements.

     The Bank meets all current and fully phased-in capital requirements as adjusted for the changes which are effective to the computation of risk-based capital and core capital at December 31, 1996.

     The required and actual amounts and ratios of capital pertaining to the Bank as of December 31, 1996 are set forth as follows

(dollars in thousands):
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           TO BE WELL
                                                           FOR CAPITAL                                 CAPITALIZED UNDER
                                                           ADEQUACY                                    PROMPT CORRECTIVE
                                 ACTUAL                    PURPOSES:                                   ACTION PROVISIONS:
                          -----------------   -----------------------------------------   ------------------------------------------
                           AMOUNT   RATIO            AMOUNT               RATIO               AMOUNT                      RATIO
------------------------------------------------------------------------------------------------------------------------------------
As of December 31, 1996:
Total Capital (to risk
   weighted assets)         $34,104  10.41%   greater than $ 26,205   greater than 8.0%   greater than  $32,756   greater than 10.0%
Tier 1 Capital (to risk
   weighted assets)         $31,726   9.69%   greater than $ 13,102   greater than 4.0%   greater than  $19,654   greater than  6.0%
Tier 1 Capital (to
  average assets)           $31,726   5.08%   greater than $ 24,999   greater than 4.0%   greater than  $31,248   greater than  5.0%
Tangible                    $31,711   5.07%   greater than $  9,374   greater than 1.5%                     N/A                  --
As of December 31, 1995:
Total Capital (to risk
   weighted assets)         $30,680  11.74%   greater than $ 20,899   greater than 8.0%   greater than  $26,264   greater than 10.0%
Tier 1 Capital (to risk
   weighted assets)         $28,944  11.08%   greater than $ 10,450   greater than 4.0%   greater than  $15,674   greater than  6.0%
Tier 1 Capital (to
   average assets)          $28,944   5.31%   greater than $ 21,798   greater than 4.0%   greater than  $27,261   greater than  5.0%
Tangible                    $29,201   5.36%   greater than $  8,178   greater than 1.5%   greater than      N/A                  --


EARNINGS PERFORMANCE

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1996 , 1995 AND 1994

NET INCOME. Net income for fiscal year 1996 was $2.6 million compared to $2.7 million for fiscal year 1995. Net income for 1996 includes the effect of a one-time $1.7 million, before tax, assessment to recapitalize the Savings Association Insurance Fund ("SAIF"). Without such assessment, net income would have been $3.6 million. Net income for the year ended December 31, 1996 consisted primarily of $11.0 million in net interest income, $1.8 million in net gains on the sale of loans held for sale and mortgage-backed and investment securities offset by $9.1 million in non-interest expenses, $919,000 in provision for loan losses and $1.2 million in income tax expenses. For fiscal year 1996, the Company's return on average assets and return on average equity was 0.42% and 11.46%, respectively. Based on 2,316,616 weighted average shares of common stock issued and outstanding as well as common stock equivalents earnings per share was $1.12.

     Net income increased by $2.2 million, or 407.4%, from $540,000 in fiscal year 1994, to $2.7 million in fiscal year 1995. Net income for the year ended December 31, 1995 consisted primarily of $8.6 million in net interest income, $1.6 million in gains on the sale of mortgage-backed securities available for sale, $1.1 million in gains on the sale of investment securities available for sale and $677,000 in profit on trading activities offset by $6.2 million in total non-interest expenses, $1.7 million in provision for loan losses and $1.7 million in income taxes. The Company's return on average assets and return on average equity was 0.53% and 14.10%, respectively. Based on 2,068,597 weighted average shares of common stock issued and outstanding as well as common stock equivalents, earnings per share was $1.33.

NET INTEREST INCOME. Net interest income is the principal source of a financial institution's income stream and represents the spread between interest and fee income generated from earning assets and the interest expense paid on deposits and borrowed funds. Fluctuations in interest rates as well as volume and composition changes in interest-earning assets and interest-bearing liabilities materially affect net interest income.

     Net interest income increased by $2.4 million, or 27.9%, from $8.6 million to $11.0 million for the years ended December 31, 1995 and 1996, respectively. Interest rate spreads increased from 1.72% to 1.84% for the years ended December 31, 1995 and 1996, respectively. The improvement in spreads reflects a 45 basis point decline in the costs of interest-bearing liabilities offset by a 33 basis point decline in the yield of interest-earning assets. Average interest-earning assets were $575.5 million for 1996 compared to $496.5 million for 1995.

     Net interest income increased $3.9 million, or 82.4%, from $4.7 million to $8.6 million for the years ended December 31, 1994 and 1995, respectively. Interest rate spreads increased to 1.72% from 1.51% for the years ended December 31, 1995 and 1994, respectively. The improvement in spreads reflects the repricing of adjustable interest-bearing assets and the slight improvement in the ratio of interest-earning assets to interest-bearing liabilities to 102.49% in 1995 from 101.88% in 1994. Average interest-earning assets were $496.5 million for 1995 compared to $303.5 million for 1994.

     The following table allocates the period-to-period changes in the Company's various categories of interest income and expense between changes due to changes in volume (calculated by multiplying the change in average volume of the related interest-earning asset or interest-bearing liability category by the prior year's rate) and changes due to changes in rate (changes in rate multiplied by prior year's volume). Changes due to changes in rate-volume (change in rate multiplied by changes in volume) have been allocated proportionately between changes in volume and changes in rate.

                                                                1996 vs. 1995                             1995 vs. 1994
                                                           INCREASE (DECREASE) DUE TO                INCREASE (DECREASE) DUE TO
                                                           --------------------------                --------------------------
(Dollars in thousands)                                  VOLUME         RATE       TOTAL            VOLUME          RATE       TOTAL
----------------------                                  ------         ----       -----            ------          ----       -----
Interest-earning assets:
     Loans receivable, net (a)                          $  6,333 $    (968)   $   5,365            $  6,491     $   452    $  6,943
     Mortgage-backed and related securities               (9,307)   (9,307)     (18,614)              7,555       1,730       9,285
     Investment securities (b) (c)                            16      (134)        (118)                (50)        239         189
     Mortgage-backed and related securities
       available for sale                                 16,404       (45)      16,359                 837         115         952
     Investment securities available for sale (c)          2,194      (305)       1,889                 859         441       1,300
     Federal funds sold                                        2        (8)          (6)               (257)        224         (33)
     Trading account                                          17      (185)        (168)                167          --         167
                                                        -------------------------------            ---------------------------------
       Total interest-earning assets                    $ 15,659  $(10,952)   $   4,707            $ 15,602     $ 3,201    $ 18,803
Interest-bearing liabilities:
     Savings deposits                                   $  2,803  $   (100)   $   2,703            $  1,034     $   559    $  1,593
     Time deposits                                         2,208      (596)       1,612               5,553         168       5,721
     FHLB advances                                           972      (292)         680               1,253       1,040       2,293
     Other borrowings                                     (1,778)     (446)      (2,224)              3,004         946       3,950
     Subordinated debt                                        --       112          112                 928         (66)        862
                                                        -------------------------------            ---------------------------------
Total interest-bearing liabilities                         4,205    (1,322)       2,883              11,772       2,647      14,419
                                                        -------------------------------            ---------------------------------
Change in net interest income                            $11,454 $  (9,630)   $   1,824            $  3,830     $   554    $  4,384
                                                        ===============================            =================================

----------
(a)  Includes mortgage and other loans.
(b)  Includes  interest-bearing  deposits,  repurchase  agreements,   investment
     securities held to maturity, and FHLB stock.
(c) Interest income and average yields on municipal bonds, included in investment securities, are presented on a tax equivalent basis.

INTEREST INCOME. Total interest income increased $5.3 million, or 13.1%, from $40.5 million for the year ended December 31, 1995 to $45.8 million for the year ended December 31, 1996. Interest income on mortgage and other loans increased $5.4 million or 30.5%. The increase is largely attributed to the $77.3 million increase in average loan balance. Interest income on mortgage-backed securities held-to-maturity and available-for-sale decreased by $2.2 million, or 10.9%, from $20.2 million at December 31, 1995 to $18.0 million at December 31, 1996 largely as a result of a $31.2 million decline in average mortgage backed securities held-to-maturity and available-for-sale.

     Total interest income increased $18.3 million, or 82.4%, from $22.2 million for the year ended December 31, 1994 to $40.5 million for the year ended December 31, 1995. Interest income on mortgage and other loans increased $6.9 million or 63.9%. The increase is primarily attributable to an increase in the average balance of the loans receivable portfolio from $127.8 million for the year ended December 31, 1994 to $201.7 million for the year ended December 31, 1995 as well as a slight increase in the average yield on the loans receivable portfolio from 8.46% for the year ended December 31, 1994 to 8.80% for the year ended December 31, 1995. Similarly, interest income on mortgage-backed and related securities, including those available for sale, increased by $10.2 million, or 102.0%, from $10.0 million for the year ended December 31, 1994 to $20.2 million for the year ended December 31, 1995 resulting primarily from an $107.6 million increase in the average balance and a 113 basis point increase in the average yield of such securities.

INTEREST EXPENSE. Total interest expense increased by $2.9 million, or 9.1%, from $31.9 million for the year ended December 31, 1995 to $34.8 million for the year ended December 31, 1996. The increase is attributable to a $79.9 million increase in interest bearing liabilities offset by a 47 basis point decline in interest costs.

Total interest expense increased by $14.4 million, or 82.3%, from $17.5 million for the year ended December 31, 1994 to $31.9 million for the year ended December 31, 1995 as the Company funded its growth with both deposits and borrowings. The increase in total interest expense was primarily attributable to a $186.6 million increase in interest bearing liabilities. The increase in total interest expense reflects a $7.3 million increase and a $6.3 million decrease in expenses relating to deposits and other borrowings, respectively.

PROVISION FOR LOAN LOSSES. The provision for loan losses is the annual cost of providing an allowance or reserve for anticipated future losses on the loan portfolio. The allowance reflects management's judgment as to the level considered appropriate to absorb such losses based upon a review of factors including delinquent loan trends, historical loss experience, economic conditions, loan portfolio mix and the Company's internal credit review process.

     Total provisions for loan losses decreased by $800,000, or 47.1% from $1.7 million for the year ended December 31, 1995 to $919,000 for the year ended December 31, 1996. The decrease in loan loss provisions is attributable to the Company's acquisition of several pools of credit enhanced mortgage loans which have correspondingly lower anticipated losses as compared to the product purchased in 1995. The net loan portfolio at December 31, 1996 includes four pools of credit enhanced one-to-four family mortgage loans, totaling $53.2 million. Two of these pools, totaling $33.5 million, have a credit reserve from the seller equal to 2.3% of the unpaid principal balance at the time of purchase available to offset any losses. One pool, totaling $11.7 million, has an indemnification whereby the seller must repurchase any loan that becomes more than four payments past due at any time during the life of the loan. The final pool of loans, totaling $8.0 million, has a credit reserve from the seller equal to approximately 10.0% of the unpaid principal balance at the time of acquisition. Since the available credit enhancement associated with these loans exceeds the expected potential losses, the provision for loan losses declined during 1996.

     Management considers many factors in determining the required levels of loan loss reserves, including a detailed analysis of specific loans in the portfolio, known and inherent risk in the portfolio, estimated value of the underlying collateral, assessment of general trends in the real estate market, and current and prospective economic and regulatory conditions. The total loan loss allowance at December 31, 1996 and 1995 was $3.0 million and $2.3 million, respectively, which was 0.8% and 0.9%, respectively, of total loans outstanding. Total loan loss allowance as a percentage of total non-performing assets was 26.3% at December 31, 1996 as compared to 43.4% at December 31, 1995. Management believes the allowance for loan losses is adequate at December 31, 1996 to cover potential losses.

     Total provisions for loan losses increased $1.2 million, or 243.9%, from $492,000 for the year ended December 31, 1994 to $1.7 million for the year ended December 31, 1995. The increase in the provision for loan losses reflects management's intent to provide prudent reserves for potential loan losses and for loan acquisitions made during periods of high growth. During the year

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Year Ended December 31,
                                                              ----------------------------------------------------------------------
                                                                1996             1995          1994           1993         1992
------------------------------------------------------------------------------------------------------------------------------------
Balance at beginning of period                                $ 2,311           $ 989          $ 835           $ 659        $ 531
Loans charged off, net of recoveries:
     Real estate loans:
         One-to four family                                      (273)              -           (338)            (19)        (172)
         Commercial real estate                                     -               -              -               -         (235)
         Land                                                       -               -              -              (1)        (178)
         Construction                                               -               -              -               -          (13)
     Consumer and other:
         Lease financing                                            -               -              -               -         (303)
         Other                                                      -            (400)                           (15)           -
                                                              ----------------------------------------------------------------------
Total charge-offs                                                (273)           (400)          (338)            (35)        (901)
Provision for possible loan losses                                919           1,722            492             211          972
Allowance acquired through purchase                                 -               -              -               -           57
                                                              ----------------------------------------------------------------------
Balance at end of period                                       $2,957          $2,311          $ 989           $ 835        $ 659
                                                              ----------------------------------------------------------------------
Ratio of net  charge-offs to net average
  loans outstanding during the period                            .10%            .14%           .24%             .03%         .88%

ended December 31, 1995, the Company provided specific reserves for several single family homes. In addition, the Company provided general reserves on loan acquisitions of $145.9 million in accordance with the Company's loan loss reserve policy. The total loan loss allowance at December 31, 1995 and 1994 was $2.3 million and $989,000 respectively which was 0.9% and 0.6%, respectively of total loans outstanding. Total loss allowance as a percentage of total non-performing assets was 46.9% at December 31, 1995 as compared to 44.8% at December 31, 1994.

NON-INTEREST INCOME. Total non-interest income declined by $1.0 million, or 26.3%, from $3.8 million for fiscal year 1995 to $2.8 million for fiscal year 1996. Loan fees and service charges increased $756,000 due to fees collected on $2.8 million in purchased mortgage servicing rights. As a result of the newly created loans held for sale category, the Company recognized non-interest income on the prepayments of loans held for sale. In the prior year, this income would have been recognized as interest income. Gains on loans held for sale increased $642,000. Gains on sales of mortgage-backed securities and investments totaled $935,000.

     Total non-interest income increased by $3.6 million from $175,000 for the year ended December 31, 1994 to $3.7 million for the year ended December 31, 1995. In order to take advantage of favorable market conditions, the Company sold six mortgage backed and investment securities held for liquidity purposes, for a $1.4 million gain in 1995. In addition, the Company realized a $2.0 million gain on the sale of two mortgage-backed securities with underlying collateral of one-to-four family dwellings largely as a result of management's ability to analyze, purchase, repackage and sell the undervalued securities. With the significant growth in loan and deposit balances, loan fees and service charges as well as other non-interest income increased to $228,000 offset by a $100,000 loss recorded in connection with the kiting of a deposit. The Company also recognized a $232,000 gain on the sale of a loan.

NON-INTEREST EXPENSES. Total non-interest expenses increased $2.9 million, or 46.8%, from $6.2 million for fiscal year 1995 to $9.1 million for fiscal year 1996. Non-interest expenses are composed of general and administrative expenses and other non-interest expenses. General and administrative expenses increased $2.8 million, or 50.0%, from $5.6 million for the year ended December 31, 1995 to $8.4 million for the year ended December 31, 1996. The increase is primarily attributed to the effect of a one-time $1.7 million assessment to recapitalize the SAIF, a $660,000 increase in compensation, employee benefits and $483,000 in federal insurance premiums and overall administrative costs for a higher deposit base. As in previous years, it is the Company's compensation policy to pay a combination of salary and incentive based compensation consisting of bonuses tied to the overall Company's performance and individual performances consistent with the improved performance of the Company net of SAIF assessment, bonuses increased to $1.1 million for 1996 from $775,000 for 1995. Bonuses were $1.1 million and $745,000 for the year ended December 31, 1996 and 1995, respectively. General and administrative expenses net of bonuses and the SAIF assessment as a percentage of total assets was 0.86% and 0.87% for the years ended December 31, 1996 and 1995, respectively. General and administrative expenses net of the SAIF assessment as a percentage of total assets was 1.03% and 1.00% for the years ended December 31, 1996 and 1995, respectively. Other non-interest expense increased $21,000, or 3.1%, from $679,000 at December 31, 1995 to $700,000 at December 31, 1996. The slight increase is attributable to a $213,000 increase in amortization of purchased mortgage servicing rights offset by a $192,000 decline in real estate owned expenses.

     Total non-interest expenses increased $2.6 million, or 70.7%, from $3.6 million for the year ended December 31, 1994 to $6.2 million for the year ended December 31, 1995. General and administrative expenses increased $2.1 million, or 58.7%, from $3.5 million for the year ended December 31, 1994 to $5.6 million for the year ended December 31, 1995. This increase reflects increased expenses for professional services and other general and administrative expenses related to the significant growth in loan and deposit balances as well as a $762,000 increase in compensation and employee benefits, a $189,000 increase in federal insurance premiums due to a higher deposit base and a $40,000 increase in office occupancy. The Company incurred $300,000 for a marketing campaign which management believes will ultimately enhance franchise value. General and administrative expenses net of bonuses as a percentage of total assets was 0.87% and 0.78% for the years ended December 31, 1995 and 1994, respectively. General and administrative expenses as a percentage of assets was 1.00% and 0.82% for the years ended December 31, 1995 and 1994, respectively. Other non-interest expenses increased by $526,000, or 343.8%, from $153,000 for the year ended December 31, 1994 to $679,000 for the year ended December 31, 1995. The increase was primarily due to a $210,000 loss on the sale of a one-to-four family property sold in conjunction with the unwinding of an unrated mortgage security and $122,000 amortization of purchased mortgage servicing rights.

INCOME TAX EXPENSE. Income tax expense is computed upon, and generally varies proportionally with, earnings before income tax expense adjusted for non-taxable income and non-deductible expense.

     The effective tax rate for the year ended December 31, 1996 was 31.9% compared to 37.9% for 1995. The income tax expense for the year ended December 31, 1996 was $1.2 million as compared with $1.7 million for the year ended December 31, 1995. The effective tax rate decreased largely as a result of a decline in general loan provisions which are non-deductible for federal income tax purposes.

     The effective tax rate for 1995 was 37.9% as compared to 25.2% for 1994. The income tax expense for the year ended December 31, 1995 was $1.7 million, as compared with $182,000 for the year ended December 31, 1994. The Company's effective tax rate exceeded the statutory federal income tax rate of 34% due primarily to the non-deductibility for federal income tax purposes of goodwill amortization and state taxes.

IMPACT OF INFLATION AND CHANGING PRICES

     Since interest rates and inflation rates do not always move in concert, the effect of inflation on financial institutions may not necessarily be the same as on other businesses. A bank's asset and liability structure differs significantly from that of industrial companies in that virtually all assets and liabilities are of a monetary nature. Management believes that the impact of inflation on financial results depends upon the Company's ability to manage interest rate sensitivity and, by such management, reduce the inflationary impact upon performance. Interest rates do not necessarily move in the same direction, or in the same magnitude, as the prices of other goods and services. As discussed above, management seeks to manage the relationship between interest sensitive assets and liabilities in order to protect against wide interest rate fluctuations, including those resulting from inflation.

NEW ACCOUNTING STANDARDS

     In June 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. It also establishes criteria for the recognition of either a servicing asset or servicing liability for servicing contracts to service financial assets. This standard is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied prospectively. The Company believes the adoption of the new standard, effective January 1, 1997, did not have a material impact on its financial position or results of operations.

     In December 1996, the FASB issued SFAS No. 127 "Deferral of the Effective Date of Certain Provisions of SFAS 125" which amends the previously issued SFAS No. 125 and deferred implementation of the standards enumerated in SFAS No. 125 for repurchase agreements and dollar rolls, securities lending and similar transactions to transfers of financial assets that occur after December 31, 1997.

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
December 31, 1996 and 1995

-------------------------------------------------------------------------------------------------------
(Dollars  in thousands)                                                         1996             1995
-------------------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                                                 $    3,259       $    8,965
Investment securities available-for-sale                                      78,826           40,058
Mortgage-backed securities available-for-sale                                184,743          234,385
Loans receivable, net                                                        185,757          248,492
Loans receivable held for sale                                               166,064               --
Other assets                                                                  29,316           22,043
                                                                         ----------------------------
     Total assets                                                            647,965          553,943
                                                                         ----------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                                                     390,486          306,500
Advances from the Federal Home Loan Bank of Atlanta                          144,800          105,500
Securities sold under agreements to repurchase                                57,581           93,905
Subordinated debt, net of original issue discount                             16,586           16,496
Other liabilities                                                             13,854            9,977
                                                                         ----------------------------
     Total liabilities                                                       623,307          532,378
                                                                         ----------------------------

Commitments and contingencies                                                     --               --

STOCKHOLDERS' EQUITY:
Common stock, $0.01 par value, 3,500,000 shares authorized;
  2,049,500 issued and outstanding at December 31,1996 and 1995                   20               20
Additional paid-in capital                                                    14,637           14,637
Retained earnings                                                              7,905            5,353
Unrealized gain (loss) on securities available for sale,  net of tax           2,096            1,555
                                                                         ----------------------------
     Total stockholders' equity                                               24,658           21,565
                                                                         ----------------------------
     Total liabilities and stockholders' equity                             $647,965         $553,943
                                                                         ----------------------------


See accompanying notes to consolidated financial statements.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended  December 31, 1996, 1995 and 1994

----------------------------------------------------------------------------------------------------------
(Dollars in thousands, except per share data)                          1996           1995          1994
----------------------------------------------------------------------------------------------------------
Interest income:
     Mortgage loans and other loans                                 $23,089       $ 17,726       $10,813
     Mortgage-backed and related securities                          17,955         20,205         9,973
     Investment securities                                            4,690          2,347         1,290
     Other                                                               66            233           132
                                                                    -------------------------------------
         Total interest income                                       45,800         40,511        22,208
                                                                    -------------------------------------
Interest expense:
     Deposits                                                        21,357         17,033         9,727
     Advances from the Federal Home Loan Bank of Atlanta              6,689          5,985         4,278
     Reverse repurchase agreements                                    4,569          6,839         2,281
     Subordinated debt                                                2,200          2,089         1,227
                                                                    -------------------------------------
         Total interest expense                                      34,815         31,946        17,513
                                                                    -------------------------------------
              Net interest income                                    10,985          8,565         4,695

     Provision for loan losses                                          919          1,722           492
                                                                    -------------------------------------
              Net interest income after provision for loan losses    10,066          6,843         4,203
                                                                    -------------------------------------
Non-interest income:
     Gain on sale of securities                                         935          3,412           118
     Gain on sale of loans                                              874            232            --
     Fees, service charges, and other                                   947            133            57
                                                                    -------------------------------------
              Total non-interest income                               2,756          3,777           175
Non-interest expenses:
     General and administrative expenses:
         Compensation and employee benefits                           3,690          3,030         1,807
         SAIF assessment                                              1,671             --            --
         Other                                                        3,014          2,531         1,696
                                                                    -------------------------------------
         Total general and administrative expenses                    8,375          5,561         3,503
     Other non-interest expenses:
         Net operating cost of real estate acquired through
           foreclosure                                                  238            430           (13)
         Amortization of goodwill and other intangibles                 462            249           166
                                                                    -------------------------------------
         Total other non-interest expenses                              700            679           153
                                                                    -------------------------------------
         Total non-interest expenses                                  9,075          6,240         3,656
                                                                    -------------------------------------
              Income before income tax expense                        3,747          4,380           722
              Income tax expense                                      1,195          1,660           182
                                                                    -------------------------------------
              Net income                                            $ 2,552       $  2,720      $    540
                                                                    -------------------------------------
Earning per share
     Primary                                                        $  1.12       $   1.33      $   0.31
                                                                    -------------------------------------
     Fully diluted                                                  $  1.09       $   1.33      $   0.31
                                                                    -------------------------------------


See accompanying notes to consolidated financial statements.

CONSOLIDATED  STATEMENTS OF CHANGES IN STOCKHOLDERS'  EQUITY

For the years ended December 31, 1996, 1995 and 1994

-------------------------------------------------------------------------------------------------------------------
                                                                                           UNREALIZED
                                                                                          GAINS (LOSSES)
                                                ADDITIONAL                                ON AVAILABLE-
                                    PREFERRED       COMMON       PAID-IN       RETAINED     FOR-SALE
(Dollars in thousands)                  STOCK        STOCK       CAPITAL       EARNINGS    SECURITIES       TOTAL
-------------------------------------------------------------------------------------------------------------------
Balances at December 31, 1993            $ 3         $10        $  9,488        $2,591       $   286      $12,378
Dividends Paid ($0.38/share)              --          --              --          (498)           --         (498)
Stock conversion                          (3)          3              --            --            --           --
Sale of 750,000 shares
of common stock                           --           7           5,149            --            --        5,156
Net Income for the year ended
  December 31, 1994                       --          --              --           540            --          540
Unrealized Loss on Available-for-
  Sale securities, net of tax effect      --          --              --            --          (548)        (548)
                                      -----------------------------------------------------------------------------
Balances at December 31, 1994            $--         $20         $14,637        $2,633        $ (262)     $17,028
Net Income for the year ended
  December 31, 1995                       --          --              --         2,720            --        2,720
Unrealized Gain on Available-for-
  Sale securities, net of tax effect      --          --              --            --         1,817        1,817
                                      -----------------------------------------------------------------------------
Balances at December 31, 1995            $--         $20         $14,637        $5,353        $1,555      $21,565
Net Income for the year ended
  December 31, 1996                       --          --              --         2,552            --        2,552
Unrealized Gain on Available-for-
  Sale securities, net of tax effect      --          --              --            --           541          541
                                      -----------------------------------------------------------------------------
Balances at December 31, 1996             $--        $20         $14,637        $7,905        $2,096      $24,658
                                      =============================================================================


See accompanying notes to consolidated financial statements.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended  December  31, 1996, 1995 and 1994

-------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)                                                          1996           1995         1994
-------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net income                                                               $     2,552   $      2,720  $        540
Adjustments to reconcile net income to net cash provided
     by operating activities:
         Equity in undistributed earnings of subsidiaries                        274             --            --

         Provision for loan losses                                               919          1,722           492
         Provision for losses on foreclosed real estate                           78            213            22
         Other gains and losses, net                                          (1,011)          (153)          (95)
         Proceeds from sales of loans held for sale                           27,865             --            --
         Originations and purchases of loans held for sale                   (91,943)            --            --
         Net realized gains on available-for-sale securities and
            loans held for sale                                                 (935)        (3,412)         (145)
         Increase in accrued interest receivable                              (2,220)        (4,954)       (2,919)
         Increase in other assets                                             (2,433)           (80)       (3,621)
         Interest credited to deposits                                        21,361         17,033         7,473
         Increase in accrued expenses and other liabilities                    4,636          2,134         1,960
         Depreciation and amortization                                        (1,516)        (2,153)         (770)
         Deferred income taxes                                                (1,130)            --            --
                                                                ---------------------------------------------------
     Net cash (used in) provided by operating activities                     (43,503)        13,070         2,937
                                                                ---------------------------------------------------
     Cash flows from investing activities:
         Net increase in loans                                               (90,717)       (98,439)      (27,722)
         Equity investments in subsidiaries                                   (2,359)            --            --
         Purchases of available-for-sale securities                         (356,882)      (122,785)     (184,678)
         Proceeds from sale of available-for-sale securities                 220,293         71,084         7,977
         Proceeds from maturities of and principal payment
            on available-for-sale securities                                 201,547         39,646            --
         Net purchases of premises and equipment                                (842)          (537)         (279)
         Net expenditures on foreclosed real estate                               --
         Proceeds from sale of foreclosed real estate                          1,156             --           750
                                                                ---------------------------------------------------
     Net cash used in investing activities                                   (27,804)      (111,031)     (203,952)
                                                                ---------------------------------------------------

     Cash flows from financing activities:
         Net increase in non-interest bearing demands, savings,
            and NOW deposit accounts                                          62,625         77,056        91,806
         Increase in advances from FHLB                                      273,500         59,000       207,000
         Payments on advances from FHLB                                     (234,200)       (49,500)     (172,000)
         Net  increase in securities sold under agreements to repurchase     (36,324)        14,292        49,971
         Net increase in other borrowed funds                                     --             --        16,390
         Increase in common stock and additional paid in capital                  --             --         5,157
         Dividends paid on common and preferred stock                             --             --          (498)
                                                                ---------------------------------------------------
     Net cash provided by financing activities                                65,601        100,848       197,826
                                                                ===================================================
     Net increase (decrease) in cash and cash equivalents                     (5,706)         2,887        (3,189)
     Cash and cash equivalents at beginning of period                          8,965          6,078         9,267
                                                                ---------------------------------------------------
     Cash and cash equivalents at end of period                           $    3,259    $     8,965   $     6,078
                                                                ===================================================

-------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)                                                          1996           1995         1994
-------------------------------------------------------------------------------------------------------------------

     Supplemental information:
     Interest paid on deposits and borrowed funds                            $32,660        $29,852       $15,728
     Income taxes paid                                                           972            950           239
     Gross unrealized gain (loss) on marketable securities
      available-for-sale                                                       3,512          2,590          (889)
     Tax effect of gain (loss) on available-for-sale securities                1,416          1,036          (341)

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION

     TeleBanc Financial Corporation ("TeleBanc" or the "Company") is a savings and loan holding company organized under the laws of Delaware in 1994. The primary business of the Company is the activities conducted by TeleBank (the "Bank"), formerly known as Metropolitan Bank for Savings, F.S.B. The Bank is a federally chartered savings bank, which provides deposit accounts insured by the Federal Deposit Insurance Corporation ("FDIC") to customers nationwide.
     During the second quarter of 1996, the Bank, through its wholly owned subsidiary TeleBanc Servicing Corporation ("TSC"), funded 50% of the capital commitment for a new entity, AGT Mortgage Services, LLC ("AGT"). AGT services performing loans and administers workouts for troubled or defaulted loans for a fee.
     The Bank also provided, in the second quarter of 1996, 50% of the capital commitment for an additional new entity, AGT PRA, LLC ("AGT PRA"). The primary business of AGT PRA is its investment in Portfolio Recovery Associates, LLC ("PRA"). PRA acquires and collects delinquent consumer debt obligations for its own portfolio.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of TeleBank and TSC, a wholly owned subsidiary. All significant intercompany transactions and balances are eliminated in consolidation. In March, 1994, TeleBanc became the direct savings and loan holding company parent of the Bank. Accordingly, all financial data as of and for periods subsequent to March, 1994 represent the consolidated financial data of TeleBanc.

     The Bank's total investment for the period ended December 31, 1996 through TSC in AGT was $500,000. As of December 31, 1996 the Bank's equity investment in AGT was $428,000 and total assets of AGT were $2.0 million. The investment in AGT through TSC is accounted for under the equity method.

     The Bank's total investment for the period ended December, 1996 through TSC in AGT PRA was $1.9 million. As of December 31, 1996 the Bank's equity investment in AGT PRA was $1.6 million and total assets of AGT PRA were $2.0 million. The investment in AGT PRA is accounted for under the equity method.

BASIS OF FINANCIAL STATEMENT PRESENTATION

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates for which a change is reasonably possible in the near-term relate to the determination of the allowance for loan losses, the fair value of investments and mortgage-backed securities available-for-sale, loan receivables held for sale, and the valuation of real estate acquired in connection with foreclosures.

     In addition, the regulatory agencies which supervise the financial services industry periodically review the Bank's allowance for losses on loans. This review, which is an integral part of their examination process, may result in additions to the allowance for loan losses based on judgments with regard to available information provided at the time of their examinations.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents are composed of interest-bearing deposits, certificates of deposit, funds due from banks, and federal funds sold with original maturities of three months or less.

INVESTMENT SECURITIES AND MORTGAGE-BACKED SECURITIES

     The Company generally classifies its debt and marketable equity securities in one of three categories: held-to-maturity, trading, or available-for-sale. On December 15, 1995, the Company reclassified the entire held-to-maturity investment and mortgage-backed securities portfolios as available-for-sale.

     Held-to-maturity securities are those securities that the Company has the ability and intent to hold until maturity. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Trading securities are bought and held principally for the purpose of selling them in the near term. Securities purchased for trading are carried at market value with the corresponding unrealized gains and losses being recognized by credits or charges to income. The Company had no assets classified as trading securities at December 31, 1996 and 1995. All other securities not included in held-to-maturity or trading are classified as available-for-sale. Available-for-sale securities are recorded at fair value. Unrealized gains and losses on available-for-sale securities, net of the related tax effects, are reported as a separate component of stockholders' equity until realized.

     A decline in market value of any held-to-maturity or available-for-sale asset below its cost, that is deemed other than temporary, is charged to earnings, resulting in the establishment of a new cost basis for the asset. Transfers of securities into the available-for-sale category are recorded at fair value at the date of the transfer. Any unrealized gain or loss at the date of transfer is recognized as a separate component of stockholders' equity, net of tax effect.

     Premiums and discounts on securities are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses for securities classified as available-for-sale and trading are included in earnings and are derived using the specific identification method for determining the cost of the security sold.

LOANS HELD FOR SALE

     Mortgages acquired by the Company and intended for sale in the secondary market are carried at lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by a charge to income. The market value of these mortgage loans is determined by obtaining market quotes for loans with similar characteristics. As of December 31, 1996, no valuation allowance was recognized.

LOANS RECEIVABLE

     Loans receivable consists of mortgages that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off and are carried at amortized cost adjusted for charge-offs, the allowance for loan losses, any deferred fees or costs on purchased or originated loans, and unamortized premiums or discounts on purchased loans.

     The loan portfolio is reviewed by the Company's management to set provisions for estimated losses on loans which are charged to earnings in the current period. In this review, particular attention is paid to delinquent loans and loans in the process of foreclosure. The allowance and provision for loan losses are based on several factors, including continuing examinations and appraisals of the loan portfolio by management, examinations by supervisory authorities, continuing reviews of problem loans and overall portfolio quality, analytical reviews of loan loss experience in relation to outstanding loans, and management's judgment with respect to economic conditions and its impact on the loan portfolio.

NONPERFORMING/UNDERPERFORMING ASSETS

     Nonperforming/underperforming assets consist of loans for which interest is no longer being accrued, loans which have been restructured in order to afford the Company a better opportunity to collect amounts due on the loan, real estate acquired through foreclosure and real estate upon which deeds in lieu of foreclosure have been accepted. Interest previously accrued but not collected on nonaccrual loans is reversed against current income when a loan is placed on nonaccrual status. Accretion of deferred fees is discontinued for nonaccrual loans. All loans past due ninety days, as well as other loans considered uncollectible, are placed on non-accrual status. Interest received on nonaccrual loans is recognized as interest income or, when it is doubtful that full payment will be collected, interest received is applied to principal. Loans delinquent more than ninety days are considered impaired by management and accounted for in accordance with SFAS No.114.

DEPOSITS ACQUISITIONS

     On May 2,  1996,  TeleBanc  entered  into an  agreement  to assume  certain deposit liabilities with First Commonwealth Savings Bank FSB ("First Commonwealth"), First Commonwealth Financial Corp., and John York, Jr. Pursuant to this agreement, TeleBanc assumed certain brokered and telephone solicited deposit accounts of First Commonwealth, which deposits had a current balance of approximately $53.1 million as of April 30, 1996. In the deposit assumption, First Commonwealth paid TeleBanc the amount of the deposit liabilities assumed, plus the amount of the deposit liabilities (less certain renewals) multiplied by
0.25 percent.

LOAN AND COMMITMENT FEES, DISCOUNTS AND PREMIUMS

     Loan fees and certain direct loan origination costs are deferred and the net fee or cost is recognized into interest income using the interest method over the contractual life of the loans. Premiums and discounts on loans receivable are amortized or accreted, respectively, into income using the interest method over the remaining period to contractual maturity and adjusted for anticipated prepayments. Premiums and discounts on loans held for sale are not amortized or accreted, respectively. The premium or discount is recognized as part of the loss or gain upon sale.

REAL ESTATE ACQUIRED THROUGH FORECLOSURE AND HELD FOR SALE

     Real estate properties acquired through foreclosure and held for sale are recorded at fair value less estimated selling costs at acquisition. Fair value is determined by appraisal or other appropriate method of valuation. Losses estimated at the time of acquisition are charged to the allowance for loan losses. Valuations are periodically performed by management and an allowance for losses is established through a charge to operations if the carrying value of a property exceeds its estimated fair value less selling costs.

DEFERRED FINANCING COSTS

     Deferred financing costs related to the issuance of the subordinated notes in May and June 1994 have been capitalized and are being amortized using the interest method over the life of the subordinated notes.

INCOME TAXES

     Effective January 1, 1993, the Bank adopted the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS No. 109"). Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

FINANCIAL INSTRUMENTS

     Interest rate swaps and caps are used by the Company in the management of its interest-rate risk. The Company is generally exposed to rising interest rates because of the nature of the repricing of rate-sensitive assets as compared with rate-sensitive liabilities. The objective of these financial instruments is to match estimated repricing periods of rate-sensitive assets and liabilities to reduce interest rate exposure. These instruments are used only to hedge specific assets and liabilities, and are not used for speculative purposes.

     The net interest received or paid on these contracts is treated as an adjustment to the interest expense related to the hedged obligations in the period in which such amounts are due. Premiums and fees associated with interest rate caps are amortized to interest expense on a straight-line basis over the lives of the contracts.

OTHER ASSETS

     Other assets include purchased loan servicing rights, premiums paid on interest rate caps, and prepaid assets.

     AGT services the loans underlying these servicing rights. The cost of the loan servicing rights is amortized in proportion to, and over the period of, estimated net servicing income. Impairment of mortgage servicing rights is assessed based on the fair value of those rights. Fair values are estimated using discounted cash flows based on a current market interest rate. For purposes of measuring impairment, the rights are stratified based on mortgage product types. The amount of impairment recognized is the amount by which the capitalized mortgage servicing rights exceed their fair value in aggregate. As of December 31, 1996, no valuation allowance was recognized.

EARNINGS PER SHARE

     Earnings per share is computed by dividing adjusted net income by the total of the weighted average number of common and preferred shares outstanding during the respective period. The Company utilizes the modified treasury stock method to calculate the weighted average number of common share equivalents, as the exercise of all warrants and options potentially exercisable could result in a greater than 20% increase in the number of shares outstanding. The calculation requires that total proceeds from the exercise of warrants and options are applied first to the repurchase of outstanding common shares up to a 20% limit and second to the reduction of existing short-term or long-term debt and the purchase of securities or commercial paper. The weighted average number of common share equivalents outstanding in the calculation of primary earnings per share was 2,316,616, 2,068,597, and 1,748,934 in 1996, 1995 and 1994,
respectively, after giving retroactive effect to a 100 for 1 stock split consummated in March, 1994. The fully diluted earnings per share includes all potentially dilutive shares such as employee stock option plan shares, warrants and options. In addition, for purposes of determining fully diluted earnings per share, purchases of common stock made from proceeds of the exercise of options were assumed to have been made at the higher year-end price.

RECLASSIFICATIONS

     Certain reclassifications of the 1995 and 1994 financial statements have been made to conform to the 1996 presentation.

NEW ACCOUNTING STANDARDS

     In June 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. It also establishes criteria for the recognition of either a servicing asset or servicing liability for servicing contracts to service financial assets. This standard is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied prospectively. The Company believes the adoption of the new standard, effective January 1, 1997, did not have a material impact on its financial position or results of operations.

     In December 1996, the FASB issued SFAS No. 127 -"Deferral of the Effective Date of Certain Provisions of SFAS No. 125", which amends the previously issued SFAS No. 125 and deferred implementation of the standards enumerated in SFAS No. 125 for repurchase agreements, dollar rolls, securities lending, and similar transactions to transfers of financial assets that occur after December 31, 1997.

3. CAPITAL REQUIREMENTS AND SUPERVISORY AGREEMENTS

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory-and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets. Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

     As of December 31, 1996, the most recent notification from the OTS categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

     The Bank's actual capital amounts and ratios are presented in the table below ($ in thousands):

                                                                      For Capital
                                                                       Adequacy
                                    Actual                             Purposes:
                                    ------                             ---------
                              Amount      Ratio              Amount               Ratio
                              ------      -----             ------                -----
As of December 31, 1996:
Total Capital (to risk
   weighted assets)            $34,104    10.41%    greater than   $26,205   greater than 8.0%
   Tier I Capital (to risk
   weighted assets)            $31,726     9.69%    greater than   $13,102   greater than 4.0%
Tier I Capital (to
   average assets)             $31,726     5.08%    greater than   $24,999   greater than 4.0%
Tangible                       $31,711     5.07%    greater than   $ 9,374   greater than 1.5%

As of December 31, 1995:
Total Capital (to risk
   weighted Assets)            $30,680    11.74%    greater than   $20,899   greater than 8.0%
Tier I Capital (to risk
   weighted assets)            $28,944    11.08%    greater than   $10,450   greater than 4.0%
Tier 1 Capital (to average
   total assets)               $28,944     5.31%    greater than   $21,798   greater than 4.0%
Tangible                       $29,201     5.36%    greater than   $ 8,178   greater than 1.5%

                                               To Be Well
                                            Capitalized Under
                                            Prompt Corrective
                                            Action Provisions:
                                            ------------------
                                        Amount                Ratio
                                        ------                -----
As of December 31, 1996:
Total Capital (to risk
   weighted assets)              greater than $32,756    greater than 10.0%
   Tier I Capital (to risk
   weighted assets)              greater than $19,654    greater than  6.0%
Tier I Capital (to
   average assets)               greater than $31,248    greater than  5.0%
Tangible                                          N/A                  --

As of December 31, 1995:
Total Capital (to risk
   weighted Assets)              greater than $26,264    greater than 10.0%
Tier I Capital (to risk
   weighted assets)              greater than $15,674    greater than 6.0%
Tier 1 Capital (to average
   total assets)                 greater than $27,261    greater than 5.0%
Tangible                                          N/A                 --

     On August 8, 1996, the OTS terminated the May 1993 Supervisory Agreement with TeleBank subsequent to the completion of a full scope safety and soundness examination of the Bank.

4. Investment Securities

     The  cost  basis  and  estimated  fair  values  of  investment   securities
available-for-sale at December 31, 1996 and 1995, by contractual maturity, are shown below (in thousands):

                                                          GROSS            GROSS
                                        AMORTIZED         UNREALIZED       UNREALIZED           ESTIMATED
                                        COST              GAINS            LOSSES              FAIR VALUES
                                        ----              -----            ------              -----------
1996:
Due within one year:
     Repurchase Agreement               $  1,730          $    --           $     --              $  1,730
     Margin Account                           18               --                 --                    18
Due within one to five years:
     Corporate Debt                        2,000               --                (10)                1,990
     Agency Notes                            988                1                 --                   989
     Municipal Bonds                         565                3                 --                   568
     Certificate of Deposit                  499               --                 --                   499
Due within five to ten years:
     Corporate Debt                        7,436               61                 --                 7,497
     Municipal Bonds                       3,560               27                 --                 3,587
Due after ten years:
     Agency Notes                         30,151              132                 --                30,283
     Equities                             14,011              220                 --                14,231
     Corporate Debt                       13,089              994                 --                14,083
     Municipal Bonds                       3,200              151                 --                 3,351
                                        --------          -------           --------              --------
                                         $77,247          $ 1,589           $    (10)             $ 78,826
                                        ========          =======           ========              ========
1995:
Due within one year:
     Agency Notes                        $ 3,359          $    --           $     --              $  3,359
Due within one to five years:
     Municipal Bonds                       2,946               15                 --                 2,961
Due within five to ten years:
     Corporate Debt                        6,162               79                 --                 6,241
     Municipal Bonds                       5,942               74                 --                 6,016
Due after ten years:
     Corporate Debt                       16,688            1,058                 --                17,746
Municipal Bonds                            3,472              263                 --                 3,735
                                        --------          -------           --------              --------
                                        $ 38,569          $ 1,489           $     --              $ 40,058
                                        ========          =======           ========              ========

     The proceeds from sale, gross realized gains and losses on investment securities available for sale that were sold in 1996 were $25.1 million, $311,000 and $153,000, respectively. The proceeds from sale, gross realized gains and losses on investment securities available for sale that were sold in 1995 were $24.1 million, $1.1 million, and $52,000, respectively.

5. MORTGAGE-BACKED AND RELATED SECURITIES

     Mortgage-backed and related securities represent participating interests in pools of long-term first mortgage loans originated and serviced by the issuers of the securities. The Company has also invested in collateralized mortgage obligations ("CMOs") which are securities issued by special purpose entities generally collateralized by pools of mortgage-backed securities. The Company's CMOs are senior tranches collateralized by federal agency securities or whole loans. The fair value of mortgage-backed and related securities fluctuate according to current interest rate conditions and prepayments. Fair value is estimated using quoted market prices. For illiquid securities, market prices are estimated by obtaining market price quotes on similar liquid securities and adjusting the price to reflect differences between the two securities, such as credit risk, liquidity, term, coupon, payment characteristics, and other information.

     The amortized cost basis and estimated fair values of mortgage-backed securities available-for-sale at December 31, 1996 and 1995, by contractual maturity, are shown as follows (in thousands):

                                              GROSS        GROSS
                                 AMORTIZED  UNREALIZED   UNREALIZED  ESTIMATED
                                   COST       GAINS        LOSSES    FAIR VALUES
                                 ---------  ----------   ----------  -----------
1996:
Due within one to five years:
     Private issuer              $   4,172   $     --    $     (56)   $   4,116
Due within five to ten years:
     Private issuer                  8,262         75           --        8,337
     Collateralized mortgage
         obligations                   371         --           (3)         368
Due after ten years:
     Private issuer                132,791      1,367           --      134,158
     Collateralized mortgage
         obligations                24,896        461           --       25,357
     Agency certificates            12,310         97           --       12,407

                                 $ 182,802   $  2,000    $     (59)   $ 184,743
1995:
Due within one to five years:
     Private issuer              $   2,546   $     --    $     (15)   $   2,531
     Agency certificates             9,594         62           --        9,656
Due within five to ten years:
     Private issuer                  5,993         --         (111)       5,882
     Agency certificates             3,085         --           (6)       3,079
Due after ten years:
     Private issuer                181,481        260           --      181,741
     Agency certificates            22,252        686           --       22,938
     Collaterlized mortgage
         obligations                 8,325        233           --        8,558

                                 $ 233,276   $  1,241    $    (132)   $ 234,385

     At  December  31,  1996  and  1995,   $61.4  million  and  $108.5   million
respectively, of private issuer mortgage-backed securities were pledged as collateral for reverse repurchase agreements.

     The proceeds from sale, gross realized gains and losses on  mortgage-backed securities available for sale that were sold in 1996 were $185.2 million, $1.4 million and $707,000, respectively. The proceeds from sale and, gross realized gains and losses on mortgage-backed securities available for sale that were sold in 1995 were $39.7 million, $1.6 million and $3,000, respectively.

6. LOANS RECEIVABLE

     Loans receivable at December 31, 1996 and 1995 are summarized as follows (in thousands):

                                                           1996          1995
                                                        ---------     ---------
First mortgage loans (principally conventional):
     Secured by one-to-four family residences           $ 359,563     $ 254,678
     Secured by commercial real estate                      4,017         4,553
     Secured by mixed-use property                          1,180         1,792
     Secured by five or more dwelling units                 1,516         1,286
     Secured by land                                          781           384
                                                          367,057     $ 262,693
Less:
     Net deferred loan origination fees                       (42)          (42)
     Unamortized discounts, net                           (13,750)      (14,129)
Total first mortgage loans                                353,265       248,522
Other loans:
     Home equity and second  mortgage loans                 1,208         2,202
     Other                                                    305            79
                                                          354,778       250,803
Less: allowance for loan losses                            (2,957)       (2,311)
Net loans receivable                                    $ 351,821     $ 248,492

     The mortgage  loans are located  primarily in New York,  California and New
Jersey  according  to  the  following   percentages  29.2%,   13.9%,  and  9.9%,
respectively.

     Mortgage loans for which the company owns the servicing rights are serviced by AGT for a fee. The unpaid principal balance of mortgage loans owned by the Company but serviced by companies other than AGT was $203,852,788 and $103,349,000 at December 31, 1996 and 1995, respectively.

     Loans past due ninety days or more, and therefore on non-accrual status at December 31, 1996 and 1995, are summarized as follows (in thousands):

                                                          1996      1995
                                                          ----      ----
First mortgage loans:
     Secured by one-to-four family residences          $ 8,979   $ 4,526
     Secured by commercial real estate                   1,217       261
Home equity and second mortgage loans                       54       136
Total                                                  $10,250   $ 4,923

     The interest accrual balance for each loan that enters non-accrual is reversed from income. If all nonperforming loans had been performing during 1996, 1995 and 1994, the Bank would have recorded $789,000, $365,000, and
$113,000, respectively, in additional interest income. There were no commitments to lend additional funds to these borrowers as of December 31, 1996 and 1995.

     Activity in the allowance for loan losses for the years ended December 31, 1996, 1995 and 1994 is summarized as follows (in thousands):

                                             1996          1995          1994
                                             ----          ----          ----
Balance, beginning of the year              $ 2,311       $   989       $   835
Provision for loan losses                       919         1,722           492
Charge-offs, net                               (273)         (400)         (338)
Balance, end of year                        $ 2,957       $ 2,311       $   989

     According to SFAS No. 114, a loan is considered impaired when, based upon current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. The term "all amounts due" includes both the contractual interest and principal payments of a loan as scheduled in the loan agreement. The Company has determined that once a loan becomes 90 or more days past due, collection of all amounts due is no longer probable and is therefore considered impaired. The amount of impairment is measured based upon the fair value of the underlying collateral and is reflected through the creation of a valuation allowance.

     The table below presents impaired loans as of December 31, 1996 and 1995:

                                                                                      AMOUNT
                                       TOTAL                    AMOUNT OF           OF RECORDED
                                   RECORDED INVESTMENT          SPECIFIC          INVESTMENT NET OF
DESCRIPTION OF LOANS                IN IMPAIRED LOANS           RESERVES          SPECIFIC RESERVES
--------------------                -----------------           --------          -----------------
1996:
Impaired loans:
Commercial real estate                      $  1,217            $    318               $   899
One-to-four family                             9,033               1,492                 7,541
Total                                       $ 10,250            $  1,810               $ 8,440

Restructured loans:
Commercial real estate                      $    251            $      8               $   243
One-to-four family                               184                   0                   184
Total                                       $    435            $      8               $   427

1995:
Impaired loans:
Commercial real estate                      $    261            $    222               $    39
One-to four family                             4,662               1,070                 3,592
Total                                       $  4,923            $  1,292               $ 3,631

Restructured loans:
Commercial real estate                      $    255            $     38               $   217
One-to-four family                               110                  26                    84
Total                                       $    365            $     64               $   301

         The average recorded investment in impaired loans for the year ended December 31, 1996 and 1995 was $2.5 million and $1.8 million, respectively. The related amount of interest income the Company would recognize as additional interest income for the years ended December 31, 1996, 1995 and 1994 was $789,000, $365,000 and $113,000, respectively. The Company's charge-off policy for impaired loans is consistent with its charge-off policy for other loans; impaired loans are charged-off when, in the opinion of management, all principal and interest due on the impaired loan will not be fully collected. Consistent with the Company's method for non-accrual loans, interest received on impaired loans is recognized as interest income, or when it is doubtful that full payment will be collected, interest received is applied to principle.

7. REAL ESTATE ACQUIRED THROUGH FORECLOSURE

     Real estate acquired through foreclosure at December 31, 1996 was $1.3 million, less the allowance for loan losses of $65,000, resulting in a net balance of $1.2 million. The real estate acquired through foreclosure at December 31, 1995 was $1.0 million, less the allowance for loan losses of $213,000, resulting in a net balance of $787,000.

     Activity in the allowance for real estate losses for the years ended December 31, 1996, 1995, and 1994 is summarized as follows (in thousands):

                                                   1996        1995        1994
                                                   ----        ----        ----
Balance, beginning of year                        $ 213       $  92       $ 221
Provision for real estate losses                     77         256          22
Charge-offs                                        (225)       (135)       (151)
Balance, end of year                              $  65       $ 213       $  92

8. LOANS SERVICED FOR OTHERS

     Mortgage loans serviced by AGT for others are not included in the accompanying consolidated statements of financial condition because the related loans are not owned by the Company or any of its subsidiaries. The unpaid principal balances of these loans at December 31, 1996 and 1995 are summarized as follows (in thousands):
                                                                1996        1995
                                                                ----        ----
Mortgage loans underlying pass-through securities:
     Federal Home Loan Mortgage Corporation $                  2,843     $ 3,574
     Federal National Mortgage Association                    11,548       5,307
     Subtotal                                                $14,391       8,881
Mortgage loan portfolio serviced for:
     Other investors                                          31,465       9,315
Total                                                        $45,856     $18,196

     Custodial escrow balances held in connection with the fore-going loans serviced were approximately $84,422 and $168,000 at December 31, 1996 and 1995, respectively.

     In August 1995, the Bank purchased a loan secured by mortgage servicing rights that were owned by an affiliate for $2.5 million. The loan was paid off in October 1995 in conjunction with the Bank's purchase of the underlying servicing rights for $3.3 million. Purchased mortgage servicing rights of $2.8 million and $3.3 million as of December 31, 1996 and 1995, respectively are included in other assets.

9. DEPOSITS

     The Bank initiates deposits directly with customers through contact on the phone, the mail, and walk-ins at its headquarters. On May 2, 1996, TeleBanc entered into an agreement to assume certain deposit liabilities with First Commonwealth Savings Bank FSB ("First Commonwealth"), First Commonwealth Financial Corp., and John York, Jr. Pursuant to this agreement, TeleBanc assumed certain brokered and telephone solicited deposits accounts of First Commonwealth, which deposits had a current balance of approximately $53.1 million as of April 30, 1996. In the deposit assumption, First Commonwealth paid TeleBanc the amount of the deposit liabilities assumed, plus the amount of the deposit liabilities (less certain renewals) multiplied by 0.25 percent. Deposits at December 31, 1996 and 1995 are summarized as follows (in thousands):

                                    WEIGHTED
                                    AVERAGE RATE AT
                                    DECEMBER 31                  AMOUNT                PERCENT
                                   ----------------       ------------------      --------------------
                                   1996        1995        1996       1995        1996        1995
                                   ----        ----        ----       ----        ----        ----
Demand accounts,
    non interest-
    bearing                           --%        --%      $    309   $  2,020          --%        0.7%
Money market                        5.10       5.23        109,835     75,732        28.1        24.7
Passbook savings                    3.00       3.00          1,758      1,748         0.5         0.6
Certificates of
    Deposit                         6.28       6.53        278,584    227,000        71.4        74.0
                                                          ---------------------------------------------
    Total                                                 $390,486   $306,500       100.0%      100.0%
                                                          ---------------------------------------------

     Certificates of deposit and money market accounts, classified by rates as of December 31, 1996 and 1995 are as follows (in thousands):

     Amount                               1996                       1995
     ------                               ----                       ----
     0 -   1.99%                       $   5,235                  $      --
     2 -   3.99%                             148                         --
     4 -   5.99%                         210,481                    141,750
     6 -   7.99%                         170,056                    158,375
     8 -   9.99%                           1,709                      1,817
     10 - 11.99%                             790                        790
     Total                             $ 388,419                  $ 302,732

     At December 31, 1996, scheduled maturities of certificates of deposit and money market accounts are as follows (in thousands):

                  LESS THAN
                   ONE YEAR       1-2           2-3           3-4          4-5            5+
                    YEARS        YEARS         YEARS         YEARS        YEARS          YEARS            TOTAL
                    -----        -----         -----         -----        -----          -----            -----
 0 -  1.99%       $   5,235    $      --     $     --      $     --     $      --     $      --         $   5,235
 2 -  3.99%             148           --           --            --            --            --               148
 4 -  5.99%         158,566       36,344       13,459           910         1,161            41           210,481
 6 -  7.99%          64,828       22,325       54,864        12,002        12,626         3,411           170,056
 8 -  9.99%           1,058          543           --            75            --            33             1,709
10 - 11.99%             790           --           --            --            --            --               790
                  $ 230,625    $  59,212     $ 68,323      $ 12,987     $  13,787     $   3,485         $ 388,419

     The aggregate amount of certificates of deposit with denominations greater than or equal to $100,000 was $45.1 million and $20.0 million at December 31, 1996 and 1995, respectively.

     Interest expense on deposits for the years ended December 31, 1996, 1995, and 1994 is summarized as follows (in thousands):

                               1996              1995              1994
                               ----              ----              ----
Money market                $  4,740          $  2,036          $   417
Passbook savings                  59                78               92
Certificates of deposit       16,558            14,919            9,218
Total                       $ 21,357          $ 17,033          $ 9,727

     Accrued interest payable on deposits at December 31, 1996 and 1995 was $667,000 and $452,000, respectively.

10. ADVANCES FROM THE FHLB OF ATLANTA

     Advances to the Bank from the FHLB of Atlanta at December 31, 1996 and 1995 were as follows (dollars in thousands):

                                WEIGHTED                          WEIGHTED
                                AVERAGE                            AVERAGE
MATURITY             1996     INTEREST RATE       1995          INTEREST RATE
--------             ----     -------------       ----          -------------
1996             $       --      5.52%         $  51,000            5.52%
1997                 64,800      5.56             29,500            5.72
1998                 41,000      5.53                 --              --
1999                 39,000      5.60             25,000            5.59
Total            $  144,800      5.56%         $ 105,500            5.59%


     All advances, except for $2.0 million which matured in November of 1996, are floating rate advances and adjust quarterly or semi-annually to the London InterBank Offering Rate ("LIBOR") rate. In 1996 and 1995, the advances were collateralized by a specific lien on mortgage loans in accordance with an "Advances, Specific Collateral Pledge and Security Agreement" with the FHLB of Atlanta, executed September 10, 1980. Under this agreement, the Bank is required to maintain qualified collateral equal to 120 to 160 percent of the Bank's FHLB advances, depending on the collateral type. As of December 31, 1996 and 1995, the Company secured these advances with an assignment of specific mortgage loan collateral from its loan and mortgage-backed security portfolio. These one-to-four family whole first mortgage loans and securities pledged as collateral totaled approximately $186.1 million and $140.2 million at December 31, 1996 and 1995, respectively.

     The Company is required to be a member of the FHLB System and to maintain an investment in the stock of the FHLB of Atlanta at least equal to the greater of 1 percent of the unpaid principal balance of its residential mortgage loans or 1 percent of 30 percent of its total assets or 1/20th of its outstanding advances from the FHLB.

11. SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

     Information concerning borrowings under fixed and variable rate coupon reverse repurchase agreements is summarized as follows (dollars in thousands):

                                                           1996          1995
                                                           ----          ----
Weighted average balance during the year                 $ 68,920      $ 97,692
Weighted average interest rate during the year               5.77%         6.29%
Maximum month-end balance during the year                $ 97,416      $119,507
Balance at year-end                                      $ 57,581      $ 93,905
Securities underlying the agreements
   as of the end of the year:
     Carrying value, including accrued interest          $ 61,418      $103,590
     Estimated market value                              $ 61,426      $103,891

     The securities sold under the reverse repurchase agreements at December 31, 1996 are due in less than one year. The Company enters into sales of securities under agreements to repurchase the same securities. Reverse repurchase agreements are collateralized by fixed and variable rate mortgage-backed securities or investment grade securities. Reverse repurchase agreements are treated as financings, and the obligations to repurchase securities sold are reflected as a liability in the balance sheet. The dollar amount of securities underlying the agreement remains in the asset accounts. The securities underlying the agreements are physical and book entry securities and the brokers retain possession of the securities collateralizing the reverse repurchase agreements. If the counterparty in a reverse repurchase agreement were to fail, the Company might incur an accounting loss for the excess collateral posted with the counterparty. As of December 31, 1996, the Company's amount at risk did not exceed 10% of the Company's stockholders' equity with any one counterparty.

12. SUBORDINATED DEBT

     In May and June 1994, the Company issued 15,000 units of subordinated debt at a price of $15.0 million and 2,250 units at a price of $2.3 million, respectively. The units each consist of $1,000 of 11.5% subordinated notes due in 2004 and 20 detachable warrants to purchase one share each of TeleBanc common stock. The notes may not be redeemed prior to May 1, 1999. The notes are redeemable at the option of the Company after May 1, 1999, at an initial redemption price of 105.75% of the principal amount plus accrued interest with the redemption price declining to 104.60%, 103.45%, 102.30%, and 101.15% annually each year thereafter. Interest is payable semi-annually on May 1 and November 1, commencing November 1, 1994. The indenture, among other things, restricts the ability of the Company under certain circumstances to incur additional indebtedness, limits cash dividends and other capital distributions by the Company, requires the maintenance of a reserve initially equal to 150% of the Company's annual interest expense on all indebtedness, restricts disposition of the Bank or its assets and limits transactions with affiliates.

     The total value of the 345,000 warrants was $948,750 which resulted in an original issue discount on the subordinated debt in the amount of $899,289. The original issue discount is amortized on a level yield basis over the life of the debt. The warrants became transferable on November 27, 1994 and are exercisable on or after May, 27, 1995. The exercise price of each warrant is $7.65625.

13. PENSION PLAN AND EMPLOYEE STOCK OWNERSHIP PLAN

     The Company sponsors an Employee Stock Ownership Plan ("ESOP"). All full-time employees of the Company who meet limited qualifications participate in the ESOP. Under the ESOP, the Company contributes cash to a separate trust fund maintained exclusively for the benefit of those employees who have become participants. Participants will have shares of TeleBanc common stock, valued at market value, allocated to their personal plan accounts based on a uniform percentage of wages. At December 31, 1996 and 1995, the Company carried a $305,000 and $240,000, respectively, note receivable from the ESOP which was collateralized by the Company's common stock. The ESOP owned 67,600 shares of the Company's stock with approximately 32,000 and 18,000 shares vested at December 31, 1996 and 1995, respectively. The Company's contribution to the ESOP, which is reflected in compensation expense, was $224,000, $210,000 and $104,000 for the years ended December 31, 1996, 1995, and 1994, respectively.

14. INCOME TAXES

     Income tax expense for the years ended December 31, 1996, 1995, and 1994 is summarized as follows (in thousands):

                                    1996             1995              1994
                                    ----             ----              ----
Current:      Federal              $1,194           $2,038           $  224
              State                   225              181               59
                                    1,419            2,219              283
Deferred:     Federal                 (78)            (474)             (86)
              State                  (146)             (85)             (15)
                                     (224)            (559)            (101)
Total:        Federal               1,116            1,564              138
              State                    79               96               44

Total                              $1,195           $1,660           $  182


     A reconciliation of the statutory Federal income tax rate to the Company's effective income tax rate for the years ended December 31, 1996, 1995, and 1994 is as follows:

                                             1996          1995          1994
                                             ----          ----          ----
Federal income tax at
     statutory rate                          34.0%         34.0%         34.0%
State taxes, net of
     federal benefit                          4.2           4.2           4.2
Municipal bond interest,
     net of disallowed
     interest expense                        (3.6)         (7.0)        (18.0)
Other                                        (2.7)          6.7           5.0
Total                                        31.9%         37.9%         25.2%

     Deferred income taxes result from temporary differences in the recognition of income and expense for tax versus financial reporting purposes. The sources of these temporary differences and the related tax effects for the years ended December 31, 1996 and 1995 are as follows (in thousands):

                                                     1996              1995
Deferred Tax Liabilities:
     Acquired Loan Servicing Rights                $  (12)            $ (15)
     Purchase Accounting  Premium
         - Land & Building                            (37)              (37)
     Purchase Accounting Premium
        on Investments                                 (3)               (3)
     Depreciation                                     (17)              (15)
     Tax Reserve in Excess of Base Year               (93)              (93)
     Prepaid Expenses                                 (52)              (25)
     FHLB Stock Dividends                            (168)             (168)
            Total                                    (382)            $(356)
Deferred Tax Assets:
     Purchase Accounting Discount
        on Loan Portfolio                               6                 4
     General Reserves & Real Estate
        Owned Losses                                  819               674
     Deferred Loan Fees                                14                16
           Total                                      839               694
     Net Deferred Tax Asset                           457               338
Tax Effect of Securities
        Available-for-sale
         adjustment to Fair Value
        (notes 4 and 5)                            (1,030)             (832)
Adjusted Net Deferred Tax Liability                 $(573)            $(494)

     The Company carries an accumulated tax bad debt reserve of $643,000 with the U.S. Internal Revenue Service for which income taxes have not been provided. If the Bank were to convert from its thrift charter, the Bank would pay taxes of approximately $100,000 on this bad debt reserve. In addition, the Bank has entered into a tax sharing agreement with TeleBanc under which it is allocated its share of income tax expense or benefit based on its portion of consolidated income or loss. The net deferred tax liability is recorded in other liabilities on the balance sheet.

15. FINANCIAL INSTRUMENTS

     The Company is party to a variety of interest rate caps and swaps to manage interest rate exposure. In general, the Company enters into agreements to assume fixed-rate interest payments in exchange for variable market-indexed interest payments. The effect of these agreements is to lengthen short-term variable liabilities into longer term fixed-rate liabilities or to shorten long-term fixed rate assets into short-term variable rate assets. The net costs of these agreements are charged to interest expense or interest income, depending on whether the agreement is designated to hedge a liability or an asset.

     Interest rate swap agreements for the years ended December 31, 1996 and 1995 are summarized as follows (dollars in thousands):

                                                     1996             1995
                                                     ----             ----
Weighted average fixed rate payments                  5.97%            5.93%
Weighted average original term                      5.0 yrs          6.0 yrs
Weighted average variable rate obligation             5.62%            5.63%
Notional amount                                    $130,000          $40,000
                                                   --------          --------

     The Company enters into interest rate cap agreements to hedge outstanding FHLB advances and reverse repurchase agreements. Under the terms of the interest rate cap agreements, the Company generally would receive an amount equal to the difference between 3 month LIBOR or 6 month LIBOR and the cap's strike rate, multiplied by the notional amount. The interest rate cap agreements are summarized as follows (dollars in thousands):

--------------------------------------------------------------------------------
                         Effective             Notional                Maturity
Cap Strike Rate               Date              Balance                    Date
--------------------------------------------------------------------------------
        4%                 July 1992           $10,000                 July 1999
        5%                 July 1992            10,000                 July 1997
        6%              October 1996            20,000              October 1999
        7%              January 1997            10,000              January 2002
        7%              January 1995            10,000                 July 1998
        7%                 July 1995            10,000                 July 1997
        8%              January 1995            10,000              January 1997
        9%             December 1994            14,000             December 1998
        9.5%              April 1995            10,000                April 1997
        10%               April 1995            10,000              January 2002
        10%             January 1995            10,000              January 1997

     The counterparties to the interest rate cap agreements are Goldman Sachs, Lehman Brothers, Salomon Brothers, and UBS and contain credit risk of $729,000, $257,000, $165,000, and $855,000, respectively. The credit risk is attributable to the unamortized cap premium and any amounts due from the counterparty as of December 31,1996. The total amortization expense for premiums on interest rate caps was $638,000, $213,000 and $292,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

16. FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS

     The fair value information for financial instruments, which is provided below, is based on the requirements of Statement of Financial Accounting Standards No. 107, Disclosure About Fair Value of Financial Instruments ("SFAS No. 107") and does not represent the aggregate net fair value of the Bank. Much of the information used to determine fair value is subjective and judgmental in nature, therefore, fair value estimates, especially for less marketable securities, may vary. In addition, the amounts actually realized or paid upon settlement or maturity could be significantly different. The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is reasonable to estimate that value:

CASH AND INTEREST-BEARING DEPOSITS - Fair value is estimated to be carrying value.

FEDERAL FUNDS SOLD - Fair value is estimated to be carrying value.

SECURITIES PURCHASED UNDER AGREEMENT TO RESELL - Fair value is estimated to be carrying value.

INVESTMENT SECURITIES - Fair value is estimated by using quoted market prices for most securities. For illiquid securities, market prices are estimated by obtaining market price quotes on similar liquid securities and adjusting the price to reflect differences between the two securities, such as credit risk, liquidity, term coupon, payment characteristics, and other information.

MORTGAGE-BACKED AND RELATED SECURITIES - Fair value is estimated using quoted market prices. For illiquid securities, market prices are estimated by obtaining market price quotes on similar liquid securities and adjusting the price to reflect differences between the two securities, such as credit risk, liquidity, term coupon, payment characteristics, and other information.

LOANS RECEIVABLE - For certain residential mortgage loans, fair value is estimated using quoted market prices for similar types of products. The fair value of other certain types of loans is estimated using quoted market prices for securities backed by similar loans.

     The fair value for loans which could not be reasonably established using the previous two methods was estimated by discounting future cash flows using current rates for similar loans.

     Management adjusts the discount rate to reflect the individual characteristics of the loan, such as credit risk, coupon, term, payment characteristics, and the liquidity of the secondary market for these types of loans.

DEPOSITS - For passbook savings, checking and money market accounts, fair value is estimated at carrying value. For fixed maturity certificates of deposit, fair value is estimated by discounting future cash flows at the currently offered rates for deposits of similar remaining maturities.

ADVANCES FROM THE FHLB OF ATLANTA - For adjustable rate advances, fair value is estimated at carrying value. For fixed rate advances, fair value is estimated by discounting future cash flows at the currently offered rates for fixed-rate advances of similar remaining maturities.

SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE - Fair value is estimated using carrying value. The securities are repriced on a semiannual basis.

SUBORIDNATED DEBT - For subordinated debt, fair value is estimated using quoted market prices.

OFF-BALANCE SHEET INSTRUMENTS - The fair value of interest rate exchange agreements is the net cost to the Company to terminate the agreement as determined from market quotes.

     The fair value of financial instruments as of December 31, 1996 and 1995 is as follows (in thousands):

------------------------------------------------------------------------------------------------
                                       1996             1996               1995           1995
                                   Carrying             Fair            Carrying          Fair
                                      Value            Value               Value         Value
------------------------------------------------------------------------------------------------
ASSETS:
     Cash and cash equivalents     $   3,259       $   3,259           $   8,965     $   8,965
     Investment securities
          available-for-sale          78,826          78,826              40,058        40,058
     Mortgage-backed securities
         available-for-sale          184,743         184,743             234,210       234,210
     Loans receivable                351,821         365,401             248,667       261,198

LIABILITIES:
     Deposits                        390,486         393,820             306,500       311,476
     Advances from the
          FHLB Atlanta               144,800         144,800             105,500       105,526
     Securities sold under
         agreements to repurchase     57,581          57,581              93,905        93,905
     Subordinated debt, net           16,586          16,625              16,496        16,123
     Off-balance sheet
         financial instruments            --           1,684                  --           212
     Commitments to
         purchase loans                   --          54,721                  --        24,738

17. DISTRIBUTIONS

     The Company is subject to certain restrictions on the amount of dividends it may declare without prior regulatory approval. At December 31, 1996, approximately $6.4 million of retained earnings were available for dividend declaration without prior regulatory approval.

18. STOCK BASED COMPENSATION

     In 1996, directors, officers and employees were issued 80,500 options to purchase 80,500 shares of TeleBanc common stock at prices ranging from $7.75 to $8.875. In 1995, officers and employees were issued 32,000 options to purchase 32,000 shares of TeleBanc common stock at a price of $5.50. As of December 31, 1996 and 1995, 180,438 and 110,392, respectively, of the shares were vested at exercise prices ranging from $5.50 to $8.875. The options' exercise price was the market value of the stock at the date of issuance. No options have been exercised or canceled.

-----------------------------------------------------------------------------------------------------------
                                                1996                                   1995
                                      ------------------------------           ----------------------------
                                                     WEIGHTED AVG.                           WEIGHTED AVG.
OPTIONS                                SHARES        EXERCISED PRICE            SHARES     EXERCISED PRICE
                                       (000's)                                  (000's)
-----------------------------------------------------------------------------------------------------------
Outstanding at beginning of year         271               $6.51                  242           $6.64
Granted                                   81               $8.17                   32           $5.50
Exercised                                 --                  --                   --              --
Forfeited                                 --                  --                    3           $6.13
Outstanding at end of year               352               $6.89                  271           $6.51
Options exercisable at year-end          180               $6.69                  110           $6.55
Weighted avg. fair value
   of options granted                                      $2.61                                $1.81

     The following table summarizes information about fixed options outstanding at December 31, 1996:

-----------------------------------------------------------------------------------------------------------
                                        OPTIONS OUTSTANDING                     OPTIONS EXERCISABLE
                                    -------------------------------         ------------------------------
RANGE OF                            NUMBER           WEIGHTED AVG.          NUMBER           WEIGHTED AVG.
EXERCISE PRICES                     OUTSTANDING     EXERCISED PRICE         EXERCISABLE    EXERCISED PRICE
                                    (000's)                                 (000's)
-----------------------------------------------------------------------------------------------------------
$5.00 - $5.99                           32                $5.50               13              $5.50
$6.00 - $6.99                          114                $6.13               76              $6.13
$7.00 - $7.99                          176                $7.30               85              $7.20
$8.00 - $8.99                           30                $8.88                6              $8.88
$5.00 - $8.99                          352                $6.89              180              $6.69

     As of December 31, 1996 the fixed options outstanding had a weighted average remaining contractual life ranging from 7.4 years to 9.6 years. The Company accounts for this plan under APB No. 25, under which no compensation cost has been recognized. Had compensation cost for the plan been determined consistent with SFAS No. 123, the Company's net income and net income per share would have been reduced to the following pro forma amounts:

-------------------------------------------------------------------------------------------
                                                            YEAR ENDED            YEAR ENDED
                                                             12/31/96              12/31/95
-------------------------------------------------------------------------------------------
Net increase in net assets resulting from operations:
     As reported                                              $ 2,552           $ 2,720
     Pro forma                                                  2,342             2,662
Earnings per share:
     As reported                                                 1.12              1.33
     Pro forma                                                   1.03              1.30
Fully diluted earnings per share:
     As reported                                                 1.09              1.33
     Pro forma                                                   1.00              1.30

     Because the method of accounting required by SFAS No. 123 has not been applied to options granted prior to January 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years. The fair value of each option grant is estimated on the date of grant using the Roll Geske option pricing model with the following weighted average assumptions for grants; risk-free interest rates of 5.25 percent and 6.00 percent for 1996 and 1995, respectively; expected life of 10 years for all options granted in 1996 and 1995; expected volatility of 23 percent and 16 percent for 1996 and 1995, respectively.

19. COMMITMENTS AND CONTINGENCIES

     In the ordinary course of business, the Company has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements. The principal commitments of the Company are as follows:



     At December 31, 1996, the Company was obligated under an operating lease for office space with an original term of ten years. Net rent expense under operating leases was approximately $142,000, $127,000, and $60,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

     The projected minimum rental payments under the terms of the lease are as follows:

YEARS ENDING DECEMBER 31,                                     AMOUNT
-------------------------                                     ------
1997                                                      $   177,000
1998                                                          165,000
1999                                                          167,000
2000                                                          169,000
2001                                                          171,000
2002 and thereafter                                           701,000
                                                          $ 1,550,000

     As of December 31, 1996, the Company had commitments to purchase $54.7 million of mortgage loans.

     The Company self-insures for a portion of health insurance expenses paid by the Company as a benefit to its employees. At December 31, 1996 and 1995, there was no reserve needed for incurred but not reported claims under this insurance arrangement.

20. SUBSEQUENT EVENTS

     In February 1997, TeleBanc entered into definitive agreements to raise new capital in the form of convertible preferred stock, senior subordinated notes and warrants aggregating $29.9 million and to purchase the assets of Arbor Capital Partners, Inc. ("Arbor"), a registered investment advisor, funds manager and broker-dealer. MET Holdings, TeleBanc's majority shareholder, owns a majority of Arbor.

     The Board of Directors authorized the sale of $29.9 million in units to investment partnerships managed by Conning & Company, CIBC WG Argosy Merchant Fund 2, LLC, The Progressive Corporation and The Northwestern Mutual Life Insurance Company. Representatives from the Conning partnerships and the CIBC Merchant Fund will serve on the Board of Directors of the Company. The units consist of $13.7 million in 9.5% senior subordinated notes with 198,088 detachable warrants, $16.2 million in 4.0% convertible preferred stock, and rights to 205,563 contingent warrants. The Company finalized this transaction on February 28, 1997.

     Also in connection with the sale of units, the Arbor asset acquisition was structured as a tax free issuance of 162,461 shares of TeleBanc common stock, 24,201 options, and a $500,000 cash payment for the Arbor assets. An independent appraisal valued the assets to be acquired from Arbor at $3.1 million. Consistent with TeleBanc's charter, the number of shares issued to Arbor as consideration is limited to 5% of total market value of outstanding TeleBanc stock at the time of acquisition. The Company finalized the sale of the units and the related Arbor asset acquisition on February 28, 1997.

21. CONDENSED FINANCIAL INFORMATION (PARENT COMPANY ONLY)

Statements of Financial Condition
($ in thousands)

                                                                 December 31,
                                                              ------------------
                                                                1996       1995
                                                                ----       ----
ASSETS:
Cash                                                          $   159    $   210
Investment securities available-for-sale                        4,132      4,685
Mortgage-backed securities available-for-sale                  14,086        940
Investment securities held-to-maturity                             --         --
Loans receivable, net                                             305        240
Equity in net assets of subsidiary                             34,130     31,164
Deferred charges                                                  940      1,066
Other assets                                                    1,099        265
     Total assets                                             $54,851    $38,570
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Subordinated debt                                             $16,586    $16,496
Securities sold under agreements to repurchase                 12,831
Accrued interest payable                                          357        330
Taxes payable and other liabilities                               419        179
     Total liabilities                                        $30,193    $17,005
STOCKHOLDERS' EQUITY
Preferred Stock                                               $    --      $  --
Common Stock                                                       20         20
Additional Paid in Capital                                     14,637     14,637
Retained earnings                                               7,904      5,352
Unrealized gain/loss on securities available-for-sale           2,097      1,556
     Total stockholders' equity                                24,658     21,565
     Total liabilities and stockholders' equity               $54,851    $38,570


STATEMENTS OF OPERATIONS

($ in thousands)
                                                 December 31,
                                      ------------------------------
                                         1996       1995       1994
                                         ----       ----       ----
Interest income                       $   531    $   429    $   177
Interest expense                        2,163      2,111      1,227
Net interest loss                      (1,632)    (1,682)    (1,050)
Non interest income                       133         92          1
Total general and
   administrative expenses              1,393      1,046        320
Non interest expenses                     127        126         74
Net loss before equity in
   net income of subsidiary
   and income taxes                    (3,019)    (2,762)    (1,443)
Equity in net income
   of subsidiary                        6,716      4,434      1,434
Income taxes                            1,145     (1,048)      (531)
Net Income                            $ 2,552    $ 2,720    $   540


STATE
MENT OF CASH FLOWS
                                                            Year ended December 31,
                                                -------------------------------------
(Dollars in thousands)                               1996         1995         1994
----------------------                               ----         ----         ----
Cash flows from operating activities:
Net income                                      $   2,552    $   2,720    $     540
Adjustments to reconcile net income to
   net cash provided by operating activities:
     Equity in undistributed earnings
        of subsidiaries                            (4,426)      (4,434)      (1,433)
     Net realized gains on securities                 (36)         (92)          --
     (Increase) decrease in other assets             (592)         162       (1,362)
     Increase in accrued expenses
        and other liabilities                         267          122          387
     Depreciation and amortization                    (58)         (32)          --
Net cash provided by operating activities          (2,293)      (1,554)      (1,868)
                                                -------------------------------------
Cash flows from investing activities:
     Net (increase) decrease in loan to
        Employee Stock Ownership Plan                 (65)          60         (300)
     Net (increase) decrease in equity
        investment                                  2,074        2,089      (13,644)
     Purchases of available-for-sale
        securities                               (100,574)     (20,771)      (4,612)
     Proceeds from sale of
        available-for-sale securities              11,103        5,170           --
     Proceeds from maturities of and
        principal payment  on
        available-for-sale securities              76,910       14,619           --
Net purchases of premises and equipment               (37)         (21)          (6)
Net cash (used in) provided by
   investing activities                           (10,589)       1,146      (18,562)
                                                -------------------------------------
Cash flows from financing activities:
     Net  increase in securities sold under
        agreements to repurchase                   12,831           --           --
     Increase in subordinated debt                     --           --       16,390
     Increase in common stock and
        additional paid in capital                     --           --        5,156
     Dividends paid on common and
        preferred stock                                --           --         (498)
                                                -------------------------------------
Net cash provided by (used in)
   financing activities                            12,831           --       21,048
Net increase (decrease) in cash and
   cash equivalents                                   (51)        (408)         618
                                                -------------------------------------
Cash and cash equivalents at
   beginning of period                                210          618            0

Cash and cash equivalents at
   end of period                                $     159    $     210    $     618
                                                =====================================

     TeleBanc Financial Corporation commenced activities on January 27, 1994, the effective date of its formation as a holding company of the Bank. The Bank paid dividends of $2.2 million and $2.1 million to TeleBanc for subordinated interest expense payments for the years ended December 31, 1996 and 1995, respectively.

22. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

     Condensed quarterly financial data for the years ended December 31, 1996 and 1995 is shown as follows:

                                                               THREE MONTHS ENDED
                                           ---------------------------------------------------------------
                                             MAR. 31,          JUNE 30,          SEPT. 30,       DEC. 31,
(Dollars in thousands except per share data)     1996             1996               1996           1996
----------------------------------------------------------------------------------------------------------
Interest income                             $  11,131         $  11,364          $ 11,871         $11,433
Interest expense                                8,357             8,449             9,034           8,975
                                           ---------------------------------------------------------------
     Net interest income                        2,774             2,915             2,837           2,458
Provision for loan and lease losses               419               200               125             175
Non-interest income                               605               291               540           1,320
General and administrative
   expenses                                     1,679             1,749             3,287           1,660
Other non-interest expenses                       300                81               247              71
     Income before income taxes                   981             1,176              (282)          1,872
Income tax expense                                332               417              (220)            667
                                           ---------------------------------------------------------------
     Net income                             $     649         $     759          $    (62)        $ 1,205
                                           ---------------------------------------------------------------
Net income per share                        $    0.31         $    0.35          $  (0.03)        $  0.51
                                           ===============================================================


                                                               THREE MONTHS ENDED
                                           ---------------------------------------------------------------
                                               MAR. 31,         JUNE 30,          SEPT. 30,      DEC. 31,
(Dollars in thousands except per share data)      1995             1995              1995          1995
----------------------------------------------------------------------------------------------------------
Interest income                               $  8,653            $10,414          $10,681        $10,763
Interest expense                                 7,155              8,151            8,215          8,425
                                           ---------------------------------------------------------------
     Net interest income                         1,498              2,263            2,466          2,338
Provision for loan and lease losses                309                353              502            558
Non-interest income                                630                412              419          2,316
General and administrative
   expenses                                      1,248              1,473            1,401          1,439
Other non-interest expenses                         87                 79               90            423
     Income before income taxes                    484                770              892          2,234
Income tax expense                                 164                264              343            889
                                           ---------------------------------------------------------------
     Net income                               $    320            $   506          $   549        $ 1,345
                                           ---------------------------------------------------------------
Net income per share                          $   0.16            $  0.25          $  0.27        $  0.65
                                           ===============================================================

Report of the Independent Public Accountants

To the Board of Directors and Stockholders of TeleBanc Financial Corporation and Subsidiaries

     We have audited the accompanying consolidated balance sheets of TeleBanc Financial Corporation (a Delaware Corporation) and Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated statement of income of the company for the year ended December 31, 1994 was audited by other auditors whose report dated February 24, 1995 expressed an unqualified opinion on that statement.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TeleBanc Financial Corporation and Subsidiaries as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.


                                                  /s/ ARTHUR ANDERSEN LLP


Washington, DC
February 14, 1997 (except with respect to the matters discussed in Note 20, as to which the date is February 28, 1997)

BOARD OF DIRECTORS              CORPORATE OFFICERS                CORPORATE                            COMMON STOCK
                                                                  INFORMATION
Mitchell H. Caplan              David A. Smilow                                                        The  Common   Stock  is
Vice Chairman & President       Chairman & CEO                    TRANSFER AGENT                       currently        traded
TeleBanc   Financial                                               AND REGISTRAR                       "over-the counter"under
Corporation                     Mitchell H. Caplan                Fifth Third Trust &                  the symbol  "TBFC." The
                                Vice Chairman & President         Investment Division                  following   table  sets
David R. DeCamp                                                   Fifth Third Center                   forth the closing  high
Senior Vice President           Laurence P. Greenberg             Cincinnati, OH 45263                 and low bid  prices for
Grubb & Ellis, Co.              Executive Vice President          (513) 579-5300                       the  Common  Stock  for
                                Marketing                                                              the periods indicated.
Arlen W. Gelbard, Esq.                                            FORM 10-K
Partner                         Aileen Lopez Pugh                 A copy of the Company's              Initial Offering: $6.125
Hofheimer, Gartlir & Gross      Executive Vice President          Form  10-K  for  Fiscal
                                Chief Financial                   1996 as filed  with the              ---------------------------
Steven F. Piaker                 Officer/Treasurer                Securities and Exchange              1995       HIGH     LOW
Partner                                                           Commission    will   be              ---------------------------
Conning & Company               Sang-Hee Yi                       furnished  upon written              1st Q      5.625    5.50
                                Executive Vice President          request to:                          2nd Q      6.00     5.00
Dean C. Kehler                  Chief Operating Officer                                                3rd Q      6.625    6.0625
Managing Director                                                 Aileen Lopez Pugh                    4th Q      7.75     6.50
CIBC Wood Gundy Securities      Michael H. Aneiro                 Director of Shareholder
                                Senior Vice President             Relations                            ---------------------------
Mark Rollinson, Esq.            Portfolio Management              TeleBanc Financial                   1996       HIGH     LOW
Attorney                                                          Corporation                          ---------------------------
                                Catherine M. Gallahan             1111 N. Highland Street              1st Q      8.00     7.50
David A. Smilow                 Senior Vice President             Arlington, Virginia 22201            2nd Q      9.75     8.00
Chairman & CEO                  Systems                           (703) 247-3700                       3rd Q      10.00    8.875
TeleBanc Financial Corporation                                                                         4th Q      13.25    9.75
                                Michael T. Girouard               SPECIAL COUNSEL
Michael A. Smilow               Senior Vice President             Hogan  & Hartson L.L.P.              No dividends  were paid
Mortgage Finance Consultant     Chief Investment Officer          Columbia Square                      in 1995 and  1996.  The
                                                                  555 Thirteenth Street, NW            closing  per  share bid
                                Steven D. Greenwood               Washington, DC 20004-1109            price  of  the   Common
                                Senior Vice President                                                  Stock on  December  31,
                                Product Development               INDEPENDENT AUDITORS                 1996 was $13.25.
                                                                  Arthur Andersen LLP
                                Emidio Morizio                    8000 Towers Crescent Drive
                                Senior Vice President             Vienna, VA 22182                     ANNUAL MEETING
                                Operations
                                                                                                       The  Company's   Annual
                                Michael R. Opsahl                                                      Meeting of shareholders
                                Senior Vice President                                                  will be  held at  11:00
                                Chief Credit Officer                                                   am on Wednesday, May 7,
                                                                                                       1997  at the  Corporate
                                Jane H. Gelman                                                         offices   of   TeleBanc
                                Vice President                                                         Financial  Corporation,
                                Chief Administrative                                                   1111    N.     Highland
                                 Officer/Secretary                                                     Street,      Arlington,
                                                                                                       Virginia 22201.
                                Dennis E. Carlton
                                General Counsel




TeleBanc Financial Corporation and subsidiaries
Selected Financial Data

                                                                                     Years ended December 31,
                                                             -----------------------------------------------------------------------
 (Dollars in thousands, except per share data)                      1996           1995          1994          1993         1992
                                                                    ----           ----          ----          ----         ----
Interest income                                                $  45,800      $  40,511     $  22,208     $  16,667    $  19,425
Interest expense                                                  34,815         31,946        17,513        11,828       13,896
     Net interest income                                          10,985          8,565         4,695         4,839        5,529
Provision for loan and lease losses                                  919          1,722           492           211          972
Non-interest income                                                2,756          3,777           175         1,157        1,014
General and administrative expenses                                8,375          5,561         3,503         2,997        2,393
Other non-interest operating expenses                                700            679           153           739        1,234
     Income before income taxes and cumulative
       effect of change in accounting principle                    3,747          4,380           722         2,049        1,944
Income tax expense                                                 1,195          1,660           182           842          857
Cumulative effect of change in accounting principle                   --             --            --           170           --
     Net income                                                $   2,552      $   2,720     $     540     $   1,377     $  1,087

Earnings per share:
     Primary                                                   $    1.12      $    1.33     $    0.31     $    1.06     $   0.84
     Fully diluted                                             $    1.09      $    1.33     $    0.31     $    1.06     $   0.84

At December 31,
Total assets                                                    $647,965       $553,943      $427,292      $220,301     $229,374
Loans receivable, net                                            351,821        248,667       154,742       100,859       93,605
Mortgage-backed securities (a)                                   184,743        234,210       236,464        80,782       87,164
Investment securities (a)                                         78,826         40,058        12,444        18,110       13,570
Deposits                                                         390,486        306,500       212,411       113,132      130,100
Advances from the FHLB                                           144,800        105,500        96,000        61,000       53,750
Securities sold under agreements to repurchase                    57,581         93,905        79,613        29,642       29,642
Total stockholders equity                                         24,658         21,565        17,028        12,378       10,715

Financial ratios
Return on average
     Total assets                                                   0.61%          0.53%         0.17%         0.61%        0.45%
     Stockholders' equity                                          16.50%         14.10%         3.17%        11.79%       10.51%
Average stockholders' equity to average total assets                3.70%          3.77%         5.27%         5.20%        4.32%
Total general and administrative expenses to total assets (b)       1.03%(c)       1.00%         0.82%         1.36%        1.04%

Number of (b):
     Deposit accounts                                             16,506         12,919         8,564         2,932        3,568
     Full-time equivalent employees                                   39             30            29            18           17
Total assets per employee (b)                                $    16,614      $  18,465     $  14,734     $  12,239    $  13,493

(a) Includes available for sale, held to maturity, and held for sale. (b) At end of period. (c) Excludes SAIF assessment.

                 SUBSIDIARIES OF REGISTRANT


                                                           JURISDICTION OF
        NAME OF SUBSIDIARY                                  INCORPORATION
        ------------------                                  -------------

             TeleBank                                       United States

  TeleBanc Servicing Corporation                            United States

       AGT Mortgage Services                                United States

              AGT-PRA                                       United States

   Portfolio Recovery Associates                            United States

The Board of Directors and Stockholders
TeleBanc Financial Corporation:


We consent to incorporation by reference in the registration statement No. F33-91786 on Form S-1 and on Form S-3 of TeleBanc Financial Corporation and subsidiary of our report dated February 24, 1995, relating to the consolidated statement of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 1994, which report is incorporated by reference in the December 31, 1996 annual report on Form 10-K of TeleBanc Financial Corporation.



/s/ KPMG Peat Marwick


Washington, D.C.
March 26, 1997

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 14, 1997 included in TeleBanc Financial Corporation's Annual Report for the year ended December 31, 1996. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.


/s/ Arthur Andersen LLP

Report of Independent Public Accountants

To the Board of Directors and Stockholders of TeleBanc Financial Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheets of TeleBanc Financial Corporation (a Delaware Corporation) and Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TeleBanc Financial Corporation and Subsidiaries as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.


                                                         /s/ Arthur Andersen LLP


Washington, DC
February 14, 1997 (except with respect to the matters discussed in Note 20, as to which the date is February 28, 1997)

The Board of Directors and Stockholders
TeleBanc Financial Corporation:

We have audited the accompanying consolidated statement of operations, changes in stockholders' equity, and cash flows of TeleBanc Financial Corporation and subsidiary for the year ended December 31, 1994. These consolidated financial statements are the responsibility of TeleBanc Financial Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the results of TeleBanc Financial Corporation and subsidiary's operations and their cash flows for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

/s/ KPMG Peat Marwick

Washington, D.C.
February 24, 1995

                                    TELEBANC
                             FINANCIAL CORPORATION



                                  April 7, 1997


Dear Stockholder:

         You are cordially invited to attend the 1997 Annual Meeting of Stockholders of TeleBanc Financial Corporation. The meeting will be held on Wednesday, May 7, 1997 at 11:00 a.m. at the Company's headquarters, 1111 North Highland Street, Arlington, Virginia 22201. I hope that you will be able to join us.

         At this meeting you will be asked to vote, in person or by proxy, to elect three directors, amend certain provisions of the Company's certificate of incorporation, adopt the 1997 Stock Option Plan, ratify the appointment of the Company's independent accountants and act on such other business as may properly come before the meeting. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting

         It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend the meeting in person, please sign, date and return the enclosed proxy card as soon as possible. If you attend the meeting and desire to vote in person, you may do so even though you have previously returned a proxy to the Company.

         Thank you.  We look forward to seeing you at the meeting.

                                   Sincerely,

                                   /s/ David A. Smilow

                                   David A. Smilow
                                   Chairman of the Board and
                                   Chief Executive Officer


             1111 North Highland Street, Arlington, Virginia 22201

                         TELEBANC FINANCIAL CORPORATION
                           1111 NORTH HIGHLAND STREET
                            ARLINGTON, VIRGINIA 22201
                                 (703) 247-3700

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 7, 1997

         NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of TeleBanc Financial Corporation (the "Company") will be held on Wednesday, May 7, 1997, at 11:00 a.m., at the Company's headquarters, 1111 North Highland Street, Arlington, Virginia 22201, for the following purposes:

         1.       To elect three directors for terms of three years each;
         2. To amend Article 4 of the Company's certificate of incorporation to increase the number of authorized shares of the Company's common stock from 3,500,000 to 8,500,000 and to authorize the issuance of nonvoting common stock;
         3. To amend Article 8 of the Company's certificate of incorporation to reduce the effect of certain anti-takeover provisions by increasing from 10% to 25% the percentage of the Company's voting stock which is considered "Control" for purposes of such Article;
         4. To amend Article 11 of the Company's Certificate of Incorporation to reduce the effect of certain anti-takeover provisions by making it easier for the Board of Directors to approve certain business combination transactions with the approval of the stockholders required by law rather than a supermajority;
         5.       To adopt the 1997 Stock Option Plan;
         6. To ratify the appointment by the Board of Directors of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 1997; and
         7. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on March 20, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                                 By order of the Board of Directors,

                                 /s/ David A. Smilow

                                 David A. Smilow
                                 Chairman of the Board and
                                 Chief Executive Officer

Arlington, Virginia
April 7, 1997

--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING AND DESIRE TO VOTE IN PERSON, YOU MAY DO SO EVEN THOUGH YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.
--------------------------------------------------------------------------------

                         TELEBANC FINANCIAL CORPORATION
                           1111 NORTH HIGHLAND STREET
                            ARLINGTON, VIRGINIA 22201

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 7, 1997

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES


         This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are being furnished to the stockholders of TeleBanc Financial Corporation, a Delaware corporation (the "Company" or "TeleBanc"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting"). The Annual Meeting will be held at the headquarters of TeleBanc located at 1111 North Highland Street, Arlington, Virginia 22201, on Wednesday, May 7, 1997, at 11:00 a.m., and at any adjournment or postponement thereof. The Annual Meeting has been called for the purposes set forth in the Notice of Annual Meeting.

         If the enclosed proxy is properly signed and returned to TeleBanc and not revoked prior to its use, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED: (1) FOR THE ELECTION OF THE THREE NOMINEES OF THE BOARD OF DIRECTORS TO SERVE AS DIRECTORS; (2) FOR THE AMENDMENT OF ARTICLE 4 OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (THE "CERTIFICATE OF INCORPORATION") TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK (THE "COMMON STOCK") FROM 3,500,000 TO 8,500,000 AND TO AUTHORIZE THE ISSUANCE OF NONVOTING COMMON STOCK (THE "NONVOTING COMMON STOCK"); (3) FOR THE AMENDMENT OF ARTICLE 8 OF THE CERTIFICATE OF INCORPORATION TO INCREASE FROM 10% TO 25% THE PERCENTAGE OF THE COMPANY'S VOTING STOCK WHICH IS CONSIDERED "CONTROL" FOR PURPOSES OF SUCH ARTICLE; (4) FOR THE AMENDMENT OF
ARTICLE 11 OF THE CERTIFICATE OF INCORPORATION TO MAKE IT EASIER FOR THE BOARD OF DIRECTORS TO APPROVE CERTAIN BUSINESS COMBINATION TRANSACTIONS WITH THE APPROVAL OF THE STOCKHOLDERS REQUIRED BY LAW RATHER THAN A SUPERMAJORITY; (5) FOR THE ADOPTION OF THE 1997 STOCK OPTION PLAN; AND (6) FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS. If any other matters are properly brought before the Annual Meeting, proxies will be voted in the discretion of the proxy holders. TeleBanc is not aware of any such matters that are proposed to be presented at the Annual Meeting.

         The cost of soliciting proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, directors, officers and regular employees of TeleBanc, without extra remuneration, may solicit proxies personally, by telephone, telegram, or otherwise. TeleBanc will also utilize the services of its transfer agent, Fifth Third Trust, to provide broker search and proxy distribution services at an estimated cost of $3,000. TeleBanc will request persons, firms and corporations holding shares in their name or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so. It is anticipated that this Proxy Statement and the enclosed proxy will be mailed to stockholders on or about April 7, 1997.

         In February 1997, the Company entered into a $29,900,000 Unit Purchase Agreement with two investment partnerships managed by Conning & Company and with General American Life Insurance Company, CIBC WG Argosy Merchant Fund 2, LLC, PC Investment Company and The Northwestern Mutual Life Insurance Company (the "Unit Purchase Agreement"). Pursuant to the Unit Purchase Agreement, the Company issued and sold 29,900 Units, which in the aggregate consist of (i) $13,703,469 in aggregate principal amount of the Company's Senior Subordinated Notes due March 31, 2004, (ii) 29,900 shares of serial preferred stock, (iii) warrants to purchase 198,088 shares of Common Stock (the "Warrants"), and (iv) contingent warrants to purchase up to 205,563 shares of Common Stock (the "Contingent Warrants"). The serial preferred stock issued in connection with this transaction consists of 18,850 shares of Series A Voting Convertible Preferred Stock ("Series A Preferred Stock"), 4,050 shares of Series B Nonvoting Convertible Preferred Stock ("Series B Preferred Stock"), and 7,000 shares of Series C Nonvoting Convertible Preferred Stock ("Series C Preferred Stock," and collectively with the Series A Preferred Stock and the Series B Preferred Stock, the "Preferred Stock").

         In connection with the Unit Purchase Agreement, certain holders of the Series A Preferred Stock are entitled to designate two persons to serve as directors of the Company, who shall be nominated for election by the Company (subject to certain exceptions). Such nominees to the Board of Directors, Dean
C. Kehler and Steven F. Piaker, were elected to the Board of Directors effective upon the closing of the sale of the Units by the Company on February 28, 1997. The Unit Purchase Agreement also contains an affirmative covenant by the Company that it will obtain stockholder approval of the proposed amendments to the Certificate of Incorporation that are presented as Proposals Two and Three in this Proxy Statement.

         In connection with the Unit Purchase Agreement, certain amendments were made to the Company's Bylaws so that the number of directors on the Board of Directors may not exceed nine members, any two directors have the right to call a meeting of the Board of Directors and the affirmative vote of 66-2/3% of the total number of votes of the then outstanding shares of capital stock of the Company entitled generally to vote in the election of directors, voting together as a single class, is required to amend the Bylaw provisions regarding the number and selection process of the Board of Directors.

         Also as part of the sale of Units pursuant to the Unit Purchase Agreement, the Company entered into an agreement with Arbor Capital Partners, Inc. ("Arbor"), a registered investment advisor, funds manager and broker-dealer, MET Holdings Corporation ("MET Holdings") and William M. Daugherty (the "Acquisition Agreement"), pursuant to which the Company purchased substantially all of the assets and liabilities of Arbor. MET Holdings, TeleBanc's largest stockholder, also owns a majority of the capital stock of Arbor. This acquisition involved the tax-free issuance of 162,461 shares of the Company's Common Stock and a $500,000 cash payment for the Arbor assets. Since consummation of the Acquisition Agreement, Arbor has distributed the 162,461 shares of TeleBanc Common Stock that it received in the acquisition to its two stockholders, MET Holdings and William M. Daugherty. As a result of this distribution, Arbor no longer beneficially owns any of the capital stock of the Company.

         The securities that can be voted at the Annual Meeting consist of the outstanding shares of Common Stock as well as the shares of Series A Preferred Stock of the Company sold pursuant to the Unit Purchase Agreement. Each share of Common Stock entitles its holder to one vote on each matter presented to the stockholders. Each share of Series A Preferred Stock entitles its holder to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series A Preferred Stock could be converted on the Record Date (as defined below) pursuant to the provisions of the Company's Certificate of Incorporation.

         The close of business on March 20, 1997 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were approximately 220 holders of Common Stock and five holders of Series A Preferred Stock. The number of shares of Common Stock outstanding on the Record Date was 2,211,961, and the total number of shares of Common Stock into which the Series A Preferred Stock would convert on that date was 756,360. The Common Stock and the Series A Preferred Stock, which will vote together as one class with respect to the proposals presented for stockholder approval in this Proxy Statement, are collectively referred to as the

"Company's Voting Securities," and references to percentages of the Company's Voting Securities are calculated on the basis of 2,968,321 shares of Common Stock, the sum of the 2,211,961 outstanding shares of Common Stock and the 756,360 shares of Common Stock into which the outstanding Series A Preferred Stock could be converted on the Record Date. On the Record Date, the Company's largest stockholder, MET Holdings, held 1,433,081 shares of Common Stock, or 64.8% of the outstanding shares of Common Stock and 48.75% of the Company's Voting Securities outstanding on that date.

         The presence, in person or by proxy, of at least a majority of the stock of the Company issued and outstanding and entitled to vote at the meeting is necessary to constitute a quorum at the Annual Meeting. Stockholders' votes will be tabulated by the person appointed by the Board of Directors to act as inspector of election for the Annual Meeting. Under the Company's Bylaws, directors are elected by a plurality of votes cast by the shares entitled to vote in the election of directors. Unless otherwise required by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or the Bylaws, the Company's Bylaws provide that any other matter put to a stockholder vote shall be decided by the affirmative vote of a majority of the votes cast on the matter. As discussed below, certain proposals to be voted upon by the Company's stockholders that are presented in this Proxy Statement require a higher vote for stockholder approval.

         Pursuant to the Company's  Certificate of  Incorporation,  amendment of
Article 4 of the Certificate of Incorporation requires the affirmative vote of the holders of at least a majority of the outstanding shares of stock of the Company entitled to vote thereon at the Annual Meeting. MET Holdings has advised the Company that it intends to vote all shares of Common Stock beneficially owned by it in favor of the proposal amending Article 4 of the Certificate of Incorporation. Each of the holders of the Series A Preferred Stock is obligated by the terms of the Unit Purchase Agreement to vote in favor of this proposal. MET Holdings and the holders of the Series A Preferred Stock collectively beneficially own 73.8% of the Company's Voting Securities entitled to vote at the Annual Meeting. Consequently, approval of this amendment of the Certificate of Incorporation is assured.

         Pursuant to the Company's  Certificate of  Incorporation,  amendment of
Article 8 of the Certificate of Incorporation requires the affirmative vote of the holders of at least 66-2/3 percent of the outstanding shares of stock of the Company entitled to vote thereon at the Annual Meeting. MET Holdings has advised the Company that it intends to vote all shares of Common Stock beneficially owned by it in favor of the proposal amending Article 8 of the Certificate of Incorporation. Each of the holders of the Series A Preferred Stock is obligated by the terms of the Unit Purchase Agreement to vote in favor of this proposal. MET Holdings and the holders of the Series A Preferred Stock collectively beneficially own 73.8% of the Company's Voting Securities entitled to vote at the Annual Meeting. Consequently, approval of this amendment of the Certificate of Incorporation is assured.

         Pursuant to the Company's  Certificate of  Incorporation,  amendment of
Article 11 of the Certificate of Incorporation requires the affirmative vote of the holders of at least 80 percent of the outstanding shares of stock of the Company entitled to vote thereon at the Annual Meeting. MET Holdings has advised the Company that it intends to vote all shares of Common Stock beneficially owned by it in favor of the proposal amending Article 11 of the Certificate of Incorporation. The holders of the Series A Preferred Stock are not obligated by the terms of the Unit Purchase Agreement to vote in favor of this proposal. MET Holdings beneficially owns 48.75% of the Company's Voting Securities entitled to vote at the Annual Meeting.

         Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes and abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting.

         The presence of a stockholder at the Annual Meeting will not automatically revoke the stockholder's proxy. However, any stockholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of TeleBanc a written notice of revocation, by delivering to TeleBanc a duly executed proxy bearing a later date, or by attending the Annual Meeting and giving the Secretary notice of his or her intention to vote in person.

         A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 1996 accompanies this Proxy Statement, and is incorporated by reference herein. TeleBanc has filed an Annual Report on Form 10-K for its fiscal year ended December 31, 1996 with the Securities and Exchange Commission (the "Commission"). Stockholders may obtain, free of charge, a copy of the Annual Report on Form 10-K by writing to TeleBanc Financial Corporation, 1111 North Highland Street, Arlington, Virginia 22201, Attention: Investor Relations.


             STOCK OWNED BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following tables set forth certain information regarding the beneficial ownership of the Company's Common Stock and Series A Preferred Stock as of the Record Date by (i) any person known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each director and person nominated to be a director, (iii) the Chief Executive Officer and each of the other executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1996 (the "Named Executive Officers"), and (iv) all directors and executive officers as a group. The tables also reflect the options that have been previously granted, including those granted under the Company's 1997 Stock Option Plan, which is subject to stockholder approval at the Annual Meeting.

         The information in the tables is based on information from the named persons regarding ownership of Common Stock and Series A Preferred Stock. Unless otherwise indicated, each stockholder has sole voting and investment power as to all shares listed as beneficially owned by such person.

         Under the rules of the Commission, a person is deemed a "beneficial owner" of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities.

SECURITY OWNERSHIP OF THE COMPANY'S SECURITIES

                                                                     AMOUNT AND         PERCENTAGE OF: CLASS
                                                                      NATURE OF             OUTSTANDING/
TITLE                                                                BENEFICIAL               COMPANY'S
OF CLASS      NAME OF BENEFICIAL OWNER                                OWNERSHIP          VOTING SECURITIES (a)
--------      ------------------------                                ---------          ---------------------


Series A      Conning Insurance Capital Limited                          4,719                25.03% / 6.38%
Preferred      Partnership III
Stock         c/o Conning & Company
              CityPlace II, 185 Asylum Street
              Hartford, CT  06103

              Conning Insurance Capital International                     667                  3.54% / 0.90%
               Partners III, L.P.
              c/o Conning & Company
              CityPlace II, 185 Asylum Street
              Hartford, CT  06103

              General American Life Insurance Company                    1,539                 8.16% / 2.08%
              700 Market Street
              St. Louis, MO  63101

              PC Investment Company                                      6,925                36.74% / 9.36%
              401 Theodore Fremd Avenue
              Rye, NY  10580

              The Northwestern Mutual Life Insurance                     5,000                26.53% / 6.76%
               Company
              720 East Wisconsin Avenue
              Milwaukee, WI  53202

----------
(a) For purposes of voting at the Annual Meeting, each share of Series A Preferred Stock has 40.12519 votes, based on its conversion into an equivalent number of shares of Common Stock. Accordingly, the percentages reflected include (i) the percentage of Series A Preferred Stock outstanding and (ii) the percentage of the Company's Voting Securities beneficially owned, giving effect to the voting rights held by the owners of Series A Preferred Stock for purposes of voting at the Annual Meeting.

                                                                        Amount and          Percentage of: Class
                                                                        Nature of               Outstanding/
Title                                                                   Beneficial               Company's
of Class      Name of Beneficial Owner                                   Ownership          Voting Securities (a)
--------      ------------------------                                   ---------          ---------------------
Common        MET Holdings Corporation                                  1,433,081           64.78%    / 48.28%
Stock         405 Park Avenue, Suite 1104
              New York, NY 10022 (b)

              David A. Smilow                                             205,365 (c)        8.50%    /  6.48%

              Mitchell H. Caplan                                          205,365 (c)        8.50%    /  6.48%

              David R. DeCamp                                              16,000 (d)          *      /    *

              Arlen W. Gelbard                                             10,000 (d)          *      /    *

              Dean C. Kehler                                                   -- (e)         n/a     /   n/a

              Steven F. Piaker                                                 -- (f)         n/a     /  7.28%

              Mark Rollinson                                               18,000 (d)          *      /    *

              Michael A. Smilow                                                -- (g)          *      /    *

              Aileen Lopez Pugh                                            42,100 (h)        1.87%    /  1.40%

              Directors and Executive Officers as a group
              (9 individuals)                                             496,830 (i)       18.42%    / 20.64% (j)

              TeleBanc Employee Stock Ownership Plan                       67,600            3.06%    /  2.28%

----------

*    Less than 1%.
(a) For purposes of voting at the Annual Meeting, each share of Series A Preferred Stock has 40.12529 votes, based on its conversion into an equivalent number of shares of Common Stock. Accordingly, the percentages reflected include (i) the percentage of Common Stock outstanding and (ii) the percentage of the Company's Voting Securities beneficially owned, giving effect to the voting rights held by the owners of Series A Preferred Stock for purposes of voting at the Annual Meeting.
(b) MET Holdings is the predecessor savings and loan holding company of Metropolitan Bank for Savings, F.S.B. ("Metropolitan Bank"). MET Holdings organized the Company so that it could become, in March 1994, the holding company for Metropolitan Bank as part of the Company's initial public offering of debt and equity securities in 1994. Metropolitan Bank was renamed "TeleBank" in March 1996, and is a wholly owned subsidiary of the Company.
(c) Consists solely of options to acquire Common Stock, of which 63,219 are exercisable within 60 days of March 20, 1996. Messrs. D. Smilow and Caplan, including their affiliates, also hold significant ownership positions in the outstanding securities of MET Holdings. See "Security Ownership of the Company's Parent by Management."
(d) For each of Messrs. DeCamp and Rollinson, includes options to acquire 15,000 shares of Common Stock, 7,000 of which are exercisable within 60 days of March 20, 1997, and for Mr. Gelbard, includes options to acquire 10,000 shares of Common Stock, 2,000 of which are exercisable within 60 days of March 20, 1997.
(e) Dean C. Kehler is the designated director for CIBC WG Argosy Merchant Fund 2, LLC.
(f) Steven F. Piaker is the designated director for Conning Insurance Capital Limited Partnership III and Conning Insurance Capital International Partners III, L.P., which collectively own 5,386 shares of Series A

     Preferred Stock.
(g) Michael A. Smilow owns 110 shares, or 1.1%, of the Class A Common Stock of MET Holdings and 117 shares, or 1.4%, of the Class B Common Stock of MET Holdings.
(h)  Includes options to acquire 35,000 shares of Common Stock.
(i)  Includes options to acquire 485,730 shares of Common Stock.
(j) Includes an additional 216,114 of the Company's Voting Securities, based on the 5,386 shares of Series A Preferred Stock collectively owned by Conning Insurance Capital Limited Partnership III and Conning Insurance Capital International Partners III, L.P., for which Steven A. Piaker is the designated director.

                              ELECTION OF DIRECTORS
                                (PROPOSAL ONE)

         The Company's Bylaws provide that the Board of Directors shall consist of not fewer than six nor more than nine members. Pursuant to the Certificate of Incorporation and the Bylaws, a majority of the directors then in office may vote to fill any vacancies on the Board or any newly-created directorships. In April 1996, the Board of Directors elected Arlen W. Gelbard to fill one of the two vacancies on the Board of Directors. As discussed above, pursuant to the Unit Purchase Agreement certain holders of Series A Preferred Stock have the right to designate for nomination two members of the Board of Directors. Effective February 28, 1997, the date of the closing of the sale of Units by the Company, Dean C. Kehler and Steven F. Piaker, the designees of the holders of the Series A Preferred Stock, were appointed to fill the remaining vacancy and one newly-created directorship. Messrs. Gelbard, Kehler and Piaker are members of the class of directors whose terms expire at the 1999 annual meeting of stockholders. In March 1997, the Board of Directors created a directorship with a term expiring at this Annual Meeting, and appointed Michael A. Smilow to fill this newly-created directorship. Michael A. Smilow is the father of David A. Smilow. The Company's Board of Directors currently consists of eight members.

         The Board of Directors consists of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with terms expiring at the third succeeding annual meeting of stockholders after such election. At the Annual Meeting, three directors will be elected to hold office for three-year terms which will expire at the 2000 annual meeting of stockholders.

         Unless otherwise instructed on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominee directors listed below. The Board of Directors believes that the nominees will stand for election and will serve if elected. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend. There is no cumulative voting for the election of directors. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES AS DIRECTORS OF THE COMPANY.

         The following table sets forth the names of the persons nominated by the Board of Directors for election as directors and the current directors whose terms do not expire until subsequent annual meetings. Also set forth is certain information with respect to each person's age at the Record Date, the periods during which such person has served as a director of the Company and its wholly owned subsidiary, TeleBank, and positions currently held with the Company and TeleBank. The table also sets forth certain information with respect to the Company's sole executive officer who does not also serve as a director.

                                              POSITION(S) HELD WITH         DIRECTOR      FOR TERM
NAME                        AGE              THE COMPANY AND TELEBANK         SINCE       TO EXPIRE
----                        ---              ------------------------         -----       ---------

THE NOMINEES:
David R. DeCamp (1)(2)      37    Director of the Company and TeleBank        1993 (3)      2000
Mark Rollinson (1)          60    Director of the Company and TeleBank        1992 (3)      2000
Michael A. Smilow           59    Director of the Company and TeleBank        1997          2000


                                                      POSITION(S) HELD WITH                 DIRECTOR      FOR TERM
NAME                               AGE              THE COMPANY AND TELEBANK                  SINCE       TO EXPIRE
----                               ---              ------------------------                  -----       ---------

CONTINUING DIRECTORS:
David A. Smilow                    35    Chairman of the Board and Chief Executive           1989 (3)         1998
                                         Officer of the Company; Chairman of the Board
                                         and Chief Risk Management Officer of TeleBank
Mitchell H. Caplan                 39    Vice Chairman of the Board and President of         1994             1998
                                         the Company; Vice Chairman, President and
                                         Chief Executive Officer of TeleBank
Arlen W. Gelbard (1)(2)            39    Director of the Company and TeleBank                1996             1999
Dean C. Kehler (1)(2)(4)           40    Director of the Company and TeleBank                1997             1999
Steven F. Piaker (1)(2)(4)         34    Director of the Company and TeleBank                1997             1999

EXECUTIVE OFFICER:
Aileen Lopez Pugh                  29    Executive Vice President - Chief Financial
                                         Officer/Treasurer of the Company and TeleBank

----------

(1) Member of the compensation committees of the Company and TeleBank (together, the "Compensation Committee") and the stock option committee of the Company (the "Stock Option Committee").
(2) Member of the audit and compliance committees of the Company and TeleBank (together, the "Audit and Compliance Committee").
(3)  For the years prior to 1994, includes service as a director of TeleBank.
(4) Nominated as a director pursuant to the Unit Purchase Agreement, as described above.

Director Nominees

         David R. DeCamp has been a director of the Company since its formation in 1994, and a director of TeleBank since 1992. Mr. DeCamp, a Senior Vice President of Grubb & Ellis, is currently employed as a commercial real estate broker. From 1988 to 1996, Mr. DeCamp was employed as a commercial real estate broker by Cassidy & Pinkard, Inc. Mr. DeCamp is the Chairman of the audit and compliance committees of the Company and TeleBank.

         Mark Rollinson has been a director of the Company since its formation in 1994, and a director of TeleBank since 1992. He is a self-employed attorney, and has been practicing law in the Leesburg, Virginia area since 1982.

         Michael A. Smilow has been a director of the Company and TeleBank since March 1997. Mr. Smilow served as the Executive Vice President of Fannie Mae from 1984 to 1993, and also served as Chief Credit Officer and Chief Operating Officer. He was responsible for establishing and monitoring credit policies for Fannie Mae's product and customer relationships. He also served as a member of Fannie Mae's policy and management committees. Mr. Smilow currently serves as a mortgage consultant.

Continuing Directors and Executive Officer

         David A. Smilow is the Chairman of the Board and Chief Executive Officer of the Company and MET Holdings and the Chairman of the Board and Chief Risk Management Officer of TeleBank. Prior to January 1994, Mr. Smilow served as President of TeleBank. Since 1992, Mr. Smilow has been a director and the Treasurer of Arbor. Between 1987 and 1989, Mr. Smilow was an associate in

Goldman Sachs' Mortgage Capital Markets Group. From 1984 to 1987, Mr. Smilow worked as a bond trader with Drexel Burnham Lambert.

         Mitchell H. Caplan is the Vice Chairman of the Board and President of the Company and MET Holdings and Vice Chairman, President and Chief Executive Officer of TeleBank. He is also a co-founder of Arbor, where he has served as Vice President and director since Arbor's inception in 1992. From 1990 until December 1993, Mr. Caplan was a member of the law firms of Danziger & Caplan and Zuckerman & Gore, where he represented and advised private and public commercial institutions, including MET Holdings. From 1985-1990, he practiced law with Shearman & Sterling in New York City.

         Arlen W. Gelbard is a member of the law firm of Hofheimer Gartlir & Gross, LLP, New York, New York where he has specialized in transactional real estate, lending, leasing, foreclosures and workouts since 1982. Mr. Gelbard is a member of the New York State Bar Association and American Bar Association. Mr. Gelbard has been a director of the Company since April 1996, when he was elected by the Company's Board of Directors to fill one of the vacancies on the Board of Directors of the Company and TeleBank. Mr. Gelbard is the Chairman of the compensation committees of the Company and TeleBank.

         Dean C. Kehler has been a Managing Director of CIBC Wood Gundy Securities and co-head of the High Yield Group since August 1995. From February 1990, Mr. Kehler was a founding partner and Managing Director of The Argosy Group, L.P., which was acquired by CIBC Wood Gundy in August 1995. Mr. Kehler has extensive experience in all areas of high yield finance, mergers and acquisitions and corporate restructuring.

         Steven F. Piaker is a Senior Vice President and Partner of Conning & Company, a provider of asset management, private equity capital, corporate finance services and research to the insurance and financial services industry. Prior to joining Conning & Company, he was a Senior Vice President of Conseco where he was involved in the formation of Conseco, the raising of funds, leveraged buyouts and private placement investments.

         Aileen Lopez Pugh serves as Executive Vice President - Chief Financial Officer/Treasurer of the Company and TeleBank. Prior to joining management, Ms. Pugh served as a director from 1993 to 1994. From December 1993 to May 1994, she served as a consultant to MET Holdings in connection with the organization of the Company and its initial public offering. From 1989 through 1992, Ms. Pugh, a certified public accountant, was an auditor with KPMG Peat Marwick.

BOARD OF DIRECTORS' COMMITTEES AND NOMINATIONS BY SHAREHOLDERS

         Each of the Board of Directors of the Company and TeleBank has a compensation committee and an audit and compliance committee. The committees of the Boards of the Company and TeleBank are comprised of the same members and meet simultaneously. In 1996, the members of the Compensation Committee of the Company and TeleBank were David R. DeCamp and Mark Rollinson and as of April 1996, Arlen W. Gelbard. In 1996, the members of the Audit and Compliance Committee of the Company and TeleBank were David R. DeCamp and Arlen W. Gelbard. Effective February 28, 1997, Dean C. Kehler and Steven F. Piaker were elected as members of the Compensation Committee and Audit and Compliance Committee of the Company and TeleBank. In addition, the Company has a Stock Option Committee, which consists of the same members as the Compensation Committee, to administer the 1997 Stock Option Plan. The Compensation Committee establishes compensation for directors, reviews compensation for all executive officers on an annual basis and reviews the overall bonus plan offered to all employees of the Company and TeleBank. The Audit and Compliance Committee reviews TeleBank's compliance with regulatory matters and reviews the scope of the internal auditors and the independent annual audit. It also reviews the independent accountants' letter to management concerning the effectiveness of the Company's internal financial and accounting controls and management's response to the letter. In addition, the Audit and Compliance Committee reviews and recommends to the Board of Directors the firm to be engaged as the Company's independent accountants. The Audit and Compliance Committee may also examine and consider other matters relating to the financial affairs of the Company and TeleBank as it determines appropriate. In 1996, the Compensation Committee and the Audit and Compliance Committee met five and four times, respectively.

         During the year ended December 31, 1996 the Board of Directors of the Company held 11 meetings. No director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board of Directors held during the period for which he was a director and the total number of meetings held by all committees of the Board of Directors on which he served during the periods that he served.

         The Board of Directors acts as a nominating committee for selecting nominees for election as directors. TeleBanc's Bylaws also permit stockholders eligible to vote for the election of directors at the Annual Meeting to make nominations for directors if such nominations are made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company no later than the date designated for receipt of stockholder proposals in a prior public disclosure by the Company. If there has been no such prior public disclosure, notice must be delivered or mailed to and received at the Company's principal executive offices not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders. If less than 70 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to stockholders, notice by the stockholder to be timely must be received by the Company not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. A stockholder's notice of nomination must also set forth certain information specified in Section 3.5 of TeleBanc's Bylaws concerning each person the stockholder proposes to nominate for election and the nominating stockholder.

COMPENSATION OF DIRECTORS

         Non-employee directors of the Company receive $750 for each Company board and committee meeting attended, and non-employee directors of TeleBank receive $750 for each TeleBank board or committee meeting attended. In addition, non-employee directors are reimbursed for travel costs and other out-of-pocket expenses incurred in attending such meeting. Annual directors' fees are capped at $3,000 per board member of the Company, and $12,000 per board member of TeleBank.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth the compensation earned during the periods indicated for the Named Executive Officers. The Company does not have any stock appreciation rights ("SARs").

                           SUMMARY COMPENSATION TABLE
                                                                                   LONG-TERM
                                                       ANNUAL COMPENSATION        COMPENSATION AWARDS
                                                                                     SECURITIES
NAME AND                                                                             UNDERLYING               ALL OTHER
PRINCIPAL POSITION                           YEAR    SALARY ($)(a)  BONUS ($)           OPTIONS (#)        COMPENSATION ($)(b)
------------------                           ----    -------------  ---------           -----------        -------------------
David A. Smilow, Chairman and
   Chief Executive Officer of the
   Company and Chairman and                  1996    $ 205,000    $ 188,000                  ---               $ 15,000
   Chief Risk Management Officer             1995      205,000      150,000                  ---                 15,000
   of TeleBank                               1994      180,000       75,000(c)           105,365                 15,000

Mitchell H. Caplan, Vice Chairman
    and President of the Company and         1996      205,000      188,000                  ---                 15,000
    Vice Chairman, President and             1995      205,000      150,000                  ---                 15,000
    Chief Executive Officer of TeleBank      1994      180,000      125,000(c)           105,365                 15,000

Aileen Lopez Pugh, Executive Vice            1996       75,000       60,000               15,000                 13,500
    President - Chief Financial Officer/     1995       75,000       60,000                5,000                 13,500
    Treasurer of the Company                 1994       18,735(d)    10,000                5,000                   ---
    and TeleBank

----------
(a)  Salary earned from the Company and TeleBank.
(b) Dollar value of contributions by TeleBank to each officer's account in the Company's ESOP (defined below).
(c) Mr. D. Smilow's and Mr. Caplan's 1994 bonuses reflects $75,000 for bonuses not paid until the first quarter of 1995 as they were contingent upon the successful completion of the restructuring of an asset. Mr. Caplan also received a $50,000 bonus from TeleBank in 1994 upon becoming President.
(d)  Ms. Pugh joined the Company and TeleBank in August 1994.

STOCK OPTIONS

         Option Grants. The following table contains information with respect to grants of stock options for Common Stock to the sole Named Executive Officer who received options during 1996. All such grants were made under the Company's 1994 Stock Option Plan. The Company does not have any SARs.

                              OPTION GRANTS IN 1996
                                                                                       Potential Realizable Value
                                                                                       at Assumed Annual Rates of
                                                                                      Stock Price Appreciation for
                               Individual Grants (a)                                         Option Term (b)
--------------------------------------------------------------------------------------------------------------------
                                         % of Total Options
                          Number of            Granted
                     Securities Underlying  to Employees Exercise or Base  Expiration
Name                  Options Granted (#)  in Fiscal Year  Price ($/Sh)       Date          5%  ($)      10% ($)
----                  ------------------- ------------------------------     ------         -------      -------
Aileen Lopez Pugh             15,000            29.7%         $7.75          2/15/06        $73,109     $185,273

----------
(a) Option grants were made on February 15, 1996, with 20% immediately exercisable and 20% becoming exercisable in each subsequent year through 2000.
(b) The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed annual growth rates mandated by the Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the Company's Common Stock price.

         Option Exercises and Holdings. The Named Executive Officers did not exercise any stock options during 1996. The following table presents information with respect to outstanding options held by the Named Executive Officers at year-end 1996. There are no outstanding SARs.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                           Number of Securities
                                                      Underlying Unexercised Options        Value of Unexercised
                                                                    at                      In-the-Money Options
                                                                FY-End (#)                   at FY-End ($) (1)
                                                                ----------                   -----------------

                          Shares
                       Acquired on        Value
Name                   Exercise (#)    Realized ($)     Exercisable    Unexercisable    Exercisable     Unexercisable
----                   ------------    ------------     -----------    -------------    -----------     -------------

David A. Smilow             ---              ---          63,219           42,146       $  412,787      $  275,191
Mitchell H. Caplan          ---              ---          63,219           42,146          412,787         275,191
Aileen Lopez Pugh           ---              ---           9,000           16,000           60,500          96,375

----------
(1) Based on last reported sale price of the Company's Common Stock on December 31, 1996 of $13.25 per share and applicable per share exercise price for the options. The option grants with respect to the Named Executive Officers were granted with 20% immediately exercisable and 20% becoming exercisable in each subsequent year for five years. For each of Messrs. D. Smilow and Caplan, 42,617 options were granted on April 28, 1994 with an exercise price of $6.125, with the remainder having an exercise price equal to $7.125. The options expire in April 2004. As for Ms. Pugh, the Company has granted a total of 25,000 options with 5,000 options granted on April 28, 1994 with an exercise price of $6.125, 5,000 options granted on February 15, 1995 with an exercise price of $5.50 and 15,000 options granted on February 15, 1996 with an exercise price of $7.75. The options expire in April 2004, February 2005 and February 2006, respectively.

PENSION PLAN AND EMPLOYEE STOCK OWNERSHIP PLAN

         The Company has adopted and is the sponsor of a combined stock bonus and money purchase pension plan that constitutes an "employee stock ownership plan" under applicable law (the "ESOP"), that was originally established by MET Holdings. Employees of TeleBank who have completed six months of service are eligible to participate in the ESOP. The Company's and TeleBank's total contributions to the ESOP, which are reflected in compensation expense, were $224,000, $210,000 and $104,000 for the years ending December 31, 1996, 1995 and
1994, respectively.

         Under  the  ESOP,  each  Employer  (defined  to  include  the  Company,
TeleBank, and MET Holdings) is obliged annually to contribute 10% of the aggregate compensation that such Employer pays to eligible participants. The required contribution is allocated to the individual ESOP accounts of eligible participants based on a uniform percentage of compensation. A participant who is not an employee of the Employer on the last day of the plan year (December 31) or who completes less than 500 hours of service during the plan year is not an eligible participant. The Employer is also required to make contribution to the extent necessary to pay debt service on any funds borrowed by the ESOP to finance the purchase of Employer stock. Otherwise, additional contributions are at the discretion of the Board of Directors.

         Contributions may be paid either in cash or in common stock of the Company or MET Holdings. From time to time, the ESOP may purchase additional shares of common stock of the Company or MET Holdings through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares, or upon the sale of treasury shares, by the Company or MET Holdings. Under its terms, the ESOP may borrow funds to finance purchases of common stock. As of December 31, 1996, the Company had notes receivable of $305,000 to the ESOP to finance the purchase of approximately 60,000 shares of TeleBanc common stock and 310 preferred shares of MET Holdings.

         The Board of Directors of the Company appointed a committee to administer the ESOP. On major corporate issues, participants in the ESOP are permitted to direct the trustees as to the voting of shares of MET Holdings common stock allocated to their accounts; otherwise the trustees of the Plan have sole discretion as to the voting of such stock held by the ESOP, so long as such stock is not required to be registered under section 12 of the Securities Exchange Act of 1934. Shares of TeleBanc Common Stock have been allocated to participants' accounts and are voted by the trustees in accordance with the directions of participants on all matters. Unallocated shares will be voted by the trustees in their sole discretion. Messrs. D. Smilow, Caplan and Emidio Morizio, an employee of TeleBanc Capital Markets, Inc., a wholly-owned subsidiary of the Company, serve as trustees of the ESOP. Participant accounts vest at the rate of 20% for each year of service, so that accounts become 100% vested after five years of service. Vesting will be accelerated upon retirement, death, disability, or when the participant reaches the age of 65. The Company, MET Holdings or the ESOP may have a right of first refusal as to MET Holdings common stock distributed to participants, and participants will have the right to "put" to MET Holdings shares of MET Holdings stock that are distributed to them under the ESOP, so long as such stock is not publicly traded on an established securities market.

REPORT OF THE COMPENSATION COMMITTEE

         The Company's and TeleBank's compensation program is administered by the Compensation Committee comprised of five non-employee members of the Company's and TeleBank's Board of Directors. Two members of the Compensation Committee, Messrs. Kehler and Piaker, were elected to that committee effective February 28, 1997. All decisions by the Compensation Committee in relation to the compensation of executive officers are reviewed by the full Board. The Company's and TeleBank's executive compensation program provides competitive levels of compensation designed to correlate pay with the Company's and TeleBank's annual and long term performance goals. Underlying this objective are the following concepts: supporting an individual pay-for-performance policy that differentiates compensation levels based on corporate, business unit, and individual performance; motivating key senior officers to achieve strategic business objectives and rewarding them for that achievement; providing compensation opportunities which are competitive to those offered in the marketplace, thus allowing the Company to compete for and retain talented executives who are critical to the Company's and TeleBank's long term success; and aligning the interest of executives with the long term interests of the Company's stockholders.

         Executive compensation consists of three components: base salary; annual incentive bonus; and stock options. It is the Company's compensation policy to pay a combination of salary and highly incentive-based compensation consisting of bonuses based on overall Company performance and individual performances.

         During the fourth quarter of 1996, the Compensation Committee reviewed in detail the base salaries for executive officers for fiscal 1997. In light of TeleBank's performance and the salary levels of institutions with similar operations, the Compensation Committee recommended that TeleBank should continue its policy of compensation based on a combination of salary and highly incentivized additional compensation consisting of bonuses based on overall Company and individual performance.

         The Compensation Committee awards bonuses, which bonuses are awarded annually based on overall corporate performance and include financial results and regulatory compliance. All Company and TeleBank employees are eligible for bonus awards under this plan except for Messrs. D. Smilow and Caplan, whose bonuses, if any, are determined according to the discretion of the Compensation Committee. In addition, the Compensation Committee reviews the compensation of all executive and senior officers.

         Base salaries and bonuses for executive officers were reviewed in detail by the Compensation Committee at its January 1997 meeting. In determining the base salaries, the Compensation Committee considered various industry sources such as Don Richards Associates' Washington Area Accounting Compensation Survey and SNL Executive Compensation Reviews for Thrift Institutions and for Commercial Banks. In addition, the Compensation Committee considered the improved financial performance in 1996 and expectations for 1997 in setting 1997 base salaries.

         The Company maintains a stock option plan to provide long-term incentives to key employees, including executive officers, through the grant of stock options. The grant of stock options is intended to foster management team cohesion and align management and stockholder interests. Stock option grants provide an additional means to provide incentives for executive officers. The Company believes that the grant of stock options can be used to encourage performance that can result in enhanced stockholder value.

         In addition to the compensation paid to executive officers as described above, executive officers receive, along with and on the same terms as other employees, contributions by the Company and TeleBank pursuant to the ESOP and group term life insurance on the same terms as other employees, as well as certain other perquisites.

         CEO Compensation. David A. Smilow's 1995 and 1996 salary remained stable at $205,000, equally paid by the Company and TeleBank. The allocation reflects Mr. D. Smilow's duties on behalf of the Company including capital market strategies and maintaining the Company's investments of the funds raised thereby. The Compensation Committee increased Mr. D. Smilow's 1996 bonus

$38,000 over 1995 levels based on Company performance as measured by the 1995 and 1996 increases in net income, return on assets and return on stockholders' equity, excluding the government mandated insurance assessment. No options were granted to David A. Smilow in 1996.

                                                     Respectfully submitted,

                                                     Compensation Committee
                                                     ----------------------
                                                     Arlen W. Gelbard, Chairman
                                                     David R. DeCamp
                                                     Mark Rollinson


COMPARATIVE COMPANY PERFORMANCE

         The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock since the initial public offering completed in May 1994 with the cumulative total return on the NASDAQ Bank Index and all NASDAQ US Stocks. The comparison assumes $100 was invested on May 27, 1994 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.


                               [GRAPHIC OMITTED]


                                                        PERIOD ENDING
                                   ----------------------------------------------------------
INDEX                              5/27/94   12/31/94  6/30/95   12/31/95  6/30/96   12/31/96
---------------------------------------------------------------------------------------------
TELEBANC FINANCIAL CORPORATION     100.00     91.84     93.84    126.53    159.18    216.33
NASDAQ TOTAL RETURN INDEX          100.00    103.43    128.97    146.27    165.60    179.92
NASDAC BANKS INDEX                 100.00     93.82    113.41    139.73    147.70    184.71

INTERESTS OF CERTAIN PERSONS

         Subject to stockholder approval of the 1997 Stock Option Plan, David A. Smilow, Mitchell H. Caplan and William M. Daugherty, a Vice President of TeleBanc Capital Markets, Inc., each have been granted an option to purchase 40,000 shares of the Company's Common Stock at $13.50 per share, which options will become exercisable in three installments, each consisting of one-third of the shares covered by the option, with the first installment becoming exercisable for 30 days on February 28, 1998, and the second and third installments becoming exercisable for 30 days on February 28, 1999 and February 28, 2000, respectively so long as the optionee continues to be an employee of TeleBanc or a subsidiary on each such date. The options granted to Messrs. Caplan and Daugherty were intended to constitute incentive stock options to the extent permissible under the Internal Revenue Code. The option granted to Mr. D. Smilow was a nonqualified option. Subject to stockholder approval of the 1997 Stock Option Plan, each of Messrs. D. Smilow and Caplan have also been granted an option to purchase 60,000 shares of Common Stock at $13.50 per share, with the option exercisable immediately as to 20% of such shares and as to an additional 20% of such shares on each of the next four anniversaries of February 25, 1997, so long as the optionee continues to be an employee of TeleBanc or a subsidiary on each such anniversary.

CERTAIN TRANSACTIONS

         The Company's policy is not to enter into any transactions with officers, directors, or 5% stockholders or other affiliates of the Company unless the terms are as favorable to the Company as those generally available from unaffiliated third parties. Transactions between the Company and its affiliates will require approval by a majority of disinterested directors.

         In connection with the sale of Units pursuant to the Unit Purchase Agreement, the Company entered into the Acquisition Agreement with Arbor, MET Holdings and William M. Daugherty. MET Holdings, the Company's largest stockholder, also owns a majority of the capital stock of Arbor. Pursuant to the Acquisition Agreement, the Company acquired substantially all of the assets and liabilities of Arbor and the Company issued 162,641 shares of Common Stock to Arbor and paid Arbor $500,000. The purchase price paid by the Company was based on an independent appraisal by Corporate Finance of Washington, Inc. that valued the Arbor assets at $3.1 million. Mr. Daugherty, the other stockholder of Arbor, is the President of Arbor. Upon the acquisition of the Arbor assets, the Company issued to Mr. Daugherty an option for 24,201 shares of Common Stock (the "Daugherty Option"), which has an exercise price of $64,407.69 and is exercisable for a period of 10 years from February 28, 1997. In addition, Arbor has distributed the 162,461 shares of TeleBanc Common Stock that it received in the acquisition to its two stockholders, MET Holdings and Mr. Daugherty. Since consummation of the Arbor transaction, Mr. Daugherty has served as a Vice President of TeleBanc Capital Markets, Inc., a wholly-owned subsidiary of the Company.

         As discussed above, in February 1997, the Company completed the sale of Units pursuant to the Unit Purchase Agreement with two investment partnerships managed by Conning & Company and with General American Life Insurance Company, CIBC WG Argosy Merchant Fund 2, LLC, PC Investment Company and The Northwestern Mutual Life Insurance Company. In connection with the Unit Purchase Agreement, certain holders of the Series A Preferred Stock are entitled to designate two persons to serve as directors of the Company, who shall be nominated for election by the Company (subject to certain exceptions). Such nominees to the Board of Directors, Dean C. Kehler and Steven F. Piaker, were elected to the Board of Directors effective upon the closing of the sale of the Units by the Company on February 28, 1997.

SECURITY OWNERSHIP OF THE COMPANY'S PARENT BY MANAGEMENT

         The following table sets forth certain information as of the Record Date with respect to the beneficial ownership by the management of the Company of equity securities of the Company's parent, MET Holdings. MET Holdings has four classes of equity securities, Class A Common Stock, Class B Common Stock, 6% Class A Serial Preferred Stock ("Class A Serial Preferred Stock") and 6% Class B Serial Preferred Stock ("Class B Serial Preferred Stock"). No shares of Class A Serial Preferred Stock have been issued. The Class A Serial Preferred Stock and Class B Serial Preferred Stock have certain limited voting rights. Unless otherwise required by law, the Class B Common Stock is non-voting.

NAME                                                     EQUITY SECURITY OWNED                   PERCENT OF CLASS
----                                                     ---------------------                   ----------------
  and Chief Executive Officer of the
  Company and MET Holdings and                   4,091 (Class A Common Stock) (a)                      40.7 %
  Chairman of the Board and Chief Risk           1,641 (Class B Common Stock) (a)                      26.3
  Management Officer of TeleBank                 2,091 (Class B Serial Preferred Stock) (a)            41.8

Mitchell H. Caplan, Vice Chairman and
  President of the Company and MET                 987 (Class A Common Stock) (b)                       9.8
  Holdings and Vice Chairman, President          1,051 (Class B Common Stock) (b)                      16.8
  and Chief Executive Officer of TeleBank        1,079 (Class B Serial Preferred Stock) (b)            21.6

Michael A. Smilow, Director of the                 110 (Class A Common Stock)                           1.1
  Company and TeleBank                             117 (Class B Common Stock)                           1.4

Directors and Executive Officers                 5,188 (Class A Common Stock)                          51.6
  of TeleBanc as a group                         2,809 (Class B Common Stock)                          44.9
  (9 individuals)                                3,170 (Class B Serial Preferred Stock)                63.4

----------
(a) Includes 1,586 shares of Class A Common Stock, 980 shares of Class B Common Stock and 893 shares of Class B Serial Preferred Stock owned by Mr. D. Smilow's wife.
(b) Includes 645 shares of Class A Common Stock, 655 shares of Class B Common Stock and 1,079 shares of Class B Serial Preferred Stock, with respect to which Mr. Caplan shares beneficial ownership.

                  AMENDMENT OF CERTIFICATE OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
             AND TO AUTHORIZE THE ISSUANCE OF NONVOTING COMMON STOCK
                                 (PROPOSAL TWO)

         Section 4.1 of the Certificate of Incorporation currently provides that the total number of shares of all classes of stock that the Company shall have the authority to issue is 4,000,000 shares, consisting of 3,500,000 shares of Common Stock and 500,000 shares of serial preferred stock. Section 4.2(a) of the Certificate of Incorporation provides that each share of Common Stock shall be identical in all respects to all the other shares of Common Stock. The proposed amendment to Article 4 of the Certificate of Incorporation is to increase the authorized number of shares of Common Stock from 3,500,000 to 8,500,000 and to authorize the issuance of Nonvoting Common Stock. The text of the proposed amendment is set forth at Exhibit A to this Proxy Statement, and the following discussion of the proposed amendment is qualified in its entirety by reference to Exhibit A.

Increase in the Number of Shares of Authorized Common Stock

         Of the 3,500,000 presently authorized shares of Common Stock, 2,211,961 were issued and outstanding on the Record Date, and a total of 2,385,624 shares were required to be reserved for issuance for the following purposes: 437,230 for stock options, 345,000 for warrants issued in connection with the Company's initial public offering in 1994 ("Initial Warrants"), 198,088 for the Warrants, 205,563 the Contingent Warrants and 1,199,743 for the potential conversion of the Preferred Stock. Accordingly, the Company does not have sufficient Common Stock to meet all of its existing obligations. Also, subject to the approval by stockholders of Proposal Five, the Company will be required to reserve an additional 440,000 shares for options. Of the 500,000 presently authorized shares of serial preferred stock, on the Record Date, 18,850 shares of Series A Preferred Stock, 4,050 shares of Series B Preferred Stock and 7,000 shares of Series C Preferred Stock were issued and outstanding, and 11,050 shares of Series A Preferred Stock and 25,850 shares of Series B Preferred Stock were reserved for issuance with respect to the potential conversion of Preferred Stock. On the Record Date, 470,100 shares of authorized but not outstanding and unreserved shares of serial preferred stock remained available for future issuance.

         The Company has made an affirmative covenant in the Unit Purchase Agreement to obtain stockholder approval of this amendment. As discussed above, the current number of authorized but unissued shares of Common Stock is insufficient to permit the issuance of all of the shares of Common Stock (whether voting or nonvoting) called for in connection with stock options, the exercise of the Initial Warrants, the Warrants and the Contingent Warrants and the conversion of the Preferred Stock. Additionally, the Board of Directors believes that the proposed increase in the authorized shares of Common Stock in excess of the number of shares necessary for a Preferred Stock conversion and the exercise of the Initial Warrants, the Warrants and the Contingent Warrants is desirable to enhance the Company's flexibility in connection with possible future actions, such as use in employee benefit plans, stock splits, stock dividends, financings, the raising of additional capital through a potential public offering or private placement, possible future mergers or acquisitions, and other general corporate purposes. The unissued and unreserved shares of Common Stock and serial preferred stock will be available for issuance for any proper corporate purpose, as authorized from time to time by the Board of Directors, without further approval of stockholders of the Company, except as otherwise required by law. Elimination of the delay occasioned by the necessity of obtaining stockholder approval will better enable the Company to engage in financing transactions and acquisitions which take full advantage of changing market conditions. The Company is not presently engaged in any negotiations concerning the issuance of any shares of the additional authorized Common Stock, nor are there any present arrangements, understandings or plans concerning the issuance of such shares, apart from the transactions described in this Proxy Statement.

         As a Delaware corporation, the Company is taxed on its authorized capital stock. In general, the annual franchise tax is $90 on the first 10,000 shares and the further sum of $50 on each 10,000 shares or part thereof. Currently, the Company's annual franchise tax is $17,540. Increasing the number of authorized shares of Common Stock to 8,500,000 will result in an annual franchise tax of $42,540. TeleBanc stockholders do not have any preemptive or stock purchase rights to purchase additional shares of TeleBanc stock, whether now or hereafter authorized. Further issuances of additional shares of Common Stock or serial preferred stock or securities convertible into such stock may have a dilutive effect on existing stockholders.

         In the event of a proposed merger, tender offer or other attempt to gain control of the Company of which management does not approve, it might be possible for the Board of Directors to authorize the issuance of shares of Common Stock or serial preferred stock in a transaction that could have the effect of frustrating or impeding such takeover attempt. The Board of Directors has no current intention to issue authorized but unissued shares for such purpose. The Board of Directors is not aware of any specific effort to accumulate the Company's capital stock in order to obtain control of the Company by means of a merger, tender offer or otherwise.

         If the proposed amendment is approved, after reservation for stock options, the exercise of the Initial Warrants, the Warrants and the Contingent Warrants, and the potential future conversion of the Preferred Stock, 748,651 shares of Common Stock would be available for issuance.

Authorization of Issuance of Nonvoting Common Stock

         Pursuant to the Unit Purchase Agreement, the Company has agreed to obtain stockholder approval of the issuance of authorized shares of the Company's Common Stock as Nonvoting Common Stock. The Unit Purchase Agreement and the Certificate of Incorporation provide that Nonvoting Common Stock must be available for issuance in certain instances in connection with the Preferred Stock. The purpose of the Nonvoting Common Stock is to permit one of the purchasers in the Unit Purchase Agreement to convert its shares of Series C Preferred Stock into a form of Common Stock. That purchaser, CIBC WG Argosy Merchant Fund 2, LLC, is subject to regulatory limitations as to the ownership of voting stock. The Company's Certificate of Incorporation provides that shares of the Company's Series C Preferred Stock may be converted into shares of Nonvoting Common Stock at any time. The number of shares of Nonvoting Common Stock into which shares of the Series C Preferred Stock shall be converted is the product obtained by multiplying the Applicable Conversion Rate (as defined) by the number of shares being converted at any time. Also, the Certificate of Incorporation provides that if a dividend is payable in voting Common Stock or other securities of the Company that are voting securities, the Company must make available to each holder of Preferred Stock, at such holder's request, dividends consisting of nonvoting securities of the Company that are otherwise identical to the voting securities. On the Record Date, there were 18,850 shares of Series A Preferred Stock, 4,050 shares of Series B Preferred Stock and 7,000 shares of Series C Preferred Stock issued and outstanding. Although the Company has no specific plans at this time, the Board of Directors could issue Nonvoting Common Stock in connection with possible acquisitions, dividends, convertible debt issuances, employee incentive programs and public and private offerings that are not related to the Unit Purchase Agreement.

         Holders of Nonvoting Common Stock will be entitled to receive notice of meetings of the Company's stockholders, but will have no voting rights on any matter or thing (including the election of directors) unless otherwise required by law. Each share of Nonvoting Common Stock may be converted into one fully paid and nonassessable share of voting Common Stock upon the occurrence of certain events: (i) any sale to the public in a widely dispersed offering (including a public offering of stock), (ii) any disposition of no more than 2% of the Company's outstanding voting securities pursuant to Rule 144 or Rule 144A promulgated under the Securities Act of 1933, as amended, (iii) certain transfers pursuant to a right of first refusal set forth in transfer restriction agreements executed in connection with the Unit Purchase Agreement, or (iv) certain transfers in a single transaction to an independent third party who acquires at least a majority of the Company's voting stock without regard to the transfer of such securities. No stockholder approval would be necessary to effect the conversion of Nonvoting Common Stock into Common Stock if a holder of Nonvoting Common Stock were to exercise its conversion privilege.

         If the proposed amendment is approved, the Board of Directors may issue authorized shares of Nonvoting Common Stock without further approval of the Company's stockholders unless such approval is required for a particular transaction by applicable law or regulations. Stockholders of the Company do not have any preemptive rights to subscribe for any shares of Nonvoting Common Stock that may be issued.

         The creation of Nonvoting Common Stock is not intended to have an anti-takeover effect. The proposed amendment to the Certificate of Incorporation is not part of a plan by the Board of Directors to adopt a series of anti-takeover measures. The Company's Board of Directors does not presently intend to propose any additional measures designed to discourage any unfair or unnegotiated takeovers apart from the three amendments to the Certificate of Incorporation proposed in this Proxy Statement and those measures that previously have been adopted, but reserves the right to propose and adopt additional measures if the Board of Directors determines that such measures are in the best interests of the Company and its stockholders.

VOTE REQUIRED

         Adoption of the proposed amendment of Article 4 of the Certificate of Incorporation requires the affirmative vote of the holders of at least a majority of the outstanding shares of stock of the Company entitled to vote thereon at the Annual Meeting. MET Holdings has advised the Company that it intends to vote all shares of Common Stock beneficially owned by it in favor of this proposal. Each of the holders of Series A Preferred Stock is required by the terms of the Unit Purchase Agreement to vote in favor of this proposed amendment. MET Holdings and the holders of the Series A Preferred Stock collectively beneficially own 73.8% of the Company's Voting Securities. Consequently, approval of the amendment of Article 4 of the Certificate of Incorporation is assured.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AND TO AUTHORIZE THE ISSUANCE OF NONVOTING COMMON STOCK.


                  AMENDMENT OF CERTIFICATE OF INCORPORATION TO
                   REVISE TWO CURRENT ANTI-TAKEOVER PROVISIONS
                           (PROPOSALS THREE AND FOUR )

         The Company's Certificate of Incorporation currently includes a number of provisions, so-called "anti-takeover" provisions, intended to protect the Company's stockholders in the event of a takeover attempt that, in the opinion of the Board of Directors, may not be in the best interests of the Company's stockholders. These proposals are intended to enhance management's bargaining power against potential bidders. However, they were adopted in connection with the Company's initial public offering in 1994, and in contemplation of the Company's securities being widely held. That is not the case. Furthermore, in the sale of Units pursuant to the Unit Purchase Agreement, the limitations on the amount of "Voting Stock" which constitutes "Control" for purposes of Article 8 has the effect of limiting the amount of Voting Stock which can be held by a purchaser thereunder. The Company agreed to amend this limitation in Article 8, as well as to amend Article 11, because the Board of Directors believes that these current provisions need to be revised in order to allow the Company a greater measure of flexibility in corporate financing and business combination transactions. The text of the proposed amendments of Article 8 and 11 are set forth as Exhibit B and Exhibit C to this Proxy Statement, respectively, and the following discussion of the terms of the proposed amendments is qualified in its entirety by reference to Exhibit B and Exhibit C.

Proposed Amendment of Article 8 (Proposal Three)

         Article 8 of the Certificate of Incorporation currently prohibits any person from acquiring "Control" of the Company unless such acquisition has been approved in advance by 66-2/3% of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (the "Voting Stock"). In Section 8.3 of the Certificate of Incorporation, "Control" is defined as the sole or shared power to vote or direct the voting of, or to dispose or to direct the disposition of 10 percent or more of the Voting Stock, subject to certain exceptions. Section 8.2 of the Certificate of Incorporation provides that, in addition to other penalties, if any person acquires Control in violation of Article 8, all shares of stock beneficially owned by that person in excess of 10 percent of the Company's Voting Stock shall lose their voting power.

         The Board of Directors believes that the definition of Control is unnecessarily restrictive, and should be modified by increasing the Voting Stock ownership threshold in the definition of Control from 10% to 25%. Such approval will have the immediate effect of permitting the holders of Series B

Preferred Stock (which generally is nonvoting) to convert such stock to Series A Preferred Stock (which generally votes with the Common Stock).

Proposed Amendment of Article 11 (Proposal Four)

         Article 11 of the Certificate of Incorporation currently prohibits business combinations with an "Interested Stockholder" or an affiliate or associate of such person unless such business combination has been approved by the affirmative vote of at least (i) the holders of 80% of the total number of outstanding shares of Voting Stock and (ii) the holders of two-thirds of the voting power of the outstanding shares of the Voting Stock, excluding for purposes of calculating the affirmative vote and the total number of outstanding shares under clause (ii) above all shares of Voting Stock owned by the Interested Stockholder and its affiliates and associates. An "Interested Stockholder" is defined as any person that is (i) the beneficial owner of 5 percent or more of the then outstanding Voting Stock or (ii) an affiliate of the Company that, within the two years preceding the date in question, was the beneficial owner of ten percent or more of the then outstanding Voting Stock.

         The Certificate of Incorporation further provides that this higher vote for a business combination is not required if two conditions are met: (i) that at least two-thirds of the "Continuing Directors" then in office approve the business combination and (ii) that certain price and procedure requirements are met. A "Continuing Director" is defined as a director who is unaffiliated with the Interested Stockholder and who was a director prior to the time that the Interested Stockholder became an Interested Stockholder. If the two conditions are met, the business combination need only be approved by the affirmative vote required by law and any other provision of the Certificate of Corporation. Generally, the Delaware General Corporation Law requires approval by a majority of eligible shares to approve a business combination.

         The Board of Directors believes that the higher vote for a business combination involving an Interested Stockholder may be unnecessarily restrictive if either one of the two conditions set forth in the paragraph above is met. The proposed amendment of Article 11 would require the higher vote to approve a business combination only if the business combination did not meet one or the other of these conditions.

         The proposed amendments to Articles 8 and 11 of the Certificate of Incorporation are not part of a plan by the Board of Directors to adopt a series of anti-takeover measures. The Company's Board of Directors does not presently intend to propose any additional measures designed to discourage any unfair or unnegotiated takeovers apart from the four amendments proposed in this Proxy Statement and those measures that previously have been adopted, but reserves the right to propose and adopt additional measures if the Board of Directors determines that such measures are in the best interests of the Company and its stockholders.

VOTE REQUIRED FOR AMENDMENT OF ARTICLE 8

         Adoption of the proposed amendment of Article 8 of the Certificate of Incorporation requires the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of stock of the Company entitled to vote thereon at the Annual Meeting. MET Holdings has advised the Company that it intends to vote all shares of Common Stock beneficially owned by it in favor of this proposal. Each of the holders of Series A Preferred Stock is required by the terms of the Unit Purchase Agreement to vote in favor of this proposed amendment. MET Holdings and the holders of the Series A Preferred Stock collectively beneficially own 73.8% of the Company's Voting Securities. Consequently, approval of the amendment of Article 8 of the Certificate of Incorporation is assured.

VOTE REQUIRED FOR AMENDMENT OF ARTICLE 11

         Adoption of the proposed amendment of Article 11 of the Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the outstanding shares of stock of the Company entitled to vote thereon at the Annual Meeting. MET Holdings has advised the Company that it intends to vote all shares of Common Stock beneficially owned by it in favor of this proposal. The holders of Series A Preferred Stock are not required by the terms of the Unit Purchase Agreement to vote in favor of this proposed amendment.
MET Holdings beneficially owns 48.75% of the Company's Voting Securities.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED REVISIONS OF THESE TWO CURRENT ANTI-TAKEOVER PROVISIONS.


                     ADOPTION OF THE 1997 STOCK OPTION PLAN
                                 (PROPOSAL FIVE)

         The TeleBanc Financial Corporation 1997 Stock Option Plan (the "Plan") was adopted by the Board of Directors of TeleBanc on February 25, 1997, subject to stockholder approval at the Annual Meeting, to provide for the grant of options to purchase shares of Common Stock to employees, nonemployee directors and independent contractors of TeleBanc, its subsidiaries and affiliates. As of March 20, 1997, there were approximately 51 employees, non-employee directors and independent contractors of TeleBanc and its subsidiaries and affiliates who were eligible to participate in the Plan.

         The principal provisions of the Plan are summarized below. Such summary does not, however, purport to be complete and is qualified in its entirety by the terms of the Plan. A copy of the Plan is attached hereto as Exhibit D and is incorporated herein by reference.

         The Board of Directors of TeleBanc believes that stock options are important to attract and to encourage the continued employment and service of officers, other selected employees, non-employee directors and selected independent contractors by facilitating their acquisition of a stock interest in TeleBanc. The acquisition and holding of an equity interest in TeleBanc by such individuals is in the best interest of TeleBanc because equity ownership will even more closely align their interests with the interests of TeleBanc's stockholders.

         The adoption of the Plan is subject to stockholder approval at the Annual Meeting. TeleBanc is submitting the Plan for stockholder approval at the Annual Meeting to allow TeleBanc to obtain a tax deduction for the full amount allowable with respect to the exercise of options granted under the Plan and to provide flexibility to grant options qualifying as incentive stock options for tax purposes ("incentive options"). See "--Federal Income Tax Consequences of the Plan."

DESCRIPTION OF THE PLAN

         The Plan provides for the grant of options to employees, non-employee directors and independent contractors of TeleBanc and employees and independent contractors of any subsidiary of TeleBanc. A total of 440,000 shares of Common Stock will be reserved for issuance to employees, non-employee directors and independent contractors under the Plan, representing approximately 19.9% of the outstanding shares of Common Stock on March 20, 1997. Based on the $14.50 price of a share of Common Stock on March 31, 1997, the aggregate value of the 440,000 shares reserved for issuance under the Plan is $6.4 million.

         The Plan is administered by the Stock Option Committee, which consists of not less than two outside directors appointed by the Board of Directors. The Stock Option Committee selects the employees and independent contractors of TeleBanc and its subsidiaries and affiliates to whom options will be granted. Options covering not more than 200,000 shares of Common Stock may be granted to any employee during any calendar year. Grants of stock options contingent upon stockholder approval of the Plan have been made to certain executive officers as set out in the table below.

         The option exercise price under the Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). The maximum option term is 10 years (or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock). Options become vested and exercisable at the time and to the extent provided in the option agreement related to such Option. Options become exercisable in full upon the occurrence of a change in control of TeleBanc (as defined in the Plan). Generally, for this purpose, a change in control is deemed to occur if any person (i) acquires direct or indirect beneficial ownership of at least 50% of the issued and outstanding shares of Common Stock or (ii) has the power (whether as a result of ownership of capital stock, by contract or otherwise) or ability to elect or cause the election of directors who, at the time of such election, constitute a majority of the board of directors of TeleBanc. The Stock Option Committee has the discretion to accelerate the vesting and exercisability of options.

         There is a $100,000 limit on the value of stock (determined at the time of grant) covered by incentive stock options that first become exercisable by an optionee in any calendar year. No option may be granted more than 10 years after the effective date of the Plan. Generally, during an optionee's lifetime, only the optionee (or a guardian or committee if the optionee is incapacitated) may exercise an option except that, upon approval by the Stock Option Committee, nonqualified options may be transferred to certain family members of the optionee, charitable organizations or to trusts for the benefit of such persons. Incentive stock options are non-transferable except at death.

         Payment for shares purchased under options granted pursuant to the Plan may be made either in cash or by exchanging shares of Common Stock of TeleBanc with a fair market value of up to the total option exercise price and cash for any difference. Options may be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the optionee, provided that the broker tenders to TeleBanc cash or cash equivalents equal to the option exercise price plus the amount of any taxes that TeleBanc may be required to withhold in connection with the exercise of the option.

         If an employee's employment with TeleBanc or a subsidiary, affiliate or former subsidiary following a spin-off (a "Spin-Off Corporation") terminates by reason of death or permanent and total disability, his or her options, whether or not then exercisable, may be exercised within three years after such death or disability, unless otherwise provided with respect to a particular option (but not later than the date the option would otherwise expire). If the employee's employment by TeleBanc or a subsidiary, affiliate or Spin-Off Corporation terminates for any reason other than death or disability, options held by such optionee terminate three months after such termination, unless otherwise provided with respect to a particular option. In that event, each option would be exercisable to the extent it had become vested before such termination of employment (unless otherwise provided in the option agreement).

         If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or securities of TeleBanc, by reason of merger, consolidation, reorganization, recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares without receipt of consideration by TeleBanc, an appropriate and proportionate adjustment will be made in the number and kinds of shares subject to the Plan, and in the number, kinds and per share exercise price of shares subject to the unexercised portion of options granted prior to any such change. Any such adjustment in an outstanding option, however, will be made without a change in the total price applicable to the unexercised portion of the option, but with a corresponding adjustment in the per share option price.

         Upon any dissolution or liquidation of TeleBanc, or upon a reorganization, merger or consolidation in which TeleBanc is not the surviving corporation, or upon the sale of substantially all of the assets of TeleBanc to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which TeleBanc is the surviving corporation) approved by the Board of Directors which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of TeleBanc, the Plan and the options issued thereunder will terminate, unless provision is made in connection with such transaction for the continuation of the Plan, the assumption of the options or both the continuation of the Plan and the assumption of such options, or for the substitution for such options of new options covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise price. In the event of such termination, all outstanding options shall be exercisable in full during such period immediately prior to the occurrence of such termination as the board of directors in its discretion shall determine.

         The Board of Directors may amend the Plan with respect to shares of the Common Stock as to which options have not been granted. However, TeleBanc's stockholders must approve any amendment that would (i) change the requirements as to eligibility to receive incentive stock options; (ii) increase the maximum number of shares in the aggregate for which incentive stock options may be granted (except for adjustments upon changes in capitalization); or (iii) otherwise cause the Plan to fail to satisfy the requirements of Section 162(m) of the Internal Revenue Code relating to limitations on the deduction of amounts not constituting qualified performance-related compensation.

         The Board of Directors at any time may terminate or suspend the Plan. Unless previously terminated, the Plan will terminate automatically on February 25, 2007, the tenth anniversary of the date of adoption of the Plan by the Board of Directors. No termination, suspension or amendment of the Plan may, without the consent of the person to whom an option has been granted, adversely affect the rights of the holder of the option.

NEW PLAN BENEFITS

         The table below provides certain information as of the date of this proxy statement regarding stock options granted under the Plan to (i) the Named Executive Officers (which includes all executive officers of TeleBanc as a group, and (iii) all employees of TeleBanc as a group (including all officers who are not executive officers). No other grants under the 1997 Stock Option Plan have been made. All such grants are subject to stockholder approval of the Plan.

                                NEW PLAN BENEFITS

                                                                                                   NUMBER OF
        NAME AND POSITION(S)                                  EXERCISE PRICE (A)               OPTIONS GRANTED
        --------------------                                  ------------------               ---------------

David A. Smilow, Chairman of the Board and                          $13.50                           100,000
   Chief Executive Officer of the Company and
   Chairman of the Board and Chief Risk Management
   Officer of TeleBank

Mitchell H. Caplan, Vice Chairman and                               $13.50                           100,000
   President of the Company and Vice Chairman,
   President and Chief Executive Officer of TeleBank

Aileen Lopez Pugh, Executive Vice President                           --                               --
   - Chief Financial Officer/Treasurer of the
   Company and TeleBank

All employees as a group (51 persons)                               $13.50                           200,000

----------
(a) All option grants were made at 100% of the fair market value of the Common Stock on the date of grant. Grants covering 60,000 shares to each Messrs. Caplan and D. Smilow are ten-year, nonqualified options vesting 20% on the date of grant and 20% per year thereafter. Grants covering 40,000 shares to Messrs. Caplan and D. Smilow are nonqualified options vesting to the extent of 1/3 of such shares on each of the first three anniversaries of the date of grant that expire if not exercised within 30 days of first becoming exercisable.


FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

         The grant of an option is not a taxable event for the optionee or TeleBanc.

         Upon exercising a non-qualifying option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise (except that, if the optionee is subject to certain restrictions on transfer of shares of Common Stock, the measurement date may be delayed, unless the optionee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions). If TeleBanc complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount. Non-qualifying options under the Plan are intended to satisfy the requirements applicable to "qualified performance-related compensation" under the Code, so that TeleBanc should be entitled to deduct the full amount of such compensation income without regard to the $1,000,000 limitation imposed on the deduction of annual compensation paid to each of the chief executive officer and the four other most highly compensated officers of a publicly held corporation. Upon a taxable disposition of shares acquired pursuant to the exercise of a non-incentive option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

         If the optionee surrenders shares of Common Stock in payment of part or all of the exercise price for non-qualifying options, no gain or loss will be recognized with respect to the shares surrendered and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a non-taxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received. However, the fair market value of any shares received in excess of the number of shares surrendered will be taxed as ordinary income.

         With respect to "incentive options," an optionee will not recognize taxable income upon exercise of an incentive option, and any gain realized upon a disposition of shares received pursuant to the exercise of an incentive option will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise of the option. However, the excess of the fair market value of the shares subject to an incentive option on the exercise date over the option exercise price will be included in the optionee's alternative minimum taxable income in the year of exercise (except that, if the optionee is subject to certain restrictions on transfer, the determination of the amount included in alternative minimum taxable income may be delayed, unless the optionee elects within 30 days following exercise to have income determined without regard to such restrictions) for purposes of the alternative minimum tax. An optionee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of incentive options. TeleBanc and its subsidiaries and affiliates will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive option, except as discussed below.

         For the exercise of an incentive option to qualify for the foregoing tax treatment, the optionee generally must be an employee of TeleBanc or its subsidiaries from the date the option is granted through a date within three months before the date of exercise. In the case of an optionee who is disabled, this three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period for shares received pursuant to the exercise of the option are waived.

         If all of the foregoing requirements for incentive option treatment are met except for the special holding period rules set forth above, the optionee will recognize ordinary income upon the disposition of the shares in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the option exercise price. However, if the optionee was subject to certain restrictions on transfer of Common Stock at the time the option was exercised, the measurement date may be delayed, unless the optionee has made a special tax election within 30 days after the date of exercise to have taxable income determined without regard to such restrictions. The balance of the realized gain, if any, will be long- or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. If the optionee sells the shares prior to the satisfaction of the holding period rules but at a price below the fair market value of the shares at the time the option was exercised (or other applicable measurement date), the amount of ordinary income (and the amount included in alternative minimum taxable income, if the sale occurs during the same year as the option was exercised) will be limited to the excess of the amount realized on the sale over the option exercise price. If TeleBanc complies with applicable (if any) reporting requirements, it will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

         If an optionee exercises an incentive option by tendering shares of Common Stock with a fair market value equal to part or all of the option exercise price, the exchange of shares generally will be treated as a nontaxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an incentive option and had not satisfied the special holding period requirements summarized above). If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise (other than minimum taxable income as discussed above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. If the optionee used shares received pursuant to the exercise of an incentive option (or another statutory option) as to which the optionee had not satisfied the applicable holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, with the result that the excess of the fair market value of the shares tendered over the optionee's basis in the shares would be taxable.

         The foregoing is a brief summary of some of the principal federal income tax consequences of stock option grants under the Plan and recipients of grants under the Plan should consult with their personal tax advisors with respect to such grants and transactions in stock acquired pursuant to the Plan.

REQUIRED VOTE

         Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of voting stock present in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.


          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                 (PROPOSAL SIX)

         The Board of Directors has approved the appointment of Arthur Andersen LLP to continue as TeleBanc's independent public accountants for the year ending December 31, 1997, subject to ratification by stockholders at the Annual Meeting. Arthur Andersen LLP has been acting as independent public accountants for the Company since fiscal 1995. Representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Arthur Andersen LLP to audit the books and accounts of the Company for the year ending December 31, 1997. No determination has been made as to what action the Board of Directors would take if the stockholders do not ratify the appointment.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1997.


                              STOCKHOLDER PROPOSALS

         Any proposal that a stockholder wishes to have presented at the next annual meeting and included in the proxy materials of the Company must be received at the main office of the Company, 1111 North Highland Street, Arlington, Virginia 22201, no later than December 8, 1997. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Exchange Act of 1934, as amended, it will be included in the proxy statement and set forth on the form of proxy issued for the next annual meeting of stockholders. Please send any such proposal by certified mail, return receipt requested.


                                  OTHER MATTERS

         The Board of Directors is not aware of any matters that may come before the Annual Meeting other than those specifically listed in the Notice of Annual Meeting of Stockholders. If any other business is properly presented at the Annual Meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

                                 By order of the Board of Directors,

                                 /s/ David A. Smilow

                                 David A. Smilow
                                 Chairman of the Board and
                                 Chief Executive Officer

                                                                       EXHIBIT A
                                                                       ---------


                              TEXT OF PROPOSAL TWO
                              --------------------

         Resolved, that Section 4.1 of the Company's Amended and Restated Certificate of Incorporation shall be amended by deleting the text of Section
4.1 in its entirety and replacing it with the following:

                  The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 9,000,000 shares, of which 500,000 shares shall be serial preferred stock, having a par value of $0.01 per share ("Preferred Stock"), and 8,500,000 shall be classified as shares of common stock, having a par value of $0.01 per share ("Common Stock"). The Board of Directors is expressly authorized to issue, without stockholder approval, any unissued shares of the Corporation's authorized Common Stock as nonvoting Common Stock ("Nonvoting Common Stock").

         Resolved, that the second sentence of Section 4.2(a) of the Company's Amended and Restated Certificate of Incorporation shall be amended by deleting the word "Each" at the beginning of that sentence and inserting in its place the words "Except as provided in Section 4.2(e) hereof, each".

         Resolved, that the first sentence of Section 4.2(b) of the Company's Amended and Restated Certificate of Incorporation shall be amended by deleting the word "Each" at the beginning of that sentence and inserting in its place the words "Except as provided in Section 4.2(e) hereof, each".

         Resolved, that Section 4.2 of the Company's Amended and Restated Certificate of Incorporation shall be amended by inserting a new Section 4.2(e) which shall provide as follows:

                           (e)      NONVOTING COMMON STOCK.

                           The  holders  of  Nonvoting  Common  Stock  shall  be
                  entitled to notice of meetings of the Corporation's stockholders. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the Corporation's Bylaws, the Nonvoting Common Stock shall have no voting rights upon any matter or thing (including, without limitation, the election of directors) unless provided by applicable law. Subject to and in compliance with the following provisions of this Section 4.2(e), each share of Nonvoting Common Stock held by any person or entity may be converted into one fully-paid and non-assessable share of voting Common Stock.

                                    (i) In connection  with the  disposition  of
                           shares upon the occurrence (or the expected occurrence as described in Section 4.2(e)(iii) below), of any Conversion Event (as defined below), each holder of Nonvoting Common Stock shall be entitled to convert such Nonvoting Common Stock into an equal number of shares of voting Common Stock.

                                    (ii) For purposes of this Section 4.2(e),  a
                           "Conversion Event" shall mean, (A) any sale to the public in a widely dispersed offering (including, without limitation, a public offering registered under the Securities Act of 1933, as amended), (B) any disposition under Rule 144 or Rule 144A promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or any similar rule then in force of no more than two percent (2%) of the outstanding voting securities of the Corporation, (C) any transfer pursuant to a right of first refusal set forth in the Transfer Restriction Agreement, dated as of February 28, 1997, by and among the Purchasers (as identified in the $29,900,000 Unit Purchase

                           Agreement, dated as of February 19, 1997, between the Purchasers and the Corporation), David A. Smilow, MET Holdings Corporation and the Corporation or the Transfer Restriction Agreement, dated as of February 28, 1997, by and among the Purchasers, Mitchell H. Caplan, MET Holdings Corporation and the Corporation or (D) any transfer in a single transaction to an independent third party who acquires at least a majority of the voting stock of the Corporation without regard to the transfer of such securities. For purposes of this Section 4.2(e) "person" shall include any natural person and any corporation, partnership, joint venture, trust, unincorporated organization and any other entity or organization.

                                    (iii) Each holder of Nonvoting  Common Stock
                           shall be entitled to convert shares of Nonvoting Common Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event shall be consummated, and a written request for conversion from any holder of Nonvoting Common Stock to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation shall not cancel the shares of Nonvoting Common Stock so converted before the tenth day following such Conversion Event and shall reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any shares of Nonvoting Common
                           Stock are converted into shares of voting Common Stock in connection with a Conversion Event and such shares of voting Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of voting Common Stock shall be promptly converted back into the same number of shares of Nonvoting Common Stock, and during such period prior to such distribution, disposal or sale, the holder of such voting Common Stock shall not be entitled to vote such shares notwithstanding provisions of this Amended and Restated Certificate of Incorporation.

                                    (iv) To exercise its conversion privilege, a
                           holder of Nonvoting Common Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of voting Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Nonvoting Common Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Nonvoting Common Stock being converted, shall be the "Conversion Date". As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Nonvoting Common Stock being converted, or on its written order, such certificate or certificates as it may request for the number of shares of voting Common Stock issuable upon the conversion of such shares of Nonvoting Common Stock in accordance with the provisions of this Section 4.2(e). Such conversion shall be deemed to have been effected immediately prior to the closing of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Nonvoting Common Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of voting Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of voting Common Stock represented thereby.

                                                                       EXHIBIT B
                                                                       ---------


                             TEXT OF PROPOSAL THREE
                             ----------------------

         Resolved, that the definition of "Control" in Section 8.3 of the Company's Amended and Restated Certificate of Incorporation shall be amended by deleting the word "10" and inserting in its place the word "25".

                                                                       EXHIBIT C
                                                                       ---------


                              TEXT OF PROPOSAL FOUR
                              ---------------------

         Resolved, that the first paragraph of Section 11.2 of the Company's Amended and Restated Certificate of Incorporation shall be amended by deleting the wo rds "if the conditions specified in both paragraphs (a) and (b)" and inserting in their place "if the condition or conditions specified in either paragraph (a) or paragraph (b)."

                                                                       EXHIBIT D
                                                                       ---------


                         TELEBANC FINANCIAL CORPORATION
                             1997 STOCK OPTION PLAN


                  TELEBANC FINANCIAL CORPORATION ("TeleBanc") hereby adopts this TeleBanc Financial Corporation 1997 Stock Option Plan (the "Plan") the terms of which shall be as follows:

                  1.       PURPOSE

                  The Plan is intended to advance the interests of TeleBanc by providing eligible individuals (as designated pursuant to Section 4 below) with an opportunity to acquire or increase a proprietary interest in TeleBanc, which thereby will create a stronger incentive to expend maximum effort for the growth and success of TeleBanc and its subsidiaries, and will encourage such eligible individuals to remain in the employ of TeleBanc or one or more of its subsidiaries. Each stock option granted under the Plan (an "Option") is intended to be an "incentive stock option" ("Incentive Stock Option") within the meaning of Section 422 of the Internal Revenue Code of 1986, or the corresponding provision of any subsequently-enacted tax statute, as amended from time to time (the "Code"), except to the extent that any such Option (i) would exceed the limitations set forth in Section 7 below; (ii) is specifically designated at the time of grant as not being an Incentive Stock Options; or (iii) is granted to someone who is not an employee of TeleBanc or any subsidiary or affiliate of TeleBanc.

                  2.       ADMINISTRATION

                           (a)  Board.  The Plan  shall be  administered  by the
Board of Directors of TeleBanc (the "Board"), which shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement (as defined in Section 8 below) entered into under the Plan and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which any issue relating to the Plan is properly raised for consideration or without a meeting by written consent of the Board executed in accordance with TeleBanc's Articles of Incorporation and By-Laws, and with applicable law. The interpretation and construction by the Board of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive.

                           (b)  Committee.  The  Board  may  from  time  to time
appoint a Stock Option Committee (the "Committee") consisting of not less than two members of the Board, none of whom shall be an officer or other salaried employee of TeleBanc or any of its subsidiaries, and each of whom shall qualify in all respects as a "non-employee director" as defined in Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act") and an "outside director" for purposes of Section 162(m) of the Code. The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in
Section 2(a) above, as the Board shall determine, consistent with the Articles of Incorporation and By-Laws of TeleBanc and applicable law. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with TeleBanc's Articles of Incorporation and By-Laws, and with applicable law. The majority vote of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

                           (c) No  Liability.  No  member of the Board or of the
Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

                           (d)  Delegation to the  Committee.  In the event that
the Plan or any Option granted or Option Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in Section 2(b) above. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

                  3.       STOCK

                           The stock  that may be  issued  pursuant  to  Options
granted under the Plan shall be shares of common stock, $.01 par value, of TeleBanc (the "Stock"), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 440,000 shares, subject to adjustment as provided in Section 17 below. If any Option expires, terminates, or is terminated or canceled for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

                  4.       ELIGIBILITY

                           (a) Employees.  Options may be granted under the Plan
to any employee of TeleBanc or any "subsidiary corporation" (a "Subsidiary") thereof within the meaning of Section 424(f) of the Code (including any such employee who is an officer or director of TeleBanc or any Subsidiary) as the Board shall determine and designate from time to time prior to expiration or termination of the Plan. The maximum number of shares of Stock subject to Options that may be granted under the Plan during any calendar year to any executive officer or other employee of TeleBanc or any Subsidiary whose compensation is or may be subject to Code ss. 162(m) is 200,000 shares (subject to adjustment as provided in Section 17 hereof).

                           (b) Directors and  Independent  Contractors.  Options
not intended to constitute Incentive Stock Options may be granted to members of the Board who are not employees of TeleBanc or any Subsidiary and to independent contractors performing services for TeleBanc or a Subsidiary as determined by the Board from time to time on the basis of their importance to the business of TeleBanc or such Subsidiary.

                           (c) Multiple Grants. An individual may hold more than
one Option, subject to such restrictions as are provided herein.

                  5.       EFFECTIVE DATE AND TERM OF THE PLAN

                           (a) Effective Date. The Plan shall be effective as of
the date of adoption by the Board, which date is set forth below, subject to approval of the Plan, within one year of such effective date, by the shareholders of TeleBanc by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy or by written consent in accordance with TeleBanc's Articles of Incorporation and By-Laws; provided, however, that upon approval of the Plan by the shareholders of TeleBanc as set forth above, all Options granted under the Plan on or after the effective date shall be fully effective as if the shareholders of TeleBanc had approved the Plan on the effective date. If the shareholders fail to approve the Plan within one year of such effective date, any options granted hereunder shall be null and void and of no effect.

                           (b) Term.  The Plan  shall  terminate  on the date 10
years from the effective date.

                  6.       GRANT OF OPTIONS

                  Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, prior to the date of termination of the Plan, grant to such eligible individuals as the Board may determine ("Optionees"), Options to purchase such number of shares of the Stock on such terms and conditions as the Board may determine, including any terms or conditions which may be necessary to qualify such Options as Incentive Stock Options. The date on which the Board approves the grant of an Option (or such later date as is specified by the Board) shall be considered the date on which such Option is granted.

                  7.       LIMITATION ON INCENTIVE STOCK OPTIONS

                  An Option (other than an Option described in exception (ii) of Section 1) shall constitute an Incentive Stock Option to the extent that the aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

                  8.       OPTION AGREEMENTS

                  All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements"), to be executed by TeleBanc and by the Optionee, in such form or forms as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

                  9.       OPTION PRICE

                  The purchase price of each share of the Stock subject to an Option (the "Option Price") shall be fixed by the Board and stated in each Option Agreement, except that the Option Price of a share of Stock subject to an Option that is intended to constitute an Incentive Stock Option shall be not less than 100 percent of the fair market value of a share of the Stock on the date the Option is granted (as determined in good faith by the Board); provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the Option Price of an Option that is intended to be an Incentive Stock Option shall be not less than 110 percent of the fair market value of a share of Stock at the time such Option is granted. In the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded on an established securities market, in determining the fair market value of the Stock, the Board shall use the closing price of the Stock on such exchange or System or in such market (the highest such closing price if there is more that one such exchange or market) on the trading date immediately before the Option is granted (or, if there is no such closing price, then the Board shall use the mean between the high and low prices on such date), or, if no sale of the Stock had been made on such day, on the next preceding day on which any such sale shall have been made.

                  10.      TERM AND EXERCISE OF OPTIONS

                           (a) Term.  Each Option  granted  under the Plan shall
terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten years from the date such

Option is granted, or on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), an Option granted to such Optionee that is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

                           (b) Option Period and  Limitations on Exercise.  Each
Option shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and ending upon the expiration or termination of the Option, as the Board shall determine and set forth in the Option Agreement relating to such Option. Without limiting the foregoing, the Board, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding; provided, however, that any such limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised. Each Option shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on the date of grant and ending upon the expiration of the Option. Notwithstanding any other provision of the Plan, no Option granted to an Optionee under the Plan shall be exercisable in whole or in part prior to the date the Plan is approved by the shareholders of TeleBanc as provided in Section 5 above.

                           (c) Method of Exercise. An Option that is exercisable
hereunder may be exercised by delivery to TeleBanc on any business day, at its principal office, addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised, except as provided below. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made
(i) in cash or in cash equivalents; (ii) through the tender to TeleBanc of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 9 above) on the date of exercise; (iii) by delivering a written direction to TeleBanc that the Option be exercised pursuant to a "cashless" exercise/sale procedure (pursuant to which funds to pay for exercise of the Option are delivered to TeleBanc by a broker upon receipt of stock certificates from TeleBanc) or a cashless exercise/loan procedure (pursuant to which the optionees would obtain a margin loan from a broker to fund the exercise) through a licensed broker acceptable to TeleBanc whereby the stock certificate or certificates for the shares of Stock for which the Option is exercised will be delivered to such broker as the agent for the individual exercising the Option and the broker will deliver to TeleBanc cash (or cash equivalents acceptable to TeleBanc) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and other taxes that TeleBanc, may, in its judgment, be required to withhold with respect to the exercise of the Option; (iv) to the extent permitted by applicable law and under the terms of the Option Agreement with respect to such Option, by the delivery of a promissory note of the Optionee to TeleBanc on such terms as shall be set out in such Option Agreement;
(v) by a combination of the methods described in (i), (ii), (iii) and (iv). Payment in full of the Option Price need not accompany the written notice of exercise if the Option is exercised pursuant to the cashless exercise/sale procedure described above. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing his ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option that is intended to be an Incentive Stock Option, which certificate or certificates shall not include any shares that were purchased pursuant to the exercise of an Option that is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a shareholder until the shares of Stock covered thereby are fully paid and issued to him and, except as provided in Section 18 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

                           (d)  Restrictions  on Transfer of Stock. If an Option
is exercised before the date that is six months from the later of (i) the date of grant of the Option or (ii) the date of shareholder approval of the Plan and the sale of stock acquired pursuant to such exercise would subject the individual exercising the Option to liability under Section 16 of the Exchange Act, then such certificate or certificates shall bear a legend restricting the transfer of the Stock covered thereby until the expiration of six months from the later of the date specified in clause (i) above or the date specified in clause (ii) above.

                           (e)  Change in  Control.  In the event of a Change in
Control (as defined below), subject to the limitations set out in Section 17(f) hereof and except as the Board shall otherwise provide in an Option Agreement with respect to an Option granted under the Plan, all outstanding Options shall become immediately exercisable in full, without regard to any limitation on exercise imposed pursuant to Section 10(b) above. For purposes of the Plan, a "Change in Control" shall be deemed to occur if any person shall (a) acquire direct or indirect beneficial ownership of more than 50% of the total combined voting power with respect to the election of directors of the issued and outstanding stock of TeleBanc (except that no Change in Control shall be deemed to have occurred if the persons who were stockholders of TeleBanc immediately before such acquisition own all or substantially all of the voting stock or other interests of such person immediately after such transaction), or (b) have the power (whether as a result of stock ownership, revocable or irrevocable proxies, contract or otherwise) or ability to elect or cause the election of directors consisting at the time of such election of a majority of the Board. A "person" for this purpose shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than those persons who beneficially own, or have outstanding options or warrants to acquire, more than five percent of the voting stock of TeleBanc as of February 25, 1997. For purposes of this
Section  10(e),  "fair market  value" shall be  determined  in  accordance  with
Section 9 hereof and a person shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Exchange Act.

                  11.      TRANSFERABILITY OF OPTIONS

                  During the lifetime of an Optionee to whom an Incentive Stock Option is granted, only such Optionee (or, in the event of legal incapacity or incompetence, the Optionee's guardian or legal representative) may exercise the Incentive Stock Option. No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution, except that the Optionee may transfer an Option that is not intended to constitute an Incentive Stock Option (a) pursuant to a qualified domestic relations order as defined for purposes of the Employee Retirement Income Security Act of 1974, as amended, or (b) by gift: to a member of the "Family" (as defined below) of the Optionee, to or for the benefit of one or more organizations qualifying under Code ss.ss. 501(c)(3) and 170(c)(2) (a "Charitable Organization") or to a trust for the exclusive benefit of the Optionee, one or more members of the Optionee's Family, one or more Charitable Organizations, or any combination of the foregoing, provided that any such transferee shall enter into a written agreement to be bound by the terms of this Agreement. For this purpose, "Family" shall mean the spouse, siblings, and lineal ancestors and descendants of the Optionee.

                  12.      TERMINATION OF EMPLOYMENT OR SERVICE

                           Upon  the  termination  of the  employment  or  other
service of an Optionee with TeleBanc or a Subsidiary, other than by reason of the death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, any Option granted to an Optionee pursuant to the Plan shall terminate three months after the date of such termination of employment or service and thereafter such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; provided, however, that the Board may provide, by inclusion of

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


appropriate language in any Option Agreement, that the Optionee may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of termination of employment or service of the Optionee with TeleBanc or a Subsidiary, exercise an Option, in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of the Option pursuant to Section 10(a) above, either subject to or without regard to any installment or other limitation on exercise imposed pursuant to Section 10(b) above. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or service for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment or service with TeleBanc or a Subsidiary shall not be deemed to occur if the Optionee is immediately thereafter employed by or otherwise providing services to TeleBanc or any Subsidiary.

                  13.      RIGHTS IN THE EVENT OF DEATH OR DISABILITY

                           (a) Death. If an Optionee dies while in the employ or
service of TeleBanc or a Subsidiary or within the period following the termination of employment or service during which the Option is exercisable under Section 12 above or Section 13(b) below, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time within one year after the date of such Optionee's death and prior to termination of the Option pursuant to Section 10(a) above, to exercise any Option held by such Optionee at the date of such Optionee's death, whether or not such Option was exercisable immediately prior to such Optionee's death; provided, however, that the Board may provide by inclusion of appropriate language in any Option Agreement that, in the event of the death of the Optionee, the executors or administrators or legatees or distributees of such Optionee's estate may exercise an Option (subject to the general limitations on exercise set forth in Section 10(b) above), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option pursuant to Section 10(a) above, either subject to or without regard to any installment or other limitation on exercise imposed pursuant to Section 10(b) above.

                           (b) Disability.  If an Optionee terminates employment
or service with TeleBanc or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time within one year after such termination of employment or service and prior to termination of the Option pursuant to Section 10(a) above, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of employment or service, whether or not such Option was exercisable immediately prior to such termination of employment or service; provided, however, that the Board may provide, by inclusion of appropriate language in any Option Agreement, that the Optionee may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of the termination of employment or service of the Optionee with TeleBanc or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of the Option pursuant to Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. Whether a termination of employment or service is to be considered by reason of "permanent and total disability" for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive.

                  14.      USE OF PROCEEDS

                  The proceeds received by TeleBanc from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of TeleBanc.

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


                  15.      REQUIREMENTS OF LAW

                           (a) Violations of Law. TeleBanc shall not be required
to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or TeleBanc of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Any determination in this connection by the Board shall be final, binding, and conclusive. TeleBanc shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

                           (b)  Compliance  with Rule 16b-3.  The intent of this
Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board, or the Committee acting on behalf of the Board, may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

                  16.      AMENDMENT AND TERMINATION OF THE PLAN

                  The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted; provided, however, that no amendment by the Board shall, without approval by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of TeleBanc at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, or by written consent in accordance with applicable state law and the Articles of Incorporation and By-Laws of TeleBanc, change the requirements as to eligibility to receive Incentive Stock Options, increase the maximum number of shares of Stock in the aggregate that may be sold pursuant to Incentive Stock Options granted under the Plan (except as permitted under Section 17 hereof) or modify the Plan so that Options granted under the Plan could not satisfy the applicable requirements of Code ss. 162(m). Except as permitted under Section 17 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, alter or impair rights or obligations under any Option theretofore granted under the Plan.

                  17.      EFFECT OF CHANGES IN CAPITALIZATION

                           (a) Changes in Stock.  If the  outstanding  shares of
Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of TeleBanc by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by TeleBanc, occurring after the effective date of the Plan, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by TeleBanc. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. If there is a distribution payable in the capital stock of a subsidiary corporation of TeleBanc ("Spin-off Shares"), to the extent consistent with Treasury Regulation Section 1.425-1(a)(6) or the corresponding provision of any subsequent regulation, each outstanding Option shall thereafter additionally pertain to the number of Spin-off Shares that would have been received in such distribution by a shareholder of TeleBanc who owned a number of shares of Common Stock equal to the number of shares that are subject to the Option at the time of such distribution, and the aggregate Option Price of the Option shall be allocated between the Spin-off Shares and the Common Stock in proportion to the relative fair market values of a Spin-off Share and a share of Common Stock immediately after the distribution of Spin-off Shares.

                           (b) Reorganization in Which TeleBanc Is the Surviving
Corporation. Subject to Subsection (c) hereof, if TeleBanc shall be the surviving corporation in any reorganization, merger, or consolidation of TeleBanc with one or more other corporation s, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

                           (c)  Reorganization  in  Which  TeleBanc  Is Not  the
Surviving Corporation or Sale of Assets or Stock. Upon the dissolution or liquidation of TeleBanc, or upon a merger, consolidation, reorganization or other business combination of TeleBanc with one or more other entities in which TeleBanc is not the surviving entity, or upon a sale of all or substantially all of the assets of TeleBanc to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which TeleBanc is the surviving corporation) approved by the Board which results in any person or entity (or persons or entities acting as a group or otherwise in concert) owning 80 percent or more of the combined voting power of all classes of stock of TeleBanc, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to Section 17(f) below and to the general limitations on exercise set forth in Section 10(b) above, and except as otherwise specifically provided in the Option Agreement relating to such Option), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board in its sole discretion shall determine and designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which TeleBanc gives notice thereof to its shareholders.

                           (d)  Adjustments.  Adjustments  under this Section 17
related to stock or securities of TeleBanc shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

                           (e) No  Limitations on  Corporation.  The grant of an
Option pursuant to the Plan shall not affect or limit in any way the right or power of TeleBanc to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

                           (f) Parachute Limitation.  If the acceleration of the
exercisability or vesting of any Option or any other benefit to an Optionee under this Plan would be considered a

"parachute payment" within the meaning of Section 280G(b)(2) of the Code and if, after reduction for any applicable federal excise tax imposed by Section 4999 of the Code (the "Excise Tax") and federal income tax imposed by the Code, the Optionee's net proceeds from the exercise of such Options and from other amounts that would be so considered would be less than the amount of the Optionee's net proceeds resulting from the payment of the Reduced Amount described below, after reduction for federal income taxes, then the exercisability and vesting of Options and other benefits provided under the Plan shall be limited to the Reduced Amount. The "Reduced Amount" shall be the largest amount that could be received by the Optionee under the Plan and each Option Agreement such that no payment or other benefit received by the Optionee under the Plan and Option Agreements and any other agreement, contract, or understanding heretofore or hereafter entered into between the Optionee and TeleBanc or any Subsidiary (the "Other Agreements") and any formal or informal plan or other arrangement (other than the Plan) heretofore or hereafter adopted by TeleBanc or any Subsidiary for the direct or indirect provision of compensation to the Optionee (including groups or classes of participants or beneficiaries of which the Optionee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee (a "Benefit Plan") would be subject to the Excise Tax. In the event that the Optionee shall be limited to the Reduced Amount under the preceding sentence, then the Optionee shall have the right, in the Optionee's sole discretion, to designate those payments or benefits under the Plan and Option Agreements, any Other Agreements, and any Benefit Plans, that should be reduced or eliminated so as to avoid having the benefits to the Optionee under the Plan and Option Agreements be subject to the Excise Tax. In the event that the Optionee would otherwise be deemed to have received an amount that would constitute a parachute payment, the amount received by him that exceeds the maximum amount permissible under this Section 17(f) shall be treated as a loan to him and shall be repaid, with interest, to the extent necessary to reduce the amount paid to the maximum permissible amount. The interest rate of any such loan shall be at the minimum rate necessary to avoid characterization of the loan as an excess parachute payment and the other terms of any such loan shall conform to customary and reasonable terms that would be applicable to loans of a similar unsecured type made by a bank or other financial institution to an unrelated third party. Any such loan shall be repaid in full not later than six months after the date on which TeleBanc notifies the Optionee that a loan relationship exists, and may be repaid by the Optionee without prepayment penalty at any time during such six month period.

                  18.      DISCLAIMER OF RIGHTS

                  No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of TeleBanc or any Subsidiary, or to interfere in any way with the right and authority of TeleBanc or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and TeleBanc or any Subsidiary.

                  19.      NONEXCLUSIVITY OF THE PLAN

                  Neither the adoption of the Plan nor the submission of the Plan to the shareholders of TeleBanc for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights otherwise than under the Plan.

                                      * * *

                  This Plan was duly adopted and approved by the Board of Directors of TeleBanc by resolution at a meeting held on the 25th day of February, 1997.


                                                /s/ Sang-Hee Yi
                                                --------------------------------
                                                Assistant Secretary of TeleBanc


                  This Plan was duly approved by the shareholders of TeleBanc at a meeting held the ______ day of ________________, 1997.


                                                --------------------------------
                                                Secretary of TeleBanc

APPENDIX II

Quarterly Report of the Corporation on Form 10-Q for the Quarter Ended September 30, 1997

                                    FORM 10-Q
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



[X] Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                    FOR THE QUARTER ENDED SEPTEMBER 30, 1997

[ ] Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Commission File No. 33-76930

                         TELEBANC FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                                  13-3759196
          --------                                  ----------
(State or other jurisdiction of       (I.R.S. Employer Identification Number)
 incorporation or organization)


               1111 N. Highland Street, Arlington, Virginia 22201
               --------------------------------------------------
               (Address of principal executive office) (Zip code)


                                 (703) 247-3700
                                 --------------
              (Registrant's telephone number, including area code)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                        Yes  X                    No
                            ----                      ----
Indicate the number of shares outstanding for the issuer's classes of common stock, as of November 6, 1997.

   $.01 par value of common stock                             2,224,161
   -------------------------------                            ---------
             (class)                                        (outstanding)

                                     AII-1

                         TELEBANC FINANCIAL CORPORATION

                                   FORM 10-Q

                                      INDEX


Part I - Financial Information                                           Page
------------------------------                                           ----

Consolidated Statements of Financial Condition -September 30, 1997
   and December 31, 1996                                                  3

Consolidated Statements of Operations - Three and nine months ended
   September 30, 1997 and 1996                                            4

Consolidated Statements of Changes in Stockholders' Equity - Nine
   months ended September 30, 1997 and 1996                               6

Consolidated Statements of Cash Flows - Nine months ended
   September 30, 1997 and 1996                                            7

Notes to Consolidated Financial Statements                                9

Management's Discussion and Analysis of Financial Condition and
   Results of Operations                                                 13


Part II - Other Information
---------------------------

Item 5, Other Information                                                21

Item 6, Exhibits and Reports on Form 8-K                                 21

Signatures                                                               22

                                     AII-2

                         TELEBANC FINANCIAL CORPORATION

                 Consolidated Statements of Financial Condition

                  (Dollars in Thousands, Except Per Share Data)


                                                                                      September 30,        December 31,
Assets:                                                                                   1997                 1996
                                                                                          ----                 -----
                                                                                       (unaudited)

Cash and cash equivalents                                                                  $ 5,123         $   3,259
Investment securities available for sale                                                    65,750            78,826
Mortgage-backed securities available for sale and trading                                  240,091           184,743
Loans receivable, net                                                                      324,968           185,757
Loans receivable held for sale                                                             170,343           166,064
Other assets                                                                                32,258            29,316
                                                                                            ------            ------
                                 Total assets                                            $ 838,533         $ 647,965
                                                                                           =======           =======
Liabilities and Stockholders' Equity:

Liabilities:
Deposits                                                                                 $ 445,241         $ 390,486
Advances from the Federal Home Loan Bank of Atlanta                                        170,000           144,800
Securities sold under agreements to repurchase                                             122,408            57,581
Subordinated debt                                                                           29,556            16,586
Other liabilities                                                                           16,466            13,854
                                                                                            ------            ------
                               Total liabilities                                           783,671           623,307
                                                                                           -------           -------
Corporation-Obligated Mandatorily Redeemable Capital Securities of
       Subsidiary Trust Holding Solely Junior Subordinated
       Debentures of the Corporation
                                                                                             9,602                --
Commitments and contingencies                                                                   --                --

Stockholders' equity:
4% Cumulative Preferred Stock, $0.01 par value,
       500,000 shares authorized
       Series A, 18,850 issued and outstanding                                                  --                --
       Series B, 4,050 issued and outstanding                                                   --                --
       Series C, 7,000 issued and outstanding                                                   --                --
Common stock, $0.01 par value, 3,500,000 shares authorized;
       2,211,961 and 2,049,500 issued and outstanding                                           22                20
Additional paid-in capital                                                                  31,392            14,637
Retained earnings, substantially restricted                                                 10,496             7,905
Unrealized gain on securities available for sale, net of deferred tax                        3,350             2,096
                                                                                             -----             -----
                          Total stockholders' equity                                        45,260            24,658
                                                                                            ------            ------
                               Total liabilities & stockholders' equity                  $ 838,533         $ 647,965
                                                                                           =======           =======

          See accompanying notes to consolidated financial statements.

                                     AII-3

                         TELEBANC FINANCIAL CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                  (Dollars in Thousands, Except Per Share Data)

                                   (unaudited)

                                                                        Three Months Ended            Nine Months Ended
                                                                           September 30,                 September 30,
                                                                           ------------                  ------------
                                                                        1997           1996           1997         1996
                                                                        ----           ----           ----         ----
Interest income:
   Mortgage loans and other loans                                    $  8,855       $  6,080       $ 24,727     $ 16,946
   Mortgage-backed and related securities                               4,248          4,483         13,179       14,117
   Investment securities                                                1,348          1,289          4,330        3,261
   Other                                                                  369             19            697           43
                                                                          ---             --            ---           --
         Total interest income                                         14,820         11,871         42,933       34,367
                                                                       ------         ------         ------       ------
Interest expense:
   Deposits                                                             6,649          5,635         18,686       15,419
   Advances from the Federal Home Loan Bank of Atlanta                  2,528          1,902          6,784        4,980
   Reverse repurchase agreements                                        1,493            978          5,422        3,885
   Subordinated debt                                                      878            519          2,399        1,556
                                                                          ---            ---          -----        -----
        Total interest expense                                         11,548          9,034         33,291       25,840
                                                                       ------          -----         ------       ------
        Net interest income                                             3,272          2,837          9,642        8,527

Provision for loan losses                                                 120            125            671          744
                                                                          ---            ---            ---          ---
        Net interest income after provision for loan losses             3,152          2,712          8,971        7,783
                                                                        -----          -----          -----        -----
Non-interest income:
   Gain on sale of available for sale & trading securities                408            181          1,827          263
   Gain on sale of loans                                                  226             98            636          415
   Fees, service charges and other                                        450            261            472          758
                                                                          ---            ---            ---          ---
        Total non-interest income                                       1,084            540          2,935        1,436
                                                                        -----            ---          -----        -----
                                   (continued)

          See accompanying notes to consolidated financial statements.

                                     AII-4

                         TELEBANC FINANCIAL CORPORATION

                  (Dollars in Thousands, Except Per Share Data)

                                   (unaudited)

                                                                 Three Months Eneded               Nine Months Ended
                                                                     September 30,                   September 30,
                                                                     ------------                    ------------
                                                                  1997           1996             1997           1996
                                                                  ----           ----             ----           ----
Non-interest expenses:
     General and administrative expenses:
       Compensation and employee benefits                         1,049            882            3,427          2,670
       Federal insurance assessment                                  --          1,671               --          1,671
       Other                                                      1,029            734            2,798          2,373
                                                                  -----          -----            -----          -----
            Total general and administrative expenses             2,078          3,287            6,225          6,714
                                                                  -----          -----            -----          -----
     Other non-interest expenses:
       Net operating costs of real estate acquired
          through foreclosure                                        55            126              185            173
       Amortization of goodwill and other intangibles               204            121              486            457
                                                                    ---            ---              ---            ---
            Total other non-interest expenses                       259            247              671            630
                                                                    ---            ---              ---            ---
                  Total non-interest expenses                     2,337          3,534            6,896          7,344
                                                                  -----          -----            -----          -----
       Income (loss) before income tax expense and
             minority interest                                    1,899           (282)           5,010          1,875

Income tax expense (benefit)                                        709           (220)           1,682            528

Minority interest in subsidiary                                    (286)            --             (353)            --
                                                                   -----            --             -----            --
       Net income (loss)                                        $   904        $   (62)        $  2,975        $ 1,347
                                                                    ===            ====           =====          =====
Preferred stock dividends                                           162             --              384             --
                                                                    ---             --              ---             --
Net income after preferred stock dividends                      $   742        $   (62)        $  2,591        $ 1,347
                                                                    ===            ====           =====          =====
Net income per common share:
       Primary                                                  $  0.26         $(0.02)        $   0.94        $  0.63
       Fully diluted                                               0.26          (0.03)            0.93           0.63


          See accompanying notes to consolidated financial statements.

                                     AII-5

                         TELEBANC FINANCIAL CORPORATION

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

                             (Dollars in Thousands)

                                   (unaudited)

                                                                                                 Unrealized
                                                                                                    Gain
                                                                      Additional                on Available
                                           Preferred       Common       Paid-in     Retained      for Sale
                                             Stock         Stock        Capital     Earnings     Securities       Total
                                             -----         -----        -------     --------     ----------       -----
Balances at December 31, 1995             $     --         $ 20        $ 14,637   $   5,352     $   1,556      $ 21,565


Net income for the nine months ended
  September 30, 1996                            --           --              --       1,346            --         1,346

Unrealized Gain on Available for Sale
  Securities,  net of tax effect                --           --              --          --           928           928
                                                --           --          ------       -----         -----        ------
Balances at September 30, 1996            $     --         $ 20        $ 14,637    $  6,698   $     2,484      $ 23,839
                                                ==           ==          ======       =====         =====        ======



Balances at December 31, 1996             $     --         $ 20        $ 14,637   $   7,905     $   2,096      $ 24,658


Net income for the nine months ended
  September 30, 1997                            --           --              --       2,975            --         2,975

Stock issued                                    --            2           1,474          --            --         1,476

Issuance of 4% cumulative Preferred             --           --           9,634          --            --         9,634
  Stock, Series A

Issuance of 4% cumulative Preferred             --           --           2,070          --            --         2,070
  Stock, Series B

Issuance of 4% cumulative Preferred             --           --           3,577          --            --         3,577
  Stock, Series C

Dividends on 4% cumulative Preferred            --           --              --        (384)            --         (384)
  Stock

Unrealized Gain on Available for Sale
  Securities,  net of tax effect                --           --              --          --         1,254         1,254
                                                --           --          ------      ------         -----        ------
Balances at September 30, 1997            $     --         $ 22        $ 31,392   $  10,496       $ 3,350      $ 45,260
                                                ==           ==          ======      ======         =====        ======

          See accompanying notes to consolidated financial statements.

                                     AII-6

                         TELEBANC FINANCIAL CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (Dollars in thousands)

                                   (unaudited)

                                                                                           Nine Months Ended
                                                                                           -----------------
                                                                                             September 30,
                                                                                             -------------
                                                                                        1997                1996
                                                                                        ----                ----
Net cash (used in) provided by operating activities                                $  (16,375)         $   15,692
                                                                                      --------             ------
Cash flows from investing activities:
   Purchases of held-to-maturity loans                                               (184,634)           (105,761)
   Equity investments in subsidiaries                                                  (1,608)             (1,383)
   Purchases of available-for-sale securities                                        (250,956)           (274,147)
   Proceeds from sale of available-for-sale securities                                125,520             206,639
   Proceeds from maturities of and principal payments on
     Available-for-sale securities and loans                                          162,030             109,354
   Net sales (purchases) of premises and equipment                                        420                (623)
   Proceeds from sale of foreclosed real estate                                         1,239                 514
                                                                                        -----                 ---
Net c
ash used in investing activities                                                (147,989)            (65,407)
                                                                                     ---------           ---------

                                   (continued)

          See accompanying notes to consolidated financial statements.

                                     AII-7

                         TELEBANC FINANCIAL CORPORATION

                             (Dollars in thousands)

                                   (unaudited)

                                                                                              Nine Months Ended
                                                                                              -----------------
                                                                                                September 30,
                                                                                                -------------
                                                                                            1997              1996
                                                                                            ----              ----
Cash flows from financing activities:
   Net increase in non-interest bearing demand, savings, and
     NOW deposit accounts and certificates of deposit accounts                           37,256             75,924
   Increase in advances from FHLB                                                       244,000            237,000
   Payments on advances from FHLB                                                       218,800)          (221,000)
   Net decrease (increase) in securities sold under agreements
     to repurchase                                                                       64,827            (46,218)
   Net increase in other borrowed funds                                                  12,970                 68
   Issuance of trust preferred stock                                                      9,602                 --
   Issuance of common stock and 4% preferred stock                                       16,757                 --
   Dividends paid on common and preferred stock                                           (384)                 --


Net cash provided by financing activities                                              166,228              45,774
                                                                                       -------             -------

Net increase (decrease) in cash and cash equivalents                                     1,864              (3,941)

Cash and cash equivalents at beginning of period                                         3,259               8,965
                                                                                         -----               -----
Cash and cash equivalents at end of period                                           $   5,123            $  5,024
                                                                                         =====               =====


Supplemental information:

Interest paid on deposits and borrowed funds                                         $  26,526            $ 11,770
Income taxes paid                                                                          853                 822
Transfers from loans to real estate acquired through foreclosures                          568                 326
Gross unrealized gain on securities available for sale                                   1,888               1,292
Tax effect of gain on available for sale securities                                        634                 364


          See accompanying notes to consolidated financial statements.

                                     AII-8

                         TELEBANC FINANCIAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

NOTE 1.       BASIS OF PRESENTATION

         TeleBanc Financial Corporation, (the "Company") was incorporated on January 26, 1994 and in March, 1994 became the direct savings and loan holding company parent of TeleBank (the "Bank"), formerly known as Metropolitan Bank for Savings, F.S.B. The primary business of the Company is the business of the Bank, the Bank's subsidiaries and TeleBanc Capital Markets, Inc. ("TCM"), a registered investment advisor, funds manager and broker-dealer. The Bank is a federally chartered savings bank in which deposit accounts are insured to applicable limits by the Federal Deposit Insurance Corporation ("FDIC"). The consolidated financial statements include financial information from TeleBanc Financial Corporation and its wholly-owned subsidiaries.

         The financial statements as of September 30, 1997 and for the three and nine months ended September 30, 1997 and 1996 are unaudited, but in the opinion of management, contain all adjustments, consisting solely of normal recurring entries, necessary to present fairly the consolidated financial condition as of September 30, 1997 and the results of consolidated operations for the three and nine months ended September 30, 1997 and 1996. The results of consolidated operations for the three and nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the entire year. The Notes to Consolidated Financial Statements for the year ended December 31, 1996, included in the Company's Annual Report to Stockholders for 1996, should be read in conjunction with these statements.

         Certain prior year's amounts have been reclassified to conform to the current year's presentation.

NOTE 2.  NET INCOME PER COMMON SHARE

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 "Earnings per Share" ("SFAS 128"), effective December 15, 1997. This statement specifies the computation, presentation, and disclosure requirements for earnings per share ("EPS") for entities with publicly held common stock or potential common stock. The impact on the Company has been calculated below:

                                     AII-9

                         TELEBANC FINANCIAL CORPORATION

                            Pro Forma EPS Calculation

                                                              Three months ended             Nine months ended
                                                                 September 30,                 September 30,
                                                         ------------------------------------------------------------
Per share amounts                                             1997           1996           1997           1996
                                                         ------------------------------------------------------------

Primary EPS as reported                                   $    0.26       $  (0.02)      $    0.94      $    0.63
Effect of SFAS 128                                             0.07          (0.01)           0.25           0.03
                                                               ----          ------           ----           ----
Pro forma basic EPS                                       $    0.33       $  (0.03)      $    1.19      $    0.66
                                                               ====          ======           ====           ====

Fully diluted EPS as reported                             $    0.26       $  (0.03)      $    0.93      $    0.63
Effect of SFAS 128                                            (0.02)          0.01           (0.11)         (0.18)
                                                              ------         ------          ------         ------
Pro Forma diluted EPS                                     $    0.24       $  (0.02)      $    0.82      $    0.45
                                                               ====          ======           ====           ====

         Basic earnings per common share, as required by SFAS 128, is computed by dividing adjusted net income by the total of the weighted average number of common shares outstanding during the respective periods. The year to date weighted average number of common shares outstanding was 2,179,510 and 2,049,500 for the Company at September 30, 1997 and 1996, respectively. Weighted average shares outstanding also include common stock equivalents which consist of outstanding stock options and warrants, if such options or warrants are dilutive.

                            Pro Forma EPS Calculation

                                                      Income                 Shares             Per Share Amount
                                                      ------                 ------             ----------------
                                                             For the Quarter Ended September 30, 1996
                                              -----------------------------------------------------------------------
Basic earnings per share
Net income                                    $       (62,000)            2,049,500            $   (0.03)
                                                                                         =========================
Options issued to management                               --               528,019
Warrants                                                   --               127,373
                                              ------------------------------------------
Diluted earnings per share                    $       (62,000)            2,704,892            $   (0.02)
                                              ======================================================================

                                                             For the Quarter Ended September 30, 1997
                                              -----------------------------------------------------------------------
Net income                                    $       904,000
less: Preferred Stock Dividends                      (162,000)
                                              -----------------------
Basic earnings per share
Income available to common shareholders
                                              $       742,000             2,218,513            $    0.33
                                                                                           =======================
Options issued to management                               --               382,677
Warrants                                                   --               254,261
Convertible preferred stock                           162,000               910,180
                                              ----------------------------------------------
Diluted earnings per share                    $       904,000             3,765,631            $    0.24
                                              ======================================================================


                                     AII-10

                         TELEBANC FINANCIAL CORPORATION

NOTE 3.       RECENT EVENTS

         On February 28, 1997, the Company sold $29.9 million of units in the form of 4% convertible preferred stock, 9.5% senior subordinated notes and warrants, and purchased substantially all of the assets of Arbor Capital
Partners, Inc. ("Arbor"), a registered investment advisor, funds manager and broker-dealer. MET Holdings, TeleBanc's majority shareholder, owned a majority of Arbor. In connection with this sale, the Company incurred approximately $1.7 million of expenses, of which, approximately $725,000 is attributed to the senior subordinated notes which will be amortized through March 31, 2004.

         The $29.9 million of units were sold to investment partnerships managed by Conning & Co., CIBC Wood Gundy Argosy Merchant Fund 2, LLC, The Progressive Corporation and The Northwestern Mutual Life Insurance Company. Upon the sale of the units, representatives from the Conning partnerships and the CIBC Merchant Fund were appointed to the Company's Board. The units consist of $13.7 million in 9.5% senior subordinated notes with 198,088 detachable warrants, $16.2 million in 4.0% convertible preferred stock, and rights to 205,563 contingent warrants. The senior subordinated notes are due on March 31, 2004 and stipulate increases over time in interest rates subsequent to March 31, 2002 from 9.5% up to 15.25%. The warrants are exercisable at $9.50 with an expiration date of February 28, 2005. Consisting of Series A Voting Convertible Preferred Stock, Series B Nonvoting Convertible Preferred Stock and Series C Nonvoting Convertible Preferred Stock, the preferred stock is convertible to 1,199,743 shares of common stock. Series A and Series B shares may be converted at any time into fully-paid and non-assessable shares of Voting Common Stock. Series C shares may be converted at any time to Series A or Series B shares or at any time into fully-paid and non-assessable nonvoting common stock. The contingent warrants may be exercised upon a change of control or at any time after February 29, 2002 ("Exercise Event"). If the Company's annual internal rate of return is less than 25% at the time of an Exercise Event, unit holders may exercise the contingent warrants for $0.01 until an internal rate of return of 25% is obtained.

         Also in connection with the sale of units, the Arbor asset acquisition was structured as a tax free issuance of 162,461 shares of TeleBanc common stock and a $500,000 cash payment for the Arbor assets. An independent appraisal valued the assets to be acquired from Arbor at $3.1 million. Consistent with TeleBanc's charter, the number of shares issued to Arbor as consideration was limited to 5% of total market value of outstanding TeleBanc stock at the time of acquisition.

         In June 1997, the Company formed TeleBanc Capital Trust I, which in turn sold, at par, 10,000 shares of trust preferred securities, Series A, liquidation amount of $1,000, for a total of $10,000,000 in a private placement. TeleBanc Capital Trust I is a business trust formed for the purpose of issuing capital securities and investing the proceeds in junior subordinated debentures issued by the company. The trust preferred securities mature in 2027 and have an annual dividend rate of 11.0% payable semi-annually, beginning in December 1997. The net proceeds will be used for general corporate purposes which include the funding of Bank operations to create and expand its financial service and product operations.

                                     AII-11

NOTE 4.       COMMITMENTS AND CONTINGENT LIABILITIES

         In managing the Company's interest-rate risk, the Company utilizes financial derivatives in the normal course of business. These products consist primarily of interest rate cap and swap agreements. Financial derivatives are employed to assist in the management and/or reduction of interest rate risk for the Company and can effectively alter the interest sensitivity of segments of the balance sheet for specified periods of time.

         The Company accounts for interest rate swap agreements and cap agreements as hedges of debt issuances, deposit balances and investment in loan portfolio to which such agreements have been specifically designated. Cash remittances due or received pursuant to these agreements are reported as adjustments to interest expense on an accrual basis. Any premiums paid in conjunction with these interest rate swap and cap agreements are amortized as additional interest expense on a straight-line basis over the term of these agreements. Any gain or loss upon early termination of these instruments would be deferred and amortized as an adjustment to interest expense over the term of the applicable interest rate agreement.

                                     AII-12

                         TELEBANC FINANCIAL CORPORATION

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
          FINANCIAL CONDITION AND RESULTS OF OPERATIONS, AS OF AND FOR
               THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997

         This discussion and analysis includes descriptions of material changes which have affected the Company's consolidated financial condition and consolidated results of operations during the periods included in the Company's financial statements.

FINANCIAL CONDITION (SEPTEMBER 30, 1997 COMPARED TO DECEMBER 31, 1996)

         The Company's total assets increased by $190.5 million or 29.4% from $648.0 million at December 31, 1996 to $838.5 million at September 30, 1997. The increase in total assets primarily reflects increases in loans receivable, net and loans held for sale of $143.5 million, or 40.8% and mortgage-backed securities available for sale and trading of $55.3 million, or 30.0%. The increase in loans receivable includes purchases of primarily adjustable rate loans. In February, 1997, the Company raised $28.2 million of net proceeds from the sale of units consisting of debt and equity securities. In June 1997, the Company raised $10.0 million from the sale of Trust Preferred securities (see
Note 1 to Consolidated Financial Statements for the three and nine months ended September 30, 1997 and 1996). The Company continues to invest the net proceeds as additional equity capital of the Bank. The increase in asset size reflects management's initial efforts to leverage the proceeds raised from the sale of units and capital securities. The Company intends to continue to leverage such proceeds, as well as capital raised from earnings, for additional growth in the foreseeable future.

         The Company funded its asset growth with a mix of securities sold under agreements to repurchase ("reverse repos"), Federal Home Loan Bank advances and deposits. Total deposits increased by $54.8 million, or 14.0% from $390.5 million at December 31, 1996 to $445.2 million at September 30, 1997. The average term for the new time deposits gathered in the three months ended September 30, 1997 was approximately 30.7 months with an average percentage yield of 5.95%. The Company has continued to focus on building core deposit accounts. Money market checking and savings accounts increased 25.0% from $109.8 million at December 31, 1996 to $137.3 million at September 30, 1997. Federal Home Loan Bank Advances remained relatively stable. As of September 30, 1997, the weighted average interest rate (excluding hedges) and weighted average maturity for Federal Home Loan Bank Advances was 5.70% and 554 days, respectively. Securities sold under agreements to repurchase, increased by $64.8 million or 112.5% from $57.6 million at December 31, 1996 to $122.4 million at September 30, 1997 largely as a result of management's intention to fund high growth after the capital raising and to replace these borrowings with the core deposits over the year. As of September 30, 1997, the weighted average interest rate (excluding hedges) and weighted average maturity for securities sold under agreements to repurchase was 5.80% and 128 days, respectively. As of September 30, 1997, subordinated debt, net of original issue discount was $29.6 million, which includes the 9.5% senior subordinated debt raised in February, 1997 and the 11.5% subordinated debt raised in the second quarter of 1994. In June 1997, the Company formed TeleBanc Capital Trust I, which in turn sold shares of trust preferred securities, Series A, for a total of $10,000,000

                                     AII-13

                         TELEBANC FINANCIAL CORPORATION

in a private placement. The trust preferred securities have an annual dividend rate of 11.0% payable semi-annually, beginning in December 1997.

         Stockholders' equity increased $20.6 million, from $24.7 million at December 31, 1996 to $45.3 million at September 30, 1997. The increase was due to the $15.3 million issuance of 4% convertible preferred stock, $1.5 million stock issuance in exchange for Arbor's assets, $3.0 million in net income for the nine months ended September 30, 1997 and an unrealized gain on securities available for sale, net of deferred taxes, of $1.3 million, which pursuant to SFAS 115 affects the Company's stockholders' equity but does not impact the statement of operations. This increase is partially offset by $384,000 of preferred stock dividends.

                                     AII-14

                         TELEBANC FINANCIAL CORPORATION

         The consolidated average balance sheets, along with income and expense and related interest yields and rates for the quarters ended September 30, 1997 and 1996 are shown below. The table also presents information for the periods indicated with respect to the difference between the weighted average yield earned on interest-earning assets and weighted average rate paid on interest-bearing liabilities, or "interest rate spread," which saving institutions have traditionally used as an indicator of profitability. Another indicator of an institution's net interest income is its "net yield on interest-earning assets," which is its net interest income divided by the average balance of interest-earning assets and interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate interest income.


                                     Quarter ended September 30, 1997     Quarter ended September 30, 1996
                                    ----------------------------------- ------------------------------------
                                                Interest     Average                  Interest     Average
(Dollars in thousands)               Average     Income/    Annualized    Average     Income/    Annualized
         unaudited                   Balance     Expense    Yield/Cost    Balance     Expense    Yield/Cost
                                     -------    --------    ----------    -------     --------   ----------
Interest-earning assets:
Loans receivable, net               $ 456,059   $  8,864      7.77%     $ 302,358    $  6,089      8.06%
Investment securities                   8,244        116      5.59          7,531         115      5.99
Mortgage-backed and related
  securities available for sale       212,961      4,397      8.26        218,350       4,453      8.16
Investment securities available
  for sale (a)                         66,609      1,111      6.67         67,263       1,109      6.59
Federal funds sold                      1,566         22      5.58            659           9      5.19
Investment in FHLB                      8,346        152      7.25          7,059         129      7.25
Trading account                        19,663        360      7.25             --          --        --
                                      -------    -------      ----        -------      ------      ----
  Total interest-earning assets       773,448     15,022      7.74%       603,220      11,904      7.90%

Non-interest-earning assets            70,621                              12,817
                                       ------                              ------

  Total assets                      $ 844,069                           $ 616,037
                                      =======                             =======

Interest-bearing liabilities:
Savings deposits                    $ 147,009   $  1,953      5.27%     $ 104,033    $  1,247      4.77%
Time deposits                         315,627      4,995      6.28        275,302       4,384      6.34
FHLB advances                         161,871      2,528      6.11        136,332       2,040      5.85
Other borrowings                       98,924      1,493      5.91         57,204         839      5.74
Subordinated debt, net                 39,519      1,153     11.67         17,250         519     12.03
  Total interest-bearing              762,950     12,122      6.28%       590,121       9,029      6.06%
   liabilities

Non-interest-bearing liabilities       37,256                               2,283
                                       ------                               -----

Total liabilities                     800,206                             592,404

Stockholders' equity                   43,863                              23,633
                                       ------                              ------

Total liabilities and
  stockholders' equity              $ 844,069                           $ 616,037
                                      =======                             =======

Excess of interest-earning assets
  over interest-bearing
  liabilities/net interest          $  10,498   $  2,900      1.46%     $  13,099    $  2,875      1.84%
                                       ======      =====      ====         ======       =====      ====
  income/interest rate spread
Net yield on interest earning assets                          1.50%                                1.91%
                                                              ====                                 ====
Ratio of interest-earning assets
  to interest-bearing liabilities                           101.38%                              102.22%
                                                            ======                               ======


(a) Interest income and average yields on municipal bonds are presented on a tax equivalent basis.

                                     AII-15

                         TELEBANC FINANCIAL CORPORATION

RESULTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

         Net Income. Net income for the three and nine months ended September 30, 1997 was $904,000 and $3.0 million, compared to $(62,000) and $1.3 million for the three and nine months ended September 30, 1996, respectively. Net income for the three months ended September 30, 1997 consisted primarily of $3.3 million of net interest income reduced by $120,000 in provision for loan losses, $1.1 million in non-interest income, $2.3 million in non-interest expenses and $709,000 in income tax expense. Net income for the three months ended September 30, 1996 consisted primarily of $2.8 million in net interest income offset by $125,000 in provision for loan losses, non-interest income of $540,000, $3.5 million in non-interest expenses and a tax benefit of $220,000. General and administrative expenses for the quarter ended September 30, 1996 included a $1.7 million accrual for a one-time assessment mandated by the Federal Deposit Insurance Corporation ("FDIC") to recapitalize the Savings Association Insurance Fund ("SAIF"). Net income for the nine months ended September 30, 1997 consisted of $9.6 million of net interest income offset by $671,000 in provision for loan losses, $2.9 million of non-interest income, $6.9 million of non-interest expenses and $1.7 million in income tax expense. Net income for the nine months ended September 30, 1996 consisted of net interest income of $8.5 million reduced by $744,000 of provision for loan losses, non-interest income of $1.4 million offset by $7.3 million of non-interest expense and $528,000 in income tax expense.

         Net Interest Income. Net interest income was $3.3 million and $2.8 million for the three months ended September 30, 1997 and 1996, respectively, reflecting an annualized interest rate spread of 1.46% and 1.84% for the three months ended September 30, 1997 and 1996, respectively. The decline in yield is attributable to a decrease in loan yield due to a larger held for sale portfolio than in the same quarter last year and an increase in hedging instruments used to reduce interest rate risk matched against the deposit portfolio resulting in higher costs. In the quarter ending September 30, 1997, total interest earning assets, consisting primarily of loans receivable, net and mortgage-backed and related securities, yielded 7.74% as compared to 7.90% for the same period in 1996. The decline is attributed to an increase in the held for sale category and an increase in non-accrual loans. In 1996, the Bank made a one-time transfer of approximately $106.6 million from loans receivable, net to loans held for sale. According to generally accepted accounting principles, purchase discounts on mortgage loans held for sale are not amortized as interest revenue. Discounts on loans held for sale are recognized as non-interest income when principal repayments are received or when loans are sold. Non-accrual loans increased from $8.9 million at September 30, 1996 to $11.1 million at September 30, 1997 causing a decline in loan interest income. Average interest-earning assets were $773.4 million and $603.2 million for the quarters ending September 30, 1997 and 1996, respectively. Average interest bearing liabilities were $763.0 million and $590.1 million for the quarters ending September 30, 1997 and 1996, respectively. Interest-bearing liabilities cost 6.28% in the third quarter of 1997 as compared 6.06% in the same period in 1996. Third quarter decreases in interest-earning assets and interest-bearing liabilities primarily reflect an overall decrease in interest rates.

                                     AII-16

                         TELEBANC FINANCIAL CORPORATION

         Provision for Loan Losses. Total provision for loan losses decreased $5,000 from $125,000 for the three months ending September 30, 1996 to $120,000 for the three months ending September 30, 1997. The provision for loan losses reflects management's intent to provide prudent reserves for loan losses. During the quarters ended September 30, 1997 and 1996, the Company provided additional reserves for single-family loans acquired during each quarter. Total provision for loan losses decreased $73,000 from $744,000 for the nine months ended September 30, 1996 to $671,000 for the nine months ended September 30, 1997. For the first nine months of 1997 and 1996, the Company provided reserves for several single-family loans and for loan acquisitions in accordance with the Company's loan loss reserve policy. For the nine months ended September 30, 1997 and 1996, the Company purchased approximately $231.3 and $132.6 million in whole loans. The total loan loss allowance at September 30, 1997 was $3.2 million which was 0.7% of total loans outstanding. Total loss allowance as a percentage of total non-performing assets was 17.1%. The total loan loss allowance at September 30, 1996 was $2.6 million which was 0.8% of total loans outstanding. Total loss allowance as a percentage of total non-performing assets was 16.7%.

         Non-Interest Income. Total non-interest income increased by $544,000 from $540,000 for the three months ended September 30, 1996 to $1.1 million for the three months ended September 30, 1997. During the third quarter of 1997, the Company sold corporate bonds held for liquidity purposes for a gain of $259,000, recognized $226,000 on prepayments in the loan held for sale portfolio, $213,000 in gains in the trading account and the remainder in loan fees and service charges. For the three months ending September 30, 1996, non-interest income primarily consists of $195,000 in loan fees and service charges on the Bank's portfolio and on the purchase mortgage servicing rights, a net gain of $181,000 on the sale of several liquid bonds in the mortgage-backed security and investment portfolio, $100,000 on the sale of real estate held for sale offset by $108,000 loss on the Bank's equity investments in a mortgage service company and a company that acquires and collects delinquent consumer debt obligations for its own portfolio. Total non-interest income increased by $1.5 million from $1.4 million for the nine months ended September 30, 1996 to $2.9 million for the nine months ended September 30, 1997. During the first nine months of 1997, the Company reported non-interest income of $1.8 million in trading income attributed to the second quarter securitization of cooperative mortgage loans held for sale, the sale of mortgage-backed securities and investments held for liquidity purposes, $636,000 on the sale of loans, and $472,000, net, in loan fees and TCM commission income offset by a loss on its equity investment in AGT Mortgage Services ("AGT"). AGT serviced performing and non-performing loans for a fee. Given lower than anticipated non-performing loan levels, AGT did not achieve adequate economies of scale to generate sufficient revenue. Accordingly, management decided to cease operations of AGT on July 31, 1997. Non-interest income of $1.4 million for the nine months ended September 30, 1996 primarily reflects $263,000 in income resulting from the sale of securities, $415,000 on the sale of loans and $758,000, net, in loan fees, service charges, and equity investment.

         Non-Interest Expenses. Non-interest expenses for the three and nine months ended September 30, 1997 were $2.3 million and $6.9 million, respectively. Non-interest expenses for the three and nine months ended September 30, 1996 were $3.5 million and $7.3 million, respectively. On September 30, 1996, President Clinton signed legislation calling for a one-time

                                     AII-17

                         TELEBANC FINANCIAL CORPORATION

assessment on the FDIC's SAIF-insured deposits held by depository institutions as of March 31, 1995 to recapitalize SAIF. TeleBank recorded an accrual of $1.7 million, $1.1 million after-tax, for this assessment. The recapitalization of SAIF has resulted in lower deposit insurance premiums in the future for most SAIF-insured institutions, including TeleBank. Total non-interest expenses, excluding the special assessment, increased by $474,000 from $1.9 million for the three months ended September 30, 1996 to $2.3 million for the three months ended September 30, 1997. Excluding the special assessment, this increase is largely the result of a $462,000 increase in general and administrative expenses associated with a higher volume of deposit accounts, an increase in marketing expenses, and an overall increase in compensation levels. Total non-interest expenses, excluding the special assessment, increased by $1.2 million from $5.7 million for the nine months ended September 30, 1996 to $6.9 million for the nine months ended September 30, 1997. The increase in general and administrative expense for the nine months ended September 30, 1997 is the result of increases in compensation, increases in personnel, marketing expenditures and an accrual for bonuses as well as the inclusion of TCM's expenses.

         Income Tax Expense. The effective tax rate for the nine months ended September 30, 1997 was 33.6% compared to 28.2% for the nine months ended September 30, 1996. The effective tax rate increased due to the $1.7 million federal insurance assessment which was incurred in 1996. The Company carried a deferred tax payable of $474,000 on its Consolidated Statement of Financial Condition as of September 30, 1997.

LIQUIDITY

         Liquidity is the ability of the Company to generate cash flows sufficient to fund operations and to meet present and future financial obligations to borrowers and depositors in a timely manner. Cash flows provided from operating activities, consisting primarily of interest received less interest paid on borrowings and purchases less sales of loans held for sale, were $(16.4) million and $15.7 million for the nine months ended September 30, 1997 and 1996, respectively. Net cash flow used in investing activities (primarily purchases of mortgage-backed and related securities and mortgage loans, offset by principal payments on loans and mortgage-backed and related securities and proceeds from sale or maturity of investment securities) was $148.0 million and $65.4 million for the nine months ended September 30, 1997 and 1996, respectively. The increase in cash flows related to investing activities for the nine months ended September 30, 1997 reflects a significant increase in the amount of mortgage-backed securities, mortgage loans and investment securities purchased. Net cash provided by financing activities (primarily net activity in deposits and borrowings) were $166.2 million and $45.8 million for the nine months ended September 30, 1997 and 1996, respectively. The increase in net cash provided by financing activities for the nine months ended September 30, 1997 is primarily the result of increased growth in 1997 as compared to the same period in 1996. The total net increase in cash and cash equivalents was $1.9 and $(3.9) million for the nine months ended September 30, 1997 and 1996, respectively.

                                     AII-18

                         TELEBANC FINANCIAL CORPORATION

         The Company's primary sources of funds are deposits, principal and interest payments on loans and mortgage-backed securities, and proceeds from sales and maturities of mortgage-backed and related securities and investment securities. Investment maturities and scheduled amortization of loans and mortgage-backed securities are generally a predictable source of funds. Deposit flows and mortgage prepayments are greatly influenced by the general level of interest rates, economic conditions, and competition. The Company also accesses FHLB advances and has utilized securities sold under agreements to repurchase.

         The Bank is required to maintain minimum levels of liquid assets as defined by the OTS regulations. This requirement, which may vary at the discretion of the OTS depending upon economic conditions and deposit flows, is based upon a percentage of deposits and short-term borrowings. The minimum required ratio is 5.0%. At September 30, 1997, the Company's liquidity ratio was 5.43%.

         In the second quarter of 1994, the Company completed its initial public offering, raising an aggregate of $21.9 million through the issuance of common stock and subordinated notes with warrants. Upon completion of this offering, the Company invested $15 million of the proceeds as capital of the Bank. In February, 1997, the Company raised an additional $29.9 million in aggregate through the issuance of 4.0% cumulative preferred stock and 9.5% senior subordinated notes with warrants. Upon completion of this offering, the Company invested $10 million of the proceeds as capital of the Bank. The subordinated debt represents a stable, although relatively expensive, source of funds. In addition, the Company formed TeleBanc Capital Trust I, which in turn sold shares of trust preferred securities, Series A, for a total of $10,000,000 in a private placement. The annual expense to service the total subordinated debt and the trust preferred securities are $3.3 million and $1.1 million, respectively. Annual dividends on the 4% preferred stock are $648,000.

         Subject to regulatory approval, the Bank anticipates distributing dividends of $3.9 million to the Company at year end to service the debt and preferred stock. There are various regulatory limitations on the extent to which federally chartered savings institutions may pay dividends. Also, savings institution subsidiaries of holding companies generally are required to provide their OTS Regional Director with no less than 30 days notice of any proposed declaration on the institution's stock. Under terms of the indentures pursuant to which the subordinated notes were issued, the Company presently is required to maintain, on an unconsolidated basis, liquid assets in an amount equal to or greater than $3.3 million, which represents 100% of the aggregate interest expenses for one year on the subordinated debt.

         The Company's most liquid assets are cash and cash equivalents, which include investments in liquid short-term investments and federal funds sold with maturities of nine months or less. The levels of these assets are dependent upon the Company's operating, financing, and investing activities during any given period. Cash equivalents totaled $5.1 million and $3.3 million as of September 30, 1997 and December 31, 1996, respectively. As of September 30, 1997, the Company had commitments to purchase $10.2 million in loans.

                                     AII-19

                         TELEBANC FINANCIAL CORPORATION

         In the normal course of business, the Company makes various commitments to extend credit and incurs contingent liabilities which are not reflected in the consolidated statements of financial condition.

CAPITAL RESOURCES

         Capital ratios at September 30, 1997 exceeded each of the three OTS capital requirements on a fully phased-in basis. The following table sets forth the actual and required minimum levels of regulatory capital for the Company under applicable OTS regulations as of September 30, 1997 ($ in thousands):

                                                                                             TO BE WELL CAPITALIZED
                                                                   FOR CAPITAL              UNDER PROMPT CORRECTIVE
                                       ACTUAL                   ADEQUACY PURPOSES               ACTION PROVISION
                              -------------------------------------------------------------------------------------

As of September 30, 1997        AMOUNT        RATIO          AMOUNT           RATIO                  AMOUNT
                                ------        -----          ------           -----                  ------
Total Capital (to risk
  weighted assets)             $51,228        13.37%          $30,663         8.00%                 $20,565

Tier 1 Capital (to risk
  weighted assets)             $48,354        12.62%          $15,331         4.00%                 $33,023

Tier 1 Capital (to average
  assets)                      $48,354         5.99%          $32,278         4.00%                 $16,076

Tangible                       $48,344         6.15%          $11,788         1.50%                 $36,556



                                     AII-20

                         TELEBANC FINANCIAL CORPORATION

PART II -- OTHER INFORMATION

Item 5.           Other Information

         No information to report.

Item 6.           Exhibits and Reports on Form 8-K

         (a) Exhibits

                  27. Financial Data Schedule

         (b) Reports on Form 8-K

                  No information to report.

                                     AII-21

                         TELEBANC FINANCIAL CORPORATION

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  TeleBanc Financial Corporation
                                                  ------------------------------
                                                          (Registrant)


Date:  November 14, 1997                   By: /s/ Mitchell H. Caplan
       -----------------------------------     ---------------------------------
                                               Mitchell H. Caplan
                                               President



Date:  November 14, 1997                   By: /s/ Aileen Lopez Pugh
       -----------------------------------     ---------------------------------
                                               Aileen Lopez Pugh
                                               Executive Vice President
                                               Chief Financial Officer/Treasurer

                                     AII-22

================================================================================

         NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                ------------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information...............................                           7
Summary.............................................                           8
Selected Consolidated Financial Data................                          16
Risk Factors........................................                          17
TeleBanc Financial Corporation......................                          24
TeleBanc Capital Trust I............................                          25
Use of Proceeds.....................................                          25
Ratios of Earnings to Combined Fixed
   Charges..........................................                          27
Accounting Treatment................................                          27
Capitalization......................................                          28
The Exchange Offer..................................                          28
Description of Exchange Securities..................                          38
Description of Original Securities..................                          63
Relationship Among the Exchange Capital
   Securities, the Exchange Junior
   Subordinated Debentures and the
   Exchange Guarantee...............................                          64
Certain Federal Income Tax Consequences.............                          65
ERISA Considerations................................                          69
Plan of Distribution................................                          69
Validity of Exchange Securities.....................                          70
Appendices .........................................                          70


================================================================================

================================================================================


                                   $10,000,000



                            TELEBANC CAPITAL TRUST I


                              OFFER TO EXCHANGE ITS

                       11.00% EXCHANGE CAPITAL SECURITIES

            (LIQUIDATION AMOUNT $1,000 PER EXCHANGE CAPITAL SECURITY)

           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                       FOR ANY AND ALL OF ITS OUTSTANDING
                       11.00% ORIGINAL CAPITAL SECURITIES

            (LIQUIDATION AMOUNT $1,000 PER ORIGINAL CAPITAL SECURITY)

                           UNCONDITIONALLY GUARANTEED,
                             AS DESCRIBED HEREIN, BY

                         TELEBANC FINANCIAL CORPORATION

         ---------------------------------------------------------------

                                   PROSPECTUS

         ---------------------------------------------------------------




                               NOVEMBER ___, 1997



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         ------------------------------------------

         As authorized by Section 145 of the Delaware General Corporation Law, the Corporation may indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which the director or officer is involved by reason of the fact that he is or was a director or officer of the Corporation if he acted in good faith and in the manner that he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the Corporation unless a court determines otherwise.

         Article 8 of the Corporation's Bylaws requires that the Corporation indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed legal proceeding (other than an action by or in right of the Corporation) by reason of the fact that such person is or was a director, officer, trustee, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee, or agent of another corporation, association, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with such legal proceeding, if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal legal proceeding, had no reasonable cause to believe that such conduct was unlawful. The Corporation is also required to indemnify any such person in connection with a legal proceeding brought by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of such person's connection to the Corporation, against such expenses incurred by such person in connection with the defense or settlement of such legal proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation. No such indemnification shall be made against expenses in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation or against amounts paid in settlement unless and only to the extent that there is a determination that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses or amounts paid in settlement. The Corporation is permitted to advance expenses incurred by such person in advance of the final disposition of such legal proceeding upon the receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification from the Corporation.

         The Corporation also has the power to purchase and maintain insurance on behalf of its directors, officers, trustees, employees and agents and persons serving in such capacities with other entities at the Corporation's request. The Corporation has a policy of liability insurance covering its directors and officers, the effect of which is to reimburse the directors and officers of the Corporation against certain damages and expenses resulting from certain claims made against them caused by their negligent act, error or omission.

         The foregoing indemnity and insurance provisions have the effect of reducing directors' and officers' exposure to personal liability for actions taken in connection with their respective positions.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
         -------------------------------------------


3.1      Amended and Restated Certificate of Incorporation of the Corporation.

3.2      Certificate  of  Designation  of  the  Corporation   (incorporated   by
         reference herein from Exhibit 3 to the Corporation's Current Report on Form 8-K filed with the Commission on March 17, 1997).

3.3 Bylaws, as amended, of the Corporation (incorporated by reference herein from Exhibit 3.2 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, attached to the Prospectus as Appendix I).

3.4 Amended and Restated Declaration of Trust of TeleBanc Capital Trust I, dated as of June 9, 1997.

4.1 Indenture, dated as of June 9, 1997, between the Corporation and Wilmington Trust Company, as debenture trustee.

4.2 Form of Certificate of Exchange Junior Subordinated Debentures (filed as Exhibit A to Exhibit 4.1 hereto).

4.3      Certificate  of Trust of TeleBanc  Capital Trust I, dated as of June 3,
         1997.

4.4      Declaration  of Trust of TeleBanc  Capital Trust I, dated as of June 2,
         1997.

4.5 Amended and Restated Declaration of Trust of TeleBanc Capital Trust I, dated as of June 9, 1997 (filed as Exhibit 3.4 hereto).

4.6      Form of Exchange Capital Security  Certificate (filed as EXHIBIT A-1 to
         Exhibit 3.4 hereto).

4.7 Exchange Guarantee Agreement by the Corporation for the benefit of the holders of Exchange Capital Securities.

4.8      Registration   Rights   Agreement,   dated  June  5,  1997,  among  the
         Corporation, TeleBanc Capital Trust I, and the Initial Purchaser.

4.9      Liquidated   Damages   Agreement,   dated  June  9,  1997,   among  the
         Corporation, TeleBanc Capital Trust I, and the Initial Purchaser.

5.1 Opinion of Hogan & Hartson L.L.P. as to the validity of the securities registered hereunder (including the consent of that firm).

5.2 Form of opinion of Morris, James, Hitchens & Williams as to the validity of the Exchange Capital Securities (including the consent of that firm).

8 Form of opinion of Hogan & Hartson L.L.P. as to certain federal income tax matters (including the consent of that firm).


10.1 1994 Stock Option Plan (incorporated by reference herein from the Corporation's Registration Statement on Form S-1 (File No. 33-76930) filed with the Commission on March 25, 1994).

10.2 Tax Allocation Agreement, dated April 7, 1994, between TeleBank and the Corporation (incorporated by reference herein from the Corporation's Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 33-76930) filed with the Commission on May 3, 1994).

10.3 Unit Purchase Agreement, dated as of February 19, 1997, among the Corporation and the Purchasers identified therein (incorporated by reference herein from Exhibit 10.1 to the Corporation's Current Report on Form 8-K filed with the Commission on March 17, 1997).

10.4 Amended and Restated Acquisition Agreement, dated as of February 19, 1997, among the Corporation, Arbor Capital Partners, Inc., MET Holdings Corporation, and William M.

         Daugherty (incorporated by reference herein from Exhibit 10.2 to the Corporation's Current Report on Form 8-K filed with the Commission on March 17, 1997).

10.5 1997 Stock Option Plan (incorporated by reference herein from Exhibit D to the Corporation's definitive proxy materials which were filed as
         Exhibit 99.3 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, attached to the Prospectus as Appendix
         I).


12       Computation of ratio of earnings to combined fixed charges. *


13 1996 Annual Report to Stockholders (portions of which are incorporated by reference herein from Exhibit 13 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, attached to the Prospectus as Appendix I).

21.1 Subsidiaries of the Corporation (incorporated by reference herein from Exhibit 21 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, attached to the Prospectus as Appendix I).


21.2     Subsidiaries of TeleBanc Capital Trust I. *

23.1     Consent of Hogan & Hartson L.L.P.  (included as part of Exhibit 5.1 and
         Exhibit 8).

23.2     Consent of Morris,  James,  Hitchens  & Williams  (included  as part of
         Exhibit 5.2).

23.3     Consent of Arthur Andersen LLP.

24 Power of Attorney (incorporated herein by reference from the signature page of the Registration Statement on Form S-4 filed by the Corporation and TeleBanc Capital Trust I on November 17, 1997).

25.1 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee for the Exchange Capital Securities of TeleBanc Capital Trust I.

25.2 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee for the Exchange Junior Subordinated Debentures of TeleBanc Financial Corporation (Exhibits A-D filed as Exhibits A-D of Exhibit
         25.1 hereto).

25.3 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee for the TeleBanc Financial Corporation Exchange Guarantee with respect to Exchange Capital Securities (Exhibits A-D filed as Exhibits A-D of Exhibit 25.1 hereto).

99.1     Form of Letter of Transmittal. *

99.2     Form of Notice of Guaranteed Delivery. *

99.3     Form of Exchange Agent Agreement. *

99.4 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees. *

99.5     Form of Client Letter. *

         ----------------

         *   Previously filed.



ITEM 22. UNDERTAKINGS.
         -------------

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

       Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on December __, 1997.

         TELEBANC FINANCIAL CORPORATION


         By:                                Mitchell H. Caplan
                                        ----------------------------------------
                                        Mitchell H. Caplan
                                        Vice Chairman of the Board and President



         TELEBANC CAPITAL TRUST I


         By:                                David A. Smilow
                                        ----------------------------------------
                                        David A. Smilow,
                                             as Administrative Trustee


         By:                                Mitchell H. Caplan
                                        ----------------------------------------
                                        Mitchell H. Caplan,
                                             as Administrative Trustee


         By:                                Aileen Lopez Pugh
                                        ----------------------------------------
                                        Aileen Lopez Pugh,
                                             as Administrative Trustee



         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on December __, 1997.

Signature                                   Title
---------                                   -----


    David A. Smilow           Chairman of the Board and Chief Executive Officer
---------------------------   (Principal Executive Officer)
David A. Smilow

    Aileen Lopez Pugh         Executive Vice President - Chief Financial
---------------------------   Officer/ Treasurer, Director
Aileen Lopez Pugh             (Principal Financial and Accounting Officer)

    Mitchell H. Caplan        Vice Chairman of the Board and President
---------------------------
Mitchell H. Caplan

    Arlen W. Gelbard *        Director
---------------------------
Arlen W. Gelbard

    Dean C. Kehler   *        Director
---------------------------
Dean C. Kehler

    Steven F. Piaker *        Director
---------------------------
Steven F. Piaker

    David R. DeCamp  *        Director
---------------------------
David R. DeCamp

     Mark Rollinson  *        Director
---------------------------
Mark Rollinson

                              Director
---------------------------
Michael A. Smilow


*    By power of attorney

                                  EXHIBIT INDEX

Exhibit No.                           Exhibit                           Page No.
-----------                           -------                           --------

   3.1   Amended and  Restated  Certificate  of  Incorporation  of the
         Corporation.


   3.2 Certificate of Designation of the Corporation (incorporated by reference herein from Exhibit 3 to the Corporation's Current Report on Form 8-K filed with the Commission on March 17, 1997).

   3.3 Bylaws, as amended, of the Corporation (incorporated by reference herein from Exhibit 3.2 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, attached to the Prospectus as Appendix I).


   3.4 Amended and Restated Declaration of Trust of TeleBanc Capital Trust I, dated as of June 9, 1997.

   4.1 Indenture, dated as of June 9, 1997, between the Corporation and Wilmington Trust Company, as debenture trustee.

   4.2   Form  of   Certificate   of  Exchange   Junior   Subordinated
         Debentures (filed as Exhibit A to Exhibit 4.1 hereto).

   4.3   Certificate of Trust of TeleBanc Capital Trust I, dated as of
         June 3, 1997.

   4.4   Declaration of Trust of TeleBanc Capital Trust I, dated as of
         June 2, 1997.

   4.5 Amended and Restated Declaration of Trust of TeleBanc Capital Trust I, dated as of June 9, 1997 (filed as Exhibit 3.4 hereto).

   4.6 Form of Exchange Capital Security Certificate (filed as EXHIBIT A-1 to Exhibit 3.4 hereto).

   4.7 Exchange Guarantee Agreement by the Corporation for the benefit of the holders of Exchange Capital Securities.

   4.8 Registration Rights Agreement, dated June 5, 1997, among the Corporation, TeleBanc Capital Trust I, and the Initial Purchaser.

   4.9 Liquidated Damages Agreement, dated June 9, 1997, among the Corporation, TeleBanc Capital Trust I, and the Initial Purchaser.

   5.1 Opinion of Hogan & Hartson L.L.P. as to the validity of the securities registered hereunder (including the consent of that firm).

   5.2 Form of opinion of Morris, James, Hitchens & Williams as to the validity of the Exchange Capital Securities (including the consent of that firm).

   8 Form of opinion of Hogan & Hartson L.L.P. as to certain federal income tax matters (including the consent of that firm).


  10.1 1994 Stock Option Plan (incorporated by reference herein from the Corporation's Registration Statement on Form S-1 (File No. 33-76930) filed with the Commission on March 25, 1994).

  10.2 Tax Allocation Agreement, dated April 7, 1994, between TeleBank and the Corporation (incorporated by reference herein from the Corporation's Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 33-76930) filed with the Commission on May 3, 1994).

  10.3 Unit Purchase Agreement, dated as of February 19, 1997, among the Corporation and the Purchasers identified therein (incorporated by reference herein from Exhibit 10.1 to the Corporation's Current Report on Form 8-K filed with the Commission on March 17, 1997).

  10.4 Amended and Restated Acquisition Agreement, dated as of February 19, 1997, among the Corporation, Arbor Capital
         Partners, Inc., MET Holdings Corporation, and William M. Daugherty (incorporated by reference herein from Exhibit 10.2 to the Corporation's Current Report on Form 8-K filed with the Commission on March 17, 1997).

  10.5 1997 Stock Option Plan (incorporated by reference herein from Exhibit D to the Corporation's definitive proxy materials which were filed as Exhibit 99.3 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, attached to the Prospectus as Appendix I).


12       Computation of ratio of earnings to combined fixed charges. *


13 1996 Annual Report to Stockholders (portions of which are incorporated by reference herein from Exhibit 13 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, attached to the Prospectus as Appendix I).

21.1 Subsidiaries of the Corporation (incorporated by reference herein from Exhibit 21 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, attached to the Prospectus as Appendix I).


21.2     Subsidiaries of TeleBanc Capital Trust I. *

23.1     Consent  of  Hogan  &  Hartson  L.L.P.  (included  as part of
         Exhibit 5.1 and Exhibit 8.1).

23.2 Consent of Morris, James, Hitchens & Williams (included as part of Exhibit 5.2).

23.3     Consent of Arthur Andersen LLP.

24 Power of Attorney (incorporated herein by reference from the signature page of the Registration Statement on Form S-4 filed by the Corporation and TeleBanc Capital Trust I on November 17, 1997).

25.1 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee for the Exchange Capital Securities of TeleBanc Capital Trust I.

25.2 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee for the Exchange Junior Subordinated Debentures of TeleBanc Financial Corporation (Exhibits A-D filed as Exhibits A-D of Exhibit 25.1 hereto).

25.3 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee for the TeleBanc Financial Corporation
         Exchange Guarantee with respect to Exchange Capital Securities (Exhibits A-D filed as Exhibits A-D of Exhibit
         25.1 hereto).

99.1     Form of Letter of Transmittal. *

99.2     Form of Notice of Guaranteed Delivery. *

99.3     Form of Exchange Agent Agreement. *

99.4 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees. *

99.5     Form of Client Letter. *


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*    Previously filed.

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